                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. )


   Filed by the Registrant [X]

   Filed by a Party other than the Registrant [_]

   Check the appropriate box:

     [_] Preliminary Proxy Statement       [_] Confidential, For Use of the
                                               Com-mission Only (as permitted
                                               by Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [_] Definitive Additional Materials

     [_] Soliciting Material Under Rule 14a-12

                                Spyglass, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
________________________________________________________________________________
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):


     [_] No fee required.

     [X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

         Common Stock, $.01 par value per share, of Spyglass, Inc. ("Spyglass")
________________________________________________________________________________
     (2) Aggregate number of securities to which transaction applies:

         19,145,579 shares of Spyglass common stock (giving effect to the exercise of all vested options and warrants to purchase Spyglass common stock as of December 31, 2000)
________________________________________________________________________________
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         $41.375 (the average of the high and low sale prices of the Spyglass common stock on May 11, 2000 as reported on The Nasdaq National Market)
________________________________________________________________________________
     (4) Proposed maximum aggregate value of transaction:

         $792,148,331.13
________________________________________________________________________________
     (5) Total fee paid:

          $158,429.67
________________________________________________________________________________
     [X] Fee paid previously with preliminary materials:
________________________________________________________________________________

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
--------------------------------------------------------------------------------

________________________________________________________________________________
       (1) Amount previously paid:

________________________________________________________________________________
       (2) Form, Schedule or Registration Statement No.:

________________________________________________________________________________
       (3) Filing Party:

________________________________________________________________________________
       (4) Date Filed:

________________________________________________________________________________

[LOGO OF OPEN TV(TM)]
                                                          [LOGO OF SPYGLASS(R)]

                       JOINT PROXY STATEMENT/PROSPECTUS
                      OPENTV CORP./SPYGLASS, INC. MERGER

To the Stockholders of OpenTV Corp. ("OpenTV") and Spyglass, Inc.
("Spyglass"):

   After careful consideration, the boards of directors of OpenTV and Spyglass have unanimously approved a merger between OpenTV and Spyglass.

   In the merger, each share of Spyglass will be exchanged for 0.7236 of an OpenTV Class A Ordinary Share. OpenTV Class A Ordinary Shares are traded on the Nasdaq National Market ("NASDAQ") and on the Official Segment of Amsterdam Exchanges N.V.'s Stock Market ("AEX") under the trading symbol "OPTV", and on June 9, 2000, the closing price of OpenTV Class A Ordinary Shares was $60.375 per share on NASDAQ and $59.80 per share on the AEX.

   Following the merger Jan Steenkamp will continue as president and chief executive officer of OpenTV. Doug Colbeth, the chairman of the board and chief executive officer of Spyglass, will become an executive vice president of OpenTV. Marty Leamy, the president and chief operating officer of Spyglass, will become general manager of a newly formed Consulting Services business unit of OpenTV.

   The merger cannot be completed unless a quorum of the outstanding shares of OpenTV and Spyglass are represented in person or by proxy at each of the stockholder meetings described below, and the holders of shares representing a majority of the votes represented by the shares present and entitled to vote at the OpenTV meeting and the holders of a majority of the outstanding shares of Spyglass vote in favor of the proposals presented relating to the merger. The attached joint proxy statement/prospectus provides detailed information concerning OpenTV, Spyglass, the merger, proposals related to the merger and other proposals related to OpenTV's annual meeting. Please give all of the information contained in the joint proxy statement/prospectus your careful attention. In particular, you should carefully consider the discussion in the section entitled "Risk Factors" beginning on page 6 of this joint proxy statement/prospectus.

   After careful consideration, the boards of directors of both OpenTV and Spyglass have unanimously determined the merger to be fair to the respective stockholders of their companies and in their best interests. The boards of directors of both companies have approved the merger agreement and unanimously recommend its adoption to the respective stockholders of their companies.

   Stockholders of Spyglass and OpenTV are cordially invited to attend one of two stockholder meetings to vote on the merger:

  . The special meeting of Spyglass stockholders will be held on July 24, 2000 at 12:00 p.m. local time at the offices of Hale and Dorr LLP, 26th Floor, 60 State Street, Boston, MA 02109. Only stockholders who hold shares of Spyglass at the close of business on June 8, 2000 will be entitled to vote at this special meeting.

  . The annual meeting of OpenTV stockholders will be held on July 24, 2000 at 9:00 a.m. local time at OpenTV's offices at 401 East Middlefield Road, Mountain View, CA 94043. Only stockholders who hold shares of OpenTV at the close of business on June 8, 2000 will be entitled to vote at this annual meeting.

   Please use this opportunity to take part in the affairs of OpenTV and Spyglass by voting on the merger. Whether or not you plan to attend the OpenTV or Spyglass meeting, please complete, sign, date and return the accompanying proxy in the enclosed self-addressed stamped envelope. Returning the proxy does NOT deprive you of your right to attend the appropriate meeting and to vote your shares in person. YOUR VOTE IS VERY IMPORTANT.

   We appreciate your consideration of this matter.

/s/ Jan Steenkamp                    /s/ Douglas P. Colbeth
Jan Steenkamp                        Douglas P. Colbeth
President and Chief Executive OfficerChairman of the Board and Chief Executive
OpenTV Corp.                         Officer
                                     Spyglass, Inc.

    Neither the Securities and Exchange Commission nor any State
 Securities Commission has Approved or Disapproved of These
 Securities or Passed Upon the Adequacy or Accuracy of This Joint
 Proxy Statement/Prospectus. Any Representation to the Contrary is a Criminal Offense.

  This joint proxy statement/prospectus is dated June 13, 2000 and was first mailed to stockholders on or about June 16, 2000

                       Sources of Additional Information

   This joint proxy statement/prospectus incorporates important business and financial information about Spyglass that is not included or delivered with this document. This information is available without charge to holders of OpenTV ordinary shares and holders of Spyglass common stock upon written or oral request. Contact Spyglass at Naperville Corporate Center, 1240 East Diehl Road, Naperville, Illinois 60563, Attention: Bruce Beerbower, Manager of Investor Relations. Spyglass' telephone number is (800) 647-8901.

   To obtain timely delivery of requested documents prior to the special meeting of Spyglass stockholders and annual meeting of OpenTV stockholders, you must request them no later than July 17, 2000, which is five business days prior to the date of the meetings.

   Also see "Where You Can Find More Information" on page 131 of this joint proxy statement/prospectus.

                                SPYGLASS, INC.
                          Naperville Corporate Center
                             1240 East Diehl Road
                          Naperville, Illinois 60563

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                   TO BE HELD ON JULY 24, 2000 AT 12:00 P.M.

To Our Stockholders:

   NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Spyglass, Inc. ("Spyglass") will be held on July 24, 2000, at 12:00 p.m., Eastern time, at the offices of Hale and Dorr LLP, 60 State Street, 26th Floor, Boston, MA 02109 to:

     1. Consider and vote on the proposed merger of Spyglass with OpenTV Corp. ("OpenTV"), to be effectuated by the merger of Sonnet Acquisition Corp., a wholly-owned subsidiary of OpenTV, with and into Spyglass, as contemplated by the Agreement and Plan of Merger and Reorganization dated as of March 26, 2000, among OpenTV, Sonnet Acquisition Corp. and Spyglass. In the merger, OpenTV will issue 0.7236 of an OpenTV Class A Ordinary Share in exchange for each outstanding share of Spyglass common stock.

     2. Transact such other business as may properly come before the special meeting or any adjournment thereof.

   The accompanying joint proxy statement/prospectus describes the proposed merger in more detail. You are encouraged to read the entire document carefully.

   The board of directors has fixed the close of business on June 8, 2000, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

                                          By Order of the Board of Directors
                                           of Spyglass, Inc.,

                                          /s/ Douglas P. Colbeth
                                          Douglas P. Colbeth
                                          Chairman of the Board and Chief
                                           Executive Officer

Naperville, Illinois
June 13, 2000

    Whether or not you expect to be present at the meeting, to assure that your shares are represented at the meeting, please mark, date and sign the enclosed proxy and return it in the envelope which has been provided. No postage is required for mailing in the United States. In the event you are able to attend the meeting, you may revoke your proxy and vote your shares in person.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
QUESTIONS AND ANSWERS FOR OPENTV STOCKHOLDERS AND SPYGLASS STOCKHOLDERS...   1
SUMMARY OF THE JOINT PROXY STATEMENT/PROSPECTUS...........................   3
  Forward-Looking Statements..............................................   3
  The Companies...........................................................   3
  Summary of the Merger...................................................   4
RISK FACTORS..............................................................   6
  General risks relating to the proposed merger...........................   6
  Risks relating to the combined company..................................   9
  Risks relating to the OpenTV business...................................  11
  Risks relating to the Spyglass business.................................  18
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA.....................  26
COMPARATIVE PER SHARE DATA................................................  32
MARKET PRICE AND DIVIDEND INFORMATION.....................................  33
THE OPENTV MEETING........................................................  35
THE SPYGLASS MEETING......................................................  38
THE MERGER................................................................  41
  Background of the merger................................................  41
  Spyglass' reasons for the merger........................................  43
  Recommendation of the Spyglass board of directors.......................  45
  OpenTV's reasons for the merger.........................................  45
  Recommendation of OpenTV's Board of Directors...........................  47
  Opinion of Spyglass' financial advisor..................................  47
  Opinion of OpenTV's financial advisor...................................  54
  Interests of certain persons in the merger..............................  58
  Structure of the merger and conversion of Spyglass common stock.........  62
  Completion and effectiveness of the merger..............................  62
  Exchange of Spyglass stock certificates for OpenTV stock certificates...  62
  No dividends; Surrender of Certificates ................................  62
  Material United States federal income tax considerations of the merger..  63
  Material British Virgin Islands tax consequences of owning OpenTV's ordinary shares........................................................  66
  Accounting treatment of the merger......................................  66
  Regulatory filings and approvals required to complete the merger........  66
  Certain securities laws considerations..................................  67
  No appraisal or dissenters' rights......................................  67
  Listing on NASDAQ of OpenTV Class A Ordinary Shares to be issued in the merger.................................................................  67
  Delisting and deregistration of Spyglass common stock after the merger..  67
  Listing on the AEX of OpenTV Class A Ordinary Shares to be issued in the merger.................................................................  67
THE MERGER AGREEMENT......................................................  68
  General.................................................................  68
  The exchange ratio and treatment of Spyglass common stock...............  68
  Treatment of restricted stock of Spyglass...............................  68
  Treatment of Spyglass stock options and warrants........................  68
  Exchange of certificates................................................  69
  Representations and warranties..........................................  69
  Spyglass' conduct of business before completion of the merger...........  71
  OpenTV's conduct of business before completion of the merger............  72
  No solicitation by Spyglass.............................................  72
  Spyglass stockholder meeting............................................  74

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
  Employee benefits matters...............................................  74
  Conditions to completion of the merger..................................  74
  Termination of the merger agreement.....................................  75
  Payment of termination fee..............................................  76
  Operations after the merger.............................................  77
  Extension, waiver and amendment of the merger agreement.................  77
AGREEMENTS RELATED TO THE MERGER..........................................  78
  Company stockholder agreements..........................................  78
  Parent voting agreement.................................................  78
  Lock-up agreement.......................................................  79
  Spyglass affiliate agreements...........................................  79
COMPARISON OF STOCKHOLDER RIGHTS AND CORPORATE GOVERNANCE MATTERS.........  80
  Description of ordinary shares or common shares.........................  80
  Description of preferred stock..........................................  81
  Annual meeting of stockholders..........................................  81
  Special meeting of stockholders.........................................  82
  Action by written consent in lieu of a stockholders' meeting............  82
  Record date for determining stockholders................................  82
  Advance notice provisions for board nomination and other stockholders'
   business at any stockholder annual meetings............................  83
  Number of directors.....................................................  84
  Classified board of directors...........................................  84
  Removal of directors....................................................  84
  Board of director vacancies.............................................  85
  Indemnification.........................................................  85
  Amendment of corporate documents........................................  86
  Limitation of liability of directors....................................  86
CERTAIN INFORMATION REGARDING OPENTV......................................  87
  Forward-looking statements..............................................  87
  Overview of OpenTV's business...........................................  87
  Strategy................................................................  87
  Customers and industry relationships....................................  88
  Network operators.......................................................  89
  Set-top box manufacturers...............................................  90
  Chip set manufacturers..................................................  91
  Conditional access vendors..............................................  91
  Independent application developers......................................  91
  Digital television set manufacturers....................................  91
  Strategic partners......................................................  91
  The OpenTV system.......................................................  93
  OpenTV Runtime..........................................................  93
  Hardware Porting Kit....................................................  95
  OpenStreamer............................................................  95
  Application development tools...........................................  95
  Applications............................................................  96
  Customer service and support............................................  97
  Sales and marketing.....................................................  97
  Principal investors.....................................................  98
  Competition.............................................................  98
  Intellectual property...................................................  98

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
  Employees..............................................................  98
  Facilities.............................................................  99
  Legal proceedings......................................................  99
OPENTV'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
 RESULTS OF OPERATIONS................................................... 100
OPENTV'S MANAGEMENT...................................................... 108
OPENTV'S PRINCIPAL SHAREHOLDERS.......................................... 121
OPENTV'S TRANSACTIONS WITH RELATED PARTIES............................... 123
ADDITIONAL MATTERS BEING SUBMITTED TO A VOTE OF OPENTV STOCKHOLDERS...... 128
LEGAL MATTERS............................................................ 130
EXPERTS.................................................................. 130
STOCKHOLDER PROPOSALS.................................................... 130
WHERE YOU CAN FIND MORE INFORMATION...................................... 131
CONSOLIDATED FINANCIAL STATEMENTS........................................ F-1

 ANNEX A The Merger Agreement
 ANNEX B Opinion of OpenTV's Financial Advisor, Merrill Lynch, Pierce,
         Fenner & Smith Incorporated
         Opinion of Spyglass' Financial Advisor, FleetBoston Robertson
 ANNEX C Stephens Inc.

                 QUESTIONS AND ANSWERS FOR OPENTV STOCKHOLDERS
                           AND SPYGLASS STOCKHOLDERS

Q: Why are the companies proposing to merge?

  A: OpenTV and Spyglass are proposing to merge because we believe the resulting combination will create a stronger, more competitive company capable of achieving greater financial strength, operational efficiencies, earning power and growth potential than either company would have on its own.

    We also believe that Spyglass' complementary technology offerings, professional services capabilities, and United States geographical presence, would provide an opportunity for OpenTV to accelerate its revenue growth and extend its leadership in the interactive television industry. We also believe that Spyglass will be able to leverage OpenTV's global presence, international sources of revenue, customer base and distribution channels to accelerate Spyglass' revenue growth for its products and services.

Q: What will be the effect of the merger on the stockholders of OpenTV and Spyglass? (See page 62)

  A: Upon consummation of the merger Spyglass will become a wholly-owned subsidiary of OpenTV. After the merger, and as if the merger occurred on March 31, 2000, on a fully-diluted basis, the current stockholders of OpenTV would own approximately 82% of the economic interests in OpenTV and the former stockholders of Spyglass would own approximately 18% of the economic interests in OpenTV.

Q: What will Spyglass common stockholders receive in the merger?

  A: When the merger is completed, holders of Spyglass common stock will receive 0.7236 of an OpenTV Class A Ordinary Share in exchange for each share of Spyglass common stock. No fractional shares will be issued. Spyglass common stockholders that otherwise would receive fractional shares will instead receive cash in an amount based on the average closing price, as reported on NASDAQ, of OpenTV Class A Ordinary Shares for the five trading days immediately preceding the last full trading day prior to the effective date of the merger.

    OpenTV will also assume all options and warrants to purchase shares of Spyglass common stock in connection with the merger. The number of OpenTV Class A Ordinary Shares purchasable under each post-merger option or warrant will be calculated using the merger exchange ratio of 0.7236 of an OpenTV Class A Ordinary Share for each share of Spyglass.

Q: Does the board of directors of OpenTV recommend voting in favor of the issuance of OpenTV shares in the merger?

  A: Yes. After careful consideration, OpenTV's board of directors unanimously recommends that its stockholders vote in favor of the issuance of OpenTV Class A Ordinary Shares to the stockholders of Spyglass in the merger.

Q: Does the board of directors of Spyglass recommend voting in favor of the merger?

  A: Yes. After careful consideration, Spyglass' board of directors unanimously recommends that its stockholders vote in favor of the merger agreement and the proposed merger.

Q: Are there risks I should consider in deciding whether to vote for the merger?

  A: Yes. In evaluating the merger, you should carefully consider the factors discussed in the section entitled "Risk Factors" beginning on page 6.

Q: What do I need to do now? (See pages 36 and 39)

  A: Mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at your meeting.

    If you do not include instructions on how to vote your properly signed proxy your Spyglass common stock will be voted "FOR" approval of the merger.

    If you do not include instructions on how to vote your properly signed proxy your OpenTV ordinary shares will be voted "FOR" approval of the merger and of the other proposals described in this joint proxy statement/prospectus to be considered at the meeting of OpenTV stockholders.

    Spyglass stockholders, please do not send your Spyglass stock certificates at this time.

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me? (See pages 36 and 39)

  A: Your broker cannot vote your shares without instructions from you on how to vote. Therefore, it is important that you follow the directions provided by your broker regarding how to instruct your broker to vote your shares. If you fail to provide your broker with instructions, it will have the same effect as a vote against the merger agreement and the merger and for OpenTV stockholders, the same effect as a vote against the other proposals to be considered at the meeting of OpenTV's stockholders.

Q: What do I do if I want to change my vote? (See pages 36 and 39)

  A: If you want to change your vote, send the secretary of OpenTV or Spyglass, as applicable, a later-dated, signed proxy card before your meeting or attend the meeting in person. You may also revoke your proxy by sending written notice to the applicable secretary before the meeting. If you have signed a stockholder voting agreement in connection with the merger agreement, you have agreed not to revoke your proxy.

Q: As a Spyglass stockholder, should I send in my Spyglass stock certificates now? (See page 69)

  A: No. After the merger is completed, OpenTV will send you written instructions for exchanging your Spyglass stock certificates for OpenTV stock certificates.

Q: When do you expect the merger to be completed? (See page 62)

  A: OpenTV and Spyglass are working toward completing the merger as quickly as possible. We hope to complete the merger in July 2000.

Q: Will I recognize an income tax gain or loss on the merger? (See page 63)

  A: For both OpenTV stockholders and Spyglass stockholders, we expect that if the merger is completed, you will not recognize gain or loss for United States federal income tax and British Virgin Islands tax purposes in connection with the merger, except that Spyglass stockholders will recognize gain or loss with respect to cash received instead of fractional shares. However, all stockholders are urged to consult their own tax advisor to determine their particular tax consequences.

Q: Are the Spyglass or OpenTV stockholders entitled to dissenters' or appraisal rights? (See page 67)

  A: No.

Q: Whom should I call with questions?

  A: OpenTV stockholders should call OpenTV's Investor Relations department, at (650) 429-5500, with any questions about the merger.

    Spyglass stockholders should call Bruce Beerbower, Manager of Investor Relations, at (800) 647-8901, with any questions about the merger.

                SUMMARY OF THE JOINT PROXY STATEMENT/PROSPECTUS

   This joint proxy statement/prospectus pertains to the merger of a wholly-owned subsidiary of OpenTV with and into Spyglass, and it is being sent to the holders of Spyglass common stock and holders of OpenTV ordinary shares. Such holders are referred to as "Stockholders" in this joint proxy statement/prospectus. This summary may not contain all of the information that is important to you. You should read carefully this entire document, including the merger agreement and other documents attached to this joint proxy statement/prospectus and the other documents referenced in it for a more complete understanding of the merger. In particular, you should read the documents attached to this joint proxy statement/prospectus, including the merger agreement (and the exhibits thereto), which is attached as Annex A.

                           Forward-Looking Statements

   This joint proxy statement/prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve risks and uncertainties, including, among other things, statements regarding anticipated costs and expenses, product and service development and relationships with strategic partners. These forward-looking statements include, among others, those statements including the words "expects," "anticipates," "intends," "believes" and similar language. Actual results may differ significantly from those projected in the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in the section entitled "Risk Factors."

                                 The Companies

     OpenTV Corp.
     401 East Middlefield Road
     Mountain View, CA 94043
     (phone) 650-429-5500
     http://www.opentv.com

   OpenTV is a leading worldwide provider of software that enables digital interactive television. OpenTV provides a complete end-to-end solution for the development and delivery of interactive services via digital satellite, cable and terrestrial broadcast. OpenTV set-top box software has been shipped with or installed in more than 7.8 million digital set-top boxes worldwide. To date, OpenTV software solutions have been selected by 29 television network operators worldwide, including British Sky Broadcasting (BSkyB) in the United Kingdom, TPS and Lyonaise in France, Via Digital in Spain, Multichoice in Africa, Stream in Italy, Galaxy in Latin America and EchoStar's DISH Network(TM) in the United States.

   Other than specific references to OpenTV, Inc. or any other OpenTV subsidiary, any reference to OpenTV in this joint proxy statement/prospectus includes OpenTV Corp. and its direct and indirect subsidiaries.


     Spyglass, Inc.
     Naperville Corporate Center
     1240 East Diehl Road
     Naperville, IL 60563
     (phone) 800-647-8901
     http://www.spyglass.com

   Spyglass is a leading provider of strategic Internet consulting, software and professional services that enable content providers, service operators and device manufacturers to capitalize on the potential of the Internet. Market-leading companies using Spyglass solutions include Fujitsu, GTE, Microsoft, Motorola, NEC, Nokia, Sony, Thomson Consumer Electronics, WorldGate and Xerox. Spyglass has regional offices in Lexington, Massachusetts, Silicon Valley, California, and London, England, along with a wholly owned subsidiary in Tokyo, Japan.

                             Summary of the Merger
The Merger (see page 68)

   In the merger, Spyglass will merge with a wholly-owned subsidiary of OpenTV, called Sonnet Acquisition Corp. Spyglass will survive the merger as a wholly-owned subsidiary of OpenTV. Following the merger, Spyglass common stockholders will receive, in exchange for each of their shares, 0.7236 of an OpenTV Class A Ordinary Share.

   The merger agreement is attached to this joint proxy statement/prospectus as Annex A. You are encouraged to read it carefully.

Conditions to completion of the merger (see page 74)

   OpenTV's and Spyglass' respective obligations to complete the merger are subject to the satisfaction or waiver of closing conditions.

   If either OpenTV or Spyglass waives any conditions, we will each consider the facts and circumstances at that time and determine whether a resolicitation of proxies from our respective stockholders is appropriate.

Vote required for approval

   The holders of shares representing a majority of the votes represented by the OpenTV ordinary shares present or represented by proxy at the OpenTV stockholder's meeting must approve the issuance of OpenTV Class A Ordinary Shares in the merger. OpenTV stockholders are entitled to cast one vote per share of OpenTV Class A Ordinary Shares owned as of the record date and ten votes per share of Class B Ordinary Shares owned as of the record date. Directors, executive officers and their affiliates, of OpenTV hold approximately 14.6% of the outstanding Class A Ordinary Shares and 100.0% of the Class B Ordinary Shares as of the record date. An OpenTV stockholder holding shares representing approximately 95% of the votes represented by outstanding OpenTV ordinary shares as of the record date has agreed to vote its ordinary shares of OpenTV in favor of the issuance of Class A Ordinary Shares in the merger.

   The holders of a majority of the outstanding shares of Spyglass common stock must approve the merger agreement and the merger. Directors, executive officers and their affiliates of Spyglass hold approximately 2.3% of the outstanding Spyglass common stock as of the record date. Spyglass stockholders holding approximately 2.3% of the outstanding common stock as of the record date have agreed to vote all their shares in favor of the merger agreement and the merger.

Termination of the merger agreement (see page 75)

   OpenTV and Spyglass each have the right to terminate the merger agreement under certain circumstances. In certain cases, termination of the merger agreement will require payment of a termination fee to OpenTV by Spyglass.

Directors and chief executive officer of the combined company following the merger (see page 61)

   Following the merger, the board of directors of the combined company will consist of the then current members of OpenTV's board of directors.

   Following the merger, Jan Steenkamp, the current President and Chief Executive Officer of OpenTV, will continue to be President and Chief Executive Officer of the combined company.

Opinions of OpenTV's and Spyglass' financial advisors (see pages 47 and 54)

   In connection with the merger, OpenTV's board of directors considered, among other factors (see pages 45 to 47), the opinion it received from its financial advisor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as to the fairness, from a financial point of view, to OpenTV, of the exchange ratio provided for in the merger. Spyglass' board of directors considered, among other factors (see pages 43 to 44), the opinion it received from its financial advisor, FleetBoston Robertson Stephens Inc., as to the fairness, from a financial point of view, to the holders of Spyglass common stock, of the exchange ratio. The full text of the written opinions of the financial advisors are attached to the back of this document as Annex B and Annex C, and should be read carefully in their entireties to understand the procedures followed, the assumptions made, matters considered, and qualifications and limitations on the review undertaken in providing the opinions. The opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated is directed to the OpenTV board and the opinion of FleetBoston Robertson Stephens Inc. is directed to the Spyglass board, and these opinions do not address the prices at which OpenTV's common stock will trade after the proposed merger and do not constitute a recommendation to any stockholder as to how to vote with respect to any matter relating to the proposed merger.

United States federal income tax and British Virgin Islands tax consequences of the merger (see pages 63 and 66)

   We have structured the merger so that, in general, OpenTV, OpenTV's stockholders, Spyglass and Spyglass' stockholders will not recognize gain or loss for United States federal or British Virgin Islands income tax purposes in the merger, except for taxes payable because of cash received by Spyglass stockholders instead of fractional shares. It is a condition to the merger that both OpenTV and Spyglass receive legal opinions to the effect that the merger will constitute a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code.

Accounting treatment of the merger (see page 66)

   OpenTV intends to account for the merger as a "purchase" for financial accounting purposes, in accordance with accounting principles generally accepted in the United States. As a result, a significant amount of goodwill is expected to be created, which will be amortized to expense over five years.

Interests of certain persons in the merger (see page 58)

   When considering the recommendations of OpenTV's and Spyglass' boards of directors, you should be aware that certain OpenTV and Spyglass directors, officers and stockholders have interests in the merger that are different from, or are in addition to, yours. These interests include the acceleration of options held by various Spyglass officers and directors, the employment of certain Spyglass officers by OpenTV after the merger and the indemnification of directors and officers of Spyglass and OpenTV against certain liabilities both before and after the merger.

No appraisal or dissenters' rights (see page 67)

   Under Delaware law, stockholders of Spyglass are not entitled to appraisal rights in connection with the merger.

   Stockholders of OpenTV are not entitled to dissenters' rights in connection with the merger.

Restrictions on the ability of Spyglass stockholders to sell OpenTV stock after the merger (see page 67)

   All OpenTV ordinary shares received by Spyglass stockholders in connection with the merger will be freely transferable unless the holder is considered an affiliate of either Spyglass or OpenTV under the Securities Act of 1933, as amended ("Securities Act"). Shares of OpenTV held by affiliates may only be sold pursuant to a registration statement or an exemption from the registration requirements of the Securities Act.

                                 RISK FACTORS

   The merger involves a high degree of risk. By voting in favor of the merger, current Spyglass stockholders will be choosing to invest in OpenTV Class A Ordinary Shares, and current OpenTV stockholders will face dilution of their ownership interest in OpenTV. An investment in OpenTV Class A Ordinary Shares involves a high degree of risk. In addition to the other information contained or incorporated by reference in this joint proxy statement/prospectus, you should carefully consider all of the following risk factors relating to the proposed merger, the combined company, OpenTV and Spyglass, in deciding whether to vote for the merger.

 General risks relating to the proposed merger

   OpenTV and Spyglass may not achieve the benefits they expect from the merger which may have an adverse effect on the combined company's business, financial condition and operating results and could result in loss of key personnel.

   The combined company will need to overcome significant issues in order to realize any benefits or synergies from the merger, including the timely, efficient and successful execution of a number of post-merger events. Key events include:

  .  integrating the operations of the two companies;

  .  retaining and assimilating the key personnel of each company;

  . offering the existing products and services of each company to the other company's customers;

  .  retaining the existing customers and strategic partners of each company;

  .  developing new services that utilize the assets of both companies; and

  .  maintaining uniform standards, controls, procedures and policies.

   The successful execution of these post-merger events will involve considerable risk and may not be successful. These risks include:

  . the potential disruption of the combined company's ongoing business and distraction of its management;

  . the difficulty of incorporating acquired technology and rights into the combined company's products and services;

  .  unanticipated expenses related to integration;

  . the impairment of relationships with employees and customers as a result of any integration of new management personnel; and

  . potential unknown liabilities associated with the acquired or the acquiring business.

   The combined company may not succeed in addressing these risks or any other problems encountered in connection with the merger.

Spyglass stockholders will receive a fixed number of OpenTV Class A Ordinary Shares despite changes in the market value of Spyglass common stock or OpenTV Class A Ordinary Shares which at the time of the merger may be significantly less than at the time of the announcement of the merger.

   Upon the merger's completion, each share of Spyglass common stock will be exchanged for 0.7236 of an OpenTV Class A Ordinary Share. There will be no adjustment for changes in the market price of either Spyglass common stock or OpenTV Class A Ordinary Shares. In addition, neither Spyglass nor OpenTV may terminate the merger agreement or "walk away" from the merger solely because of changes in the market price of OpenTV Class A Ordinary Shares. Accordingly, the specific dollar value of OpenTV Class A Ordinary Shares that

Spyglass stockholders will receive upon the merger's completion will depend on the market value of OpenTV Class A Ordinary Shares when the merger is completed and may decrease from the date Spyglass stockholders submit their respective proxies. The share price of OpenTV Class A Ordinary Shares is by nature subject to the general price fluctuations in the market for publicly-traded equity securities and has experienced significant volatility. OpenTV and Spyglass urge you to obtain recent market quotations for OpenTV Class A Ordinary Shares and Spyglass common stock. OpenTV cannot predict or give any assurances as to the market price of OpenTV Class A Ordinary Shares at any time before or after the completion of the merger.

The market price of OpenTV Class A Ordinary Shares may decline as a result of the merger.

   The market price of OpenTV Class A Ordinary Shares may decline as a result of the merger for a number of reasons including if:

  .  the integration of OpenTV and Spyglass is unsuccessful;

  . the premium offered by OpenTV relative to Spyglass' current stock price may not be viewed favorably by the market;

  . OpenTV does not achieve the perceived benefits of the merger as rapidly or to the extent anticipated by financial or industry analysts; or

  . the effect of the merger on OpenTV's financial results is not consistent with the expectations of financial or industry analysts.

As a result of the merger, the combined company may not be able to successfully retain OpenTV's or Spyglass' employees.

   The integration of the employees of OpenTV and Spyglass will be a complicated and disruptive process. As a result during the post-merger period, the combined company may have difficulties retaining its employees. In particular, upon the effectiveness of the merger, other than certain Spyglass executives and employees who will receive a twenty-five percent (25%) acceleration in their then unvested Spyglass options, substantially all of Spyglass' employees will receive a fifty percent (50%) acceleration in their then unvested Spyglass options. After completion of the merger, the acceleration of these Spyglass' options may significantly limit the combined company's ability to retain Spyglass' prior employees and if the combined company is unable to do so, the combined company may not achieve certain significant combined benefits contemplated by the merger.

Customers of OpenTV and Spyglass, including Microsoft, may delay or cancel orders, or seek to modify existing relationships, as a result of concerns over the merger.

   The announcement and closing of the merger could cause customers and potential customers of OpenTV and Spyglass to delay or cancel contracts for products and services. Moreover, they may seek to modify their relationship with Spyglass because they deem themselves competitors of OpenTV. In particular, because Microsoft is a competitor of OpenTV, OpenTV believes that Microsoft may seek to modify its existing relationship with Spyglass. Such a delay or cancellation of orders or modification could have an adverse effect on the business, results of operations and financial condition of the combined company.

As a result of the merger, Motorola may seek to modify the terms of its existing Acadia relationship with Spyglass and the combined company may lose the revenues and employees associated with Acadia.

   In fiscal 1999, approximately 12% of Spyglass' revenue came from, and at March 31, 2000, 36 employees were employed by, its Acadia Digital Integration Service Center. Acadia was created as a joint venture between Spyglass and Motorola to provide integration services for third parties developing applications for Motorola's digital set-top boxes. In accordance with the terms of the joint venture's existing operating agreement, the consummation of the merger will enable Motorola to exercise its option to purchase, at fair market value, Spyglass' 90% interest in Acadia. OpenTV and Spyglass believe that Motorola, which is currently a large indirect investor in OpenTV through its acquisition of General Instrument (see "OpenTV's Principal Stockholders"), may seek to modify the terms of the joint venture after completion of the merger, including by exercising its option to purchase Acadia. If Spyglass' relationship with Motorola is modified, the combined company may lose some or all of the revenues and employees associated with Acadia.

The merger could adversely affect combined financial results.

   OpenTV expects to incur direct transaction costs of approximately $13.0 million in connection with the merger. If the benefits of the merger do not exceed the costs associated with the merger, including any dilution to OpenTV's stockholders resulting from the issuance of shares in connection with the merger, OpenTV's financial results could be adversely affected. In addition, because this transaction will be treated as a "purchase" for accounting purposes, OpenTV's future earnings per share, inclusive of goodwill amortization, will be significantly and adversely affected during the five years following the closing of the merger.

Failure to complete the merger could negatively impact Spyglass' and/or OpenTV's stock price, future business or operations.

   If the merger is not completed for any reason, Spyglass and OpenTV may be subject to a number of material risks, including the following:

  . Spyglass may be required under certain circumstances to pay OpenTV a termination fee of $74 million and expenses;

  . the price of Spyglass common stock and/or OpenTV Class A Ordinary Shares may decline to the extent that the relevant current market price reflects a market assumption that the merger will be completed; and

  . costs related to the merger, such as legal, accounting, certain financial advisory and financial printing fees, must be paid even if the merger is not completed.

   Further, if the merger is terminated and either company's board of directors determines to seek another merger or business combination, there can be no assurance that it will be able to find a partner on terms as attractive as those provided for in the merger agreement. In addition, while the merger agreement is in effect and subject to very narrowly defined exceptions, Spyglass is prohibited from soliciting, initiating or encouraging or entering into certain extraordinary transactions, such as a merger, sale of assets or other business combination, other than with OpenTV.

Spyglass' and OpenTV's officers and directors have certain interests which may be different from the interests of Spyglass' and OpenTV's stockholders that could influence them to support or approve the merger.

   The officers and directors of Spyglass and OpenTV participate in arrangements and have continuing indemnification against liabilities that provide them with interests in the merger that may be different from, or in addition to, those of the stockholders of Spyglass and OpenTV, including the following:

  . The terms of Spyglass' existing stock option agreements with its employees provide for the acceleration of the vesting of 50% of unvested options upon consummation of the merger. OpenTV has entered into employment agreements with the following Spyglass executives: Nigel Bennet, Doug Colbeth, Mark Huttemann, Mike Lambert, Marty Leamy, Randy Littleson, and Anup Murarka. These employment agreements substitute existing arrangements with these employees and provide for, among other things, the acceleration of vesting of 25% of unvested options, the grant of additional options following the closing and certain severance benefits in the event of the termination of their employment under certain circumstances following the merger. Other Spyglass executives and key employees may also enter into similar employment arrangements with OpenTV.

  . Pursuant to the terms of Spyglass' existing stock option agreements with its directors, the vesting of the options held by the non-employee directors of Spyglass will accelerate in full upon consummation of the merger.

  . OpenTV has agreed to cause the surviving corporation in the merger to indemnify each Spyglass officer and director against liabilities arising out of such person's service as an officer or director. OpenTV will cause the surviving corporation to maintain officers' and directors' liability insurance to cover any such liabilities for the next six years.

  . Spyglass and OpenTV have agreed that following the merger, OpenTV's directors will remain directors of the combined company. Spyglass and OpenTV have also agreed that Jan Steenkamp will continue as president and chief executive officer of OpenTV and that Doug Colbeth, chairman of the board and chief executive officer of Spyglass, will become an executive vice president of OpenTV and Marty Leamy, the president and chief operating officer of Spyglass, will become general manager of a newly formed Consulting Services business unit of OpenTV.

   For the above reasons, the directors and officers of Spyglass and OpenTV could be more likely to vote to approve the merger agreement than if they did not hold these interests. Spyglass and OpenTV stockholders should consider whether these interests may have influenced these directors and officers to support or recommend the merger.

 Risks relating to the combined company

Unanticipated fluctuations in the combined company's quarterly operating results could affect the combined company's stock price.

   OpenTV and Spyglass believe that quarter-to-quarter comparisons of each of its financial results are not necessarily meaningful indicators of the future operating results of the combined company and should not be relied on as an indication of future performance. If the combined company's quarterly operating results fail to meet the expectations of analysts, the trading price of OpenTV Class A Ordinary Shares following the merger could be negatively affected. Each of OpenTV's and Spyglass' quarterly operating results have varied substantially in the past and those of the combined company may vary substantially in the future depending upon a number of factors described below and elsewhere in this section of this joint proxy statement/prospectus, including many that are beyond the combined company's control.

   The combined company's operating results may vary from quarter to quarter as a result of a number of factors, including:

  . The ability to enter into licensing and services agreements with new and existing customers;

  . The number, size and scope of network operators deploying OpenTV-enabled interactive services and the associated rollout to subscribers;

  . The rate of subscriber growth of network operators offering OpenTV-enabled interactive services;

  . Changes in the historically strong relationships of OpenTV with network operators;

  . Increased competition in general and any changes in the combined company's pricing policies, relative to the historical policies of OpenTV and Spyglass individually, that may result from increased competitive pressures;

  . Potential downturns in the combined company's customers' businesses, in the domestic or international markets;

  . Changes in the mix of revenue attributable to domestic and international sales;

  . Changes in the mix of revenue attributable to higher-margin software license revenue as opposed to substantially lower-margin service revenue;

  . The rate of expansion of the combined company's sales and support organizations;

  . Varying budgeting cycles of the combined company's customers and potential customers;

  . The success of the transition into and management of the combined company;

  . The combined company's ability to develop and introduce on a timely basis new or enhanced versions of its products that can compete favorably in the marketplace;

  . The timing of revenue recognition associated with major licensing and services agreements;

  .  The timing of upgrades by existing network operators; and

  .  Software defects and other product quality problems.

OpenTV and Spyglass cannot be certain that the business strategy of the combined company will be successful or that it will successfully manage these risks. If the combined company fails to address adequately any of these risks or difficulties, its business would likely suffer.

Each of OpenTV and Spyglass has experienced significant growth in its respective businesses in recent periods and the combined company's ability to manage this growth and any future growth will affect its ability to become profitable.

   OpenTV's and Spyglass' historical growth has placed, and any further growth is likely to continue to place, a significant strain on its resources. OpenTV has grown from 117 employees at December 31, 1998 to 283 employees at March 31, 2000. At December 31, 1998, Spyglass had a total of 124 employees, and at March 31, 2000, Spyglass had a total of 190 employees. The combined company's productivity and the quality of its products may be adversely affected if it does not integrate and train its new employees quickly and effectively. OpenTV and Spyglass also cannot be sure that the combined company's revenues will grow at a sufficient rate to absorb the costs associated with a larger overall headcount, as well as recruiting-related expenses. OpenTV and Spyglass expect that the combined company will need to expand its infrastructure, including operating and administrative systems and controls, train employees and coordinate among its executive, engineering, accounting, finance, marketing, sales, operations and customer support organizations. In addition, the future growth of the combined company may require significant resources and management attention. Managing this growth will require substantial resources that the combined company may not have and, therefore, impede the combined company's growth.

The combined company may not be able to sustain the revenue growth rates previously experienced by Spyglass or OpenTV individually.

   Although OpenTV's and Spyglass' revenue has grown rapidly in recent years OpenTV and Spyglass do not anticipate that the combined company will sustain this rate of revenue growth because of the difficulty of maintaining high percentage increases as the base of revenue increases. In addition, growing competition, the incremental manner in which customers convert their existing set-top boxes to interactive set-top boxes and both companies' relative inexperience in selling their products to small organizations could also affect the combined company's revenue growth. If the combined company's revenue does not increase at or above the rate analysts expect, the trading price for OpenTV's Class A Ordinary Shares may decline.

   Additionally, the combined company's efforts to expand its software product suites, sales and marketing activities, direct and indirect distribution channels and maintenance and support functions and to pursue strategic relationships or acquisitions may not succeed or may prove more expensive than either company currently anticipates. As a result, OpenTV and Spyglass cannot predict the combined company's future operating results with any degree of certainty and the combined company's quarterly operating results may vary significantly from quarter to quarter. OpenTV and Spyglass also believe that the combined company's future growth rates will depend on its ability to expand its penetration of OpenTV's and Spyglass' existing markets, which will require significant expenses that the combined company may not have sufficient resources to undertake.

The combined company will need to retain and recruit executive and other personnel to successfully run and expand its business.

   The combined company's success will depend to a significant extent on the continued service of its executive officers and other key employees, including key sales, consulting, technical and marketing personnel. If the combined company loses the services of one or more of its executives or key employees, this could harm the combined company's business and could affect its ability to successfully implement its business objectives. The combined company's future success will also depend in large part on its ability to attract and retain experienced technical, sales, marketing and management personnel.

Each of OpenTV and Spyglass has a history of losses, and the combined company may experience losses in the future.

   OpenTV has incurred significant net losses since its inception and Spyglass has experienced losses in the past. OpenTV and Spyglass expect that the combined company will continue to incur significant sales and marketing, product development and administrative expenses. As a result, the combined company will need to generate significant revenue to achieve and maintain profitability. Neither OpenTV nor Spyglass can be certain that the combined company will achieve, sustain or increase profitability in the future. Any failure to significantly increase revenue as the combined company implements its product and distribution strategies would adversely affect its business, operating results and financial condition.

 Risks relating to the OpenTV business

OpenTV's limited operating history and the risks OpenTV encounters as a relatively new company make the prediction of OpenTV's future results difficult.

   OpenTV began operations as an independent company in July 1996, and the OpenTV system was first deployed in mid-1997. Accordingly, OpenTV has a limited operating history, which makes the prediction of future results difficult. OpenTV prospects must be considered in light of the risks frequently encountered by companies in an early stage of development, particularly companies in new markets such as interactive television. OpenTV's ability to achieve and sustain profitability will require, among other things:

  . widespread adoption of the OpenTV system by multiple industry participants and the television viewing public;

  .  continued improvements to OpenTV's technology and operations;

  .  timely and successful responses to competitive developments;

  .  the attraction, retention and motivation of qualified employees; and

  .  the firm establishment of the OpenTV brand.

   If OpenTV fails to successfully meet any of these challenges, OpenTV's financial performance may be adversely affected. OpenTV's failure to gain broad market acceptance would result in OpenTV being unable to successfully market and sell its products.

Interactive television is a new and emerging business, and OpenTV cannot guarantee that it will attract widespread demand or market acceptance.

   OpenTV's success depends upon, among other things, broad acceptance of the concept of interactive television by industry participants, including broadcast and pay-television networks and system operators and manufacturers of televisions and set-top boxes, including their ability to successfully market interactive television to television viewers and advertisers. There have been several well-financed, high-profile attempts in the United States to develop and deploy systems in the broad category of interactive television. None of these attempts has resulted in large scale deployment, and many key industry participants have avoided participating in interactive television for a variety of reasons, including:

  .  inconsistent quality of service;

  .  need for new and expensive hardware in homes;

  .  inadequate transmission facilities and broadcast centers;

  .  complicated and expensive processes for creating interactive content;
     and

  .  inability to align the conflicting interests of various participants.

   Accordingly, such participants may perceive interactive television negatively and be reluctant to participate.

   In addition, other participants in the television industry must accept and support interactive television for it to be successful. For instance, broadcasters will need to add interactive features to their programming and commercial vendors will need to embrace e-commerce over interactive television. These parties may not provide such support. The failure by network operators to select OpenTV as their interactive software platform will result in OpenTV's being unable to penetrate new markets.

   OpenTV's growth and future success depends substantially upon OpenTV's ability to penetrate new markets and convince network operators to adopt and maintain their use of the OpenTV system. OpenTV has entered into a limited number of non-exclusive agreements with network operators providing for the launch of OpenTV-based interactive services. If network operators determine that OpenTV's service is not viable as a business proposition or if they determine that the service does not meet their business or operational strategies, they will not choose, or may stop using, the OpenTV system as their interactive software platform. Furthermore, EchoStar is currently the only network operator in the United States with which OpenTV has an agreement to deploy the OpenTV Runtime. If the launch of OpenTV's system on EchoStar is not successful, OpenTV may have a difficult time penetrating the United States market.

New competitors could emerge and this could impair the combined company's ability to grow its business and sell its products.

   OpenTV faces competition from a number of companies, including many that have significantly greater financial, technical and marketing resources and a better recognized brand name than OpenTV does. Current and potential competitors in one or more aspects of OpenTV's business include interactive television technology companies, Internet-related companies and broadband interactive service providers. Among these companies, OpenTV's major competitors are Microsoft, Liberate Technologies and Canal+ Technologies.

   Interactive television technology companies. Several companies have developed technologies relevant to interactive television. Microsoft and Liberate are software developers that are working to create interactive television solutions and have established significant industry relationships that could hinder the adoption of the OpenTV system. In addition, Microsoft has been active in many areas of interactive television. Microsoft's wholly owned subsidiary, WebTV, offers set-top boxes with Internet access, interactive program listings and simultaneous television and Internet usage. EchoStar offers WebTV to its subscribers as an alternative to OpenTV-driven set-top boxes. Microsoft has also acquired equity interests in several network operators. These investments may potentially give Microsoft influence in the network operator's choice of interactive software. With its vastly greater financial, technical and marketing resources, Microsoft will be a strong competitor in the market for interactive television operating systems.

   In addition, certain companies, such as NDS Ltd. may attempt to expand from the conditional access and/or integration markets to the interactive television technology market.

   Canal+ and Scientific-Atlanta are companies that have vertically integrated software for interactive television. Canal+ is one of the largest network operators in Europe. It developed its Mediahighway interactive system for distribution on its pay-television platforms and has begun to market Mediahighway to third parties. Scientific-Atlanta is one of the largest set-top box manufacturers in the world. It is developing interactive software to distribute with its set-top boxes and has begun to distribute this software to third parties.

   Internet-related companies. OpenTV faces competition from Internet-related companies such as America Online, Yahoo! and Real Networks. These competitors are seeking to meld Internet browsing and traditional broadcast, cable or satellite television programming into a single medium, and to offer many services over the Internet which are similar to those enabled by OpenTV. For example, Real Networks offers technology enabling streaming video over the Internet. Additionally, interactive programming guides are available over the Internet from several sources. OpenTV believes that the Internet will continue to offer functionality that competes with OpenTV's products.

   Broadband interactive service providers. In the future, OpenTV may encounter competition from broadband interactive service providers such as Excite@Home, AOL/DirecTV, RoadRunner and others. Consumer electronics companies may, in the future, decide to compete with OpenTV by, for example, bundling their own software with their hardware products. There are also numerous companies that operate in fields related to interactive television that could begin to compete with OpenTV.

   This rapidly evolving competitive landscape places significant pressure on OpenTV to properly direct the evolution of its products, industry relationships and business plan in order to compete effectively. If OpenTV fails to compete effectively, its business will suffer. Rapid technological advances or the adoption of incompatible standards could render OpenTV's products obsolete or non-competitive.

   The rate of technological change currently affecting the television industry is particularly rapid compared to other industries. The migration of television from analog to digital transmission, the convergence of television, the Internet, communications and other media and other emerging trends are creating a dynamic and unpredictable environment in which to operate. OpenTV's ability to anticipate these trends and adapt to new technologies is critical to its success.

   Recent attempts to establish industry-wide standards for interactive television software include an initiative by cable network operators in the United States to create a uniform platform for interactive television called OpenCable. The OpenCable standard is not yet defined, and OpenTV does not know whether OpenTV's product will be compatible with OpenCable. The establishment of this standard or other similar standards could hurt OpenTV's business, particularly if OpenTV's products require significant redevelopment in order to conform to the newly established standards.

   Any delay or failure on OpenTV's part to respond quickly, cost-effectively and sufficiently to these developments could render its existing products and services obsolete and have an adverse effect on its business, financial condition and results of operations. OpenTV may have to incur substantial expenditures to modify or adapt its products or services to respond to these developments. OpenTV must stay abreast of cutting-edge technological developments and evolving service offerings to remain competitive, increase the utility of its services and attract and retain qualified employees. OpenTV must be able to incorporate new technologies into the products OpenTV designs and develops in order to address the increasingly complex and varied needs of its customer base.

The market price of OpenTV's Class A Ordinary Shares has fluctuated significantly and could fluctuate significantly as a result of:

  . variations in OpenTV's operating results which may cause OpenTV to fail to meet analysts' or investors' expectations;

  .  general economic and stock market conditions;

  .  changes in financial estimates by securities analysts;

  . earnings and other announcements by, and changes in market evaluations of, companies in the interactive television industry;

  . the announcement and/or consummation of mergers or acquisitions with, or equity investments in, other entities;

  . announcements by OpenTV or its competitors of technological innovations, new products or services;

  .  changes in business or regulatory conditions affecting OpenTV;

  . sales of substantial amounts of OpenTV's Class A Ordinary Shares by MIH Limited or Sun Microsystems or any of OpenTV's other large stockholders in the public market or the perception that such sales could occur (See "OpenTV's Principal Stockholders") including by way of a demand for a registered offering. (See "OpenTV's Transactions with Related Parties-- Investor Rights Agreement"); and

  .  the trading activity of OpenTV's Class A Ordinary Shares.

   The securities of many technology and Internet-related companies, including interactive television technology companies, have experienced and continue to experience extreme price and volume fluctuations, including significant downturns in their market price, often unrelated to the operating performance of these companies. In the past, following periods of volatility in the market price of these securities, stockholders have often instituted securities class action litigation against these companies. If OpenTV were to be involved in such a class action suit, it could have an adverse effect on OpenTV's business, financial condition and results of operations.

OpenTV is a party to certain stock exchange arrangements with OpenTV Inc. and certain stockholders thereof that may cause OpenTV to record significant non-cash earnings charges in its future financial statements

   OpenTV is a party to an exchange agreement with Sun. Under that exchange agreement Sun can exchange, at its election, all of its 7,594,796 shares of OpenTV, Inc. Class B Common Stock into Class B Ordinary Shares of OpenTV, generally on a one-for-one basis, subject to adjustment under certain circumstances. See "OpenTV's Transactions with Related Parties--Exchange agreement," and "OpenTV's Principal Stockholders." OpenTV also has adopted an exchange plan under which certain individuals, at their election, after May 22, 2000, can exchange 1,470,955 shares of OpenTV, Inc. common stock (and upon exercise of options, 161,000 additional shares) into shares of OpenTV Corp. Class A Ordinary Shares, generally on a one-for-one basis, subject to adjustment under certain circumstances. See "OpenTV's Management--Exchange Plan." The accounting for the exchanges is mandated by Accounting Principles Board Opinion 16. As Sun and these individuals exchange their shares in OpenTV, Inc. for shares in OpenTV, OpenTV will be required to take non-cash charges to earnings over time that are roughly equal to the fair market value, at the time of the exchange, of the shares of OpenTV that are received in the exchange. Once the costs of the exchanges are determined, the costs are allocated to specific assets of OpenTV, Inc., and are then expensed on OpenTV's financial statements at the same rate under which the underlying assets are amortized or expensed.

   Since these expenses can commence at different times, depending on when these stockholders elect to exchange their shares of OpenTV, Inc. to shares of OpenTV, and since the determination of cost depends on the value of the shares of OpenTV at the time of each exchange, the amount of the earnings charges is not currently determinable. However, for illustration purposes, if such exchanges were to occur when when the fair market value of OpenTV's shares equalled $62.75 (OpenTV's closing stock price on May 11, 2000), OpenTV would record an increase of assets of approximately $580 million, of which approximately $480 million relates to Sun's holding. These assets would be amortized or expensed over a period of approximately five years. There can be no assurance that the actual earnings charges that OpenTV records will be at the aforementioned levels, or when the timing of these earnings charges will actually occur. These earnings charges may be at significantly higher levels and may occur at various times in the future. The earnings charges will have a significant impact on OpenTV's stated future earnings and earnings per share during at least the five years following May 22, 2000.

OpenTV will need to recruit and retain qualified personnel to successfully run and expand its business.

   OpenTV's future success will also depend in large part on its ability to attract and retain experienced technical, sales, marketing and management personnel. New employees will generally require substantial training in the use of the OpenTV's products, which in turn will require significant resources and management attention. If OpenTV does not attract and retain such personnel, this could adversely affect its ability to grow its business.

   Moreover, the complexity of distributed computing systems requires highly trained customer service and support personnel to assist customers with installation and deployment. OpenTV currently has a small customer service and support organization and will need to increase its staff to support new customers and the expanding needs of its existing customers. Hiring customer service and support personnel is very competitive in OpenTV's industry due to the limited number of people available with the necessary technical skills and understanding of the digital interactive television and wireless communications markets, and OpenTV has experienced difficulty in recruiting qualified personnel, especially technical and sales personnel. There is a risk that even if OpenTV invests significant resources in attempting to attract, train and retain these qualified personnel, it will not be successful in its efforts.

   To achieve its business objectives, OpenTV may recruit and employ skilled technical professionals from other countries to work in the United States. Limitations imposed by federal immigration laws and the availability of visas could adversely affect OpenTV's ability to attract necessary qualified personnel. This may have a negative effect on OpenTV's business and future operating results.

OpenTV's inability to properly manage its growth could adversely affect it.

   OpenTV's development activities and operations have expanded rapidly since 1996, and significant further expansion will be necessary to meet its growth objectives and to take advantage of market opportunities. OpenTV's expansion to date has placed substantial strain on OpenTV's managerial, operational and financial resources and systems. To manage its growth, OpenTV must successfully implement, constantly improve and effectively utilize its operational and financial systems while aggressively expanding OpenTV's workforce. OpenTV must also maintain and strengthen the breadth and depth of its current strategic relationships while rapidly developing new relationships. OpenTV's existing or planned operational and financial systems may not be sufficient to support its growth, and OpenTV's management may not be able to effectively identify, manage and exploit existing and emerging market opportunities. If OpenTV's potential growth is not adequately managed, OpenTV's business will suffer.

OpenTV may have difficulty consummating or integrating acquisitions, and certain consequences of those acquisitions that OpenTV does complete could adversely affect its operating results.

   In addition to the merger with Spyglass, in the future OpenTV may acquire other businesses or new technologies. As a result of these acquisitions, OpenTV may need to integrate product lines, technologies, widely dispersed operations and distinct corporate cultures. The product lines or technologies of the acquired companies may need to be altered or redesigned in order to be made compatible with OpenTV's software products or the software architecture of OpenTV's customers. These integration efforts may not succeed or may distract OpenTV's management from operating its existing business. OpenTV's failure to successfully manage future acquisitions could seriously harm its operating results.

OpenTV's multinational operations expose OpenTV to certain financial and operational risks.

   OpenTV's revenues are dependent upon OpenTV's marketing efforts in a number of countries throughout the world, particularly the United Kingdom, France, Spain, South Africa and Italy. In addition, OpenTV receives revenue denominated in euro and incurs expenses in euro, Korean won, and Chinese renminbi. Operations in several different countries exposes OpenTV to a number of risks, such as:

  .  changes in legal and regulatory requirements;

  .  export and import restrictions, tariffs and other trade barriers;

  . currency fluctuations and the conversion to the euro in most member states of the European Union;

  . difficulties in staffing and managing offices as a result of, among other things, distance, language and cultural differences;

  .  longer payment cycles and problems in collecting accounts receivable;

  .  political and economic instability; and

  .  potentially adverse tax consequences.

   Any of these factors could have an adverse effect on OpenTV's business, financial condition and results of operations.

Because much of OpenTV's success and value lies in its ownership and use of intellectual property, OpenTV's failure to protect its property and develop new proprietary technology may negatively affect it.

   OpenTV's ability to effectively compete is dependent in part upon the maintenance and protection of its proprietary intellectual property. OpenTV relies on patent, trademark, trade secret and copyright law, as well as confidentiality procedures and licensing arrangements, to establish and protect its rights in its technology. OpenTV typically enters into confidentiality or license agreements with its employees, consultants, customers, strategic partners and vendors, in an effort to control access to and distribution of OpenTV's software, documentation and other proprietary information. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use OpenTV's software and other propietary information without authorization. Policing unauthorized use of OpenTV's software and propietary information is difficult. The steps OpenTV takes may not prevent misappropriation of its intellectual property and the agreements OpenTV enters into may not be enforceable. In addition, effective patent, copyright and trade secret protection may be unavailable or limited in certain foreign countries. Litigation may be necessary in the future to enforce or protect OpenTV's intellectual property rights or to determine the validity and scope of the proprietary rights of others. Such litigation could cause OpenTV to incur substantial costs and diversion of resources, which in turn could adversely affect OpenTV's business.

   In the future, OpenTV may receive notices of claims of infringement of other parties' proprietary rights or claims for indemnification resulting from infringement claims. The emerging enhanced-television industry is highly litigious, particularly in the area of on-screen program guides. The defense of any such claims could cause OpenTV to incur significant costs and could result in the diversion of resources with respect to the defense of any claims brought, which could adversely affect OpenTV's operating results and financial condition. As a result of such infringement claims, a court could issue an injunction preventing OpenTV from distributing certain products, which could adversely affect OpenTV's business. If any claims or actions are asserted against it, OpenTV may seek to obtain a license under a third party's intellectual property rights in order to avoid any litigation. However, a license under such circumstances may not be available on commercially reasonable terms, if at all.

The interests of OpenTV's majority owner may differ from yours and may result in OpenTV's acting in a manner inconsistent with your general interests.

   MIH Limited indirectly owns all of OpenTV's outstanding Class B Ordinary Shares, representing, as of March 31, 2000, approximately 94.8% of the voting rights with respect to OpenTV's ordinary shares. After giving effect to the merger, and as if the merger occurred on March 31, 2000, MIH Limited will own approximately 90.9% of the voting rights with respect to OpenTV's ordinary shares. MIH Limited, which is publicly traded on the Nasdaq National Market and the Amsterdam Stock Exchange, is controlled by MIH Holdings Limited, which is in turn controlled by Naspers Limited. Both MIH Holdings and Naspers are publicly traded on the Johannesburg Stock Exchange. As a result of its ownership of OpenTV's Class B Ordinary Shares, MIH Limited and its parent companies effectively control OpenTV and have sufficient voting power, without the vote of any other stockholder, to determine the outcome of any action requiring approval of the stockholders of OpenTV, including amendments of OpenTV's memorandum and articles of association for any purpose (which could include increasing or reducing OpenTV's authorized capital or authorizing the issuance of additional shares).

   MIH Limited has agreed not to cause OpenTV to take specified actions without the consent of certain of OpenTV's stockholders. Subject to those limitations, MIH Limited controls how OpenTV votes OpenTV's shares of OpenTV, Inc. OpenTV engages in transactions with subsidiaries of MIH Limited and its parent companies in the ordinary course of business. The interests of MIH Limited and its parent companies may diverge from your interests, and they may be in a position to cause or require OpenTV to act in a way that is inconsistent with the general interests of the holders of OpenTV's Class A Ordinary Shares. See "OpenTV's Management", "OpenTV's Transactions with Related Parties" and "OpenTV's Principal Stockholders."

OpenTV's strategic investors may acquire voting control of OpenTV's company and, as a result, certain decisions may be made by them that may be detrimental to your interests.

   If MIH Limited, Sun Microsystems or a strategic investor that subsequently acquires Class B Ordinary Shares elects to exchange its Class B Ordinary Shares for Class A Ordinary Shares, certain of OpenTV's strategic investors, including America Online, Inc., General Instrument Corp., Liberty Digital, Inc., News Corporation and Time Warner, Inc., have the right to exchange their Class A Ordinary Shares for such Class B Ordinary Shares. The Class B Ordinary Shares entitle holders to ten votes per share while Class A Ordinary Shares entitle holders to one vote per share. As a result, these stockholders could acquire the power to determine the outcome of any action requiring approval by the stockholders of OpenTV.

Government regulations may adversely affect OpenTV's business.

   The telecommunications, media, broadcast and cable television industries are subject to extensive regulation by governmental agencies. These governmental agencies continue to oversee and adopt legislation and regulation over these industries, which may affect OpenTV's business, market participants with which OpenTV has relationships or the acceptance of interactive television in general. In addition, future legislation or regulatory requirements regarding privacy issues could be enacted to require notification to users that captured data may be used by marketing entities to target product promotion and advertising to that user. Any of these developments may adversely affect OpenTV's business.

Because OpenTV is a British Virgin Islands company, you may not be able to enforce judgments against OpenTV that are obtained in United States courts.

   OpenTV is organized under the laws of the British Virgin Islands, which are sometimes referred to as BVI. Several of OpenTV's directors and executive officers reside outside the United States, and a portion of OpenTV's assets are located outside the United States. As a result, it may be difficult or impossible for investors to effect service of process upon such persons within the United States or to enforce against such persons judgments obtained in the United States courts, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States.

   OpenTV has been advised by its counsel, Harney Westwood & Riegels, that judgments of United States courts predicated upon the civil liability provisions of the federal securities laws of the United States may be difficult to enforce in BVI courts and that there is doubt as to whether BVI courts will enter judgments in original actions brought in BVI courts predicated solely upon the civil liability provisions of the federal securities laws of the United States.

Because OpenTV is a British Virgin Islands company, you may have difficulty protecting your interests in respect of decisions made by OpenTV's board of directors.

   OpenTV's corporate affairs are governed by OpenTV's memorandum and articles of association and by the International Business Companies Act of the British Virgin Islands. Principles of law relating to such matters as the validity of corporate procedures, the fiduciary duties of management and the rights of OpenTV's stockholders may differ from those that would apply if OpenTV was incorporated in the United States or another jurisdiction. The rights of stockholders under BVI law are not as clearly established as are the rights of stockholders in many other jurisdictions. Thus, you may have more difficulty protecting your interests in the face of actions by OpenTV's board of directors or OpenTV's principal stockholders than you would have as stockholders of a corporation incorporated in another jurisdiction. See "Comparison of Stockholder Rights and Corporate Governance Matters."

Certain provisions contained in OpenTV's charter documents could deter a change in control of OpenTV.

   Certain provisions of OpenTV's memorandum and articles of association may discourage attempts by other companies to acquire or merge with OpenTV, which could reduce the market value of OpenTV's Class A Ordinary Shares. The comparatively low voting rights of OpenTV's Class A Ordinary Shares as compared to OpenTV's Class B Ordinary Shares, as well as other provisions of OpenTV's memorandum and articles of association, may delay, deter or prevent other persons from attempting to acquire control of OpenTV. See "Comparison of Stockholder Rights and Corporate Governance Matters."

OpenTV may be unable to raise additional capital in the future to support OpenTV's growth.

   OpenTV expects that its existing capital resources will be sufficient to meet its cash requirements through at least the next 12 months. However, as OpenTV continues to grow its business, it may need to raise additional capital, which may not be available on acceptable terms, if at all. If OpenTV cannot raise necessary additional capital on acceptable terms, it may not be able to develop or enhance its products and services, take advantage of future opportunities or respond to competitive pressures or unanticipated requirements, any of which could have an adverse effect on its business.

   If additional capital is raised through the issuance of equity securities or by incurring convertible debt, the percentage ownership of OpenTV's existing stockholders will be reduced and stockholders may experience dilution in net book value per share. Any debt financing, if available, may involve covenants limiting or restricting OpenTV's operations or future opportunities.

 Risks relating to the Spyglass business

Spyglass has focused on a target market that is relatively new and undeveloped and it may not be successful in penetrating this market.

   During fiscal 1997, Spyglass announced a new strategic focus on the information appliance market. Spyglass has been focused on the development, marketing and distribution of its technologies and services to the broader information appliance market, and since May 1999, has increased its focus on the interactive television and mobile data markets. Because this is a relatively new and undeveloped market, there can be no assurance as to the extent of the demand for Spyglass' products and services or the extent to which Spyglass will be successful in penetrating this market.

Spyglass' quarterly revenues and operating results are not indicative of future performance and are difficult to forecast.

   Spyglass' quarterly operating results have varied and they may continue to vary significantly depending on factors such as the timing of significant license or service agreements, the terms of Spyglass' licensing and service arrangements with its customers and the timing of new product introductions and upgrades by Spyglass and its competitors. Spyglass typically structures its license agreements with customers to require commitments for a minimum number of licenses, and license revenues are recognized as the committed licenses are purchased. Additional revenues from a customer will not be earned unless and until the initial committed levels are exceeded. Spyglass' revenues in any quarter will depend in significant part on its ability to license technologies and provide services to new customers in that quarter and the timing of product or service deployment by its customers. Spyglass typically structures its professional services agreements with customers to recognize revenue using the percentage of completion method of accounting. Spyglass' expense levels are based in part on expectations of future revenue levels and are difficult to adjust in the short term. Any shortfall in expected revenue could therefore have a disproportionate adverse effect on Spyglass' operating results in any given period.

Spyglass' quarterly revenues and operating results may fluctuate significantly due to its lengthy sales cycle.

   The purchase of Spyglass' products and services involves significant commitment of capital and other resources by its customers. Spyglass may need to educate potential customers on the use and benefits of its products and services. Spyglass customers often spend a substantial time performing internal reviews and obtaining expenditure approvals as well as time spent considering a wide range of issues before committing to purchase products and services from Spyglass. As a result of these and other factors, Spyglass' sales cycle varies significantly between customers and often extends between six and twelve months, or longer. Because of the length of the sales cycle with many of its customers, Spyglass has a limited ability to accurately forecast the timing and amount of specific sales. Any delay in anticipated sales of its products and services can cause Spyglass' quarterly revenues and operating results to fluctuate significantly.

Spyglass derives a significant percentage of its revenue from a limited number of customers, and the loss of any significant customer could have an adverse effect on its operating results.

   Spyglass derived approximately 68% of its revenue during the quarter ended March 31, 2000 from three customers. In addition, Spyglass derived approximately 22% and 40% of its revenues for the fiscal years ended September 30, 1999 and September 30, 1997, respectively from Microsoft. Spyglass derived approximately 12% of its revenues for the fiscal year ended September 30, 1999 from Motorola Broadband Communications Sector (formerly General Instrument) and approximately 15% of its revenues for the fiscal year ended September 30, 1998 from Motorola. As the information appliance market develops, Spyglass expects to continue to derive a significant portion of its revenues from a relatively limited number of customers. Although Spyglass expects that its reliance on any particular customer will decline as the information appliance market develops and its customer base expands, the failure of Spyglass to enter into a sufficient number of licensing agreements or sustain revenues from major customers during a particular period could have an adverse effect on Spyglass' future operating results.

Because the information appliance market is newly emerging, the potential size of this new market opportunity and the timing of its development are uncertain.

   Because the information appliance market is newly emerging, the potential size of this new market opportunity and the timing of its development are uncertain. In addition, the information appliance market is characterized by rapidly changing technology, evolving industry standards and customer demands, and frequent product introductions and enhancements, which make it difficult to predict whether the initial commercial acceptance of Spyglass' solutions can be sustained over a period of time. Spyglass' future operating results are largely dependent upon the commercialization and broad acceptance by consumers and businesses of a wide variety of information appliances including, among others, television set-top boxes, televisions, gaming devices, wireless smart phones, navigation devices, Internet screen phones and Web terminals.

   Broad acceptance of all information appliances will depend on many factors such as the willingness of large numbers of consumers to use devices other than personal computers to access the Internet, the development of content and applications for information appliance and the continued emergence of industry standards that facilitate the distribution of content over the Internet to information appliances. If the market for information appliances does not develop or develops more slowly than anticipated, Spyglass' revenues may not grow as anticipated.

The market for Spyglass' products and services is subject to extreme competition, which could adversely affect its business.

   The market for Internet technologies and services is extremely competitive, and competition is likely to increase in the future. Spyglass currently faces competition from other information appliance technology vendors and service providers such as BSQUARE, Liberate Technologies, Microsoft, OpenTV (until completion of the merger), Oracle, Phone.com, Sun Microsystems, on-line service companies, Internet access providers and networking software companies. Spyglass anticipates additional competition from other established and emerging companies. Additionally, Spyglass considers a significant source of competition for its Internet solutions to be the prospect company's internal resources. Spyglass expects competition to persist and intensify as the information appliance market develops and competitors focus on additional product and service offerings. Increased competition could result in price reductions, reduced gross margins, longer sales cycles, fewer customer orders, reduced revenues and loss of market share, any of which could adversely affect Spyglass' business.

Spyglass' success is dependent in large part on the ability of its customers to successfully deploy their products and services.

   Spyglass has provided its solutions to content providers, service operators and device manufacturers within the cable and satellite television, wireless, telecommunications, office equipment, automotive and industrial control markets who then deploy products and/or services within these markets. The success of Spyglass is therefore dependent in large part on the performance of its customers and the market acceptance of its customers' products and services, which is outside of Spyglass' control.

International expansion is an important part of Spyglass' growth strategy and involves specific risks which may limit its ability to grow international revenues.

   International sales of products and services accounted for 20%, 11% and 8% of Spyglass' total revenues in the years ended September 30, 1999, 1998 and 1997, respectively, and for 13% of Spyglass' revenues in the six months ended March 31, 2000. Spyglass expects international sales to continue to account for a significant portion of Spyglass' revenues, especially as Spyglass increases its sales and marketing activities with respect to international licensing of Spyglass' technologies and providing customer development and support services to international customers. Accordingly, Spyglass' success will depend, in part, upon international economic conditions and upon Spyglass' ability to manage international sales and marketing operations. To successfully expand international revenues, Spyglass must establish additional foreign operations, hire additional personnel, increase its capacity to provide customer development and support services and increase its foreign direct and indirect sales forces. This expansion will require significant management attention and resources, which could divert attention from other aspects of Spyglass' business. To the extent Spyglass is unable to expand its international operations in a timely manner, Spyglass' international revenue growth, if any, may be limited.

Spyglass may be subject to litigation regarding proprietary rights that could have an adverse effect on its business.

   Spyglass from time to time receives notices alleging that its products infringe third-party proprietary rights. Patent and similar litigation frequently is complex and expensive and its outcome can be difficult to predict. If, as a result of proprietary rights infringements by any of Spyglass' products, Spyglass is required to discontinue sales of certain products, eliminate certain features on its products, or pay royalties to another party, Spyglass' future operating results could be adversely affected.

Spyglass may be unable to adequately protect its proprietary rights.

   Spyglass' future success is dependent on its ability to protect its proprietary rights to the technologies used in its products. If not adequately protected, Spyglass competitors could use the intellectual property that Spyglass has developed to enhance their products and services, which could harm Spyglass' business. Spyglass relies on patent protection, copyright and trademark laws, trade secrets, confidentiality provisions and other contractual provision, to protect its proprietary rights, but these legal means afford Spyglass only limited protection.

Spyglass must attract and retain highly qualified personnel in a competitive labor market.

   Spyglass' future success is dependent on its ability to hire additional members of its management team and other key employees. Competition for such personnel is intense. Spyglass has experienced, and it expects to continue to experience in the future, difficulty in hiring highly skilled employees with the appropriate qualifications, particularly qualified technical personnel. If Spyglass does not succeed in attracting new personnel or retaining and motivating its current personnel, Spyglass' business could be adversely affected.

   In addition, Spyglass provides its customers comprehensive services including strategic consulting, product design, custom application development, porting, integration, quality assurance testing, product support and third party project management services. Spyglass derived 54%, 45%, and 31% of its revenue during the years ended September 30, 1999, 1998 and 1997, respectively, and 62% of its revenue in the six months ended March 31, 2000 from providing these services to its customers. Spyglass' ability to attract new personnel or retain and motivate its current personnel that are skilled in providing each of these specific categories of services could impact Spyglass' ability to grow its services revenue as anticipated.

Spyglass may be unable to successfully manage changes in its business.

   Spyglass has experienced a period of significant growth. This growth has placed significant demands on its management and strains on its resources. Spyglass' ability to manage changes in its business will depend on its ability to continue to enhance its operating, financial and management information systems. Spyglass' personnel, systems and controls may not be adequate to support its growth, if any. If Spyglass is unable to manage change effectively, maintain the quality of its products and services and retain key personnel, its operating results and financial condition could be significantly affected.

Spyglass may be unable to make attractive acquisitions or investments or integrate acquired companies.

   As part of Spyglass' business strategy, Spyglass plans to continue to acquire or make investments in complementary businesses, products, services or technologies to increase its product and service offerings and obtain new technologies. However, Spyglass may not be able to identify suitable acquisition or investment candidates. Even if Spyglass does identify suitable candidates, Spyglass may not be able to make such acquisitions or investments on commercially acceptable terms. If Spyglass buys a business, it could have difficulty in assimilating that business's personnel, operations, products, services or technologies into Spyglass' operations. These difficulties could disrupt Spyglass' ongoing business, distract its management and employees, increase its expenses and adversely affect its results of operations.

   Spyglass has acquired several businesses. Achieving the anticipated benefits of these acquisitions depends in part upon whether the integration of these businesses is accomplished in an efficient, effective and timely manner. In some cases, the difficulty associated with integrating these businesses may be increased by the necessity of coordinating geographically separated organizations. There can be no assurance that all of the anticipated benefits of these acquisitions will be achieved. If Spyglass is unable to successfully develop and market products and product enhancements as a result of these acquisitions, Spyglass may not realize new enhanced revenue.

The market price for Spyglass common stock could be extremely volatile and may result in litigation against Spyglass.

   The stock market has experienced significant price and volume fluctuations, and the market price for Spyglass common stock could be volatile. In the past, following periods of volatility in the market price of a company's securities, stockholders have often instituted securities class action litigation. Litigation could result in substantial costs and a diversion of management's attention and resources.

Spyglass' charter documents may inhibit a takeover.

   Provisions in Spyglass' certificate of incorporation and bylaws may have the effect of delaying or preventing a change of control or changes in Spyglass' management that a stockholder might consider favorable. These provisions include, among others:

  .  the division of the Board of Directors into three separate classes;

  . the establishment of advance notice requirements for director nominations and actions to be taken at stockholder meetings;

  . the right of the Board to elect a director to fill a vacancy created by the expansion of the Board; and

  . the requirement that a special meeting of stockholders be called by the Board of Directors or the President.

                SELECTED HISTORICAL CONDENSED CONSOLIDATED AND
                      UNAUDITED PRO FORMA FINANCIAL DATA

   The following tables present selected historical condensed consolidated financial data, selected unaudited pro forma condensed combined financial data and comparative per share data for OpenTV and Spyglass. This information has been derived from their respective financial statements and notes, certain of which are included or incorporated by reference in this joint proxy statement/prospectus.

       OpenTV Selected Historical Condensed Consolidated Financial Data

   The following selected historical condensed consolidated financial data of OpenTV should be read in conjunction with, and are qualified by reference to, OpenTV's consolidated financial statements, including the notes thereto, and the section entitled "OpenTV's Management's Discussion and Analysis of Financial Condition and Results of Operations", which are included elsewhere in this joint proxy statement/prospectus. The consolidated statements of operations data for the years ended December 31, 1997, 1998 and 1999, and the consolidated balance sheet data as of December 31, 1998, and 1999 are derived from, and qualified by reference to, OpenTV's audited consolidated financial statements included in this joint proxy statement/prospectus. The balance sheet data as of December 31, 1996 and December 31, 1997 and the statement of operations data for the period from July 1996 (date of inception) to December 31, 1996 are derived from audited consolidated financial statements not included in this joint proxy statement/prospectus. Pursuant to a reorganization that occurred in October 1999, MIH Limited, the majority stockholder of OpenTV, Inc. exchanged shares of common stock in OpenTV, Inc. for ordinary shares in OpenTV. The reorganization was accounted for on the historical cost basis since there was no change in ownership. As of December 31, 1999, OpenTV owned approximately 83% of the common stock of OpenTV, Inc.

   The unaudited pro forma information reflects the merger with Spyglass and has been derived from the unaudited pro forma combined condensed financial statements included elsewhere in this joint proxy statement/prospectus. The unaudited pro forma combined condensed statement of operations data is derived from OpenTV's statement of operations data for the year ended December 31, 1999 combined with the statement of operations data of Spyglass for the year ended September 30, 1999, giving effect to the merger as if it occurred on January 1, 1999. The unaudited pro forma combined condensed balance sheet data presents OpenTV's balance sheet data as of December 31, 1999 combined with the balance sheet data of Spyglass, as of September 30, 1999, giving effect to the merger as if it occurred on December 31, 1999. The unaudited pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been consummated at the dates indicated, nor is it necessarily indicative of the future operating results or financial position of the combined company.

                          July 1, 1996                                          Unaudited
                            (Date of                                            Pro Forma
                          Inception) to       Year Ended December 31,           Year Ended
                          December 31,  -------------------------------------  December 31,
                              1996         1997         1998         1999          1999
                          ------------- -----------  -----------  -----------  ------------
                            (in thousands of U.S. dollars, except share and per share
                                                      data)
Revenues:
  Royalties.............   $      --    $     2,382  $     2,788  $    14,782  $    14,782
  License fees..........          287         1,255        1,578        2,964       16,457
  Services and other....          731         3,322        5,102        8,205       24,322
                           ----------   -----------  -----------  -----------  -----------
    Total revenues......        1,018         6,959        9,468       25,951       55,561
                           ----------   -----------  -----------  -----------  -----------
Operating expenses:
  Costs of services and
   other revenues
   (exclusive of $53
   stock-based
   compensation in 1999
   actual and pro
   forma)...............          587         3,290        4,736        5,949       16,078
  Research and
   development
   (exclusive of $662
   stock-based
   compensation in 1999
   actual and pro
   forma)...............        2,590         6,219        7,514       13,172       21,142
  Sales and marketing
   (exclusive of $556
   stock-based
   compensation in 1999
   actual and pro
   forma)...............          845         4,323        7,418       11,415       19,633
  General and
   administrative
   (exclusive of $11,827
   stock-based
   compensation in 1999
   actual and pro
   forma)...............        1,126         3,929        3,995        5,971       12,543
  Amortization of
   intangibles..........          --            --           --         1,210      414,843
  Amortization of stock-
   based compensation...          --            --            13       13,098       13,098
  Non-cash warrant
   expense..............          --            --           --        68,569       68,569
                           ----------   -----------  -----------  -----------  -----------
  Total operating
   expenses.............        5,148        17,761       23,663      119,384      565,906
                           ----------   -----------  -----------  -----------  -----------
Loss from operations....       (4,130)      (10,802)     (14,195)     (93,433)    (510,345)
Interest and other
 income (expense), net..          172           113           (7)         823        2,205
Minority interest.......          --            --           --         2,153        2,153
                           ----------   -----------  -----------  -----------  -----------
Net loss................       (3,958)      (10,689)     (14,202)     (90,457)    (505,987)
Preferred stock deemed
 dividend...............          --            --           --        31,250       31,250
                           ----------   -----------  -----------  -----------  -----------
Net loss attributable to
 ordinary stockholders..   $   (3,958)  $   (10,689) $   (14,202) $  (121,707) $  (537,237)
                           ==========   ===========  ===========  ===========  ===========
Net loss per share
 attributable to
 ordinary stockholders,
 basic and diluted......   $    (0.43)  $     (0.43) $     (0.43) $     (4.19) $    (12.94)
                           ==========   ===========  ===========  ===========  ===========
Shares used in computing
 net loss per share
 attributable to
 ordinary stockholders,
 basic and diluted......    9,210,877    24,973,614   33,212,803   29,065,478   41,519,478

                                                                   Unaudited
                                                                   Pro Forma
                                      As of December 31,             as of
                                --------------------------------- December 31,
                                 1996   1997     1998      1999       1999
                                ------ -------  -------  -------- ------------
                                       (in thousands of U.S. dollars)
Consolidated Balance Sheet Da-
 ta:
Cash and cash equivalents...... $5,357 $   293  $ 3,324  $186,535  $  205,148
Working capital (deficit)......  3,627  (2,272)  (1,459)  182,238     204,437
Total assets...................  7,482   4,878   10,038   206,790   2,303,789
Convertible notes payable to
 stockholders..................    --      --     7,000       --          --
Redeemable common stock........    --      --       117       --          --
Total stockholders' equity
 (deficit).....................  4,677    (158)  (4,783)  194,561   2,272,035

      Spyglass Selected Historical Condensed Consolidated Financial Data

   The following selected historical consolidated financial data of Spyglass should be read in conjunction with, and are qualified by reference to, Spyglass' consolidated financial statements, including the notes thereto, and to Spyglass' "Management's Discussion and Analysis of Financial Condition and Results of Operations", which are incorporated by reference in this joint proxy statement/prospectus. The consolidated statement of operations data for the five years ended September 30, 1995, 1996, 1997, 1998 and 1999, and the consolidated balance sheet data as of September 30, 1995, 1996, 1997, 1998 and 1999 are derived from, and qualified by reference to, Spyglass' audited historical consolidated financial statements. Historical results are not necessarily indicative of the results to be expected in the future. No cash dividends have been declared or paid on Spyglass common stock.

                                        Year Ended September 30,
                          --------------------------------------------------------
                            1995        1996       1997        1998        1999
                          ---------  ---------- ----------  ----------  ----------
                           (in thousands of U.S. dollars, except share and per
                                               share data)
Net Revenues:
  Internet technology...  $   9,871  $   19,466 $   17,194  $   11,661  $   13,493
  Services and other....      2,270       2,841      4,101       9,508      16,117
                          ---------  ---------- ----------  ----------  ----------
   Total net revenues...     12,141      22,307     21,295      21,169      29,610
                          ---------  ---------- ----------  ----------  ----------
Cost and operating
 expenses:
  Cost of Internet
   technology revenues..      1,761       1,912      1,535       1,843       1,220
  Cost of services and
   other revenues.......        --          118      1,493       3,716       8,909
  Research and
   development..........      2,756       7,214     16,768      10,670       7,970
  Sales and marketing...      3,303       5,963      8,311       9,101       8,218
  General and
   administrative.......      2,159       3,947      7,965       6,626       6,313
  Gain on sale of data
   visualization product
   line.................       (863)        --         --          --          --
  Restructuring and
   other one-time
   charges..............        --          --         900         496         259
                          ---------  ---------- ----------  ----------  ----------
   Total costs and
    operating expenses
    and other...........      9,116      19,154     36,972      32,452      32,889
                          ---------  ---------- ----------  ----------  ----------
Income (loss) from
 operations.............      3,025       3,153    (15,677)    (11,283)     (3,279)
Other income, net.......        566       1,750      1,526       1,251       1,382
                          ---------  ---------- ----------  ----------  ----------
Income (loss) before
 income taxes...........      3,591       4,903    (14,151)    (10,032)     (1,897)
Income tax provision....      1,415       1,951        --          --          --
                          ---------  ---------- ----------  ----------  ----------
Net income (loss).......      2,176       2,952    (14,151)    (10,032)     (1,897)
Accretion of preferred
 stock dividends........       (191)        --         --          --          --
                          ---------  ---------- ----------  ----------  ----------
Net income (loss)
 available to common
 stockholders...........  $   1,985  $    2,952 $  (14,151) $  (10,032) $   (1,897)
                          =========  ========== ==========  ==========  ==========
   Earnings (loss) per
    common and common
    equivalent share....  $    0.21  $     0.21 $    (1.07) $    (0.69) $    (0.12)
                          =========  ========== ==========  ==========  ==========
Weighted average number
 of common shares and
 equivalents
 outstanding............  9,383,000  14,023,000 13,238,000  14,543,000  16,029,000
                                           As of September 30,
                          --------------------------------------------------------
                            1995        1996       1997        1998        1999
                          ---------  ---------- ----------  ----------  ----------
                                     (in thousands of U.S. dollars)
Consolidated Balance
 Sheet Data:
Cash and cash
 equivalents............  $  34,872  $   34,201 $   29,026  $   22,706  $   18,613
Working capital.........     35,550      38,598     29,233      25,678      35,199
Total assets............     43,509      48,908     42,048      34,980      45,773
Long-term deferred
 revenues...............      1,100         210        100          50         326
Total stockholders'
 equity.................     37,614      43,393     36,162      29,807      39,248

             UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA

   The following Unaudited Pro Forma Combined Condensed Financial Statements of OpenTV have been prepared to illustrate the estimated effects of the assumed acquisition by OpenTV of all of the outstanding capital stock of Spyglass, which will be accounted for as a purchase. In exchange for all of the outstanding capital stock of Spyglass, OpenTV will issue Spyglass stockholders approximately 12.5 million Class A Ordinary Shares and will reserve approximately 2.4 million additional Class A Ordinary Shares for issuance upon the exercise of stock options and warrants of Spyglass which will be converted into options and warrants to purchase Class A Ordinary Shares of OpenTV.

   Pro forma amounts have been derived by applying pro forma adjustments to the historical consolidated financial information of OpenTV and Spyglass.

   As required by United States generally accepted accounting principles, the purchase price of Spyglass has been estimated at $2.1 billion based upon the average market price of an OpenTV Class A Ordinary Share in a range four trading days before and four trading days after the merger announcement date of March 26, 2000, as quoted on the NASDAQ, and includes $13.0 million of estimated direct acquisition costs. A portion of the acquisition costs are based upon a percent of the value of the shares exchanged based on the price per share two days before the acquisition is consummated and were estimated using a price per share of $141.69. The excess of the purchase price over the recorded amount of net assets has been allocated to goodwill and intangibles. The goodwill will be amortized over five years and the intangibles over one and a half to three years.

   The Unaudited Pro Forma Combined Condensed Statement of Operations combines OpenTV's historical results of operations for the year ended December 31, 1999 with Spyglass' historical results for the year ended September 30, 1999 and has been prepared as if the Spyglass acquisition had occurred on January 1, 1999. The Unaudited Pro Forma Combined Condensed Balance Sheet combines OpenTV's historical balance sheet at December 31, 1999 with Spyglass' historical balance sheet at September 30, 1999 and has been prepared as if the Spyglass acquisition occurred on December 31, 1999.

   The unaudited pro forma financial information should not be considered indicative of actual results that would have been achieved had the acquisition been consummated on the dates indicated and does not purport to indicated balance sheet data or results of operations of any future date of any future period. The unaudited pro forma financial information should be read in conjunction with the historical consolidated financial statements of OpenTV and Spyglass and the related notes thereto included elsewhere herein or incorporated by reference in this joint proxy statement/prospectus.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                     (amounts in thousands of U.S. dollars)

                                         Spyglass
                          OpenTV As of     As of
                          December 31, September 30,  Pro Forma      Pro Forma
                              1999         1999      Adjustments      Combined
                          ------------ ------------- -----------     ----------
         ASSETS

Current assets:

  Cash and cash
   equivalents...........  $ 186,535     $ 18,613    $      --       $  205,148
  Accounts and other
   receivables...........      6,234        9,630           --           15,864
  Short term
   investments...........        --        10,735           --           10,735
  Prepaid expenses and
   other current assets..      1,698        2,420           --            4,118
                           ---------     --------    ----------      ----------
    Total current
     assets..............    194,467       41,398           --          235,865
  Property and equipment,
   net...................      5,025        3,897           --            8,922
  Goodwill and intangible
   assets, net...........      6,678          --      2,051,226 (A)   2,057,904
  Other assets...........        620          478           --            1,098
                           ---------     --------    ----------      ----------
    Total assets.........  $ 206,790     $ 45,773    $2,051,226      $2,303,789
                           =========     ========    ==========      ==========
     LIABILITIES AND
   STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable.......  $     798     $  2,793    $      --       $    3,591
  Accrued liabilities....      7,261        1,929        13,000 (A)      23,667
  Deferred revenue.......      3,564        1,477           --            3,564
  Related parties
   payable...............        606          --            --              606
                           ---------     --------    ----------      ----------
    Total current
     liabilities.........     12,229        6,199        13,000          31,428
                           ---------     --------    ----------      ----------
Deferred revenue.........        --           326           --              326
                           ---------     --------    ----------      ----------
    Total liabilities....     12,229        6,525        13,000          31,754
                           ---------     --------    ----------      ----------
Stockholders' equity:
  Ordinary shares........    224,515          165          (165)(A)   1,989,081
                                                      1,764,566 (A)
  Additional paid-in-
   capital...............    162,794       62,221       (62,221)(A)     476,802
                                                        314,008 (A)
  Receivable from
   stockholder...........         (1)         --            --               (1)
  Deferred compensation..    (42,224)        (888)          888(A)      (42,224)
  Accumulated other
   comprehensive income..         33          --            --               33
  Treasury stock.........        --           (56)           56 (A)
  Accumulated deficit....   (150,556)     (22,194)       22,194 (A)    (151,656)
                                 --           --         (1,100)(A)
                           ---------     --------    ----------      ----------
    Total stockholders'
     equity..............    194,561       39,248     2,038,226       2,272,035
                           ---------     --------    ----------      ----------
    Total liabilities and
     stockholders'
     equity..............  $ 206,790     $ 45,773    $2,051,226      $2,303,789
                           =========     ========    ==========      ==========



    The accompanying notes are an integral part of these pro forma combined condensed financial statements.

        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS (amounts in thousands of U.S. dollars, except share and per share amounts)

                           OpenTV Year    Spyglass
                              Ended      Year Ended
                           December 31, September 30,  Pro Forma      Pro Forma
                               1999         1999      Adjustments      Combined
                           ------------ ------------- -----------     ----------
Net revenues.............   $   25,951     $29,610    $      --       $   55,561
Costs of revenues........       (5,949)    (10,129)          --          (16,078)
Selling, general and
 administrative..........      (17,386)    (14,790)          --          (32,176)
Research and
 development.............      (13,172)     (7,970)          --          (21,142)
Amortization of goodwill
 and intangibles.........       (1,210)        --       (413,633)(B)    (414,843)
Amortization of stock-
 based compensation......      (13,098)        --            --          (13,098)
Non-cash warrant
 expense.................      (68,569)        --            --          (68,569)
                            ----------     -------    ----------      ----------
Loss from operations.....      (93,433)     (3,279)     (413,633)       (510,345)
Interest and other
 income, net.............          823       1,382           --            2,205
Minority interest........        2,153         --            --            2,153
                            ----------     -------    ----------      ----------
Net loss.................      (90,457)     (1,897)     (413,633)       (505,987)
Preferred stock deemed
 dividend................       31,250         --            --           31,250
                            ----------     -------    ----------      ----------
Net loss attributable to
 ordinary stockholders...   $ (121,707)    $(1,897)   $ (413,633)     $ (537,237)
                            ==========     =======    ==========      ==========
Net loss per share
 attributable to ordinary
 stockholders, basic and
 diluted.................   $    (4.19)    $ (0.12)                   $   (12.94)
                            ==========     =======                    ==========
Shares used in computing
 net loss per share
 attributable to ordinary
 stockholders, basic and
 diluted.................   29,065,478                12,454,000 (C)  41,519,478


     The accompanying notes are an integral part of these pro forma combined condensed financial statements.

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                        CONDENSED FINANCIAL STATEMENTS

NOTE 1--BASIS OF PRO FORMA PRESENTATION

   The Unaudited Pro Forma Combined Condensed Financial Statements give effect to OpenTV's acquisition of Spyglass, in a business combination to be accounted for as a purchase, which is expected to be consummated in July 2000. Upon the effective date of the acquisition, all the outstanding common stock of Spyglass will be converted into OpenTV Class A Ordinary Shares, and all outstanding stock options and warrants to purchase shares of Spyglass common stock will be converted into options and warrants to purchase OpenTV Class A Ordinary Shares. The aggregate OpenTV shares, options and warrants to be issued to Spyglass stockholders, option holders and warrant holders will be approximately 14.9 million.

   The Unaudited Pro Forma Combined Condensed Financial Statements have been prepared on the basis of assumptions described in the following notes and include assumptions relating to the allocation of the consideration paid for the assets and liabilities of Spyglass based on preliminary estimates of their fair value. The actual allocation of the consideration to be paid may differ from those assumptions reflected in the Unaudited Pro Forma Combined Condensed Financial Statements after final valuations and other procedures to be performed after the closing of the Spyglass acquisition have been completed. OpenTV does not expect that the final allocation of the purchase price will differ materially from the preliminary allocation. In the opinion of OpenTV's management, all adjustments necessary to present fairly such Unaudited Pro Forma Combined Condensed Financial Statements have been made based on the terms and structure of the Spyglass acquisition. The Unaudited Pro Forma Combined Condensed Statement of Operations for the year ended December 31, 1999 gives effect to this transaction as if it had taken place on January 1, 1999. The Unaudited Pro Forma Combined Condensed Balance Sheet as of December 31, 1999 gives effect to the transaction as if it had taken place on December 31, 1999.

   The unaudited pro forma financial information should not be considered indicative of actual results that would have been achieved had the acquisition been consummated on the dates indicated and does not purport to indicate balance sheet data or results of operations as of any future date or any future period.

   OpenTV anticipates issuing approximately 12.5 million Class A Ordinary Shares in the merger, valued for purposes of this pro-forma presentation at $141.69 per share, the average market price per share of OpenTV Class A Ordinary Shares for the four trading days before and four trading days after the merger announcement date of March 26, 2000. In addition, OpenTV will reserve approximately 2.4 million additional Class A Ordinary Shares for issuance upon the exercise of stock options and warrants of Spyglass which will be converted into options and warrants to purchase Class A Ordinary Shares of OpenTV. The value of such options and warrants was determined by estimating their fair value as of March 26, 2000 using the Black-Scholes option pricing model. The total estimated consideration including acquisition related expenses is $2.1 billion.

   Tangible assets of Spyglass principally include cash and cash equivalents, short-term investments, accounts receivable, fixed assets and other assets. Liabilities of Spyglass assumed principally include accounts payable, accrued liabilities and deferred revenue.

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                       FINANCIAL STATEMENTS--(continued)


   Below is a table of the estimated acquisition consideration, purchase price allocation and annual amortization of the intangible assets and goodwill acquired (in thousands):

                                                       Amortization    Annual
                                                          Period    Amortization
                                                       ------------ ------------
Purchase price allocation
  Tangible net assets acquired............. $   39,248                $    --
  Intangible net assets acquired:
   Developed technology....................      4,950       3           1,650
   In-process research and development.....      1,100     --              --
   Assembled workforce.....................     12,400       3           4,133
   Current contracts.......................      3,550     1.5           1,725
   Customer base...........................        450       3             150
   Goodwill................................  2,029,876       5         405,975
                                            ----------                --------
    Total.................................. $2,091,574                $413,633
                                            ==========                ========

   To determine the value of the developed technology, the expected future cash flows attributable to all existing technology was discounted, taking into account risks related to the characteristics and applications of the developed technology, existing and future markets, and assessments of the stage of the technology's life cycle. The analysis resulted in a valuation for developed technology that had reached technological feasibility and therefore was capitalizable.

   The value allocated to projects identified as in-process research and development will be charged to expense in the period the acquisition is consummated but has not been reflected in the OpenTV Unaudited Pro Forma Combined Condensed Statement of Operations as it is non-recurring in nature.

   The write-off will be necessary because the acquired in-process research and development has not yet reached technological feasibility and has no future alternative uses. These products under development may not achieve commercial viability. The nature of the efforts required to develop the purchased in-process research and development into commercially viable products principally relate to the completion of all planning, designing, prototyping, verification and testing activities that are necessary to establish that the product can be produced to meet its designed specifications, including functions, features, and technical performance requirements.

   The value of the purchased in-process research and development was determined by estimating the projected net cash flows related to the products, including costs to complete the development of the technology and the future revenue to be earned upon commercialization of the products. The estimated stage of completion (expressed as a percentage of completion) for each project was calculated and then the percentage was applied to the expected net cash flows for each project. These cash flows were then discounted back to their net present value. The projected net cash flows from the projects were based on management's estimates of revenues and operating profits related to the projects.

   To determine the revenue attributable to the in-process research technology, consideration was also given to the contribution of the existing technology which will be utilized in the development of the in-process technology, referred to as "core technology". The value allocated to the core technology was determined by assigning a leverage factor to the estimated projected net cash flows related to the products under development

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                       FINANCIAL STATEMENTS--(continued)

after analysis of both the effort and work completed as well as the expected value of the in-process technology. The projected net cash flows from the products assigned to core technology using the leverage factor were then discounted back to their net present value.

   The value allocated to the assembled workforce is attributable to the Spyglass workforce in place after the acquisition which eliminates the need to hire new replacement employees. The value was determined by estimating the cost involved in assembling a new workforce including costs of salaries, benefits, training and recruiting.

   The present value of the future cash flows attributable to existing contracts and customer base were allocated to current contracts and customer base, respectively.

   Goodwill is determined based on the residual difference between the amount of consideration to be paid and the values assigned to identified net tangible and intangible assets.

NOTE 2--PRO FORMA NET LOSS PER SHARE:

   Pro forma basic and diluted net loss per share are based on the weighted average number of OpenTV ordinary shares outstanding during the period and the number of OpenTV Class A Ordinary Shares to be issued in connection with the Spyglass acquisition. Outstanding options and warrants to purchase approximately 10.9 million OpenTV Class A Ordinary Shares, and options and warrants to purchase approximately 2.4 million OpenTV Class A Ordinary Shares to be assumed by OpenTV in connection with the Spyglass merger, were not included in the computation of pro forma diluted net loss per share herein because their effect would be antidilutive.

NOTE 3--PRO FORMA ADJUSTMENTS:

  A. To record the issuance of OpenTV shares in connection with the Spyglass merger and to record the estimated acquisition costs and other assets and liabilities at their fair values.

  B. To record the amortization of acquired intangible assets and goodwill.

  C. To reflect the number of OpenTV shares to be exchanged for all the issued and outstanding shares of Spyglass.

                          COMPARATIVE PER SHARE DATA

   The following table reflects (a) the historical net loss and book value (deficit) per share of OpenTV Class A Ordinary Shares and the historical net loss and book value per share of Spyglass common stock in comparison with the unaudited pro forma net loss and book value per share after giving effect to OpenTV's proposed merger with Spyglass, and (b) the equivalent historical net loss and book value per share attributable to 0.7236 of an OpenTV Class A Ordinary Share which will be received for each share of Spyglass common stock.

   The historical book value per share is computed by dividing stockholders' equity (deficit) as of December 31, 1998 and December 31, 1999, respectively, by the actual ordinary shares/common stock outstanding. The pro forma per share net loss from continuing operations is computed by dividing the pro forma net loss from continuing operations by the pro forma weighted average number of shares outstanding, assuming OpenTV had merged with Spyglass at the beginning of the earliest period presented. The pro forma combined book value per share is computed by dividing total pro forma stockholders' equity by the pro forma number of ordinary shares outstanding at December 31, 1999, assuming the merger had occurred on that date. The Spyglass equivalent pro forma combined per share amounts are calculated by multiplying the OpenTV pro forma combined per share amounts by the exchange ratio of 0.7236.

   The following information should be read in conjunction with the separate audited historical consolidated financial statements and related notes of OpenTV and Spyglass, the unaudited pro forma condensed combined financial information and related notes of OpenTV and the selected historical and selected unaudited pro forma financial data included elsewhere in this joint proxy statement/prospectus or incorporated by reference herein, including from the Annual Report on Form 10-K filed by Spyglass for its fiscal year ended September 30, 1999. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the merger of OpenTV with Spyglass had been consummated as of the beginning of the earliest period presented, nor is it necessarily indicative of the future operating results or financial position of the combined company.

                                                     Year Ended    Year Ended
                                                    December 31,  December 31,
                                                        1998          1999
                                                    ------------- -------------
HISTORICAL OPENTV:
  Basic net loss per share.........................    $(0.43)       $(4.19)
  Diluted net loss per share.......................    $(0.43)       $(4.19)
  Book value (deficit) per share at the end of the
   period..........................................    $(0.14)       $ 4.31

                                                     Year Ended    Year Ended
                                                    September 30, September 30,
                                                        1998          1999
                                                    ------------- -------------
HISTORICAL SPYGLASS:
  Basic net loss per share.........................    $(0.69)       $(0.12)
  Diluted net loss per share.......................    $(0.69)       $(0.12)
  Book value per share at the end of the period....    $ 1.98        $ 2.38

                                                                    Year Ended
                                                                   December 31,
                                                                       1999
                                                                   ------------
OPENTV AND SPYGLASS PRO FORMA COMBINED:
  Pro forma net operations per OpenTV share--basic and diluted....   $(12.94)
  Pro forma net operations per equivalent Spyglass share--basic
   and diluted....................................................   $ (9.36)
  Pro forma book value per OpenTV share at December 31, 1999......   $ 39.44
  Pro forma book value per equivalent Spyglass share at December
   31, 1999.......................................................   $ 28.54

                     MARKET PRICE AND DIVIDEND INFORMATION

OpenTV market price information

   OpenTV Class A Ordinary Shares have been traded on NASDAQ and the Official Segment of Amsterdam Exchanges N.V.'s Stock Market under the symbol "OPTV" since November 23, 1999, the date of OpenTV's initial public offering. Prior to such date there was no established public trading market for OpenTV's ordinary shares.

   The following table sets forth, for the periods indicated, the high and low sales prices per share of OpenTV Class A Ordinary Shares as reported on NASDAQ.

                                                                OpenTV Class A
                                                                Ordinary Shares
                                                                ---------------
                                                                  High    Low
                                                                -------- ------
Fiscal 1999
  Fourth Quarter (beginning November 23, 1999) ................ $ 94.125 $50.00
Fiscal 2000
  First Quarter................................................   245.75  72.00
  Second Quarter (through June 12, 2000).......................  113.625  36.25

Spyglass market price information

   Spyglass' common stock has been traded on NASDAQ under the symbol "SPYG" since June 27, 1995, the date of Spyglass' initial public offering. Prior to such date, there was no established public trading market for Spyglass' common stock. The following table sets forth, for the periods indicated, the high and low sales prices per share of Spyglass common stock as reported on NASDAQ.

                                                                  Spyglass
                                                                Common Stock
                                                              -----------------
                                                                High     Low
                                                              -------- --------
Fiscal Year Ended September 30, 1998:
  First Quarter.............................................. $  12.00 $ 4.0625
  Second Quarter.............................................   9.5625     4.25
  Third Quarter..............................................   15.375     8.25
  Fourth Quarter.............................................  15.3125    9.625
Fiscal Year Ended September 30, 1999:
  First Quarter..............................................    32.25     9.00
  Second Quarter.............................................    20.25    8.875
  Third Quarter..............................................    23.50    8.625
  Fourth Quarter ............................................    20.50   10.375
Fiscal Year Ended September 30, 2000:
  First Quarter..............................................  44.0625   9.6875
  Second Quarter.............................................    95.25   33.375
  Third Quarter (through June 12, 2000)......................    74.75   23.625

Recent share prices

   The table below presents the per share closing prices of OpenTV Class A Ordinary Shares and Spyglass common stock on NASDAQ and the pro forma equivalent market value of OpenTV Class A Ordinary Shares to be issued for Spyglass common stock in the merger as of the dates specified. March 24, 2000 was the last trading date before announcement of the merger. June 12, 2000 was the latest practicable trading day before the printing of this joint proxy statement/prospectus. The table also sets forth the equivalent per share price for Spyglass common stock, which was determined by multiplying the closing prices of the OpenTV Class A Ordinary Shares as of the specified dates by the exchange ratio of 0.7236.

                                                                    Spyglass
                                   OpenTV Class A    Spyglass     Common Stock
                                   Ordinary Shares Common Stock Equivalent Value
                                   --------------- ------------ ----------------
March 24, 2000....................    $169.000       $69.875        $122.288
June 12, 2000.....................    $ 56.063       $39.813        $ 40.567

   Spyglass stockholders are advised to obtain current market quotations for OpenTV Class A Ordinary Shares and Spyglass common stock. No assurance can be given as to the market prices of OpenTV Class A Ordinary Shares or Spyglass common stock at any time before the consummation of merger or as to the market price of OpenTV Class A Ordinary Shares at any time after merger. Because the exchange ratio is fixed, the exchange ratio will not be adjusted to compensate Spyglass stockholders for decreases in the market price of OpenTV Class A Ordinary Shares which have occurred since the date of the merger agreement and could occur further before the merger becomes effective. In the event the market price of OpenTV Class A Ordinary Shares decreases or increases prior to the consummation of the merger, the value of the OpenTV Class A Ordinary Shares to be received in merger in exchange for Spyglass common stock would correspondingly decrease or increase.

Dividends

   Neither OpenTV nor Spyglass has ever declared or paid cash dividends on its capital stock. Pursuant to the merger agreement, each of OpenTV and Spyglass has agreed not to pay cash dividends pending the consummation of merger, without the written consent of the other. If the merger is not consummated, the Spyglass board anticipates that it would continue its policy of retaining all earnings to finance the expansion of its business. OpenTV expects to retain all earnings for use in the operation and expansion of its business and does not anticipate paying any cash dividends before or in the forseeable future after the merger.

                              THE OPENTV MEETING

Date, time and place of OpenTV annual meeting

   The date, time and place of the annual meeting of OpenTV stockholders are as follows:

                                 July 24, 2000
                            9:00 a.m. Pacific Time
                           401 East Middlefield Road
                        Mountain View, California 94043

Purpose of the annual meeting

   OpenTV is furnishing this joint proxy statement/prospectus to its stockholders in connection with the solicitation of proxies by OpenTV's board of directors. The OpenTV board of directors will use the proxies at the annual meeting of stockholders of OpenTV to be held on July 24, 2000 and at any adjournment or postponement thereof.

   The annual meeting is being held so that OpenTV stockholders may consider and vote upon the following proposals:

  1. To approve the issuance of shares of OpenTV Class A Ordinary Shares in the merger of Sonnet Acquisition Corp., a wholly owned subsidiary of OpenTV, with and into Spyglass, as contemplated by the Agreement and Plan of Merger and Reorganization dated as of March 26, 2000, among OpenTV, Sonnet Acquisition Corp. and Spyglass. OpenTV will issue 0.7236 of its Class A Ordinary Shares in exchange for each outstanding share of Spyglass common stock.

  2. To approve election of directors to serve until the next annual meeting;

  3. To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for OpenTV in the current year;

  4. To approve an amendment to the 1999 Share Option/Share Issuance Plan to increase the number of shares of Class A Ordinary Shares reserved for issuance thereunder from 7,200,000 shares to 8,980,000 shares; and

  5. To transact any other business that properly comes before the annual meeting or any adjournments or postponements thereof.

Record date and outstanding shares

   OpenTV's board of directors has fixed the close of business on June 8, 2000 as the record date for the annual meeting. Only holders of record of OpenTV's Class A and Class B Ordinary Shares at the close of business on the record date are entitled to notice of and to vote at the meeting. As of the close of business on the record date, there were 17,347,912 OpenTV Class A Ordinary Shares, and 30,631,746 OpenTV Class B Ordinary Shares, outstanding and entitled to vote, held of record by approximately 85 stockholders and one stockholder, respectively, although OpenTV has been informed that there are in excess of 10,500 beneficial owners of Class A Ordinary Shares.

Vote and quorum required

   Holders of OpenTV's Class A Ordinary Shares are entitled to one vote and holders of OpenTV's Class B Ordinary Shares are entitled to ten votes, respectively, for each share held as of the record date. Approval of each of the proposals to be voted upon by OpenTV stockholders requires the affirmative vote of a majority of the total voting power of the outstanding ordinary shares of OpenTV present in person or represented by proxy at the meeting. Attendance at the meeting in person or by proxy of the shares representing a majority of the votes represented by the OpenTV ordinary shares is required for a quorum.

   On the record date, directors and executive officers of OpenTV and their affiliates as a group owned 2,558,752 Class A Ordinary Shares and 30,631,746 Class B Ordinary Shares (excluding any shares issuable upon the exercise of options), or approximately 95.4% of the votes represented by the shares outstanding on the record date. The majority stockholder of OpenTV has entered into a stockholder voting agreement with Spyglass that obligates it to vote a total of approximately 94.8% of the voting power represented by all of OpenTV's ordinary shares outstanding as of the record date in favor of approval of the issuance of Class A Ordinary Shares in connection with the merger.

Abstentions; broker non-vote

   Any abstention will be counted for purposes of determining a quorum, but will have the same effect as a vote AGAINST any proposal considered at the annual meeting.

   The treatment of a broker non-vote, which occurs in the event that a broker, bank, custodian, nominee or other record holder of OpenTV Ordinary Shares indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, is not clearly established under BVI law and is not treated in OpenTV's memorandum of association or articles of association. However, if BVI law were to conform in these respects with Delaware general corporate principles which OpenTV will apply in its annual meeting, those shares will not be considered for purposes of determining the number of shares entitled to vote with respect to a particular proposal on which the broker has expressly not voted, but will be counted for purposes of determining the presence or absence of a quorum for the transaction of business.

Dissenters' rights

   Holders of OpenTV Class A Ordinary Shares are not entitled to dissenters' rights in the merger.

Expenses of proxy solicitation

   OpenTV will pay the expenses of soliciting proxies to be voted at the OpenTV annual meeting, except that OpenTV and Spyglass will share equally in certain expenses incurred in connection with filing and printing this joint proxy statement/prospectus. Following the original mailing of the proxies and other soliciting materials, OpenTV will request brokers, custodians, nominees and other record holders of OpenTV ordinary shares to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of OpenTV ordinary shares and to request authority for the exercise of proxies. In such cases, upon the request of the record holders, OpenTV will reimburse such holders for their reasonable expenses.

   In addition to solicitation by mail, directors, officers and key employees of OpenTV may solicit proxies in person or by telephone, telegram or other means of communication. These persons will receive no additional compensation for solicitation of proxies, but may be reimbursed for reasonable out-of-pocket expenses.

Voting of proxies

   The proxy accompanying this joint proxy statement/prospectus is solicited on behalf of the OpenTV board of directors for use at the OpenTV annual meeting. Please complete, date and sign the accompanying proxy and promptly return it in the enclosed envelope or otherwise mail it to OpenTV. All properly signed proxies that OpenTV receives prior to the vote at the meeting and that are not revoked will be voted at the meeting according to the instructions indicated on the proxies or, if no direction is indicated, such proxies will be voted FOR each of the proposals to be considered at the annual meeting. You may revoke your proxy at any time before it is exercised at the meeting by taking any of the following actions:

  . delivering a written notice to the secretary of OpenTV by any means, including facsimile, bearing a date later than the date of the proxy, stating that the proxy is revoked;

  . signing and delivering a proxy relating to the same shares and bearing a later date prior to the vote at the meeting; and

  . attending the meeting and voting in person, although attendance at the meeting will not, by itself, revoke a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares.

   OpenTV's board of directors does not know of any matter that is not referred to in this joint proxy statement/prospectus to be presented for action at the meeting. If any other matters are properly brought before the meeting, the persons named in the proxies will have discretion to vote on such matters in accordance with their best judgment.

Recommendation of the OpenTV board of directors

   The board of directors of OpenTV has unanimously determined that the terms of the merger agreement and the issuance of Class A Ordinary Shares in the merger, as well as the passing of all of the other proposals to be considered at the annual meeting are in the best interests of OpenTV and the OpenTV stockholders. Accordingly, the OpenTV board of directors recommends that OpenTV stockholders vote FOR the proposal to approve the merger agreement and the issuance of Class A Ordinary Shares in the merger and all of the other proposals to be considered at the annual meeting.

    To assure that your OpenTV shares are represented at the meeting, please complete, date and sign the enclosed proxy and mail it promptly in the postage-paid envelope provided, whether or not you plan to attend the OpenTV meeting. You may revoke your proxy at any time before it is voted.

                             THE SPYGLASS MEETING

Date, time and place of the Spyglass special meeting

   The date, time and place of the special meeting of the stockholders of Spyglass are as follows:

                                 July 24, 2000
                            12:00 p.m. Eastern Time
                          60 State Street, 26th Floor
                          Boston, Massachusetts 02109

Purpose of the special meeting

   Spyglass is furnishing this joint proxy statement/prospectus to its stockholders in connection with the solicitation of proxies by the board of directors of Spyglass relating to the proposed merger with OpenTV. The Spyglass board of directors will use the proxies at the special meeting of stockholders of Spyglass to be held on July 24, 2000 and at any adjournment or postponement thereof.

   The special meeting is being held so that Spyglass stockholders may consider and vote upon a proposal to approve a merger of OpenTV with Spyglass whereby each outstanding share of Spyglass common stock will be converted into the right to receive 0.7236 of an OpenTV Class A Ordinary Share, and to transact such other business as may properly come before the special meeting. The merger agreement is included as Annex A to this joint proxy statement/prospectus.

Record date and outstanding shares

   The board of directors of Spyglass has fixed the close of business on June 8, 2000 as the record date for the special meeting. Only holders of record of Spyglass common stock at the close of business on the record date are entitled to notice of and to vote at the meeting. As of the close of business on the record date, there were 17,444,388 shares of Spyglass common stock outstanding and entitled to vote, held of record by approximately 556 stockholders, although Spyglass has been informed that there are in excess of 20,000 beneficial owners.

Vote and quorum required

   Holders of Spyglass common stock are entitled to one vote for each share held as of the record date. Approval of the merger agreement requires the affirmative vote of the holders of a majority of the shares of Spyglass common stock outstanding on the record date. Attendance at the meeting in person or by proxy of a majority of the outstanding shares of Spyglass common stock is required for a quorum.

   On the record date, the directors and executive officers of Spyglass and their affiliates as a group owned 402,135 shares of Spyglass common stock (excluding any shares issuable upon the exercise of options), or approximately 2.3% of the shares of Spyglass common stock outstanding on the record date. All directors and executive officers of Spyglass have entered into stockholder voting agreements with OpenTV that obligate them to vote a total of approximately 2.3% of the Spyglass common stock outstanding as of the record date in favor of approval of the merger and merger agreement.

Voting of proxies

   All properly executed proxies received before the vote at the Spyglass special meeting, and not revoked, will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated, such proxies will be voted FOR the proposal to approve the merger agreement and the merger, and the proxy holder may vote the proxy in its discretion as to any other matter which may properly come before the meeting.

   In the event that a broker, bank, custodian, nominee or other record holder of Spyglass common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, which is called a broker non-vote, those shares will not be considered for purposes of determining the number of shares entitled to vote with respect to a particular proposal on which the broker has expressly not voted, but will be counted for purposes of determining the presence or absence of a quorum for the transaction of business.

   Because approval of the merger agreement and the merger requires the affirmative vote of a majority of the outstanding shares of Spyglass common stock, any abstention or broker non-vote will have the same effect as a vote AGAINST the approval of the merger agreement and the merger. In addition, the failure of a Spyglass stockholder to return a proxy or vote in person will have the effect of a vote AGAINST the approval of the merger agreement and the merger. Brokers holding shares for beneficial owners cannot vote on the approval of the merger agreement and the merger at the Spyglass special meeting without the beneficial owners' specific instructions. Accordingly, Spyglass stockholders are urged to return the enclosed proxy marked to indicate their vote.

Appraisal rights

   Holders of Spyglass common stock are not entitled to appraisal rights with respect to the merger.

Expenses of proxy solicitation

   Spyglass will be using the proxy solicitation firm of Georgeson Shareholder Communications Inc. The fee for Georgeson Shareholder Communications Inc.'s services is $10,000 plus any costs associated with these services. Spyglass will pay the expenses of soliciting proxies to be voted at the Spyglass meeting, except that OpenTV will share equally certain expenses incurred in connection with filing and printing this joint proxy statement/prospectus. Following the original mailing of the proxies and other soliciting materials, Spyglass will request brokers, custodians, nominees and other record holders of Spyglass common stock to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Spyglass common stock and to request authority for the exercise of proxies. In such cases, upon the request of the record holders, Spyglass will reimburse such holders for their reasonable expenses.

   In addition to solicitation by mail, directors, officers and key employees of Spyglass may solicit proxies in person or by telephone, telegram or other means of communication. These persons will receive no additional compensation for solicitation of proxies, but may be reimbursed for reasonable out-of-pocket expenses.

Proxies

   The proxy accompanying this joint proxy statement/prospectus is solicited on behalf of the Spyglass board of directors for use at the Spyglass meeting. Please complete, date and sign the accompanying proxy and promptly return it in the enclosed envelope or otherwise mail it to Spyglass. All properly signed proxies that Spyglass receives prior to the vote at the meeting and that are not revoked will be voted at the meeting according to the instructions indicated on the proxies or, if no direction is indicated, to approve the merger agreement and the merger. You may revoke your proxy at any time before it is exercised at the meeting by taking any of the following actions:

  . delivering a written notice to the secretary of Spyglass by any means, including facsimile, bearing a date later than the date of the proxy, stating that the proxy is revoked;

  . signing and delivering a proxy relating to the same shares and bearing a later date prior to the vote at the meeting; and

  . attending the meeting and voting in person, although attendance at the meeting will not, by itself, revoke a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares.

   The board of directors of Spyglass does not know of any matter that is not referred to in this joint proxy statement/prospectus to be presented for action at the Spyglass meeting. If any other matters are properly brought before the meeting, the persons named in the proxies will have discretion to vote on such matters in accordance with their best judgment.

Recommendation of the Spyglass board of directors

   The board of directors of Spyglass has unanimously determined that the terms of the merger agreement and the merger are in the best interests of Spyglass and the Spyglass stockholders. Accordingly, the Spyglass board of directors recommends that Spyglass stockholders vote FOR the proposal to approve the merger agreement and the merger.

    To assure that your shares are represented at the Spyglass meeting, please complete, date and sign the enclosed proxy and mail it promptly in the postage-paid envelope provided, whether or not you plan to attend the Spyglass meeting. You may revoke your proxy at any time before it is voted.

                                  THE MERGER

   This section of the joint proxy statement/prospectus describes the proposed merger. While OpenTV and Spyglass believe that the description in this section covers the material terms of the merger and the related transactions, this summary may not contain all of the information that is important to you. You should carefully read this entire document and the other documents OpenTV and Spyglass have referred to in this joint proxy statement/prospectus for a more complete understanding of the merger.

Background of the merger

   Subsequent to OpenTV's initial public offering on November 23, 1999, OpenTV's management began considering opportunities to further develop OpenTV's product lines through business partnerships, acquisitions of, or investments in, complementary products, technologies and businesses. In December 1999, OpenTV began discussions with Merrill Lynch for the purpose of advising OpenTV on selected business partnering opportunities. In December 1999 and January 2000, after informal discussions between OpenTV's senior management and certain of its directors, OpenTV decided to seek a partner with web browsing technology, and identified a few specific companies that could provide such technology and potentially complement OpenTV's business strategy. Spyglass was one of the specific companies that OpenTV chose to investigate further.

   On January 12, 2000, Jan Steenkamp, president and chief executive officer of OpenTV, telephoned Doug Colbeth, chairman of the board and chief executive officer of Spyglass, to discuss a range of transactions such as OpenTV licensing Spyglass software, OpenTV acquiring portions of Spyglass technology or OpenTV acquiring Spyglass itself. They arranged a meeting at Spyglass' offices in Naperville, Illinois on January 19, 2000 to allow Spyglass to demonstrate its technology to OpenTV and for OpenTV and Spyglass to discuss in more detail a possible combination or other relationship between the two companies.

   On January 19, 2000, Mr. Colbeth and Mr. Steenkamp each provided overviews of their respective company's products and product strategy, and discussed the business opportunities and challenges faced by their respective companies, the complementary nature of their respective businesses, and their personal philosophies and management styles. They also discussed the idea of combining the two companies.

   On January 20, 2000, Mr. Colbeth communicated with Mr. Steenkamp regarding a combination of the two companies. Mr. Steenkamp contacted selected OpenTV board members and OpenTV's financial and outside legal advisors regarding his recent discussions with Mr. Colbeth.

   On January 27, 2000, the board of directors of OpenTV met at a regularly scheduled meeting to discuss, among other things, the possibility of a merger with Spyglass. OpenTV management described the rationale for seeking a business partner with web browsing technology and discussed alternative partners, including Spyglass. Mr. Steenkamp summarized his discussions with Mr. Colbeth. The OpenTV board discussed the potential merger, and directed OpenTV's senior management to continue to pursue the transaction, undertake full due diligence as quickly as possible, and negotiate appropriate terms.

   On January 27, 2000, at a special meeting of the board of directors of Spyglass, the directors discussed the possible business combination with OpenTV. Mr. Colbeth summarized his discussions with Mr. Steenkamp, and members of Spyglass' executive management commented on OpenTV's business, including its interactive software platform and international sources of revenue, customer base and distribution channels. After extensive discussion, the Spyglass board asked management to continue to review a potential business combination with OpenTV.

   Between January 27, 2000 and February 14, 2000, the parties engaged in negotiations regarding the principal terms of a potential transaction and the scope of due diligence to be undertaken if OpenTV and Spyglass developed an agreement in principle.

   On February 14, 2000, discussions ceased as the parties failed to reach an agreement in principle on the potential transaction.

   On March 1, 2000, Mr. Steenkamp communicated with Mr. Colbeth and inquired as to whether the transaction was still a possibility and if further negotiations could ensue.

   On March 2, 2000, OpenTV management had an informal discussion by telephone with certain of its directors and, among other things, provided an update on the status of discussions with Spyglass. The directors strongly urged OpenTV management to resume negotiations and try to conclude an acquisition.

   Later on March 2, 2000, Mr. Colbeth responded to Mr. Steenkamp that the negotiations could resume.

   On March 6, 2000, Spyglass retained FleetBoston Robertson Stephens to act as its financial advisor.

   Between March 2, 2000 and March 14, 2000, the parties continued to discuss the principal terms of a potential transaction. They reached a consensus sufficient to convince each party to proceed to more intensive due diligence and the preparation and negotiation of definitive documentation.

   During the week of March 13, 2000, in two separate meetings, the senior management of each company presented a detailed business overview to the other company's senior management. Both companies' legal counsel, and financial and accounting advisors participated in these meetings. Also during this week, OpenTV's management and accounting advisors undertook detailed due diligence investigations at Spyglass' headquarters and OpenTV's legal counsel reviewed Spyglass' responses to the due diligence requests. Spyglass' management, financial and accounting advisors and legal counsel, during this week, also conducted their due diligence investigation of OpenTV and reviewed OpenTV's response to its due diligence request. These investigations continued until the execution of the definitive merger documents on March 26, 2000.

   On March 18, 2000, Mr. Colbeth provided the Spyglass directors with an update on the status of negotiations with OpenTV.

   On the evening of March 20, 2000, OpenTV's senior management held a meeting with its technical, intellectual property, financial, legal and accounting due diligence teams and reviewed all aspects of Spyglass' business based on the investigations and discussions to date.

   On March 23, 2000, the board of directors of OpenTV held a telephonic board meeting and reviewed the status of the diligence relating to the Spyglass transaction, as well as the status of the definitive merger documents. At the conclusion of this meeting, OpenTV's board of directors directed management to continue its due diligence discussions as well as its discussions relating to the definitive agreements.

   On March 24, 2000, the board of directors of Spyglass held a special meeting at which members of Spyglass' senior management, together with Spyglass' financial advisor and legal counsel, reviewed various aspects of the business combination with OpenTV, including the terms of the merger agreement, the results of the due diligence investigation and the directors' fiduciary duties under Delaware law. FleetBoston Robertson Stephens delivered its oral opinion, subsequently confirmed by delivery of a written opinion dated March 26, 2000, that as of such date and based on and subject to the factors and assumptions stated in its written opinion, the exchange ratio in the merger was fair from a financial point of view to Spyglass stockholders. Legal counsel advised the Spyglass board of directors on their responsibilities as board members, summarized the terms of the merger agreement and related ancillary documents, which had been previously distributed to the directors, and answered questions regarding the acquisition process and their fiduciary duties to Spyglass stockholders. After deliberation, the directors unanimously approved the merger agreement and related agreements and authorized the execution of the merger agreement and related agreements, subject to the completion of these documents to the satisfaction of senior management.

   On March 25, 2000, OpenTV's board of directors held an in person and telephonic meeting to discuss the merger in detail. OpenTV's accounting and legal advisors also attended this meeting. Members of OpenTV's senior management provided a business summary of the transaction, and a report on the results of the technology diligence conducted to date. OpenTV's legal counsel reviewed the terms of the draft merger agreement and related agreements, presented a report on the results of the legal diligence conducted to date, and advised the board of its fiduciary duties. Representatives of Merrill Lynch reviewed their financial analysis with respect to the proposed financial terms of the merger. OpenTV's accountants presented a report on the results of the accounting diligence conducted to date. After full discussion, the OpenTV board unanimously approved the proposed transaction structure and the terms of the definitive merger and related agreements, subject to the satisfactory resolution of certain due diligence points, and delivery of an opinion from Merrill Lynch as to the fairness, from a financial point of view, to OpenTV, of the exchange ratio provided for in the merger.

   On March 25 and 26, 2000, OpenTV and Spyglass finalized the definitive merger and related agreements and OpenTV completed its due diligence investigation.

   On March 26, 2000, OpenTV's board of directors held a telephonic meeting. OpenTV's legal counsel also attended. Upon receipt of confirmation from senior management that all due diligence matters had been resolved, the board unanimously approved the proposed transaction structure and the terms of the definitive merger and related agreements. Also at this meeting, representatives of Merrill Lynch rendered an oral opinion, which opinion was subsequently confirmed by delivery of a written opinion dated March 26, 2000, to the effect that, as of that date and based upon and subject to the factors and assumptions set forth in the opinion, the exchange ratio was fair, from a financial point of view, to OpenTV.

   On March 26, 2000, after approval of the merger agreement and related agreements, OpenTV and Spyglass executed and delivered the merger agreement and the parties thereto executed and delivered the related agreements including the parent voting agreement, the company voting agreement, and the employment agreements.

   On March 26, 2000, OpenTV and Spyglass issued a joint press release announcing the transaction.

Spyglass' reasons for the merger

   At a meeting held on March 24, 2000, the board of directors of Spyglass concluded that the merger was in the best interests of Spyglass and its stockholders and determined to recommend that the stockholders approve the stockholder proposals relating to the merger. In its evaluation of the merger, Spyglass' board of directors identified several potential benefits of the merger, the most important of which included the board's expectation that:

  . the merger would provide a growth opportunity for Spyglass, and an opportunity to achieve industry leadership in the interactive television industry by providing a broader product offering through the combined company, accompanied with an experienced professional services organization;

  . the combined company may realize potential synergies by integrating Spyglass' complementary Internet technologies, professional services and talented and highly-skilled employee base with OpenTV's interactive software platform and larger, more diverse customer base;

  . the merger would leverage OpenTV's global presence, international sources of revenue, customer base and distribution channels to accelerate Spyglass' revenue growth for its products and services; and

  . the combined company's broader technology base and product offerings would provide greater opportunities for the professional growth of individual employees and enhance Spyglass' ability to retain and recruit employees in a tight labor market.

   Spyglass' board of directors consulted with senior management, as well as its legal counsel, independent accountants and financial advisors, in reaching its decision to approve the merger. In its evaluation of the merger, the Spyglass board reviewed several factors, including, but not limited to, the following:

  . Spyglass management's view of the financial condition, results of operations and businesses of Spyglass and OpenTV before and after giving effect to the merger and the Spyglass board's determination of the merger's effect on stockholder value;

  . historical information concerning Spyglass' and OpenTV's business, financial performance and condition, operations, technology and management, including reports concerning results of operations during the most recent fiscal period filed with the Securities and Exchange Commission;

  . the consideration Spyglass stockholders will receive in the merger in light of comparable transactions;

  . the current and prospective industry environment for Spyglass' products and services, including the ability of larger industry participants to increase market share;

  . current financial market conditions and historical market prices, volatility and trading information for OpenTV and Spyglass;

  . the opinion of FleetBoston Robertson Stephens that, as of the date of its opinion and based on and subject to the matters described in its opinion, the exchange ratio in the merger was fair from a financial point of view to the holders of Spyglass common stock;

  .  the belief that the terms of merger agreement are reasonable;

  .  the potential impact of the merger on Spyglass' customers and employees;

  . discussions with its management, legal and financial advisors as to the results of the due diligence investigation of OpenTV; and

  . the expectation that the merger will be a reorganization for United States federal income tax purposes.

   The Spyglass board also identified and considered a number of potentially negative factors in its deliberations concerning the merger including the following:

  .  the risk that the potential benefits of the merger may not be realized;

  . the risk that the per share value of the consideration to be received by Spyglass stockholders might be significantly less than the price per share implied by the exchange ratio immediately prior to the announcement of the merger because the exchange ratio will not be adjusted for changes in the market price of either OpenTV Class A Ordinary Shares or Spyglass common stock;

  . the possibility that the merger may not be consummated, even if approved by Spyglass' and OpenTV's stockholders;

  . the effect of the public announcement and consummation of the merger on Spyglass' and OpenTV's sales, customer relations and strategic partners;

  . the risk of management and employee disruption associated with the merger, including the risk that despite the efforts of the combined company, key technical, sales and management personnel might not remain employed by the combined company;

  . the difficulty and risks associated with the integration of a different management and organizational structure;

  . the negative effect that treating the merger, for accounting purposes, as a "purchase," will have on the combined company's future earnings per share, due to amortization of "goodwill" purchased from Spyglass; and

  . the other applicable risks described in this joint proxy statement/prospectus statement under "Risk Factors" beginning on page 6.

   The Spyglass board concluded that on balance the potential benefits of the merger outweighed the potential risks. This discussion of the information and factors considered by the board is not meant to be exhaustive. Given the complexity of the issue and the number of factors considered, the board did not attempt to quantify or otherwise assign relative weight to specific factors.

Recommendation of the Spyglass board of directors

   After careful consideration, the board of directors of Spyglass unanimously determined that the merger is in the best interests of Spyglass and its stockholders, unanimously approved the merger agreement and recommends that Spyglass stockholders vote for approval and adoption of the merger agreement and the merger.

   In view of the variety of factors considered in connection with its evaluation of the merger, the Spyglass board of directors did not find it practicable to, and accordingly did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, many of the factors contained elements that may have both a positive and negative effect on the fairness of the merger. Except as described above, the Spyglass board of directors, as a whole, did not attempt to analyze each individual factor separately to determine its impact on the fairness of the merger. Consequently, individual members of the Spyglass board of directors may have given different weight to different factors and may have viewed differently each factor's effect on the fairness determination.

   In considering the recommendation of the Spyglass board of directors with respect to the merger agreement, Spyglass stockholders should be aware that directors and officers of Spyglass have interests in the merger that are different from, or are in addition to, the interests of Spyglass stockholders generally. Please see "Interests of certain persons in the merger" on page 58.

OpenTV's reasons for the merger

   At a meeting held on March 26, 2000, the board of directors of OpenTV concluded that the merger was in the best interests of OpenTV and its stockholders and determined to recommend that the stockholders approve the stockholder proposals relating to the merger. In its evaluation of the merger, OpenTV's board of directors identified several potential benefits of the merger, the most important of which included the board's expectation that:

  . the merger would provide an opportunity for OpenTV to accelerate its revenue growth and extend its leadership in the interactive television industry;

  . the merger would allow OpenTV to offer a more complete product solution to network operators by combining Spyglass technology with OpenTV technology, and thereby obtain a larger share of network operator's business than OpenTV would on its own;

  . the merger would allow OpenTV to better address network operator interest in providing their viewers with HTML-based web-browsing capability than OpenTV would on its own, given the difficulty OpenTV would face in developing or licensing the necessary HTML-based web-browsing capability on its own;

  . the merger would allow OpenTV to penetrate the United States cable market to a greater degree than OpenTV would on its own due to the combined company's access to Spyglass' existing customer relationships and Spyglass' United States focused sales organization;

  . the merger would allow OpenTV to expand its interactive television professional services business by accessing Spyglass' management expertise, personnel and current base of professional services customers;

  . the merger would provide OpenTV with the ability to expand into the wireless communication market through Spyglass' proprietary technology and Spyglass' experience in providing professional services in this market;

  . the merger would create a combined company with a larger revenue base both near-term and long-term than OpenTV would likely achieve on its own; and

  . the merger would allow OpenTV to obtain a critical mass of talented and highly skilled employees with proven capabilities that OpenTV would not otherwise have been able to obtain in a tight labor market.

   OpenTV's board of directors consulted with senior management, as well as its legal counsel and financial advisor, in reaching its decision to approve the merger. In its evaluation of the merger, the OpenTV board reviewed several factors, including, but not limited to, the following:

  . historical information concerning OpenTV's and Spyglass' respective businesses, financial performance and condition, operations, technology and management;

  . OpenTV management's view of the financial condition, results of operations and businesses of OpenTV and Spyglass before and after giving effect to the merger and the OpenTV board's determination of the merger's effect on stockholder value;

  . current financial market conditions and historical market prices, volatility and trading information;

  . the consideration Spyglass stockholders will receive in the merger in light of comparable transactions;

  . the written opinion of Merrill Lynch, dated March 26, 2000, to the OpenTV board of directors to the effect that, as of the date of its opinion and based upon and subject to the factors and assumptions set forth in its opinion, which is described below under "Opinion of OpenTV's financial advisor," the exchange ratio in the merger was fair from a financial point of view to OpenTV;

  . the belief by OpenTV's senior management that the terms of the merger agreement are reasonable;

  . the potential impact of the merger on OpenTV's and Spyglass' customers and employees; and

  . discussions with its management, legal and financial advisors as to the results of the due diligence investigation of Spyglass.

   The OpenTV board also identified and considered a number of potentially negative factors in its deliberations concerning the merger including the following:

  .  the risk that the potential benefits of the merger may not be realized;

  . the difficulty of integrating Spyglass with OpenTV and the management effort required to complete the integration;

  . the possibility that the merger may not be consummated, even if approved by OpenTV's and Spyglass' board of directors;

  . the negative effect that treating the merger, for accounting purposes, as a "purchase," will have on the combined company's future earnings per share, due to amortization of "goodwill" purchased from Spyglass;

  . the risk that Spyglass revenue mix may not be viewed as favorably by the market as OpenTV's resulting in a reduction of the value multiple for OpenTV's stock;

  . the risk that the premium offered relative to Spyglass' current stock price may not be viewed favorably by the market;

  . the effect of the public announcement of the merger on OpenTV's and Spyglass' customer relations;

  . the risk that Microsoft might seek to modify its relationship with Spyglass following the merger due to its concerns with OpenTV as a competitor in the interactive television market;

  . the risk of management and employee disruption associated with the merger, including the risk that despite the efforts of the combined company, key technical, sales and management personnel might not remain employed by the combined company;

  . the impact of the accelerated vesting provisions associated with Spyglass' employee stock option plan on the combined company's ability to retain the Spyglass employees; and

  . the other applicable risks described in this joint proxy statement/prospectus under "Risk Factors" beginning on page 6.

   The OpenTV board concluded however, that, on balance, the potential benefits to OpenTV and its stockholders of the merger outweighed the risks associated with the merger. The discussion of the information and factors considered by the OpenTV board is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the merger, the OpenTV board did not find it practicable to, and did not quantify or otherwise assign relative weight to, the specific factors considered in reaching its determination.

Recommendation of OpenTV's Board of Directors

   After careful consideration, the OpenTV board of directors has determined the merger agreement and the merger to be fair to and in the best interests of its stockholders. OpenTV's board of directors recommends approval of the issuance of shares of OpenTV Class A Ordinary Shares in connection with the merger as described in this joint proxy statement/prospectus.

Opinion of Spyglass' financial advisor

   Pursuant to an engagement letter dated March 6, 2000, Spyglass engaged FleetBoston Robertson Stephens to render an opinion as to the fairness of the exchange ratio, from a financial point of view, to holders of shares of Spyglass common stock (other than OpenTV or any of its affiliates).

   On March 24, 2000 at a meeting of the Spyglass board held to evaluate the proposed merger, FleetBoston Robertson Stephens rendered to the Spyglass board an oral opinion, which was subsequently confirmed by delivery of a written opinion dated March 26, 2000, that, as of the date of the opinion and based on the assumptions made, the matters considered and the limitations on the review undertaken described in the opinion, the exchange ratio was fair, from a financial point of view, to the holders of shares of Spyglass common stock (other than OpenTV or any of its affiliates). The exchange ratio was determined through negotiations between the respective managements of Spyglass and OpenTV. Although FleetBoston Robertson Stephens did assist the management of Spyglass in these negotiations, it was not asked to, and did not, recommend to Spyglass that any specific exchange ratio constitutes the appropriate exchange ratio for the merger. FleetBoston Robertson Stephens also assisted Spyglass' management in the negotiations leading to agreement on the principal structural terms of the merger.

   The full text of the FleetBoston Robertson Stephens opinion, which sets forth, among other things, assumptions made, matters considered and limitations on the review undertaken, is attached as Annex C and is incorporated in this joint proxy statement/prospectus by reference. Spyglass urges its stockholders to read the FleetBoston Robertson Stephens opinion in its entirety. The FleetBoston Robertson Stephens opinion was prepared for the benefit and use of the Spyglass board in connection with its evaluation of the merger and does not constitute a recommendation to stockholders of Spyglass as to how they should vote, or take any other action, with respect to the merger.

   The FleetBoston Robertson Stephens opinion does not address:

  . the relative merits of the merger and the other business strategies that the Spyglass board has considered or may be considering; or

  . the underlying business decision of the Spyglass board to proceed with the merger.

   The summary of the FleetBoston Robertson Stephens opinion set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of the FleetBoston Robertson Stephens opinion.

   In connection with the preparation of the FleetBoston Robertson Stephens opinion, FleetBoston Robertson Stephens, among other things:

  . reviewed certain publicly available financial statements and other business and financial information of Spyglass and OpenTV, respectively;

  . reviewed certain internal financial statements and other financial and operating data concerning Spyglass prepared by the management of Spyglass;

  . reviewed certain financial forecasts and other forward looking financial information prepared by the management of Spyglass;

  . reviewed with OpenTV certain publicly available estimates of research analysts relating to Spyglass and OpenTV;

  . held discussions with the respective managements of Spyglass and OpenTV concerning the businesses, past and current operations, financial condition and future prospects of both Spyglass and OpenTV, independently and combined, including discussions with the managements of Spyglass and OpenTV concerning cost savings and other synergies that are expected to result from the merger, as well as their views regarding the strategic rationale for the merger;

  .  reviewed the financial terms and conditions set forth in the merger;

  .  reviewed the stock price and trading history of Spyglass and OpenTV;

  . compared the financial performance of Spyglass and OpenTV and the prices and trading activity of Spyglass common stock and OpenTV ordinary shares with that of certain other publicly traded companies it deemed comparable with Spyglass and OpenTV, respectively;

  . compared the financial terms of the merger with the financial terms, to the extent publicly available, of other transactions that it deemed relevant;

  . reviewed the pro forma impact of the merger on OpenTV's revenue per share;

  . participated in discussions and negotiations among representatives of Spyglass and OpenTV and their financial and legal advisors; and

  . made such other studies and inquiries, and reviewed such other data, as it deemed relevant.

   In its review and analysis, and in arriving at its opinion, FleetBoston Robertson Stephens assumed and relied upon the accuracy and completeness of all of the financial and other information provided to it (including information furnished to it orally or otherwise discussed with it by the managements of Spyglass and OpenTV) or publicly available and neither attempted to verify, nor assumed responsibility for verifying, any of such information. FleetBoston Robertson Stephens relied upon the assurances of managements of Spyglass and OpenTV that they were not aware of any facts that would make such information inaccurate or misleading. Furthermore, FleetBoston Robertson Stephens did not obtain or make, or assume any responsibility for obtaining or making, any independent evaluation or appraisal of the properties, assets or liabilities (contingent or otherwise) of Spyglass or OpenTV, nor was FleetBoston Robertson Stephens furnished with any such evaluation or appraisal.

   With respect to the financial forecasts and projections (and the assumptions and bases therefor) for each of Spyglass and OpenTV that FleetBoston Robertson Stephens reviewed, upon the advice of the managements of Spyglass and OpenTV, FleetBoston Robertson Stephens assumed that such forecasts and projections:

  . had been reasonably prepared in good faith on the basis of reasonable assumptions;

  . reflected the best available estimates and judgments as to the future financial condition and performance of Spyglass and OpenTV, respectively; and

  .  will be realized in the amounts and in the time periods estimated.

   In addition, FleetBoston Robertson Stephens assumed that:

  . the merger will be consummated upon the terms set forth in the merger agreement without material alteration thereof, including, among other things, that the merger will be accounted for as a "purchase method" business combination in accordance with United States generally accepted accounting principles ("United States GAAP");

  . the merger will be treated as a reorganization pursuant to the Internal Revenue Code of 1986, as amended; and

  . the historical financial statements of each of Spyglass and OpenTV reviewed by it had been prepared and fairly presented in accordance with United States GAAP consistently applied.

   FleetBoston Robertson Stephens relied as to all legal matters relevant to rendering its opinion on the advice of counsel.

   Although developments following the date of the FleetBoston Robertson Stephens opinion may affect the opinion, FleetBoston Robertson Stephens assumed no obligation to update, revise or reaffirm its opinion. The FleetBoston Robertson Stephens opinion is necessarily based upon market, economic and other conditions as in effect on, and information made available to FleetBoston Robertson Stephens as of, the date of the FleetBoston Robertson Stephens opinion. It should be understood that subsequent developments may affect the conclusion expressed in the FleetBoston Robertson Stephens opinion and that FleetBoston Robertson Stephens disclaims any undertaking or obligation to advise any person of any change in any matter affecting the opinion which may come or be brought to its attention after the date of the opinion. The FleetBoston Robertson Stephens opinion is limited to the fairness, from a financial point of view and as of the date thereof, of the exchange ratio to holders of shares of Spyglass common stock (other than OpenTV or any of its affiliates). FleetBoston Robertson Stephens does not express any opinion as to:

  . the value of any employee agreement or other arrangement entered into in connection with the merger;

  .  any tax or other consequences that might result from the merger; or

  . what the value of OpenTV ordinary shares will be when issued to Spyglass' stockholders pursuant to the merger or the price at which the shares of OpenTV Class A Ordinary Shares that are issued pursuant to the merger may be traded in the future.

   The following is a summary of the material financial analyses performed by FleetBoston Robertson Stephens in connection with rendering the FleetBoston Robertson Stephens opinion. The summary of the financial analyses is not a complete description of all of the analyses performed by FleetBoston Robertson Stephens. Certain of the information in this section is presented in a tabular form. In order to better understand the financial analyses performed by FleetBoston Robertson Stephens, these tables must be read together with the text of each summary. The FleetBoston Robertson Stephens opinion is based upon the totality of the various analyses performed by FleetBoston Robertson Stephens and no particular portion of the analyses has any merit standing alone.

   Comparable Companies Analysis. Using publicly available information, FleetBoston Robertson Stephens analyzed, among other things, the total capitalization and trading multiples of Spyglass and selected publicly traded companies in the devices, platforms/software, broadband applications and eBusiness consulting industries, including:

   Devices Companies:

  .  ACTV

  .  Palm

  .  Phone.com

   Platforms/Software Companies:

  .  Aether Systems

  .  BSquare

  .  Gemstar

  .  Liberate

  .  OpenTV

  .  Puma Technology

  .  Wind River Systems

  .  Wink Communications

   Broadband Applications Companies:

  .  Concurrent Computer

  .  SeaChange International

   eBusiness Consulting Companies:

  .  AppNet

  .  Breakaway Solutions

  .  C-bridge Internet Solutions

  .  Cysive

  .  Predictive Systems

  .  Proxicom

  .  Razorfish

  .  Sapient Corporation

  .  Scient

  .  US Interactive

  .  Viant

   Multiples compared by FleetBoston Robertson Stephens included total capitalization to estimated revenues for calendar years 1999, 2000 and 2001. All multiples were based on closing stock prices as of March 23, 2000.

   FleetBoston Robertson Stephens estimated that Spyglass derives and will continue to derive approximately 30% of its revenue from business activities that are comparable to those of the devices, platforms/software and broadband applications companies listed above and approximately 70% of its revenue from business activities that are comparable to those of the eBusiness consulting companies listed above. Therefore, in performing its comparable companies analyses, FleetBoston Robertson Stephens calculated a composite weighted multiples average for all comparable companies which gave 30% weight to the averages of the multiples of the devices, platforms/software and broadband application companies and 70% weight to the averages of the multiples of the eBusiness consulting companies. Using the ranges of multiples set forth in the table below that FleetBoston Robertson Stephens derived from multiples for the comparable companies which include the composite weighted multiples average, the following exchange ratios are implied:

                                               Multiple
                                                Range     Implied exchange ratio
                                             ------------ ----------------------
   1999 Revenues............................ 50.0x--65.0x     0.500x--0.641x
   2000 Revenues............................ 30.0x--50.0x     0.436x--0.707x
   2001 Revenues............................ 20.0x--35.0x     0.436x--0.740x

   FleetBoston Robertson Stephens also applied a typical control premium of 20.0%--40.0% to the mean values implied in the foregoing analysis, which implied the following exchange ratios:

                                            Premium Range Implied exchange ratio
                                            ------------- ----------------------
   1999 Revenues...........................  20.0%--40.0%     0.600x--0.897x
   2000 Revenues...........................  20.0%--40.0%     0.524x--0.989x
   2001 Revenues...........................  20.0%--40.0%     0.524x--1.036x

   Precedent Transaction Analysis. Using publicly available information, FleetBoston Robertson Stephens analyzed the consideration offered and the implied transaction value multiples paid or proposed to be paid in selected acquisition transactions in the Wireless/Enhanced TV and eServices industries, including:

   Wireless/Enhanced TV:

  .  @Mobile.com/Software.com (March 9, 2000)

  .  TransPoint/CheckFree Holdings (February 16, 2000)

  .  Onebox.com/Phone.com (February 14, 2000)

  .  Riverbed Technologies/Aether Systems (February 10, 2000)

  .  Paragon Software/Phone.com (February 8, 2000)

  .  InterVu/Akamai Technologies (February 7, 2000)

  .  SoftPlus/US Interactive (February 2, 2000)

  .  SnapTrack/Qualcomm (January 26, 2000)

  .  @Motion/Phone.com (December 21, 1999)

  .  Net Mind/Puma Technology (December 9, 1999)

  .  Interactive Pictures/Bamboo.com (October 25, 1999)

  .  Integrated Systems/Wind River Systems (October 21, 1999)

  .  Andromedia/Macromedia (October 7, 1999)

  .  Broadcast.com/Yahoo! (April 1, 1999)

  .  MovieFone/AOL (February 1, 1999)

  .  Starfish Software/Motorola (July 14, 1998)

   eServices:

  .  Tallan/CMGI (February 14, 2000)

  .  Cell Networks/Mandator AB (February 8, 2000)

  .  USWeb/CKS/Whittman-Hart (December 13, 1999)

  .  I-Cube/Razorfish (August 10, 1999)

  .  International Network/Lucent Technologies (August 10, 1999)

  .  Think New Ideas/Answerthink Consulting (June 24, 1999)

  .  Computer Management Sciences/Computer Associates (February 8, 1999)

   In analyzing these "precedent transactions", FleetBoston Robertson Stephens compared, among other things, the total consideration in such transactions as a multiple of the last twelve months ("LTM") and estimated calendar year 2000 revenues. FleetBoston Robertson Stephens estimated that Spyglass derives and will continue to derive approximately 30% of its revenue from business activities that are comparable to those of the wireless/enhanced TV companies listed above and approximately 70% of its revenue from business activities that are comparable to those of the eServices companies listed above. Therefore, in performing its precedent transaction analysis, FleetBoston Robertson Stephens gave 30% weight to the average of the implied transaction value multiples paid or proposed to be paid in the wireless/enhanced TV transactions and 70% weight to the average of the implied transaction value multiples paid or proposed to be paid in the eServices transactions. All multiples for the precedent transactions were based on public information available at the time of the announcement. Based on this information and other publicly available information, the following table illustrates the implied exchange ratios derived from applying a range of multiples that FleetBoston Robertson Stephens derived from the precedent transactions:

                                               Multiple
                                                 range    Implied exchange ratio
                                              ----------- ----------------------
   LTM revenues.............................. 30.0x-50.0x     0.312x-0.500x
   CY2000 revenues........................... 20.0x-35.0x     0.301x-0.504x

   Premium Paid Analysis. FleetBoston Robertson Stephens also considered the premiums paid in selected technology acquisitions from 1997 to March 2000 over the target's closing share price the day before the transaction was announced and the target's closing share price four weeks prior to the announcement. Based on this information and other publicly available information, the following table illustrates the implied exchange ratios derived from applying a range of premiums that FleetBoston Robertson Stephens derived from the premiums paid analysis to the Spyglass closing share price on March 22, 2000 (the date which was three trading days prior to the announcement of the merger) and to the Spyglass closing share price on February 24, 2000 (the date which was four weeks prior to March 22, 2000).

                                  Spyglass
                                  closing
                                  trading
                                   price   Premium range Implied exchange ratio
                                  -------- ------------- ----------------------
   March 22, 2000 ..............   $68.69   25.0%-45.0%      0.520x-0.604x
   Four weeks prior to March 22,
    2000........................   $44.44   30.0%-70.0%      0.350x-0.458x

   No company, business or transaction compared in the comparable companies analysis, precedent transaction analysis or premium paid analysis is identical to Spyglass or OpenTV. Accordingly, an analysis of the results of the foregoing is not entirely mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition, public trading and other values of the comparable companies, precedent transactions or the business segment, company or transactions to which they are being compared.

   Pro Forma Analysis. FleetBoston Robertson Stephens analyzed certain pro forma effects resulting from the merger, including, among other things, the impact of the merger on the projected revenues per share of the combined company for fiscal years 2000, 2001 and 2002. The following table summarizes the results of such analysis:

     Fiscal Year 2000 estimated revenue per share accretion............... 34.7%
     Fiscal Year 2001 estimated revenue per share accretion............... 54.6%
     Fiscal Year 2002 estimated revenue per share accretion............... 44.5%

   The actual results achieved by the combined company may vary from projected results and the variations may be material.

   Other Factors and Comparative Analyses. In rendering its opinion, FleetBoston Robertson Stephens considered certain other factors and conducted certain other comparative analyses, including, among other things a review of:

  . the history of trading prices and volume for Spyglass common stock for the period from March 22, 1999 to March 23, 2000;

  . The history of trading prices and volume for OpenTV common share for the period from November 23, 1999 to March 23, 2000; and

  . selected published analysts' reports on Spyglass and OpenTV, including analysts' estimates as to the earnings growth potential of Spyglass and OpenTV.

   While the foregoing summary describes certain analyses and factors that FleetBoston Robertson Stephens deemed material in its presentation to the Spyglass board, it is not a comprehensive description of all analyses and factors considered by FleetBoston Robertson Stephens. The preparation of a fairness opinion is a complex process that involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. FleetBoston Robertson Stephens believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, would create an incomplete view of the evaluation process underlying the FleetBoston Robertson Stephens opinion. Several analytical methodologies were employed and no one method of analysis should be regarded as critical to the overall conclusion reached by FleetBoston Robertson Stephens. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The conclusions reached by FleetBoston Robertson Stephens are based on all analyses and factors taken as a whole and also on application of FleetBoston Robertson Stephens' own experience and judgment. Such conclusions may involve significant elements of subjective judgment and qualitative analysis. FleetBoston Robertson Stephens therefore gives no opinion as to the value or merit standing alone of any one or more parts of the analysis it performed. In performing its analyses, FleetBoston Robertson Stephens considered general economic, market and financial conditions and other matters, many of which are beyond the control of Spyglass and OpenTV. The analyses performed by FleetBoston Robertson Stephens are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by such analyses. Accordingly, analyses relating to the value of a business do not purport to be appraisals or to reflect the prices at which the business actually may be purchased. Furthermore, no opinion is being expressed as to the prices at which shares of Spyglass common stock or OpenTV Class A Ordinary Shares may be traded at any future time.

   The engagement letter between FleetBoston Robertson Stephens and Spyglass provides that, for its services, FleetBoston Robertson Stephens is entitled to receive a transaction fee equal to fifty-five one hundredths of one percent (0.55%) of the imputed value of Spyglass' fully diluted equity and outstanding debt calculated three trading days prior to the closing of the merger. Spyglass has also agreed to reimburse FleetBoston Robertson Stephens for certain of its out-of-pocket expenses, including legal fees, and to indemnify and hold harmless FleetBoston Robertson Stephens and its affiliates and any director, employee or agent of FleetBoston Robertson Stephens or any of its affiliates, or any person controlling FleetBoston Robertson Stephens or its affiliates for certain losses, claims, damages, expenses and liabilities relating to or arising out of services provided by FleetBoston Robertson Stephens as financial advisor to Spyglass. The terms of the fee arrangement with FleetBoston Robertson Stephens, which Spyglass and FleetBoston Robertson Stephens believe are customary in transactions of this nature, were negotiated at arm's length between Spyglass and FleetBoston Robertson Stephens, and the Spyglass board was aware of such fee arrangements, including the fact that a significant portion of the fees payable to FleetBoston Robertson Stephens is contingent upon completion of the merger. Prior to this engagement, FleetBoston Robertson Stephens has not provided any investment banking services to Spyglass for which it has been paid fees. FleetBoston Robertson Stephens was retained based on FleetBoston Robertson Stephens' experience as a financial advisor in connection with mergers and acquisitions and in securities valuations generally, as well as FleetBoston Robertson Stephens' investment banking relationship and familiarity with Spyglass.

   FleetBoston Robertson Stephens is an internationally recognized investment banking firm. As part of its investment banking business, FleetBoston Robertson Stephens is frequently engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and other purposes. In the ordinary course of its business,

FleetBoston Robertson Stephens may trade in Spyglass' securities and OpenTV's securities for its own account and the account of its customers and, accordingly, may at any time hold a long or short position in Spyglass' securities or OpenTV's securities.

Opinion of OpenTV's financial advisor

   OpenTV retained Merrill Lynch to act as its financial advisor in connection with the proposed merger. On March 26, 2000, at a meeting of the OpenTV board of directors held to evaluate the merger, Merrill Lynch rendered to the OpenTV board of directors an oral opinion, which was subsequently confirmed by delivery of a written opinion dated March 26, 2000, to the effect that, as of the date of the written opinion and based upon and subject to the factors and assumptions set forth in the opinion, the exchange ratio was fair, from a financial point of view, to OpenTV.

   The full text of Merrill Lynch's opinion, dated March 26, 2000, which sets forth the assumptions made, matters considered, and qualifications and limitations on the review undertaken by Merrill Lynch, is attached as Annex B to this joint proxy statement/prospectus and is incorporated into this document by reference. The summary of Merrill Lynch's opinion set forth below is qualified in its entirety by reference to the full text of the opinion. OpenTV stockholders are urged to read the opinion carefully in its entirety.

   Merrill Lynch's opinion was delivered to the OpenTV board of directors for its information and is directed only to the fairness, from a financial point of view, of the exchange ratio to OpenTV, does not address any other aspect of the merger, including the merits of the underlying decision by OpenTV to engage in the merger, and does not constitute a recommendation to any stockholder as to how such stockholder should vote as to any matter relating to the merger.

   In preparing its opinion to the OpenTV board of directors, Merrill Lynch performed a variety of financial and comparative analyses, including those described below. The summary set forth below does not purport to be a complete description of the analyses underlying Merrill Lynch's opinion or the presentation made by Merrill Lynch to the OpenTV board of directors. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Merrill Lynch did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Merrill Lynch believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, or focusing on information presented in tabular format, without considering all of the analyses and factors or the narrative description of such analyses, would create a misleading or incomplete view of the process underlying its opinion.

   In performing its analyses, Merrill Lynch made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Merrill Lynch, Spyglass or OpenTV. Any estimates contained in the analyses performed by Merrill Lynch are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. In addition, as described above, Merrill Lynch's opinion was among several factors taken into consideration by the OpenTV board of directors in making its determination to approve the merger agreement and the merger. Consequently, Merrill Lynch's analyses should not be viewed as determinative of the decision of the OpenTV board of directors or OpenTV's management with respect to the fairness of the exchange ratio set forth in the merger agreement.

   In arriving at its opinion, Merrill Lynch, among other things, did the following:

  (1) reviewed publicly available business and financial information relating to Spyglass and OpenTV that Merrill Lynch deemed to be relevant;

  (2) reviewed information, including financial forecasts, relating to the business, earnings, cash flows, assets, liabilities and prospects of Spyglass and OpenTV furnished to or discussed with Merrill Lynch by Spyglass and OpenTV;

  (3) conducted discussions with members of senior management and representatives of Spyglass and OpenTV concerning the matters described in clauses (1) and (2) above, as well as their businesses and prospects both before and after giving effect to the merger;

  (4) reviewed the market prices and valuation multiples for the Spyglass common stock and the OpenTV Class A Ordinary Shares and compared them with those of publicly traded companies that Merrill Lynch deemed to be relevant;

  (5) reviewed the results of operations of Spyglass and OpenTV and compared them with those of publicly traded companies that Merrill Lynch deemed to be relevant;

  (6) participated in discussions and negotiations among representatives of Spyglass and OpenTV and their respective financial and legal advisors;

  (7) reviewed the merger agreement; and

  (8) reviewed other financial studies and analyses and took into account other matters as Merrill Lynch deemed necessary, including Merrill Lynch's assessment of general economic, market and monetary conditions.

   In preparing its opinion, Merrill Lynch assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to Merrill Lynch, discussed with or reviewed by or for Merrill Lynch or publicly available, and did not assume any responsibility for independently verifying that information and Merrill Lynch did not undertake an independent evaluation or appraisal of any of the assets or liabilities of Spyglass or OpenTV, nor was Merrill Lynch furnished with any evaluations or appraisals. In addition, Merrill Lynch did not assume any obligation to conduct, nor did it conduct, any physical inspection of the properties or facilities of Spyglass or OpenTV. With respect to the financial forecast information furnished to or discussed with Merrill Lynch by Spyglass or OpenTV, Merrill Lynch assumed that they were reasonably prepared reflecting the best currently available estimates and judgments of the managements of Spyglass or OpenTV as to the expected future financial performance of Spyglass or OpenTV, as the case may be. Merrill Lynch further assumed that the merger will qualify as a tax-free reorganization for United States federal income tax purposes. Merrill Lynch also assumed that the final form of the merger agreement would be substantially similar to the last draft reviewed by Merrill Lynch.

   Merrill Lynch's opinion was necessarily based upon market, economic and other conditions as they existed and could be evaluated on, and on the information made available to Merrill Lynch as of, the date of the opinion. Merrill Lynch did not express any opinion as to the prices at which the OpenTV Class A Ordinary Shares will trade following the announcement or consummation of the merger. Although Merrill Lynch evaluated the fairness, from a financial point of view, of the exchange ratio, Merrill Lynch was not requested to, and did not, recommend the specific consideration payable in the merger, which consideration was determined through negotiations between Spyglass and OpenTV and approved by the OpenTV board of directors. No other limitation was imposed on Merrill Lynch with respect to the investigations made or procedures followed by Merrill Lynch in rendering its opinion.

   The following is a summary of the material analyses performed by Merrill Lynch in connection with its opinion to the OpenTV board of directors dated March 26, 2000. Some of the financial analyses summarized below include information presented in tabular format. In order to understand fully Merrill Lynch's financial analyses, the tables must be read together with the text of the summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Merrill Lynch's financial analyses.

 Selected Companies Analysis

   Spyglass. Merrill Lynch compared financial, operating and stock market data of Spyglass to corresponding data of the following selected publicly traded information appliances companies:

     .  Aether Systems, Inc.

     .  BSQUARE Corporation

     .  Liberate Technologies

     .  Phone.com, Inc.

     .  Puma Technology, Inc.

     .  PSW Technologies, Inc.

     .  OpenTV, Inc.

   Merrill Lynch reviewed enterprise value, calculated as equity market value, plus total debt, preferred stock and minority investments, less cash and cash equivalents, of the selected companies as a multiple of estimated revenue for calendar years 2000 and 2001. All multiples were based on closing stock prices on March 24, 2000. Estimated financial data for the selected companies were based on publicly available research analysts' estimates, and estimated financial data for Spyglass were based on estimates of the management of Spyglass. Merrill Lynch then applied a range of selected multiples for the selected companies, taking into account Spyglass' mix of licensing and professional services revenue, to corresponding data of Spyglass.

   Merrill Lynch compared financial, operating and stock market data of OpenTV to corresponding data of the following publicly traded interactive television companies:

     .  ACTV, Inc.

     .  TV Guide International

     .  Liberate Technologies

     .  SeaChange International, Inc.

     .  Source Media, Inc.

     .  TiVo Inc.

     .  Wink Communications, Inc.

     .  WorldGate Communications, Inc.

   Merrill Lynch reviewed total market capitalization of the selected companies as a multiple of estimated revenue for calendar years 2000 and 2001. All multiples were based on closing stock prices on March 24, 2000. Estimated financial data for the selected companies were based on publicly available research analysts' estimates, and estimated financial data for OpenTV were based on estimates of the management of OpenTV. Merrill Lynch then applied a range of selected multiples for the selected companies to corresponding data of OpenTV.

   The analysis described above indicated an implied exchange ratio reference range for Spyglass and OpenTV of approximately 1.50x to 2.50x. None of the selected companies is identical to Spyglass or OpenTV. Accordingly, an analysis of the results of the Selected Companies Analysis involves complex considerations of the selected companies and other factors that could affect the public trading value of Spyglass, OpenTV and the selected companies.

 Discounted Cash Flow Analysis

   Merrill Lynch estimated the present value of the stand-alone, unlevered, after-tax free cash flows that Spyglass could produce over the calendar years 2000 through 2019 based on two scenarios. The first scenario, the management case for Spyglass, was based on the revenue growth estimates of
(i) Spyglass management and publicly available research analysts for calendar years 2000 through 2002, and (ii) OpenTV management and publicly available research analysts for calendar years 2003 through 2019. The second scenario, the OpenTV case for Spyglass, was based on the revenue growth estimates of the management of OpenTV and publicly available research analysts. Ranges of terminal values were derived using perpetual growth rates of 3% to 5%. The free cash flows and terminal values were then discounted to present value using discount rates in the management case of 13% to 16% and in the OpenTV case of 11% to 14%.

   Merrill Lynch estimated the present value of the stand-alone, unlevered, after-tax free cash flows that OpenTV could produce over the calendar years 2000 through 2019 based on estimates of the management of OpenTV and publicly available research analyst reports. Ranges of terminal values were derived using perpetual growth rates of 3% to 5%. The free cash flows and terminal values were then discounted to present value using discount rates of 10% to 13%.

   The analysis described above indicated an implied exchange ratio range in the management case for Spyglass of approximately 0.25x to 0.50x and in the OpenTV case for Spyglass of approximately 1.00x to 2.00x.

 Relative Contribution Analysis

   Using estimated financial data for Spyglass and OpenTV, Merrill Lynch analyzed the relative contributions of Spyglass and OpenTV to the combined company's revenue and gross profits for calendar years 1999 through 2001. This analysis indicated the following:

                                                                 Spyglass OpenTV
                                                                 -------- ------
     Revenue
       1999.....................................................  55.7%   44.3%
       2000E....................................................  50.5%   49.5%
       2001E....................................................  48.0%   52.0%
     Gross Profit
       1999.....................................................  49.1%   50.9%
       2000E....................................................  36.5%   63.5%
       2001E....................................................  37.5%   62.5%

   Based on the exchange ratio of 0.7236 in the merger, current OpenTV stockholders would own approximately 82.1% and current stockholders of Spyglass would own approximately 17.9% of the combined company's equity value following the merger. The results described above indicated an implied exchange ratio range for the merger of approximately 1.49x to 1.87x.

 Other Factors

   In the course of preparing its opinion, Merrill Lynch also reviewed and considered other information and data, including the following:

  .  the trading characteristics of Spyglass and OpenTV;

  . historical market prices and trading volumes for Spyglass common stock and OpenTV Class A Ordinary Shares;

  . the relative exchange ratio of Spyglass and OpenTV over the period November 23, 1999 to March 24, 2000;

  .  Spyglass' stock price performance relative to the Nasdaq Composite
     Index; and

  . the implied equity value of the combined company based on estimated financial data for calendar years 2000 and 2001.

 Miscellaneous

   Pursuant to the terms of Merrill Lynch's engagement, OpenTV has agreed to pay Merrill Lynch for its financial advisory services in connection with the merger a fee of $1,000,000 payable upon the closing of the merger. OpenTV also has agreed to reimburse Merrill Lynch for reasonable out-of-pocket expenses incurred by Merrill Lynch in performing its services, including reasonable fees and expenses for legal counsel, and to indemnify Merrill Lynch and related persons and entities against liabilities, including liabilities under the federal securities laws, arising out of Merrill Lynch's engagement.

   OpenTV retained Merrill Lynch based upon Merrill Lynch's experience and expertise. Merrill Lynch is an internationally recognized investment banking and advisory firm. Merrill Lynch, as part of its investment banking business, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

   Merrill Lynch and its affiliates have in the past and currently are providing financial advisory and financing services to OpenTV and certain of its affiliates unrelated to the merger, and may in the future continue to do so, for which services Merrill Lynch and its affiliates have received and will receive compensation. In the ordinary course of business, Merrill Lynch and its affiliates may actively trade in the securities of OpenTV and Spyglass for their own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in those securities.

Interests of certain persons in the merger

   When considering the recommendation of Spyglass' board of directors and OpenTV's board of directors with respect to the merger agreement, you should know that some directors and officers of Spyglass and the directors and officers of OpenTV participate in arrangements and have continuing indemnification against liabilities that would provide them with interests in the merger that are different from, or in addition to your interests.

Employment agreements following the merger

   In connection with the merger, Nigel Bennet, Doug Colbeth, Mark Huttemann, Michael Lambert, Marty Leamy, Randall Littleson and Anup Murarka have entered into employment agreements, whereby each has agreed to remain employed by OpenTV following the merger. These agreements will supersede any agreements each of these individuals previously had with Spyglass. The agreements that will be superseded provide, among other things, for acceleration of 50% of these individuals' unvested options upon the occurrence of a change in control, such as this merger. The summary of the new employment agreements is as follows:

   Nigel Bennet employment agreement. Mr. Bennet agreed to be employed with OpenTV subsequent to the merger as its Vice President, Microsoft Solutions Center and Mobile Consultancy. For his work as Vice President, Microsoft Solutions Center and Mobile Consultancy, he will be provided: (a) a base salary of not less than $160,000, (b) an incentive bonus to be determined under the terms of the bonus plan of OpenTV, and (c) the ability to participate in OpenTV's employee benefit plans. In addition, on the effective date of the merger, 25% or, as of April 30, 2000, 25,000, shares of his existing unvested options for Spyglass stock which are assumed by OpenTV ("Bennet Spyglass Options") become vested and exercisable. After the merger, for a period of three years, if he is terminated without cause, he resigns because his responsibilities are materially reduced, his pay is reduced below 15% of his base salary, OpenTV breaches (by more than a de minimis amount) its compensation obligations to him, or he is relocated by more than fifty miles, then, subject to his execution of a release of claims from OpenTV, he will receive:

  . regular salary payments at the highest salary rate in effect at any time under his employment agreement, for a period of six months, from the termination date;

  . the pro-rata target bonus that he was scheduled to earn under OpenTV's cash bonus plan;

  . health and welfare benefits coverage for a period of six months after the termination date;

  . the greater of (A) thirty-three and one-third percent of the then unvested shares subject to the Bennet Spyglass Options or (B) twelve and one-half percent of the shares originally subject to the Bennet Spyglass Options, which options shall immediately vest and become exercisable; and

  . twelve and one-half percent of any other unvested equity he then has in OpenTV.

   Doug Colbeth employment agreement. Mr. Colbeth agreed to be employed with OpenTV subsequent to the merger as its Executive Vice President, Corporate Development, Mobile Telephony. For his work as Executive Vice President, Corporate Development, Mobile Telephony he will be provided: (a) a base annual salary of not less than $204,750, (b) an incentive bonus to be determined under the terms of the bonus plan of OpenTV, and (c) the ability to participate in OpenTV's employee benefit plans. In addition, on the effective date of the merger, 25% or, as of April 30, 2000, 32,710 shares, of his existing unvested options for Spyglass common stock which are assumed by OpenTV ("Colbeth Spyglass Options") become vested and exercisable. After the merger, for a period of three years, if he is terminated without cause, he resigns because his responsibilities are materially reduced, his pay is reduced below 15% of his base salary, OpenTV breaches (by more than a de minimis amount) its compensation obligations to him, or he is relocated by more than fifty miles, then, subject to his execution of a release of claims from OpenTV, he will receive:

  . regular salary payments for a period of six months from the termination date, at the highest salary rate in effect at any time under his employment agreement;

  . the pro-rata target bonus that he was scheduled to earn under OpenTV's cash bonus plan;

  . health and welfare benefits coverage for a period of six months after the termination date;

  . the greater of (A) thirty-three and one-third percent of the then unvested shares subject to the Colbeth Spyglass Options or (B) twelve and one-half percent of the shares originally subject to the Colbeth Spyglass Options, which options shall immediately vest and become exercisable; and

  . twelve and one-half percent of any other unvested equity he then has in OpenTV.

   Mark Huttemann employment agreement. Mr. Huttemann agreed to be employed with OpenTV subsequent to the merger as its Vice President and General Manager, Motorola Solutions Center. For his work as Vice President and General Manager, Motorola Solutions Center he will be provided: (a) a base salary of not less than $150,000, (b) an incentive bonus to be determined under the terms of the bonus plan of OpenTV, and (c) the ability to participate in OpenTV's employee benefit plans. In addition, on the effective date of the merger, 25% or, as of April 30, 2000, 22,200 shares, of his existing unvested options for Spyglass stock which are assumed by OpenTV ("Huttemann Spyglass Options") become vested and exercisable. After the merger, for a period of three years, if he is terminated without cause, he resigns because his responsibilities are materially reduced, his pay is reduced below 15% of his base salary, OpenTV breaches (by more than a de minimis amount) its compensation obligations to him, or he is relocated by more than fifty miles, then, subject to his execution of a release of claims from OpenTV, he will receive:

  . regular salary payments at the highest salary rate in effect at any time under his employment agreement, for a period of six months, from the termination date;

  . the pro-rata target bonus that he was scheduled to earn under OpenTV's cash bonus plan;

  . health and welfare benefits coverage for a period of six months after the termination date;

  . the greater of (A) thirty-three and one-third percent of the then unvested shares subject to the Huttemann Spyglass Options or (B) twelve and one-half percent of the shares originally subject to the Huttemann Spyglass Options, which options shall immediately vest and become exercisable; and

  . twelve and one-half percent of any other unvested equity he then has in OpenTV.

   Michael Lambert employment agreement. Mr. Lambert agreed to be employed with OpenTV subsequent to the merger as its Director, Device Mosaic and Prism. For his work as Director, Device Mosaic and Prism he will be provided: (a) a base salary of not less than $128,000, (b) an incentive bonus to be determined under the terms of the bonus plan of OpenTV, and (c) the ability to participate in OpenTV's employee benefit plans. In addition, on the effective date of the merger, 25% or, as of April 30, 2000, 8,744 shares, of his existing unvested options for Spyglass stock which are assumed by OpenTV ("Lambert Spyglass Options") become vested and exercisable. After the merger, for a period of three years, if he is terminated without cause, he resigns because his responsibilities are materially reduced, his pay is reduced below 15% of his base salary, OpenTV breaches (by more than a de minimis amount) its compensation obligations to him, or he is relocated by more than fifty miles, then, subject to his execution of a release of claims from OpenTV, he will receive:

  . regular salary payments at the highest salary rate in effect at any time under his employment agreement, for a period of six months, from the termination date,

  . the pro-rata target bonus that he was scheduled to earn under OpenTV's cash bonus plan;

  . health and welfare benefits coverage for a period of six months after the termination date;

  . the greater of (A) thirty-three and one-third percent of the then unvested shares subject to the Lambert Spyglass Options or (B) twelve and one-half percent of the shares originally subject to the Lambert Spyglass Options, which options shall immediately vest and become exercisable; and

  . twelve and one-half percent of any other unvested equity he then has in OpenTV.

   Marty Leamy employment agreement. Mr. Leamy agreed to be employed with OpenTV subsequent to the merger as its General Manager, Consultancy Services. For his work as General Manager, Consultancy Services, he will be provided:
(a) a base salary of not less than $240,000, (b) an incentive bonus to be determined under the terms of the bonus plan of OpenTV, and (c) the ability to participate in OpenTV's employee benefit plans. In addition, on the effective date of the merger, 25% or, as of April 30, 2000, 37,500 shares, of his existing unvested options for Spyglass stock which are assumed by OpenTV ("Leamy Spyglass Options") become vested and exercisable. After the merger, for a period of three years, if he is terminated without cause, he resigns because his responsibilities are materially reduced, his pay is reduced below 15% of his base salary, OpenTV breaches (by more than a de minimis amount) its compensation obligations to him, or he is relocated by more than fifty miles, then, subject to his execution of a release of claims from OpenTV, he will receive:

  . regular salary payments at the highest salary rate in effect at any time under his employment agreement, for a period of six months, from the termination date,

  . the pro-rata target bonus that he was scheduled to earn under OpenTV's cash bonus plan;

  . health and welfare benefits coverage for a period of six months after the termination date;

  . the greater of (A) thirty-three and one-third percent of the then unvested shares subject to the Leamy Spyglass Options or (B) twelve and one-half percent of the shares originally subject to the Leamy Spyglass Options, which options shall immediately vest and become exercisable; and

  . twelve and one-half percent of any other unvested equity he then has in OpenTV.

   Randall Littleson employment agreement. Mr. Littleson agreed to be employed with OpenTV subsequent to the merger as its Vice President, Consultancy Services. For his work as a Vice President, Consultancy Services, he will be provided: (a) a base salary of not less than $160,000, (b) an incentive bonus to be determined under the terms of the bonus plan of OpenTV, and (c) the ability to participate in OpenTV's employee benefit plans. In addition, on the effective date of the merger, 25% or, as of April 30, 2000, 22,068 shares, of his existing unvested options for Spyglass stock which are assumed by OpenTV ("Littleson Spyglass Options") become vested and exercisable. After the merger, for a period of three years, if he is terminated without cause, he resigns because his responsibilities are materially reduced, his pay is reduced below 15% of his base salary, OpenTV breaches (by more than a de minimis amount) its compensation obligations to him, or he is relocated by more than fifty miles, then, subject to his execution of a release of claims from OpenTV, he will receive:

  . regular salary payments at the highest salary rate in effect at any time under his employment agreement, for a period of six months, from the termination date;

  . the pro-rata target bonus that he was scheduled to earn under OpenTV's cash bonus plan;

  . health and welfare benefits coverage for a period of six months after the termination date;

  . the greater of (A) thirty-three and one-third percent of the then unvested shares subject to the Littleson Spyglass Options or (B) twelve and one-half percent of the shares originally subject to the Littleson Spyglass Options, which options shall immediately vest and become exercisable; and

  . twelve and one-half percent of any other unvested equity he then has in OpenTV.

   Anup Murarka employment agreement. Mr. Murarka agreed to be employed with OpenTV subsequent to the merger as its Vice President, ITV Practice. For his work as Vice President, ITV Practice, he will be provided: (a) a base salary of not less than $126,000, (b) an incentive bonus to be determined under the terms of the bonus plan of OpenTV, and (c) the ability to participate in OpenTV's employee benefit plans. In addition, on the effective date of the merger, 25% or, as of April 30, 2000, 9,260 shares, of his existing unvested options for Spyglass stock which are assumed by OpenTV ("Murarka Spyglass Options") become vested and exercisable. After the merger, for a period of three years, if he is terminated without cause, he resigns because his responsibilities are materially reduced, his pay is reduced below 15% of his base salary, OpenTV breaches (by more than a de minimis amount) its compensation obligations to him, or he is relocated by more than fifty miles, then, subject to his execution of a release of claims from OpenTV, he will receive:

  . regular salary payments at the highest salary rate in effect at any time under his employment agreement, for a period of six months, from the termination date,

  . the pro-rata target bonus that he was scheduled to earn under OpenTV's cash bonus plan;

  . health and welfare benefits coverage for a period of six months after the termination date;

  . the greater of (A) thirty-three and one-third percent of the then unvested shares subject to the Murarka Spyglass Options or (B) twelve and one-half percent of the shares originally subject to the Murarka Spyglass Options, which options shall immediately vest and become exercisable; and

  . twelve and one-half percent of any other unvested equity he then has in OpenTV.

Spyglass director options

   Pursuant to the terms of existing stock option agreements, the vesting of the options to purchase Spyglass common stock held by the non-employee directors of Spyglass will accelerate in full upon consummation of the merger.

Certain indemnification provisions and insurance relating to Spyglass' officers and directors

   OpenTV has agreed to cause the surviving corporation in the merger to indemnify each Spyglass officer and director against liabilities arising out of such person's service as an officer or director. OpenTV will cause the surviving corporation to maintain officers' and directors' liability insurance to cover any such liabilities for the next six years, subject to certain limitations.

Certain interests of OpenTV's directors and officers

   Spyglass and OpenTV have agreed that following the merger, OpenTV's directors will remain directors of the combined company. Spyglass and OpenTV have also agreed that Jan Steenkamp will continue as president and chief executive officer of the combined company.

Structure of the merger and conversion of Spyglass common stock

   Pursuant to the merger agreement, Sonnet Acquisition Corp., a wholly-owned subsidiary of OpenTV, will merge with and into Spyglass. Immediately following this merger, Spyglass will be a wholly-owned subsidiary of OpenTV.

   Upon completion of the merger, each outstanding share of Spyglass common stock will be converted into the right to receive 0.7236 of an OpenTV Class A Ordinary Share. No fractional OpenTV Class A Ordinary Shares will be issued pursuant to the merger. In lieu of the issuance of any fractional OpenTV Class A Ordinary Shares, cash equal to the product of such fractional share amount, after aggregating all fractional shares to which a former holder of Spyglass common stock would be entitled, and the average closing price of OpenTV Class A Ordinary Shares as reported on the Nasdaq National Market for the five trading days immediately preceding the last full trading day prior to the effectiveness of the merger.

   Based on the exchange ratio of 0.7236, and based on the number of shares of Spyglass common stock outstanding as of March 31, 2000, and vested options and warrants to purchase Spyglass common stock and rights to purchase Spyglass common stock under Spyglass' employee stock purchase plan as of December 31, 2000, a total of approximately 13,853,741 OpenTV Class A Ordinary Shares will be issued in the merger or pursuant to the exercise of Spyglass options and warrants assumed by OpenTV in the merger.

Completion and effectiveness of the merger

   The merger will be completed when all of the conditions to completion of the merger are satisfied or waived, including approval and adoption of the merger agreement and the merger by the stockholders of Spyglass and approval of the issuance of OpenTV Class A Ordinary Shares in the merger by the stockholders of OpenTV. The merger will become effective upon the filing of the certificate of merger with the Secretary of State of the State of Delaware.

Exchange of Spyglass stock certificates for OpenTV stock certificates

   When the merger is completed, OpenTV's exchange agent will mail to Spyglass stockholders a letter of transmittal and instructions for use in surrendering Spyglass stock certificates in exchange for OpenTV stock certificates. When former Spyglass stockholders deliver their Spyglass stock certificates to the exchange agent along with an executed letter of transmittal and any other required documents, the Spyglass stock certificates will be canceled, such former Spyglass stockholders will then be entitled to all of the rights of a holder of OpenTV Class A Ordinary Shares, and former Spyglass stockholders will receive OpenTV stock certificates representing the number of full shares of OpenTV Class A Ordinary Shares to which they are entitled under the merger agreement. They will receive payment in cash, without interest, in lieu of any fractional shares of OpenTV Class A Ordinary Shares which would have been otherwise issuable to them in the merger.

   Spyglass stockholders should not submit their Spyglass stock certificates for exchange until they receive the transmittal instructions and a form of letter of transmittal from the exchange agent.

No dividends; surrender of certificates

   Spyglass stockholders are not entitled to receive any dividends or other distributions on OpenTV Class A Ordinary Shares until the merger is completed and they have surrendered their Spyglass stock certificates in exchange for OpenTV stock certificates.

   Subject to the effect of applicable laws, promptly following surrender of Spyglass stock certificates and the issuance of the corresponding OpenTV certificates, Spyglass stockholders will be paid the amount of dividends or other distributions, without interest, which were previously paid with respect to whole shares of OpenTV Class A Ordinary Shares to the extent such Spyglass stockholders were holders of record of OpenTV shares when these dividend payments or other distributions were made. See "Market price and dividend information--Dividends" on page 34 of this joint proxy statement/prospectus for a description of OpenTV's dividend policy.

   OpenTV will only issue Spyglass stockholders an OpenTV stock certificate or a check in lieu of a fractional share in the name in which the surrendered Spyglass stock certificate is registered. If Spyglass stockholders wish to have their certificates issued in another name they must present the exchange agent with all documents required to show and effect the unrecorded transfer of ownership and show that they paid any applicable stock transfer taxes.

Material United States federal income tax considerations of the merger

 General

   This section summarizes the material United States federal income tax consequences to holders of Spyglass common stock as of the date of this prospectus who will receive our Class A Ordinary Shares in the merger. The summary applies to you only if you hold your shares of Spyglass common stock and will hold our ordinary shares as a capital asset for tax purposes (that is, for investment purposes). In addition, this summary may not apply to you if you are a member of a class of holders subject to special rules, such as:

  .  a dealer in securities or currencies;

  . a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

  .  a bank or other financial institution;

  .  an insurance company;

  .  a tax-exempt organization;

  . a person that holds shares of Spyglass common stock or will hold our ordinary shares as part of a straddle or a hedging, integrated, constructive sale or conversion transaction for tax purposes;

  . a person whose functional currency for tax purposes is not the United States dollar;

  .  a person liable for alternative minimum tax;

  . a person that owns, or is treated as owning, 10% or more of any class of our shares;

  . a person who acquired shares of Spyglass common stock or our ordinary shares through stock option or stock purchase programs or in other compensatory transactions; or

  .  a person who is not a United States holder.

   For purposes of the discussion below, you are a "United States holder" if you are a beneficial owner of Spyglass common stock or our ordinary shares who or which is:

  .  an individual who is a citizen or resident of the United States;

  . a corporation, or other entity taxable as a corporation, that was created or organized in or under the laws of the United States or any state thereof;

  . an estate, the income of which is subject to United States federal income taxation, regardless of its source; or

  . a trust, if a court within the United States is able to exercise primary supervision of the trust and one or more United States citizens have the authority to control all of the substantial decisions of the trust.

   If a partnership holds OpenTV's ordinary shares, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner of a partnership holding ordinary shares, you should consult your tax advisor.

   Section 367 of the Internal Revenue Code and the Treasury regulations promulgated thereunder impose additional requirements for tax-free reorganization treatment on transactions where, as is the case in the merger, a United States holder exchanges stock in a United States corporation for stock in a foreign corporation. In general, for an exchange of Spyglass common stock for OpenTV's ordinary shares by a United States person in the merger to qualify for tax-free reorganization treatment (in addition to meeting the requirements of Section 368 of the Internal Revenue Code), certain reporting requirements must be satisfied and each of the following conditions must be met: (i) no more than fifty percent of both the total voting power and the total value of the stock of the transferee foreign corporation is received, in the aggregate, by the "United States transferors" (as defined in the Treasury regulations) in the transaction; (ii) no more than fifty percent of each of the total voting power and the total value of the stock of the transferee foreign corporation is owned, in the aggregate, immediately after the transaction by United States persons that are either officers or directors or "five-percent stockholders" (as defined in the Treasury regulations and computed taking into account direct, indirect and constructive ownership) of the United States corporation;
(iii) either (A) the United States person is not a "five-percent stockholder" (computed taking into account direct, indirect and constructive ownership) of the transferee foreign corporation or (B) the United States person is a "five-percent stockholder" of the transferee foreign corporation and enters into an agreement with the Internal Revenue Service to recognize gain under certain circumstances; and (iv) the "active trade or business test" is satisfied as defined in Treasury Regulation Section 1.367(a)-3(c)(3).

   The discussion in this joint proxy statement/prospectus is based on and subject to the Internal Revenue Code, its legislative history, applicable Treasury regulations, administrative rulings and court decisions currently in effect, all of which are subject to change at any time, possibly with retroactive effect, and assumptions, limitations, representations and covenants, including those contained in representation letters of OpenTV, Sonnet Acquisition Corp. and Spyglass to be delivered to Hale and Dorr LLP and Wilson Sonsini Goodrich & Rosati Professional Corporation for the purpose of their rendering the closing opinions described under "Material United States federal income tax consequences of the merger" below.

   The discussion in this joint proxy statement/prospectus is not intended to be a complete analysis or description of all potential United States federal income tax consequences or any other consequences of the merger or of holding our ordinary shares. In addition, the discussion does not address tax consequences which may vary with, or are contingent on, your individual circumstances. Moreover, this discussion does not address any non-income tax or any foreign, state or local tax consequences of the merger or of holding our ordinary shares.

   Accordingly, you are strongly urged to consult with your tax advisor to determine the particular United States federal, state, local or foreign income or other tax consequences to you of the merger and of holding our ordinary shares.

 Material United States federal income tax consequences of the merger

   The parties' obligations to complete the merger are conditioned on receipt of a closing tax opinion (1) by Spyglass from Hale and Dorr LLP and (2) by OpenTV from Wilson Sonsini Goodrich & Rosati Professional Corporation, in each case in form and substance reasonably satisfactory to the party to whom such closing tax opinion is addressed, to the effect that, for United States federal income tax purposes, the merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. If either tax counsel does not render a closing tax opinion, such condition nonetheless will be satisfied if tax counsel to the other party renders an opinion to the party whose tax counsel has not done so. The closing tax opinions (1) will be based on facts, representations and assumptions set forth or referred to in the closing tax opinions and (2) will rely on certain representations and covenants of OpenTV, Sonnet Acquisition Corp. and Spyglass, including those contained in representation letters delivered to Hale and Dorr LLP and Wilson Sonsini Goodrich & Rosati Professional Corporation for the purpose of their rendering the closing tax opinions. The opinions are also subject to the condition that OpenTV, Spyglass and you comply with all applicable filings required under Section 367 of the Code and the regulations thereunder. Based on such closing tax opinions and the advice of OpenTV's and Spyglass' respective counsel, provided that the merger qualifies as a reorganization, the following federal income tax consequences will result:

  . No gain or loss will be recognized by OpenTV, Spyglass or Sonnet Acquisition Corp. solely as a result of the merger;

  . No gain or loss will be recognized by holders of OpenTV stock as a result of the merger;

  . No gain or loss will be recognized by you when you exchange all of your Spyglass common stock solely for OpenTV ordinary shares in the merger, except that gain or loss may be recognized by you with respect to cash received in lieu of a fractional interest in OpenTV ordinary shares;

  . The aggregate tax basis of the OpenTV ordinary shares you receive in the merger will be the same as your aggregate tax basis in the Spyglass common stock you surrender in the merger, except that your aggregate tax basis in OpenTV ordinary shares will be reduced by the tax basis allocable to any fractional interest in OpenTV ordinary shares for which you receive cash;

  . You will recognize gain or loss for United States federal income tax purposes with respect to the cash you receive instead of a fractional interest in OpenTV ordinary shares, measured by the difference between the amount of cash you receive and the portion of the tax basis of your surrendered shares of Spyglass common stock that is allocable to the fractional interest in OpenTV ordinary shares. This gain or loss will be capital gain or loss and will be a long-term capital gain or loss if your shares of Spyglass common stock have been held for more than one year at the time the merger is completed; and

  . The tax holding period of the OpenTV ordinary shares you receive in the merger (including any fractional interest for which you receive cash as described above) will include the period during which you held the Spyglass common stock surrendered in the merger.

   The closing tax opinions are not binding on the IRS or the courts, and OpenTV and Spyglass do not intend to request a ruling from the IRS with respect to the merger. Accordingly, there can be no assurance that the IRS will not challenge the conclusions set forth in the closing tax opinions or that a court will not sustain such a challenge. A failure of the merger to qualify as a reorganization would result in Spyglass stockholders recognizing taxable capital gain or loss with respect to each share of Spyglass common stock surrendered equal to the difference between the stockholder's tax basis in such share and the fair market value, as of the closing of the merger, of the OpenTV ordinary shares received in exchange therefor. In such event, a stockholder's aggregate basis in the OpenTV ordinary shares so received would equal its fair market value as of the closing of the merger and the holding period for such stock would begin the day after the closing of the merger.

   Material United States federal income tax consequences to United States holders of owning OpenTV ordinary shares

   Distributions. OpenTV does not anticipate making distributions on its ordinary shares in the foreseeable future. See "Market Price and Dividend Information--Dividends". If distributions are made, however, the gross amount of any such distribution (other than in liquidation) that you receive with respect to OpenTV's ordinary shares generally will be taxed to you as a dividend (i.e., ordinary income) to the extent such distribution does not exceed OpenTV's current or accumulated earnings and profits, as calculated for United States federal income tax purposes ("E&P"). To the extent any distribution exceeds OpenTV's E&P, the distribution will first be treated as a tax-free return of capital to the extent of your adjusted tax basis in our ordinary shares and will be applied against and reduce such basis on a dollar-for-dollar basis (thereby increasing the amount of gain and decreasing the amount of loss recognized on a subsequent disposition of such common stock). To the extent that such distribution exceeds your adjusted tax basis, the distribution will be taxed as gain recognized on a sale or exchange of OpenTV's ordinary shares. See "Sale or other disposition of OpenTV ordinary shares," below. Because OpenTV is not a United States corporation, no dividends-received deduction will be allowed to corporations with respect to dividends paid by OpenTV. Dividends paid with respect to its ordinary shares will generally be treated as foreign source "passive income" or, in the case of certain types of United States holders, "financial services income," for purposes of computing allowable foreign tax credits for United States foreign tax credit purposes.

   Sale or other disposition of OpenTV ordinary shares. Generally speaking, in connection with the sale or other taxable disposition of OpenTV's ordinary shares:

  . you will recognize gain or loss equal to the difference (if any) between:

    --the United States dollar value of the amount realized on such sale or other taxable disposition, and

    --your adjusted tax basis in such ordinary shares;

  . any gain or loss will be capital gain or loss and will be long-term capital gain or loss if your holding period for our ordinary shares is more than one year at the time of such sale or other disposition;

  . any gain or loss will be treated as having a United States source for United States foreign tax credit purposes;

  .  your ability to deduct capital losses is subject to limitations.

   Passive foreign investment company. United States holders generally would be subject to a special, adverse tax regime (that would differ in certain respects from that described above) if we are or were to become a passive foreign investment company for United States federal income tax purposes. Although the determination of whether a corporation is a passive foreign investment company is made annually, and thus may be subject to change, we do not believe that we are, nor do we expect to become, a passive foreign investment company. Notwithstanding the foregoing, we urge you to consult your own United States tax advisor regarding the adverse United States federal income tax consequences of owning the shares of a passive foreign investment company and of making certain elections designed to lessen those adverse consequences.

   Information reporting and backup withholding. Any dividends paid, or proceeds on a sale of, our ordinary shares to or by a United States holder may be subject to United States information reporting, and a 31% backup withholding tax may apply unless the holder is an exempt recipient or provides a United States taxpayer identification number, certifies that such holder is not subject to backup withholding and otherwise complies with any applicable backup withholding requirements. Any amount withheld under the backup withholding rules will be allowed as a refund or credit against the holder's United States federal income tax, provided that the required information is furnished to the Internal Revenue Service.

Material British Virgin Islands tax consequences of owning OpenTV's ordinary shares

   Under the International Business Companies Act of the British Virgin Islands as currently in effect, a holder of common stock, such as OpenTV's ordinary shares, who is not a resident of the British Virgin Islands is exempt from British Virgin Islands income tax on dividends paid with respect to the common stock and all holders of common stock are not liable to the British Virgin Islands for income tax on gains realized on sale or disposal of such shares; the British Virgin Islands does not impose a withholding tax on dividends paid by a company incorporated under the International Business Companies Act.

   There are no capital gains, gift or inheritance taxes levied by the British Virgin Islands on companies incorporated under the International Business Companies Act. In addition, the common stock is not subject to transfer taxes, stamp duties or similar charges.

   There is no income tax treaty or convention currently in effect between the United States and the British Virgin Islands.

Accounting treatment of the merger

   OpenTV intends to account for the merger as a "purchase" for financial reporting and accounting purposes, under generally accepted accounting principles.

Regulatory filings and approvals required to complete the merger

   This merger was subject to review by the Department of Justice and the Federal Trade Commission to determine whether it is in compliance with applicable antitrust laws. OpenTV and Spyglass have received notice from the U.S. antitrust authorities of early termination of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Certain securities laws considerations

   The OpenTV Class A Ordinary Shares to be issued in the merger will be registered under the Securities Act. These shares will be freely transferable under the Securities Act, except for OpenTV Class A Ordinary Shares issued to any person who is an affiliate of Spyglass. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control with Spyglass and may include some of Spyglass' officers and directors, as well as its principal stockholders. Spyglass' affiliates may not sell their OpenTV Class A Ordinary Shares acquired in the merger except pursuant to (1) an effective registration statement under the Securities Act covering the resale of those shares, (2) an exemption under paragraph (d) of Rule 145 under the Securities Act or (3) any other applicable exemption under the Securities Act.

No appraisal or dissenters' rights

   Appraisal rights under Delaware law are not available to stockholders of a Delaware corporation if:

  . the securities of the corporation are listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; and

  . in the case of the stockholders of the corporation who are required to take consideration different from that previously held by them, such stockholders accept in exchange for their stock (a) stock in the surviving corporation and (b) cash in lieu of fractional shares.

   Spyglass' stockholders will not have appraisal rights under Delaware law with respect to the merger because:

  .  Spyglass' common stock is traded on the NASDAQ; and

  . Spyglass stockholders are being offered no merger consideration other than OpenTV Class A Ordinary Shares and cash only in lieu of fractional shares.

   OpenTV's stockholders will not have dissenters' rights with respect to the merger, because OpenTV is not merging within the meaning of that term as defined in the International Business Companies Act of the British Virgin Islands. Under the merger agreement, OpenTV's wholly-owned subsidiary is the merging entity, while OpenTV itself is merely issuing 0.7236 of an OpenTV Class A Ordinary Share in exchange for each share of outstanding Spyglass common stock.

Listing on NASDAQ of OpenTV Class A Ordinary Shares to be issued in the merger

   OpenTV has agreed to cause the shares of OpenTV Class A Ordinary Shares to be issued in the merger to be approved for listing on the NASDAQ, subject to official notice of issuance prior to the effective time of the merger.

Delisting and deregistration of Spyglass common stock after the merger

   If the merger is completed, Spyglass' common stock will be delisted from the Nasdaq National Market and will be deregistered under the Securities Exchange Act of 1934, as amended.

Listing on the AEX of OpenTV Class A Ordinary Shares to be issued in the merger

   In accordance with the listing requirements of the AEX, OpenTV has submitted an application for admission to listing on the AEX for the shares of OpenTV Class A Ordinary Shares to be issued in the merger.

                             THE MERGER AGREEMENT

   This section of the joint proxy statement/prospectus describes the merger agreement. While OpenTV and Spyglass believe that the description in this section covers the material terms of the merger agreement, this summary may not contain all of the information that is important to you. The merger agreement is attached to this joint proxy statement/prospectus as Annex A and OpenTV and Spyglass urge you to read it carefully.

General

   Following the adoption of the merger agreement and approval of the merger by Spyglass stockholders and the satisfaction or waiver of the other conditions to the merger, the transitory subsidiary, a wholly-owned subsidiary of OpenTV, will merge into Spyglass. Spyglass will survive the merger as a wholly owned subsidiary of OpenTV. If all conditions to the merger are satisfied or waived, the merger will become effective at the time of the filing by the surviving corporation of a duly executed certificate of merger with the Delaware secretary of state.

The exchange ratio and treatment of Spyglass common stock

   At the effective time of the merger, generally, each issued and outstanding share of Spyglass common stock will be converted into the right to receive
0.7236 of an OpenTV Class A Ordinary Share. However, any shares owned by Spyglass and any shares owned by OpenTV or the merger subsidiary will be cancelled without conversion. OpenTV will adjust the exchange ratio to reflect any reclassification, stock split, stock dividend, reorganization or other similar change with respect to OpenTV Class A Ordinary Shares or Spyglass common stock occurring before the effective time of the merger.

Treatment of restricted stock of Spyglass

   At the effective time of the merger, all outstanding unvested shares of Spyglass common stock granted by Spyglass under any of its plans or arrangements will be converted into unvested OpenTV Class A Ordinary Shares based on the exchange ratio and will remain subject to the same terms, restrictions and vesting schedules as were applicable prior to the effective time of the merger. OpenTV will assume any rights Spyglass held prior to the effective time of the merger to repurchase these unvested shares.

Treatment of Spyglass stock options and warrants

   At the effective time of the merger, OpenTV will assume each outstanding option, whether vested or unvested, and warrant to purchase shares of Spyglass common stock and convert them into options or warrants, as the case may be, to purchase OpenTV Class A Ordinary Shares subject to the same terms and conditions as were applicable prior to the effective time of the merger. The number of OpenTV Class A Ordinary Shares issuable upon the exercise of such stock options and warrants will be adjusted based on the exchange ratio. Any fractional OpenTV Class A Ordinary Shares resulting from such adjustment will be rounded down to the nearest whole number. The exercise price per OpenTV Class A Ordinary Share issuable under each Spyglass option and warrant will equal the aggregate exercise price of the Spyglass common stock purchasable under the Spyglass option or warrant divided by the number of whole OpenTV Class A Ordinary Shares the optionholder or warrantholder is entitled to purchase based on the exchange ratio. The exercise price will be rounded up to the nearest whole cent.

   OpenTV will reserve for issuance a sufficient number of its Class A Ordinary Shares for delivery upon a Spyglass optionholder's or warrantholder's exercise of his or her option or warrant. OpenTV will file a registration statement on Form S-8 with respect to the assumed Spyglass stock options. During the period that any such options remain outstanding, OpenTV will use its best efforts to maintain the effectiveness of any such registration statement on Form S-8.

   Prior to the completion of the merger, Spyglass' Employee Stock Purchase Plan will be terminated.

Exchange of certificates

   Exchange agent; Exchange procedures; No further ownership rights. After the effective time of the merger, OpenTV's exchange agent will mail to each record holder of Spyglass common stock a letter of transmittal and instructions for surrendering their certificates. Only those holders who properly surrender their certificates in accordance with the instructions will receive certificates representing OpenTV Class A Ordinary Shares, cash in lieu of any fractional OpenTV Class A Ordinary Shares and any dividends or distributions to which they are entitled. The surrendered certificates representing shares of Spyglass common stock will be cancelled. After the effective time of the merger, each certificate representing shares of Spyglass common stock that have not been surrendered will only represent the right to receive (1) Class A Ordinary Shares of OpenTV, (2) cash in lieu of any fractional OpenTV Class A Ordinary Shares and (3) dividends or distributions. Following the effective time of the merger, Spyglass will not register any transfers of Spyglass common stock on its stock transfer books.

   No fractional shares. OpenTV will not issue any fractional Class A Ordinary Shares in the merger. Instead, each holder of shares of Spyglass common stock exchanged in the merger who would otherwise be entitled to receive a fraction of a Class A Ordinary Share of OpenTV will instead be entitled to receive cash, without interest, equal to the product of such fraction and the average closing price per OpenTV Class A Ordinary Share on NASDAQ during the five consecutive trading days immediately preceding the last full trading day prior to the date of the closing of the merger.

   Distributions with respect to unexchanged shares. After the effective date of the merger, no dividends or other distributions declared or made after the closing of the merger with respect to OpenTV Class A Ordinary Shares will be paid to the holder of any unsurrendered Spyglass certificate and no cash payment in lieu of fractional shares will be paid to any such holder until the holder surrenders its Spyglass certificate in accordance with the letter of transmittal. Upon surrender, OpenTV will pay to the recordholder of the certificate, without interest, the amount of cash payable in lieu of fractional shares to which the holder is entitled and any dividends or distributions with respect to the OpenTV Class A Ordinary Shares to which the holder is entitled which have a record date after the closing date of the merger but prior to the surrender of the certificate and a payment date after the surrender of the certificate.

   Lost certificates. In the event any Spyglass common stock certificate is lost, stolen or destroyed, a Spyglass stockholder must provide an appropriate affidavit of that fact. OpenTV may require a Spyglass stockholder to deliver a bond as indemnity against any claim that may be made against OpenTV with respect to any lost, stolen or destroyed certificate.

   Holders of Spyglass common stock should not send in their certificates until they receive a letter of transmittal from the exchange agent.

Representations and warranties

   OpenTV and Spyglass each made a number of representations and warranties in the merger agreement regarding aspects of their respective businesses, financial condition, structure and other facts pertinent to the merger.

 Spyglass' representations and warranties

   Spyglass' representations and warranties include representations as to:

  .  Spyglass' corporate organization and its qualification to do business;

  .  Spyglass' certificate of incorporation and bylaws;

  .  Spyglass' capitalization;

  .  authorization of the merger agreement by Spyglass;

  . the effect of the merger on obligations of Spyglass and under applicable laws;

  .  regulatory approvals required to complete the merger;

  .  Spyglass' compliance with applicable laws;

  . permits required to conduct Spyglass' business and compliance with those permits;

  . Spyglass' filings and reports with the Securities and Exchange Commission ("SEC");

  .  Spyglass' financial statements;

  .  Spyglass' liabilities;

  .  changes in Spyglass' business since December 31, 1999;

  .  litigation involving Spyglass;

  .  Spyglass' employee benefit plans;

  .  Spyglass' labor relations;

  . information supplied by Spyglass in this joint proxy statement/prospectus and the related registration statement filed by OpenTV;

  .  restrictions on the conduct of Spyglass' business;

  .  Spyglass' title to the properties it owns and leases;

  .  Spyglass' taxes;

  .  environmental laws that apply to Spyglass;

  . payments, if any, required to be made by Spyglass to brokers and agents on account of the merger;

  .  intellectual property used by Spyglass;

  .  Spyglass' material contracts;

  .  Spyglass' insurance coverage;

  .  the fairness opinion received by Spyglass from its financial advisor;

  .  approval by the Spyglass board;

  .  the vote of Spyglass stockholders required to approve the merger; and

  .  the inapplicability of state takeover statues.

   The representations and warranties of Spyglass expire at the effective time of the merger.

   OpenTV's representations and warranties

   OpenTV's representations and warranties include representations as to:

  .  OpenTV's corporate organization and its qualification to do business;

  .  OpenTV's articles of association and memorandum of association;

  .  OpenTV's capitalization;

  .  authorization of the merger agreement by OpenTV and Sonnet Acquisition
     Corp.;

  .  the effect of the merger on obligations of OpenTV under applicable laws;

  .  regulatory approvals required to complete the merger;

  .  OpenTV's filings and reports with the SEC;

  .  OpenTV's financial statements;

  .  OpenTV's liabilities;

  .  changes in OpenTV's business since September 30, 1999;

  .  litigation involving OpenTV;

  .  OpenTV's taxes;

  . information supplied by OpenTV in this joint proxy statement/prospectus and the related registration statement filed by OpenTV;

  . payments, if any, required to be made by OpenTV to brokers and agents on account of the merger;

  .  the fairness opinion received by OpenTV from its financial advisor;

  .  approval by the OpenTV board; and

  .  the vote of OpenTV's stockholders required to approve the merger.

   The representations and warranties in the merger agreement are complicated and not easily summarized. You are urged to carefully read the articles of the merger agreement entitled "Representations and Warranties of Company," relating to Spyglass, and "Representations and Warranties of Parent and Merger Sub," relating to OpenTV and Sonnet Acquisition Corp.

Spyglass' conduct of business before completion of the merger

   Spyglass agreed that, until the earlier of the completion of the merger or termination of the merger agreement or unless OpenTV consents in writing, Spyglass will use its commercially reasonable efforts consistent with past practices and policies to:

  .  preserve intact its present business organization;

  .  keep available the services of its present officers and employees; and

  . preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings.

   Spyglass also agreed that until the earlier of the completion of the merger or termination of the merger agreement or unless OpenTV consents in writing, Spyglass would conduct its business in compliance with certain specific restrictions relating to the following:

  .  restricted stock and stock options;

  . employees and employee benefits, including severance and termination payments;

  .  Spyglass' intellectual property;

  .  the issuance of dividends or other distributions;

  .  the issuance, encumbrance and redemption of securities;

  .  modification of Spyglass' certificate of incorporation and bylaws;

  .  the acquisition of assets or other entities;

  .  the sale, lease, license and disposition of assets;

  .  the incurrence of indebtedness;

  . the adoption, amendment or increase of employee benefit plans, policies or arrangements;

  .  payment or settlements of liabilities;

  .  making of certain payments;

  .  modification, amendment or termination of material contracts;

  . entrance into or modification of distribution, sale, license or marketing contracts;

  .  accounting policies and procedures;

  .  incurrence of obligations to make certain expenditures;

  . treatment of the merger as a "reorganization" under the Internal Revenue Code; and

  .  making of tax elections.

   The agreements related to the conduct of Spyglass' business in the merger agreement are complicated and not easily summarized. You are urged to carefully read the sections of the merger agreement entitled "Conduct of Business by Company," relating to Spyglass.

OpenTV's conduct of business before completion of the merger

   OpenTV has agreed that, until the earlier of the completion of the merger or termination of the merger agreement or unless Spyglass consents in writing, OpenTV will use its commercially reasonable efforts consistent with past practices and policies to:

  .  preserve intact its present business organization; and

  .  keep available the services of its present officers and employees.

   OpenTV also agreed that until the earlier of the completion of the merger or termination of the merger agreement or unless Spyglass consents in writing, OpenTV will not engage in any of the following actions.

  .  the issuance of dividends or other distributions;

  .  the issuance or redemption of securities;

  .  amendment of OpenTV's organizational documents;

  .  revalue assets or change accounting policies and procedures;

  . cause the merger to fail to qualify as a "reorganization" under the Internal Revenue Code; and

  .  engage in actions that would adversely impact the merger.

No solicitation by Spyglass

   Spyglass further agreed to cease, as of the date of the merger agreement, any and all existing activities, discussions or negotiations with any parties conducted prior to that date with respect to any Acquisition Proposal.

   Until the merger is completed or the merger agreement is terminated, Spyglass and its subsidiaries agreed not to directly or indirectly take any of the following actions:

  . solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal;

  . participate in any discussions or negotiations regarding any Acquisition Proposal;

  . furnish to any person any non-public information with respect to any Acquisition Proposal;

  . take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to any Acquisition Proposal;

  . engage in discussions with any person with respect to any Acquisition Proposal, except as to the existence of the Acquisition Proposal provisions;

  . subject to certain limited exceptions discussed below, approve, endorse or recommend any Acquisition Proposal; and

  . enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Transaction.

   Spyglass' board may, without breaching the merger agreement, respond to an unsolicited, bona fide written Acquisition Proposal by discussing the proposal with, and furnishing information to the party making the proposal, if all of the following conditions are met:

  . Spyglass' board reasonably concludes that the proposal constitutes a Superior Offer;

  . Spyglass' board determines in good faith, after considering the advice of its outside legal counsel, that its fiduciary obligations require it to do so;

  . Spyglass gives prior written notice to OpenTV of discussions with, or furnishing of information to the party making the proposal, and Spyglass receives a customary confidentiality agreement from that party;

  . when furnishing nonpublic information to the party making the proposal, Spyglass contemporaneously furnishes the same information to OpenTV; and

  . Spyglass has not breached any of the non-solicitation provisions contained in the merger agreement.

   For purposes of the foregoing, any action by any officer, director, affiliate or employee of Spyglass or any investment banker, attorney or other advisor or representative of Spyglass is deemed to be a breach by Spyglass.

   An Acquisition Proposal is any offer or proposal relating to any Acquisition Transaction, other than an offer or proposal from OpenTV.

   An Acquisition Transaction is any transaction or series of transactions, other than the merger, involving any of the following:

  . the acquisition or purchase from Spyglass of more than a 5% interest in the total outstanding voting securities of Spyglass or any of its subsidiaries;

  . any tender offer or exchange offer that if consummated would result in any person or group beneficially owning 5% or more of the total outstanding voting securities of Spyglass or any of its subsidiaries;

  . any merger, consolidation, business combination or similar transaction involving Spyglass pursuant to which the stockholders of Spyglass immediately preceding such transaction hold less than 95% of the equity interests in the surviving or resulting entity;

  . any sale, lease outside the ordinary course of business, exchange, transfer, license outside the ordinary course of business, acquisition or disposition of more than 5% of the assets of Spyglass; and

  .  any liquidation, dissolution or recapitalization of Spyglass;

   A Superior Offer is an Acquisition Proposal proposing the acquisition of all of the outstanding voting securities of the Company that meets all of the following conditions:

  . if any cash consideration is involved, is not subject to any financing contingency;

  . Spyglass' board of directors has determined, after considering the advice of its independent financial advisors, that the acquiring party is capable of consummating the proposed transaction on the proposed terms; and

  . Spyglass' board of directors has determined after considering the advice of its financial advisors that such proposal provides greater value to the stockholders of Spyglass than the merger.

   Spyglass has agreed to promptly inform OpenTV of any request for information that Spyglass reasonably believes would lead to an Acquisition Proposal, or of any Acquisition Proposal, or any inquiry with respect to or which Spyglass reasonably should believe would lead to any Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the person or group making any such request, Acquisition Proposal or inquiry. Spyglass further agreed to keep OpenTV informed in all material respects of the status and details, including material amendments or proposed amendments, or any such request, Acquisition Proposal or inquiry.

Spyglass stockholder meeting

   Regardless of whether there has been a Superior Offer, Spyglass is obligated under the merger agreement to hold and convene the Spyglass special meeting of stockholders for purposes of voting on the merger agreement and the merger.

Employee benefits matters

   Individuals who continue to be employed by Spyglass after the merger is completed who become participants or are subject to OpenTV's employee benefit plans will, subject to certain qualifications, receive credit for length of service with Spyglass prior to the merger for eligibility and vesting purposes.

Conditions to completion of the merger

   The obligations of OpenTV and Spyglass to complete the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver, to the extent legally permissible, of each of the following conditions before completion of the merger:

  . the merger agreement must be approved and adopted and the merger must be approved by the requisite vote of holders of Spyglass stock;

  . the issuance of OpenTV's shares to Spyglass' stockholders must be approved by the requisite vote of OpenTV holders under the NASDAQ rules;

  . OpenTV's registration statement on Form F-4 must be effective, no stop order suspending its effectiveness will be in effect and no proceedings for suspension of its effectiveness have been initiated or threatened by the SEC;

  . no law, regulation or order must be enacted or issued which has the effect of making the merger illegal or otherwise prohibiting completion of the merger;

  . all applicable waiting periods under applicable antitrust laws must have expired or been terminated;

  . OpenTV and Spyglass must each receive from their respective tax counsel, an opinion to the effect that the merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. However, if counsel to either OpenTV or Spyglass does not render this opinion, this condition will be satisfied if counsel to the other party renders the opinion to such party; and

  . the shares of OpenTV Class A Ordinary Shares to be issued in the merger must be authorized for listing on NASDAQ, upon notice of issuance.

   Spyglass' obligations to complete the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of each of the following additional conditions before completion of the merger:

  . OpenTV's representations and warranties must be true and correct as of March 26, 2000 and at and as of the date the merger is to be completed as if made at and as of such time except:

    -- to the extent OpenTV's representations and warranties address matters only as of a particular date, they must be true and correct as of that date; and

    -- if any of these representations and warranties are not true and correct but the effect in each case, or in the aggregate, of the inaccuracies of these representations and breaches of these warranties, is not and does not have an adverse effect on OpenTV, then this condition will be deemed satisfied;

  . OpenTV must perform or comply in all material respects with all of its agreements and covenants required by the merger agreement to be performed or complied with by OpenTV at or before completion of the merger; and

  . Spyglass has received a legal opinion from British Virgin Islands counsel relating to certain legal items.

   OpenTV's obligations to complete the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of each of the following additional conditions before completion of the merger:

  . Spyglass' representations and warranties must be true and correct as of March 26, 2000 and at and as of the date the merger is to be completed as if made at and as of such time except:

    -- to the extent Spyglass' representations and warranties address matters only as of a particular date, they must be true and correct as of that date; and

    -- if any of these representations and warranties are not true and correct but the effect in each case, or in the aggregate, of the inaccuracies of these representations and breaches of these warranties, is not and does not have a material adverse effect on Spyglass, then this condition will be deemed satisfied;

  . Spyglass must perform or comply in all material respects with all of its agreements and covenants required by the merger agreement to be performed or complied with by Spyglass at or before completion of the merger;

  . Certain Spyglass employees shall have entered into employee agreements and each of the agreements is in full force and effect as of the date of the merger; and

  . Spyglass shall have obtained all consents, waivers and approvals required by identified contracts.

Termination of the merger agreement

   The merger agreement may be terminated at any time prior to completion of the merger, whether before or after approval and adoption of the merger agreement and approval of the merger by Spyglass stockholders:

  .  by mutual consent of the board of directors of OpenTV and Spyglass;

  . by OpenTV or Spyglass, if the merger is not completed before December 31, 2000 except that this right to terminate the merger agreement is not available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the merger to occur on or before December 31, 2000 and such action or failure to act constitutes a breach of the merger agreement;

  . by OpenTV or Spyglass, if there is any action of a court or governmental authority having jurisdiction over either OpenTV or Spyglass permanently restraining, enjoining or prohibiting the completion of the merger which is final and nonappealable;

  . by OpenTV or Spyglass, if the merger agreement fails to receive the requisite vote for approval and adoption and the merger fails to receive the requisite vote for approval by the stockholders of Spyglass at a Spyglass stockholders meeting or at any adjournment of that meeting or if the merger fails to receive the requisite approval by the stockholders of OpenTV at an OpenTV stockholders meeting or at any adjournment of that meeting, except that this right to terminate the merger agreement is not available to any party where the failure to obtain stockholder approval was caused by that party's action or failure to act and such action or failure to act constitutes a breach of the merger agreement;

  . by Spyglass, upon a breach of any representation, warranty, covenant or agreement on the part of OpenTV in the merger agreement, or if any of OpenTV's representations or warranties are or become untrue so that the corresponding condition to completion of the merger would not be met. However, if the breach or inaccuracy is curable by OpenTV through the exercise of its commercially reasonable efforts, and OpenTV continues to exercise such commercially reasonable efforts, Spyglass may not terminate the merger agreement for 30 days after delivery of written notice from Spyglass to OpenTV of the breach;

  . by OpenTV, upon a breach of any representation, warranty, covenant or agreement on the part of Spyglass set forth in the merger agreement, or if any of Spyglass' representations or warranties are or become untrue so that the corresponding condition to completion of the merger would not be met. However, if the breach or inaccuracy is curable by Spyglass through the exercise of its commercially reasonable efforts and Spyglass continues to exercise such commercially reasonable efforts, OpenTV may not terminate the merger agreement for 30 days after delivery of written notice from OpenTV to Spyglass of the breach; and

  .  by OpenTV if any of the following shall have occurred:

    -- Spyglass' board of directors withdraws, modifies or changes its recommendation of the merger agreement or the merger in a manner adverse to OpenTV or its stockholders;

    -- Spyglass' board of directors approves or recommends any Acquisition
       Proposal;

    -- Spyglass' breach of the non-solicitation provisions of the merger agreement;

    -- An Acquisition Proposal is announced or becomes publicly known to Spyglass' board of directors and Spyglass' board of directors fails to recommend against such proposal or fails to reconfirm its approval and recommendation of the merger agreement and the merger, within five business days after OpenTV makes such a written request of Spyglass;

    -- Spyglass fails to hold a stockholders meeting prior to December 31, 2000; or

    -- Spyglass' board of directors resolves to take any of the actions described above.

Payment of termination fee

   Spyglass will pay OpenTV a termination fee of $74 million if any of the following conditions occur:

  .  OpenTV terminates the merger agreement because of any of the following:

    -- Spyglass' board of directors withdraws, modifies or changes its recommendation of the merger agreement or the merger in a manner adverse to OpenTV or its stockholders;

    -- Spyglass' board of directors approves or recommends any Acquisition
       Proposal;

    -- Spyglass breaches any of the non-solicitation provisions of the merger agreement;

    -- An Acquisition Proposal is announced or becomes publicly known to Spyglass' board of directors and Spyglass' board of directors fails to recommend against such proposal or fails to reconfirm its approval and recommendation in favor of the merger agreement and the merger, within five business days after OpenTV makes such a written request of Spyglass;

    -- Spyglass fails to hold a stockholders meeting prior to December 31, 2000; or

    -- Spyglass' board of directors resolves to take any of the actions described above.

  . the merger agreement is terminated because the merger has not been consummated by December 31, 2000 and (1) at or prior to such termination, there shall exist or have been proposed an Acquisition Proposal, (2) OpenTV shall not be guilty of any action or failure to act in breach of the merger agreement that has been a principal reason for the failure of the merger to occur by December 31, 2000,

     (3) Spyglass shall not have previously delivered a notice of breach by OpenTV of the merger agreement that entitles Spyglass to terminate the merger agreement and (4) within 12 months after such termination, Spyglass shall enter into a definitive agreement with respect to an acquisition of Spyglass or an acquisition of Spyglass shall be consummated; or

  . the merger agreement is terminated because Spyglass has not been able to obtain the requisite vote for the merger from its stockholders and Spyglass shall not have previously delivered a notice of breach by OpenTV of the merger agreement that entitles Spyglass to terminate the merger agreement.

   In addition, if OpenTV terminates the merger agreement because of a breach by Spyglass of a representation, warranty, covenant or agreement in the merger agreement or because of Spyglass' representations and warranties failing to remain true, then Spyglass will be required to reimburse OpenTV for OpenTV's costs and expenses in connection with the merger agreement. Furthermore, if, within 12 months of such termination of the merger agreement, Spyglass shall enter into a definitive agreement with respect to an acquisition of Spyglass or an acquisition of Spyglass shall be consummated, Spyglass shall be required to pay to OpenTV the amount by which $74 million exceeds the amount of OpenTV's expenses previously reimbursed by Spyglass.

Operations after the merger

   Immediately following the merger, it is expected that Spyglass will continue its operations as a wholly-owned subsidiary of OpenTV. The membership of OpenTV's board of directors will remain unchanged as a result of the merger. The stockholders of Spyglass will become stockholders of OpenTV, and their rights as stockholders will be governed by the OpenTV memorandum and articles of association, as currently in effect, and the laws of the British Virgin Islands. See "Comparison of Stockholder Rights and Corporate Governance Matters" beginning on page 80 of this joint proxy statement/prospectus.

Extension, waiver and amendment of the merger agreement.

   OpenTV and Spyglass may amend the merger agreement before completion of the merger by mutual written consent.

   Either OpenTV or Spyglass may extend the other's time for the performance of any of the obligations or other acts under the merger agreement, waive any inaccuracies in the other's representations and warranties and waive compliance by the other with any of the agreements or conditions contained in the merger agreement.

                       AGREEMENTS RELATED TO THE MERGER

   This section of the joint proxy statement/prospectus describes agreements related to the merger agreement, including the Company Stockholder Agreements, the Parent Voting Agreement, the Lock-Up Agreements and the Affiliate Agreements. While OpenTV and Spyglass believe that these descriptions in this section cover the material terms of these agreements, these summaries may not contain all of the information that is important to you. Forms of these agreements are attached as exhibits to Annex A to this joint proxy statement/prospectus.

Company stockholder agreements

   OpenTV required each member of the Spyglass board of directors and each executive officer of Spyglass to enter into voting agreements. By entering into the voting agreements these Spyglass stockholders have irrevocably appointed OpenTV as their lawful attorney and proxy. These proxies give OpenTV the limited right to vote the shares of Spyglass common stock beneficially owned by these Spyglass stockholders, including any shares of Spyglass common stock acquired after the date of the voting agreements, in favor of the approval and adoption of the merger agreement, in favor of the merger and in favor of each other matter that could reasonably be expected to facilitate the merger. These Spyglass stockholders may vote their shares of Spyglass common stock on all other matters.

   As of March 26, 2000, the Spyglass stockholders who entered into voting agreements collectively owned 402,135 shares of Spyglass common stock which represented approximately 2.3% of the then outstanding Spyglass common stock. None of the Spyglass stockholders who are parties to the voting agreements were paid additional consideration in connection with them.

   Each Spyglass stockholder who is a party to a voting agreement agreed not to sell the Spyglass stock and options owned, controlled or acquired, either directly or indirectly, by that person until the earlier of the termination of the merger agreement or the completion of the merger, unless each person to which any shares or any interest in any shares is transferred agrees to be bound by the terms and provisions of the voting agreement.

   The company stockholder agreements will terminate upon the earlier to occur of either the termination of the merger agreement or the completion of the merger. The form of company stockholder agreement is attached as Exhibit A-1 to the merger agreement which is attached to this joint proxy statement/prospectus as Annex A, and you are urged to read it in its entirety.

Parent voting agreement

   Spyglass required OTV Holdings Limited, an indirect subsidiary of MIH Limited, to enter into the parent voting agreement. By entering into this voting agreement OTV Holdings Limited has irrevocably appointed Spyglass as its lawful attorney and proxy. This proxy gives Spyglass the limited right to vote the OpenTV Class A and Class B Ordinary Shares beneficially owned by OTV Holdings Limited, including any OpenTV Class B Ordinary Shares acquired after the date of the voting agreement, in favor of the approval and adoption of the merger agreement, in favor of the merger, in favor of the issuance of Class A Ordinary Shares in the merger and in favor of each other matter that could reasonably be expected to facilitate the merger. OTV Holdings Limited may vote its OpenTV Class A and Class B Ordinary Shares on all other matters.

   As of March 26, 2000, OTV Holdings Limited owned no shares of OpenTV Class A and 30,631,746 Class B Ordinary Shares, which represented approximately 94.8% of the votes represented by the then outstanding OpenTV ordinary shares. OTV Holdings Limited was not paid additional consideration to enter into this voting agreement.

   OTV Holdings Limited agreed not to sell the OpenTV Class A and Class B Ordinary Shares and options owned, controlled or acquired, either directly or indirectly, by it until the earlier of the termination of the merger agreement or the completion of the merger, unless each person to which any shares or any interest in any shares is transferred agrees to be bound by the terms and provisions of the voting agreement.

   The parent voting agreement will terminate upon the earlier to occur of the termination of the merger agreement and the completion of the merger. The form of parent voting agreement entered into by OTV Holdings Limited is attached as Exhibit A-2 to the merger agreement which is attached to this joint proxy statement/prospectus as Annex A, and you are urged to read it in its entirety.

Lock-Up agreement

   As an inducement to OpenTV to enter the merger agreement, each member of the Spyglass board of directors and each executive officer of Spyglass has executed a lock-up agreement. Under these lock-up agreements, these persons have agreed that until May 21, 2000, the first date on which directors, executive officers and certain other stockholders of OpenTV could sell their stock in OpenTV under certain lock-up agreements each of them entered into in connection with OpenTV's initial public offering, they would not sell or otherwise dispose of the Class A Ordinary Shares they receive under the merger.

Spyglass affiliate agreements

   As an inducement to OpenTV to enter into the merger agreement, each member of the Spyglass board of directors and each executive officer of Spyglass and certain stockholders of Spyglass has executed an affiliate agreement. Under the affiliate agreements, OpenTV will be entitled to place appropriate legends on these persons' certificates evidencing any OpenTV Class A Ordinary Shares to be received by these persons and to issue stop transfer instructions to the transfer agent for the OpenTV Class A Ordinary Shares. Further, these persons have also acknowledged the resale restrictions imposed by Rule 145 under the Securities Act on OpenTV Class A Ordinary Shares to be received by them in the merger.

                       COMPARISON OF STOCKHOLDER RIGHTS
                       AND CORPORATE GOVERNANCE MATTERS

   This section of the joint proxy statement/prospectus describes certain differences between Spyglass common stock and OpenTV Class A Ordinary Shares and certain differences relating to the corporate governance of Spyglass and OpenTV. While OpenTV and Spyglass believe that the description covers the material differences, this summary may not contain all of the information that is important to Spyglass stockholders. Spyglass stockholders should read this entire document, the memorandum of association and articles of association of OpenTV, and the certificate of incorporation and bylaws of Spyglass for a more complete understanding of these differences between Spyglass common stock and OpenTV Class A Ordinary Shares.

   Spyglass' certificate of incorporation and bylaws currently govern the rights of stockholders of Spyglass. After the completion of the merger, Spyglass' common stockholders will become holders of Class A Ordinary Shares of OpenTV. As a result, former Spyglass stockholders' rights will be governed by OpenTV's memorandum of association and articles of association, which were both last amended on October 26, 1999. The following paragraphs summarize certain differences between the rights of OpenTV stockholders and Spyglass stockholders generally. The summary also describes the differences in certain corporate governance matters under the memorandum of association and articles of association of OpenTV and British Virgin Islands law compared to the certificate of incorporation and bylaws of Spyglass and Delaware general corporate law. Under British Virgin Islands law holders of a company's stock are referred to as "members," but for clarity, they are referred to as "stockholders" in the following summary and elsewhere in this joint proxy statement/prospectus.

                                OPENTV                       SPYGLASS
                     ----------------------------  ----------------------------
Description of
 ordinary shares or  The ordinary shares of        The Spyglass common stock is
 common stock......  OpenTV are divided into       not divided.
                     Class A Shares and Class B
                     Shares.

                     OpenTV is authorized to       Spyglass is currently
                     issue up to 500,000,000       authorized to issue
                     Class A Shares of no par      50,000,000 shares of common
                     value and up to 200,000,000   stock, with a par value of
                     Class B Shares of no par      $0.01.
                     value.

                     The holders of OpenTV Class   The holders of Spyglass
                     A Shares are entitled to one  common stock are entitled to
                     vote on each matter           one vote for each share held
                     submitted to the security     of record on all matters
                     holders for each share        submitted to a vote of
                     thereof held. The holders of  stockholders.
                     OpenTV Class B Shares are
                     entitled to 10 votes on each
                     matter submitted to security
                     holders for each share
                     thereof held.

                     Each Class B Share may be     Holders of common stock have
                     converted at any time, at     no preemptive rights or
                     the option of its record      rights to convert their
                     holder, into one validly      common stock into any other
                     issued, fully paid and non-   securities.
                     assessable Class A Share.
                     Each Class B Share in
                     addition, shall
                     automatically and without
                     any further action on the
                     part of OpenTV or any other
                     person, convert to one Class
                     A Share upon the occurrence
                     of certain events as stated
                     in OpenTV's memorandum of
                     association.

                               OPENTV                       SPYGLASS
                    ----------------------------  ----------------------------
                    OpenTV may purchase, redeem   There are no redemption or
                    or otherwise acquire and      sinking fund provisions
                    hold its own shares but may   applicable to the Spyglass
                    only do so out of surplus or  common stock.
                    in exchange for newly issued
                    shares of equal value and
                    only with the consent of the
                    stockholder whose shares are
                    to be purchased, redeemed or
                    otherwise acquired, and only
                    for fair value.

                                                  All outstanding shares of
                    All outstanding ordinary      Spyglass common stock are
                    shares of OpenTV are fully    fully paid and non-
                    paid and non-assessable.      assessable.

Description of
 preferred stock...                               Pursuant to Spyglass'
                                                  certificate of
                    OpenTV is authorized to       incorporation, the board of
                    issue up to 500,000,000       directors has the authority,
                    Preference Shares of no par   without further action by
                    value. Pursuant to OpenTV's   the stockholders, to issue
                    memorandum of association,    up to 2,000,000 shares of
                    the board of directors has    preferred stock, $0.01 par
                    the authority, without        value per share, in one or
                    further action by the         more series and to fix the
                    stockholders, to provide out  rights, preferences,
                    of the unissued Preference    privileges and restrictions
                    Shares for one or more        thereof. The board, without
                    series of Preference Shares   stockholder approval, can
                    and to fix the number of      issue preferred stock with
                    shares constituting such      voting, conversion or other
                    series and the designation    rights that could adversely
                    of such series, the voting    affect the voting power and
                    powers (if any) of the        other rights of the holders
                    shares of such series, the    of common stock. Preferred
                    relative, participating,      stock could thus be issued
                    optional or other rights (if  quickly with terms
                    any) and any qualifications,  calculated to delay or
                    preferences, limitations or   prevent a change in control
                    restrictions of the shares    of Spyglass or make removal
                    of such series. The board,    of management more
                    without stockholder           difficult. Additionally, the
                    approval, can issue           issuance of preferred stock
                    preferred stock with voting,  may have the effect of
                    conversion or other rights    decreasing the market price
                    but only if such preferred    of the common stock, and may
                    stock does not adversely      adversely affect the voting
                    affect the voting power and   and other rights of the
                    other rights of existing      holders of common stock.
                    stockholders, otherwise it    There are no shares of
                    must obtain approval of the   preferred stock outstanding
                    affected stockholders.        and Spyglass has no plans to
                    OpenTV currently has no       issue any of the preferred
                    Preference Shares.            stock.

Annual meeting of
 stockholders...... British Virgin Islands law    Delaware law requires annual
                    does not require an           meetings of stockholders.
                    International Business
                    Company, such as OpenTV, to
                    have an annual meeting.

                                OPENTV                       SPYGLASS
                     ----------------------------  ----------------------------
                     OpenTV's articles of
                     association does, however,
                     require an annual meeting of
                     stockholders for the
                     election of directors and
                     for such other business as
                     may come before the meeting.

Special meeting of
 stockholders....... Under British Virgin Islands  Under Delaware law, a
                     law, unless otherwise         special meeting of
                     provided by a company's       stockholders may be called
                     memorandum of association or  by the board of directors or
                     articles of association,      any other person authorized
                     special meetings of members   to do so in the certificate
                     may be called by the          of incorporation or the
                     directors at any time.        bylaws. Spyglass' bylaws
                     Directors are required to     authorize the board of
                     call meetings upon a written  directors or the president
                     request from the members      to call a special meeting of
                     holding more than 50% of the  stockholders.
                     outstanding voting shares.

                     OpenTV's articles of
                     association provide that
                     special meetings of
                     stockholders may be called
                     only by a resolution of
                     directors or by the chief
                     executive officer.

Action by written
 consent in lieu of
 a stockholders'     Under British Virgin Islands  Same.
 meeting............ law, stockholders may take
                     action by written consent in
                     lieu of voting at a
                     stockholders meeting.

                     Currently, OpenTV's           Spyglass' certificate of
                     memorandum of association     incorporation and bylaws
                     and articles of association   require any action by
                     do not allow stockholders to  written consent of
                     act by written consent.       stockholders be signed by
                                                   all of the stockholders that
                                                   would be entitled to vote on
                                                   the matter at a stockholders
                                                   meeting.

Record date for
 determining                                       Under Delaware law and
 stockholders....... OpenTV's articles of          Spyglass' certificate of
                     association state that the    incorporation, the record
                     directors may fix the date    date for determining
                     that notice is given of a     stockholders of record at a
                     meeting of stockholders as    meeting is a date the
                     the record date for           directors may fix not more
                     determining those shares      than sixty days nor less
                     that are entitled to vote at  than ten days before such
                     the meeting.                  meeting.

                               OPENTV                       SPYGLASS
                    ----------------------------  ----------------------------
Advance notice
 provisions for
 board nomination
 and other
 stockholders'
 business at any    OpenTV's articles of          For nominations or other
 stockholder annual association provide that      business to be properly
 meetings.......... written notice of all         brought before a
                    meetings of stockholders,     stockholders' meeting by a
                    stating the time, place and   stockholder, the stockholder
                    purposes thereof, shall be    must have given timely
                    given not fewer than ten      notice thereof in writing to
                    days before the date of the   the secretary of Spyglass
                    proposed meeting to those     and such other business must
                    persons whose names appear    otherwise be a proper matter
                    as stockholders in the share  for stockholder action. To
                    register of OpenTV on the     be timely, stockholders
                    date of the notice and are    notice shall be delivered to
                    entitled to vote at the       and received at the
                    meeting. However, in general  principal executive offices
                    a meeting of stockholders     of Spyglass not less than 60
                    may be called on shorter      and not more than 90 days
                    notice if at least 90% of     prior to the meeting;
                    the total number of shares    provided, however, that in
                    consent or stockholders       the event that less than 70
                    holding such number of        days' notice or prior public
                    shares waive the right to     disclosure of the meeting is
                    notice.                       given to the stockholders,
                                                  notice by the stockholder to
                                                  be timely must be delivered
                                                  not later than the close of
                                                  business on the 10th day
                                                  following the day on which
                                                  the notice of the meeting
                                                  was mailed or prior public
                                                  disclosure was made.

                    OpenTV's articles of          The Spyglass bylaws require
                    association provides that     that nominations of persons
                    nominations of persons for    for election to the board of
                    election to the board of      directors and the proposal
                    directors shall be made only  of business to be considered at a meeting of stockholders  at any meeting of
                    and only by or at the         stockholders must be made
                    direction of the directors    by:
                    or by a stockholders
                    entitled to vote for the
                    election of directors who
                    complies with the notice
                    procedures.
                                                  -- the board of directors,
                                                     or
                                                  -- a stockholder who gives
                                                     proper notice.

                                OPENTV                       SPYGLASS
                     ----------------------------  ----------------------------
                     At any meeting of             The Spyglass by laws require
                     stockholders, only such       that the proposal of
                     business shall be conducted   business to be considered at
                     as shall have been brought    any meeting of stockholders
                     before such meeting (a) by    must be made by:
                     or at the direction of the
                     Chairman of the board of
                     directors; or (b) by any
                     stockholders who is a holder
                     of record at the time of the
                     giving of the notice, who is
                     entitled to vote at the
                     meeting and who complies
                     with the notice procedures
                     of OpenTV's articles of
                     association.
                                                   -- the corporation's notice
                                                      of meeting (or any
                                                      supplement to the
                                                      notice),
                                                   -- the board of directors,
                                                      or
                                                   -- a stockholder who gives
                                                      proper notice.

Number of            OpenTV's articles of          The Spyglass certificate of
 directors.......... association provides that     incorporation and bylaws
                     the number of directors       provide that the board of
                     shall be at least five        directors shall be at least
                     members but no more than      three members. The exact
                     fifteen members, as           number of directors may be
                     determined from time to time  fixed by the board of
                     by a resolution of            directors.
                     directors.

Classified board of
 directors.......... OpenTV's articles of          Delaware law provides that a
                     association does not provide  corporation's board of
                     for various classes or a      directors may be divided
                     staggered board.              into various classes with
                                                   staggered terms of office.

                                                   The board of directors of
                                                   Spyglass is divided into
                                                   three classes, with a
                                                   separate class being elected
                                                   each year. As a result,
                                                   Spyglass directors are
                                                   elected to a term of three
                                                   years and until their
                                                   successors are elected and
                                                   qualified.

Removal of           OpenTV's articles of          Under Delaware law, except
 directors.......... association provides that a   as otherwise provided in the
                     director shall be removed     corporation's certificate of
                     only upon the occurrence of   incorporation, a director of
                     certain events. In addition,  a corporation that has a
                     a director may be removed by  classified board of
                     resolution signed by all the  directors may be removed
                     other directors or if         only with cause. The
                     removed for cause, by a       Spyglass certificate of
                     resolution of members.        incorporation and bylaws
                                                   provide that a director or
                                                   the entire board of
                                                   directors may be removed
                                                   only for cause.

                                OPENTV                       SPYGLASS
                     ----------------------------  ----------------------------
Board of director
 vacancies.......... OpenTV's articles of          Under Delaware law,
                     association provides that     vacancies and newly created
                     any vacancy on the board      directorships may be filled
                     resulting from death,         by a majority of the
                     resignation, removal or       directors then in office,
                     other cause and any newly     even though less than a
                     created directorship          quorum, unless otherwise
                     resulting from any increase   provided in the certificate
                     in the authorized number of   of incorporation or bylaws.
                     directors between meeting of  The Spyglass certificate of
                     stockholders shall be filled  incorporation and bylaws
                     only by the affirmative vote  provide that vacancies on
                     of a majority of all the      the board of directors,
                     directors then in office      including vacancies
                     (even if less than a quorum)  resulting from any increase
                     and any director so           in the authorized number of
                     appointed shall hold office   directors, unless and until
                     for the remainder of the      filled by the stockholders,
                     annual term of the directors  may be filled by the vote of
                     and until such a successor    a majority of directors then
                     is duly elected, or until     in office, even though less
                     his earlier death,            than a quorum.
                     resignation or removal from
                     office.

Indemnification..... OpenTV's articles of          Same.
                     association provides that
                     OpenTV may indemnify against
                     all expenses, including
                     legal fees, and against all
                     judgments, fines and amounts
                     paid in settlement and
                     reasonably incurred in
                     connection with legal,
                     administrative or
                     investigative proceedings
                     any person who:

                     .  is or was a party or is
                        threatened to be made a
                        party to any threatened,
                        pending or completed
                        proceedings, whether
                        civil, criminal,
                        administrative or
                        investigative, by reason
                        of the fact that the
                        person is or was a
                        director, an officer or a
                        liquidator of OpenTV; or

                     .  is or was, at the request
                        of OpenTV, serving as a
                        director, officer or
                        liquidator of, or in any
                        other capacity is or was
                        acting for, another
                        company or a partnership,
                        joint venture, trust or
                        other enterprise.

                     This is subject to the
                     limitation that OpenTV may
                     only indemnify a person if
                     the person acted honestly
                     and in good faith with a
                     view to the best interests
                     of OpenTV and, in the case
                     of criminal proceedings, the
                     person had no reasonable
                     cause to believe that his
                     conduct was unlawful.

                                OPENTV                       SPYGLASS
                     ----------------------------  ----------------------------
Amendment of
 corporate
documents........... Amendments to OpenTV's        Amendments to the Spyglass
                     memorandum of association     certificate of incorporation
                     and articles of association   may be made by resolution of
                     may be made by resolution of  the Board of Directors
                     stockholders                  followed by the approval of
                     or directors, unless          a majority of the holders of
                     otherwise required by         common stock unless
                     certain provisions of the     otherwise provided by
                     articles of association or    certain provisions of the
                     the memorandum. If so         certificate of
                     required, such amendments     incorporation. If so
                     require the affirmative vote  required such amendments
                     of the holders of 66% or      require the affirmative vote
                     more of the combined votes    of the holders of 75% or
                     of all the then outstanding   more of the common stock.
                     Ordinary Shares voting
                     together as a single class,
                     or the affirmative vote of
                     66 2/3% of the total number
                     of directors.

Limitation of
 liability of
directors........... OpenTV's articles of          Spyglass' certificate of
                     association provides that,    incorporation provides that,
                     to the full extent of the     except to the extent
                     law, no director shall be     prohibited by Delaware law,
                     personably liable to OpenTV   no director shall be
                     or its members for or with    personally liable to the
                     respect to any acts or        Company or its stockholders
                     omissions in the performance  for or with respect to any
                     of his duties as a director   acts or omissions in the
                     of OpenTV.                    performance of his duties as
                                                   a director of the Company.

                     British Virgin Islands
                     legislation, however, sets
                     the standard of care
                     expected from every director
                     in performing his functions,
                     as requiring that he act
                     honestly and in good faith
                     with a view to the best
                     interests of the company and
                     exercise the care, diligence
                     and skill that a reasonably
                     prudent person would
                     exercise in comparable
                     circumstances. No provision
                     in a company's memorandum of
                     association or articles of
                     association or in any
                     agreement entered into by
                     the company relieves a
                     director, from the duty to
                     act in accordance with the
                     memorandum or articles or
                     from any personal liability
                     arising from his management
                     of the business and affairs
                     of the company.

                     It should be noted,
                     therefore, that in addition
                     to the statutory standard of
                     care laid down for
                     directors, they are also
                     bound by the usual common
                     law duty of care in relation
                     to the exercise of their
                     powers as directors.

                     CERTAIN INFORMATION REGARDING OPENTV

Forward-looking statements

   This joint proxy statement/prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve risks and uncertainties, including, among other things, statements regarding anticipated costs and expenses, revenue mix, product and service development and relationships with strategic partners. These forward-looking statements include, among others, those statements including the words "expects," "anticipates," "intends," "believes" and similar language. Actual results may differ significantly from those projected in the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in the section "Risk Factors."

Overview of OpenTV's business

   OpenTV is the leading worldwide provider of software that enables digital interactive television. OpenTV's software is running on over 7.8 million set-top boxes worldwide, with 29 network operators in more than 20 countries having selected OpenTV's OpenTV Runtime software as their interactive platform. OpenTV's digital interactive solution enhances a television viewer's experience without changing viewing habits and provides a rich audio and video television environment for enhanced applications, such as e-commerce. The majority of OpenTV's revenues today are generated from royalties and fees related to OpenTV's core software platform. In addition, OpenTV is developing interactive applications that OpenTV intends to license to network operators in exchange for a share of advertising and e-commerce revenues.

   Increasing competition to acquire and retain subscribers is driving network operators to differentiate themselves by providing enhanced television viewing and other interactive services. OpenTV's patented software platform provides a comprehensive and highly portable solution for the development and delivery of digital interactive services to television viewers, without significant investment in hardware or digital infrastructure by network operators. OpenTV believes its software products are accelerating the acceptance and use of digital interactive television worldwide and will serve as a bridge to the future by providing digital interactive television over both existing and broadband networks.

Strategy

   The following are principal components of OpenTV's business and growth strategy:

  . Continue to expand OpenTV's global presence. OpenTV's system is the first digital interactive television software being deployed by multiple network operators and set-top box manufacturers on a significant scale. OpenTV's software platform has been adopted by 29 network operators in more than 20 countries covering all six inhabited continents. Twenty network operators already have begun deploying set-top boxes with OpenTV's system to their viewers. OpenTV plans to leverage this first mover advantage by expanding within its current markets and entering new markets in Europe, Asia, Latin America and the United States. For example, OpenTV recently signed agreements with Quiero Television, a Spanish terrestrial operator; PrimaCom, a German cable operator; Galaxy Latin America, a satellite operator affiliated with DirecTV covering 27 Latin American and Carribean countries; and E-Vision, a cable operator in the United Arab Emirates.

  . Capitalize on worldwide transition to digital television. OpenTV believes the vast installed base of one billion television households worldwide will rapidly migrate to digital technology. OpenTV believes that digital set-top boxes will provide the bridge to mass adoption of digital technology prior to the eventual proliferation of more costly digital television sets. OpenTV's proven platform enables the reception of digital signals and provides a fully-functional interactive television experience that can be delivered through a low-cost set-top box and within today's digital network infrastructure. Because network operators frequently pay for much of the expense of deploying set-top boxes and installing digital network infrastructure, OpenTV's low-cost solution is attractive to network operators planning to deploy interactive television services on a large scale. In contrast, many competing products require a retooling of broadcast facilities with more expensive hardware and additional network infrastructure.

  . Enhance and extend OpenTV's technology. OpenTV is continually enhancing and upgrading its software. For example, OpenTV is currently shipping the third generation of its Runtime software. OpenTV is developing additional software features in anticipation of the eventual proliferation of two-way broadband communication and increased set-top box memory and performance. Through partnerships with Sun Microsystems, Inc. and Panasonic, OpenTV is developing a future version of its Runtime based on Java technology that also will comply with emerging European interactive television standards. Through its partnership with EchoStar, OpenTV is developing a future version of its Runtime that will support an integrated hard drive within set-top boxes and thereby enable video recording applications. Following the merger with Spyglass, OpenTV expects to develop a future version of its Runtime with an Internet web browser. As OpenTV updates its technology, OpenTV intends to make future versions of its Runtime backward compatible, which allows existing applications to run on future versions of its software without modification. OpenTV's software can be upgraded by network operators via "flash downloads" that are transmitted directly to set-top boxes without viewer involvement, and OpenTV anticipates that software upgrades will become a source of future revenues. Furthermore, OpenTV maintains its technology leadership through participation in standards-setting bodies, including Digital Video Broadcasting, Advanced Television Systems Committee and Open Cable.

  . Encourage independent application development. OpenTV encourages television program developers and independent parties to design and create additional applications with the help of OpenTV's training and support services and user-friendly authoring tools. A substantial and growing number of independent programmers are designing interactive television applications to run on OpenTV's open software platform. OpenTV has created an in-house team with training in traditional television production that assists third-parties with their projects and helps OpenTV with its own application development. OpenTV recently launched a formal program for independent developers called "OpenAdvantage", which now has more than 300 members. As the volume and quality of interactive content and services provided using the OpenTV system expands, OpenTV expects that more viewers and customers will be attracted to OpenTV's solution.

  . Develop OpenTV's applications business and share revenues from advertising and e-commerce. OpenTV is creating, with its content and e-commerce partners, a core set of turn-key applications to run on the OpenTV system. These include applications for an interactive weather service, e-commerce, enhanced broadcast programming and e-mail. OpenTV expects to participate in the recurring advertising and transaction-based revenue generated by these applications through revenue sharing agreements with its content partners and network operators. For example, OpenTV has recently signed a revenue-sharing agreement with EchoStar Satellite Corporation in which OpenTV will provide certain applications in exchange for a percentage of the revenues generated by these applications.

Customers and industry relationships

   OpenTV has established significant relationships with network operators, set-top box manufacturers, chip set manufacturers, conditional access vendors and independent application developers around the world. OpenTV's customer and industry relationships include the following:

  . 29 network operators that use or have committed to use OpenTV Runtime software, generally along with OpenTV's head-end software for broadcasting interactive content, OpenTV's application development tools and other specially developed applications;

  . 29 set-top box manufacturers that license OpenTV Runtime for distribution in their set-top boxes, generally including the use of OpenTV's Hardware Porting Kit;

  . 8 chip set manufacturers that use OpenTV's Hardware Porting Kit to assure the compatibility of their products with OpenTV Runtime;

  . 7 conditional access vendors with which OpenTV has worked to ensure the compatibility of the OpenTV system;

  . numerous independent application developers that use its application development tools to author programs for use with the OpenTV system; and

  . digital television set manufacturers can incorporate our software, which is platform-neutral, at the time of production, or OpenTV's software can be subsequently downloaded into digital television sets via broadcast from a network operator (a "flash download") for the reception of digital interactive television without a set-top box.

   Since OpenTV's introduction of the OpenTV system in late 1996, the number of its customers and the number of set-top boxes deployed with its software have both grown rapidly. The following table demonstrates OpenTV's recent growth:

                          June 30, Dec. 31, June 30, Dec. 31, June 30, Dec. 31,
                            1997     1997     1998     1998     1999     1999
                          -------- -------- -------- -------- -------- --------
                                        (all figures cumulative)
Network operators
 deploying set-top boxes
 with OpenTV............      2        5         7       10       13       21
Set-top box
 manufacturers
 shipping...............      3        4         4        9       12       13
Set-top boxes deployed
 (000's)................    252      687     1,121    1,926    3,501    6,230

Network operators

   Set-top boxes with OpenTV's software have been deployed by 21 network operators around the world. Another eight network operators are planning to deploy set-top boxes using the OpenTV platform within the next year. The following chart provides information about network operators that are currently using the OpenTV system:

Network Operator                Country        Deployment      Type
----------------          -------------------- ---------- --------------
Television par Satellite
 (TPS)..................         France          Q4:96      Satellite
MultiChoice Africa......      South Africa       Q2:97      Satellite
Telia Infomedia TV......         Sweden          Q4:97        Cable
France Telecom..........         France          Q4:97        Cable
Lyonnaise Cable.........         France          Q4:97        Cable
Tele Danmark Kabel TV...        Denmark          Q1:98        Cable
Multichoice Middle
 East...................      Middle East        Q2:98      Satellite
BSkyB...................           UK            Q4:98      Satellite
FUN (FreeTV)............        Germany          Q4:98      Satellite
CBSat...................         China           Q4:98      Satellite
Stream..................         Italy           Q1:99      Satellite
Via Digital.............         Spain           Q2:99      Satellite
Austar..................       Australia         Q2:99      Satellite
FOXTEL..................       Australia         Q2:99      Satellite
Senda...................         Sweden          Q3:99     Terrestrial
Teleon..................         Turkey          Q3:99    Satellite/MMDS
Image Wireless..........         Canada          Q3:99         MMDS
MultiChoice Hellas......         Greece          Q4:99      Satellite
Casema..................      Netherlands        Q4:99        Cable
Media Kabel.............      Netherlands        Q4:99        Cable
E-Vision................  United Arab Emirates   Q4:99        Cable

   The following network operators are planning to launch digital interactive services on the OpenTV platform within the next year:

Network Operator                                      Country         Type
----------------                                   ------------- ---------------
EchoStar..........................................      USA         Satellite
Galaxy Latin America (DirecTV).................... Latin America    Satellite
Pacific Digital Media Corporation.................    Taiwan        Satellite
PrimaCom AG.......................................    Germany         Cable
Quiero Television.................................     Spain       Terrestrial
Shaw Communications...............................    Canada     Cable/Satellite
Sky New Zealand...................................  New Zealand     Satellite
UBC...............................................   Thailand    Cable/Satellite

Set-top box manufacturers

   OpenTV markets and licenses its OpenTV Runtime software and its Hardware Porting Kit to digital set-top box manufacturers. Because OpenTV's software is platform neutral and flexible, OpenTV has been able to establish relationships with a number of set-top box manufacturers. To date, 13 manufacturers have shipped set-top boxes enabled with OpenTV Runtime and OpenTV has signed license agreements with another 16 manufacturers. OpenTV believes that its extensive base of relationships with set-top box manufacturers is an important advantage of the OpenTV system as it provides network operators with a broad choice of compatible, competitively priced hardware alternatives. The following table lists the set-top box manufacturers with which OpenTV has established relationships:

                                                                        Shipping
   Manufacturer                                                          Began
   ------------                                                         --------
   Sagem...............................................................  Q4:96
   UEC Technologies (Pty) Limited......................................  Q1:97
   Pace Micro Technology plc...........................................  Q2:97
   Asia Digital Broadcast Ltd..........................................  Q3:97
   Amstrad (Manufactured by Samsung)...................................  Q4:98
   Grundig.............................................................  Q4:98
   Humax Electronics Co Ltd............................................  Q4:98
   Matsushita/Panasonic................................................  Q4:98
   Samsung Electro-Mechanics Company, Ltd..............................  Q4:98
   Thomson Multimedia..................................................  Q4:98
   Italtel s.p.a.......................................................  Q1:99
   EchoStar Technologies Corp..........................................  Q2:99
   Nokia Satellite Systems.............................................  Q3:99

   OpenTV is continuing to build relationships with additional set-top box manufacturers by targeting certain strategic vendors. The following manufacturers have signed licensing agreements with OpenTV and will begin producing set-top boxes containing OpenTV's operating system in the near future:

  Avias Technology International             Philips
  CPS Europe                                 Sony Corporation
  Galaxis                                    Tae Young Telstar
  Hughes Networks                            Technisat
  Hyundai Digital Technology                 Techsan Electronics
  Interisa Electronica                       Visionetics
  Kiryung Electronics                        Zenith Electronics
  Motorola (General Instrument)              Zinwell Corporation

Chip set manufacturers

   OpenTV also licenses its Hardware Porting Kit to chip set manufacturers that use it to ensure the compatibility of their products with the OpenTV system. By doing so, OpenTV is able to maximize the portability and compatibility of the OpenTV system. Our relationship with chip set vendors helps us anticipate the evolution of their products 12 to 24 months in advance, giving us time to plan enhancements to OpenTV that will take advantage of the new product features. Furthermore, some of these vendors have developed software that is embedded into their chip sets that is designed to work with the OpenTV platform as a means to minimize time to market and technical risk for hardware manufacturers. To date, the following chip set manufacturers have licensed OpenTV's Hardware Porting Kit:

  Conexant                                   NEC Electronics (UK) Limited
  Fujitsu Microelectronics GmbH              ST Microelectronics
  IBM Corporation                            Toshiba Corporation
  LSI Logic Corporation                      VLSI Technology

Conditional access vendors

   OpenTV has developed relationships with seven conditional access vendors that have licensed its Hardware Porting Kit or with which OpenTV has consulted to ensure the compatibility of their products with the OpenTV system. Conditional access vendors produce systems that scramble and decode information streams to prevent access by unauthorized parties. Because the ability to integrate with multiple conditional access systems is difficult to achieve, OpenTV believes its relationships with these vendors are an important advantage. The following conditional access vendors have ensured the compatibility of their systems with OpenTV:

  France Telecom S.A.                        Nagra USA, Inc.
  Motorola                                   NDS Limited
  Mindport                                   Philips
  Telenor A.S.

Independent application developers

   Numerous independent application developers have begun authoring programs for use with OpenTV, including many using its application development tools. OpenTV believes the proliferation of independent developers will facilitate the acceptance of the OpenTV system to the extent that it results in the availability of a rich and diverse set of applications. To this end, OpenTV has created the OpenAdvantage program for the benefit of independent developers that create applications for the OpenTV system. The OpenAdvantage program provides its more than 300 member developers with certain OpenTV-related resources, including access to pre-release versions of software tools and certification of applications authored using OpenTV tools.

Digital television set manufacturers

   Digital television set manufacturers can incorporate chip sets that are compatible with OpenTV's operating system or directly incorporate OpenTV's operating system into digital television sets to enable the reception of digital interactive television without a set-top box. Digital television set manufacturers can incorporate chip sets designed to work with the OpenTV platform so that their television sets are compatible with OpenTV's operating system. The OpenTV Runtime software would be downloaded to these televisions by network operators without viewer involvement. Alternatively, if demand exists, digital television set manufacturers can incorporate the OpenTV Runtime software during the manufacturing process.

Strategic partners

   In connection with OpenTV's private placement that was completed in October 1999, OpenTV entered into strategic agreements with America Online, News Corporation and Time Warner. These agreements, which are described below, require us to undertake specific development work to produce software that can be used by the other party or marketed to our respective customers. These agreements are expected to create new business opportunities for OpenTV as applications are developed by it and deployed by the other parties or OpenTV's customers. OpenTV believes these strategic agreements will increase its United States market penetration and allow OpenTV to expand the range of interactive applications available to its global client base.

   More recently, OpenTV entered into strategic agreements with General Instrument (which subsequently was acquired by Motorola) and EchoStar. These agreements are also described below.

 America Online

   OpenTV's agreement with America Online, or AOL, provides for OpenTV to collaborate on the development and marketing of AOL applications to be delivered to television sets over the OpenTV Runtime software. Under the terms of the agreement, OpenTV will work with AOL to develop a suite of applications to deliver AOL's most popular online services to the television, including e-mail, instant messaging and information services such as news, financial information and weather. In addition, AOL and OpenTV will jointly market AOL services to cable, satellite and terrestrial broadcast network operators.

 News Corporation

   OpenTV entered into a worldwide agreement with News Corporation to develop, license and market OpenTV set-top box software to News Corporation's participating affiliated satellite television platforms around the world. News Corporation's affiliated satellite television platforms include BSkyB in the United Kingdom, Stream in Italy, Sky New Zealand, FOXTEL in Australia, Sky Brazil, Sky Mexico, Sky Columbia, Sky Chile and Star TV in Asia. BSkyB, FOXTEL and Stream are already deploying OpenTV set-top box software to their subscribers, and Sky New Zealand has announced its intent to deploy OpenTV enabled programs and services. This agreement will provide OpenTV with access to News Corporation's extensive global satellite and cable platforms and will help OpenTV grow in markets where News Corporation is expanding and deploying its digital interactive services.

 Time Warner

   OpenTV entered into an agreement with Warner Brothers and Turner Broadcasting Systems (Time Warner Inc. subsidiaries) to develop and market enhanced interactive television applications. Through this relationship, conventional television programs and television advertising will be enhanced with interactive information and e-commerce services. Initially, OpenTV and Time Warner will focus on enabling Warner and Turner programs, such as those shown on CNN and Cartoon Network, with interactive features, but will later also market the interactive applications to other programming companies. OpenTV and Time Warner plan to address a wide range of programming genres and develop at least three interactive applications per year.

 General Instrument (Motorola)

   In December 1999, OpenTV entered into an agreement with General Instrument, which was subsequently acquired by Motorola, under which OpenTV and General Instrument agreed to integrate OpenTV's Runtime system into General Instrument's DCT 2000 set-top box. General Instrument and OpenTV also agreed to market the integrated system to cable operators in the United States and internationally. Currently, the DCT 2000 is the most widely deployed set-top box among United States cable operators.

 EchoStar

   On February 22, 2000, OpenTV entered into an agreement with EchoStar Communications Corporation and certain EchoStar affiliates to develop a low-cost, hard-drive set-top box for the mass television-viewing market in the United States. This integrated set-top box will enable video-recording applications in addition to other OpenTV interactive television applications.

The OpenTV system

   The OpenTV system consists of the following comprehensive set of software products that enables the development and delivery of interactive television services in a digital environment:

  . OpenTV Runtime. The core software platform or operating system that manages the interactive television environment and enables digital reception on a viewer's set-top box;

  . Hardware Porting Kit. Documentation and tools that enable set-top box manufacturers, chip set manufacturers, conditional access vendors and others to extend and integrate OpenTV Runtime into, and make it compatible with, their products and devices;

  . OpenStreamer. Server software that resides at a network operator or e-commerce provider's central broadcasting facility or head-end and enables real-time interactive services by mixing data with audio and video streams into subscriber homes;

  . Application Development Tools. OpenTV's Software Development Kit, OpenAuthor and OpenStudio products enable network operators and third-party developers to author interactive television applications and services; and

  . Applications for Interactive Television. OpenTV's in-house application development group creates and authors, often in collaboration with content and e-commerce partners, interactive television applications and services.

OpenTV Runtime

   OpenTV's core product is its OpenTV Runtime software, an open, highly portable, modular and easy-to-install operating system for interactive television. OpenTV Runtime resides in each subscriber's set-top box where it provides a platform for and coordinates the digital broadcast and interactive services offered to that subscriber. OpenTV Runtime is composed of a comprehensive set of software components that serves as an operating system and supports very specialized digital interactive television features. It also includes an interpreter that translates between application software and the specific instruction set of the set-top box's processor on a real time basis. OpenTV Runtime offers the following significant advantages for network operators:

  . Ease of Installation. OpenTV Runtime can either be loaded on a set-top box by its manufacturer and shipped to a network operator, or it can be downloaded by a network operator directly into digital set-top boxes in subscribers' homes. These "flash downloads" typically occur in early morning hours and are completed within ten minutes. They have already been successfully performed for initial installation and upgrades of OpenTV Runtime without any subscriber intervention. Via Digital executed a flash download through which over 260,000 subscribers received OpenTV Runtime in May 1999 and Television par Satellite sent an overnight upgrade to over 500,000 subscribers in February 1999. More recently, Austar executed a flash download through which over 63,000 subscribers received OpenTV Runtime in February 2000;

  . Maximum Flexibility and Compatibility. OpenTV Runtime is designed so that network operators can employ a wide variety of set-top box and head-end equipment brands, chip set vendors and conditional access systems. Accordingly, applications written for OpenTV Runtime can run on varying combinations of equipment on the same or different platforms. For example, BSkyB is running common applications across its system, even though its set-top boxes are being provided by four separate manufacturers;

  . Small Footprint. OpenTV Runtime is currently sized around the market need for digital interactive services to run on a low-cost set-top box having low processing and hardware memory requirements. OpenTV Runtime also allows a network operator to rapidly deploy interactive television services to a large number of subscribers without incurring prohibitive costs in the purchase of set-top boxes. OpenTV Runtime uses the experience of digital streaming to effect this advantage by enabling the set-top box to acquire only the applications it needs at the time the subscriber desires them;

  . Broadcast Technology. OpenTV's broadcast technology is designed to limit bandwidth consumption and server usage. OpenTV achieves these goals through broadcasting a continual stream of interactive programming that viewers can select and access without delay;

  . Modular Architecture. OpenTV Runtime is based on modular architecture making it easy to upgrade and extend to cover new hardware and software features. New versions of OpenTV Runtime will be backward compatible with earlier versions, allowing existing applications to operate on new versions without modification;

  . Television Protocol Compatibility. OpenTV Runtime interfaces with established television protocols, including MPEG;

  . Internet Protocol Compatibility. In addition to interactive television services, OpenTV Runtime is capable of providing key Internet applications, such as e-mail and chat. OpenTV Runtime also supports standard protocols such as TCP/IP and HTTP, in order to permit programming that leverages Internet technologies and e-commerce infrastructure; and

  . Comprehensive Applications Programming Interfaces ("API"). Since our initial deployment of OpenTV Runtime, OpenTV has extended our APIs so that the system today can run a wide array of services. For instance, Television par Satellite is currently running over 40 different interactive applications.

   Future Development. OpenTV currently is shipping the third version of OpenTV Runtime. The first, OpenTV 1.0, was released in the second quarter of 1996 and was replaced by OpenTV EN1 in the second quarter 1998. OpenTV EN1 features more advanced graphics, modem services, video synchronization and greater reliability. The newest generation, OpenTV EN2, was released in the second quarter of 1999. OpenTV EN2 features upgraded modularity, new Internet protocol extensions, video scaling and graphic improvements.

   In the future, OpenTV expects to migrate toward two different versions of OpenTV Runtime. The first will retain the small footprint that embodies its existing versions and is be able to operate on platforms featuring affordable infrastructure and hardware. OpenTV will also develop a second version that exploits the richer functionality of broadband networks and more sophisticated hardware, including set-top boxes with higher memory, mass storage devices and DVDs.

   As part of OpenTV's partnership with Sun Microsystems, OpenTV has agreed to develop future versions of the OpenTV Runtime software that incorporate Sun's Java technology and are compatible with the appropriate JavaTV application programming interfaces. Software developers will be able to write applications that will run on OpenTV Runtime as well as platforms from other vendors that are Java compatible. OpenTV believes this functionality will expand the number of third party developers creating applications for the OpenTV system.

   OpenTV recently announced an agreement with Panasonic to develop a future version of its OpenTV Runtime software that includes support for the European DVD/MHP interactive television standard, which is also based on Java technology.

   OpenTV plans to integrate Spyglass Device Mosaic with its OpenTV Runtime software. Device Mosaic is an Internet web browser specifically designed to work efficiently in a television set-top box. Device Mosaic will enable television viewers to browse the World Wide Web from their television sets. Device Mosaic is fully compatible with HTML.

   Extensions. OpenTV Runtime's modular architecture supports extensions that can be chosen to achieve the exact product specification appropriate to a given network. Using this approach, OpenTV's customers have the ability to tailor their solutions to particular cost, market and technical requirements while retaining the option to add features later when and if those parameters change. For example, OpenTV recently added extensions to support broadband communication via cable modems, including both the European DVB and the United States OpenCable DOCSIS cable modem standards.

   Using the flash download mechanism, field-deployed set-top boxes with appropriate hardware can be upgraded to support these extensions as the subscriber base becomes ready for new services.

Hardware Porting Kit

   OpenTV's Hardware Porting Kit enables manufacturers to integrate OpenTV Runtime into and make it compatible with their products. With its rich feature set and proven architecture, the Hardware Porting Kit gives manufacturers complete freedom in the design of the hardware, which empowers them to develop the most cost-effective products.

   OpenTV's Hardware Porting Kit is flexible. OpenTV is able to deliver a specific Hardware Porting Kit (including a complete interactive television library) for any central processing unit and digital video architecture without requiring any modification to our source code. This flexibility has allowed some of the largest manufacturers of digital set-boxes and leading chip set vendors to integrate with OpenTV Runtime. In addition, the Hardware Porting Kit provides integration with several conditional access providers and supports multiple- standard, real-time operating systems, including industry leaders Integrated Systems, Greenhills, Microware, Nucleus, and WindRiver.

   Because of the simplicity of its interfaces, the Hardware Porting Kit, combined with the consulting support of OpenTV's Integration Services Group, significantly reduces the time required by manufacturers to bring a product to the market.

OpenStreamer

   OpenStreamer is a system that resides at a network operator or e-commerce provider's head-end and is used to broadcast interactive content via standard digital broadcast facilities. As OpenTV's second generation broadcasting product, OpenStreamer is a high-level software product that allows broadcasters to multiplex data with audio and video signals for reception by OpenTV Runtime enabled digital receivers. OpenStreamer is capable of updating a data stream in real-time, allowing up-to-the-second transmission of sports scores, stock quotes or other time-sensitive data. For example, viewers watching a sporting event will be able to get updated selected statistics and scores from other games on demand rather than having to wait for the broadcaster to provide these updates.

   In addition to real-time data updates, OpenStreamer allows network operators to broadcast multiple streams of data reliably and efficiently. It reduces deployment and maintenance costs by relying on a single, OpenTV-supplied hardware architecture capable of interfacing with any standard multiplexer broadcast system.

   OpenStreamer consists of the following components:

  . Application Streamer software that runs the head-end portion of the OpenTV interactive application, responds to external data sources and updates data in real-time, and then plays out the stream to the broadcast streamer. OpenTV enables third parties to develop their own application streamers to help facilitate the proliferation of third party applications.

  . Broadcast Streamer software that prepares the data from the application streamers for broadcast and outputs the streams to the broadcaster's hardware multiplexer.

Application development tools

   OpenTV provides two different application development tools for authoring interactive television applications and content for use on the OpenTV system. The tools are used by network operators, independent application developers, and OpenTV's own application developers. The OpenTV Software Developers Kit is targeted at sophisticated programmers, while OpenAuthor is designed for content developers with little or no programming experience. OpenTV's Software Developers Kit and OpenAuthor can be purchased as part of a combined product called OpenStudio.

   Software Developers Kit. OpenTV's Software Developers Kit, or SDK, is a complete content development environment for programmers who want to create interactive television services that are high in graphic content and have the look and feel of television. SDK allows for numerous applications to be built directly using OpenTV's applications programming interfaces. Applications developed with SDK make the most efficient use of a set-top box's limited memory and processing power, yet produce broadcast-quality television images.

   Software programmers can use the C programming language (the most commonly used language in the software industry) to develop OpenTV applications. These programmers benefit from SDK because it provides them with full and direct access to all the features of the OpenTV architecture. SDK provides graphical and command-line tools along with applications programming interfaces. These application program interfaces can be used to create compelling new interactive applications, including interactive advertising, gaming, shopping and information services.

   OpenAuthor. OpenAuthor allows users to create an OpenTV application, without writing a single line of code, by assembling and customizing pre-built software components using a familiar point-and-click graphical interface. This type of design allows operators to focus on content rather than software programming. The complete authoring process can take place on a single personal computer. Users can create their own content, import it into OpenAuthor and design an application. Since the authoring station is connected to an actual digital receiver, a user can fully simulate the real television broadcast environment, thereby saving time and money.

   OpenAuthor has many competitive advantages, including giving users the ability to create media-rich, dynamic content without requiring knowledge of the specific capabilities of audio, video and graphic hardware within interactive digital receivers. Applications are created using a page-based paradigm that is already familiar to most users. Through its "plug-in" design, OpenAuthor can be extended by developers to create new features by developing and adding new pre-built components to OpenAuthor as application requirements grow. For example, all of BSkyB's interactive shopping services were built from new pre-built components added to OpenAuthor and developed by Oracle to satisfy requirements of the operator.

   OpenTV Studio. OpenTV Studio bundles the SDK together with OpenAuthor. Using both tools, a customer can extend the functionality of OpenAuthor by creating their own plug-in components. The plug-in design allows third parties to approach the performance of SDK-authored applications while maintaining the ease of use afforded by OpenAuthor.

Applications

   OpenTV develops and markets interactive applications for use by its customers.

   OpenTV's principal goal is to develop a set of core applications that OpenTV believes will be applicable across numerous platforms. Core applications are those that will have consistent appeal in multiple interactive television markets or that require a high degree of engineering ability to develop. Core applications that OpenTV is currently offering to network operators include the following:

  . Weather. Allows viewers to instantly access the weather forecast for their local area, for other areas they plan to visit, and for skiing and beach resorts.

  . Shopping. Allows viewers to instantaneously purchase goods and services, while accessing relevant and entertaining information about the items.

  . Information Services. Supports the provision of information such as sports scores, general news, financial news and stock quotes and allows the viewer to selectively retrieve such information.

  . E-mail. Allows viewers to retrieve and review e-mail messages with a remote control and, using an infrared keyboard device, send messages over the Internet.

  . Enhanced Television. Allows viewers to control the information on their television by creating graphical overlays that provide information without interrupting programming.

  . Enhanced Sports Broadcast. Allows viewers watching a sports event to act as a "couch commander" by selecting among various camera angles to watch at a particular time, to pull up player statistics and scores from other games at will, and to order merchandise related to the event or sport. Multiple camera angles may be used to follow a particular favorite player, to see instant replays or highlights of the game.

   As OpenTV continues to roll out the OpenTV system to more network operators, OpenTV expects to generate an increasing portion of its revenue from sharing in advertising and transaction fees, as well as license fees and royalties, associated with our applications business. OpenTV intends to continue developing its strategic relationships with content providers in order to maximize the value of the OpenTV system for network operators. OpenTV's agreement with Time Warner is an example of the strategic relationships OpenTV is seeking to procure with content providers.

Customer service and support

   OpenTV offers the following technical support programs to its customers:

  . Program Management. Assists network operators in their upgrade and launch of interactive services and interactive applications.

  . Integration Services. Provides support to set-top box manufacturers, chip set manufacturers and conditional access vendors as they port and integrate OpenTV Runtime into their programs.

  . Tools Technical Support. Provides user training seminars and coordinates bug-fixes and other support for OpenTV's application development products.

   OpenTV believes that technical support is an important part of its relationship with its customers. OpenTV's technical support services are available during normal business hours or, for an additional fee, available on a 24-hour a day, 7-day a week basis. Customers electing to enter into support agreements with OpenTV receive free product updates and a reduced price on full upgrades.

Sales and marketing

   OpenTV sells its software products through OpenTV's direct sales organization, which consisted of approximately 31 people on March 31, 2000. OpenTV's sales force is organized geographically with offices in Mountain View, California; London, England; Paris, France; Seoul, South Korea; Beijing, China; Tokyo, Japan; Sydney, Australia; Munich, Germany; and Madrid, Spain. OpenTV expects to open additional United States and international offices in the future, from time to time, as the circumstances of its business may require. OpenTV's sales efforts are primarily focused on network operators, because OpenTV believes they heavily influence the adoption of the OpenTV system. Secondarily, OpenTV is also focusing its sales efforts on system integrators and set-top box manufacturers.

   OpenTV focuses its marketing efforts on the following activities:

  . promoting the OpenTV brand with network operators, manufacturers, advertisers and the creative and financial communities;

  . using targeted media to educate key communities on our products and services; and

  . providing OpenTV's developers with marketing information for the development of compelling products and services, including upgrades and updates.

   In addition, OpenTV is establishing an Affiliate Marketing Group that will coordinate OpenTV's activities with customers after an initial sale has been made. This group will focus on establishing revenue sharing arrangements. This group will also coordinate joint marketing campaigns with customers, assist in campaigns to educate subscribers on the use of OpenTV products and focus on establishment of the OpenTV brand.

Principal investors

   MIH Limited. As of March 31, 2000, MIH Limited indirectly owned all of OpenTV's Class B Ordinary Shares (representing 94.8% of the voting rights pertaining to OpenTV's then outstanding ordinary shares). MIH Limited is a multinational provider of pay-television services and pay-television technology that is publicly listed on the Nasdaq National Market and the Amsterdam Stock Exchange. MIH Limited's affiliates, MultiChoice Africa, Multichoice Hellas and MultiChoice Middle East, license OpenTV software to offer interactive services on their platforms. MIH Limited (through its wholly-owned subsidiary, Myriad International Holdings BV) first became OpenTV's stockholder in July 1997.

   Sun Microsystems. As of March 31, 2000, Sun Microsystems indirectly owned 14.0% of the Class B Common Stock of OpenTV's operating subsidiary, OpenTV, Inc., and 5.3% of OpenTV's Class A Ordinary Shares. Sun has the right to exchange its shares of Class B Common Stock of OpenTV, Inc. into OpenTV's Class B Ordinary Shares. Sun, a global provider of enterprise network computing products, has been a stockholder of OpenTV, Inc. since its inception. OpenTV is currently working with Sun to develop future versions of OpenTV Runtime based on Java technology.

   Certain agreements that OpenTV has entered into with MIH Limited, Sun and certain other of its investors are more fully described in the section entitled "OpenTV's Transactions with Related Parties."

Competition

   OpenTV faces competition from a number of companies in the new and rapidly evolving digital interactive television market. OpenTV expects to face significant barriers in its efforts to secure broad market acceptance of OpenTV's products, including intense competition at several different levels. Current and potential competitors in one or more aspects of OpenTV's business include dedicated Internet set-top box companies, interactive television technology companies, Internet-related companies and consumer electronics companies. These competitors are more fully described in the section entitled "Risk Factors--Risks related to the OpenTV business--New competitors could emerge and this could impair the combined company's ability to grow its business and sell its products."

Intellectual property

   As a result of sustained research and development efforts over the past several years, OpenTV has built a substantial intellectual property portfolio. OpenTV currently has 32 patents issued in the United States, with another 34 pending. OpenTV is also filing and have been granted patents internationally in all the major markets where it intends to be active. OpenTV believes that its patent portfolio protects many of the key elements necessary to support digital interactive television.

   OpenTV's ability to compete is dependent in part upon its ability to protect and further mature OpenTV's internally developed, proprietary intellectual property. OpenTV relies on patent, trademark, trade secret and copyright law, as well as confidentiality procedures and licensing arrangements to establish and protect OpenTV's rights in its technology. OpenTV believes that its current portfolio of patents is strong. This portfolio of patents contains many early patents in the digital interactive television field. Nevertheless, other companies may develop technologies that are similar or superior to OpenTV's patents. These factors are discussed in "Risk Factors--Because much of OpenTV's success and value lies in its ownership and use of intellectual property, OpenTV's failure to protect its property and develop new proprietary technology may negatively affect it."

Employees

   As of December 31, 1997, December 31, 1998, December 31, 1999 and March 31, 2000, OpenTV employed approximately 97, 117, 233 and 283, respectively, full-time equivalents, excluding temporary personnel and consultants. OpenTV is not subject to any collective bargaining agreements and believes its relationship with its employees is satisfactory.

Facilities

   OpenTV's corporate headquarters and executive offices are in Mountain View, California, where OpenTV occupies approximately 78,257 square feet of space under two separate subleases and one lease. The subleases expire on February 27, 2001 (as to 61,257 square feet of space) and the lease expires on August 31, 2003 (as to 17,000 square feet of space). OpenTV believes that it will be able to renew these subleases and this lease or secure sufficient space on reasonable terms upon expiration of these subleases and this lease. In addition, OpenTV has offices in London, England; Paris, France; Seoul, South Korea; Beijing, China; Tokyo, Japan; Sydney, Australia; Munich, Germany and Madrid, Spain.

   OpenTV expects that it will from time to time open additional United States and international offices in the future as the circumstances of its business may require.

Legal Proceedings

   On October 12, 1999, one of OpenTV Inc.'s former employees filed a complaint against OpenTV Inc. in California state court alleging wrongful termination and other related claims, and seeking monetary damages. OpenTV believes that the litigation is without merit and intends to defend itself vigorously. Although OpenTV does not believe that this litigation would have a material adverse effect on the combined company, OpenTV cannot make assurances to that effect since this type of litigation is complex and difficult to predict.

                     OPENTV'S MANAGEMENT'S DISCUSSION AND
           ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

   The following Management's Discussion and Analysis of Financial Condition and Results of Operations of OpenTV should be read in conjunction with OpenTV's Condensed Consolidated Financial Statements and the Notes thereto. This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties, such as OpenTV's plans, objectives, expectations and intentions. OpenTV's actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth in the following discussion and under "Risk Factors" and elsewhere in this joint proxy statement/prospectus.

Background

   OpenTV is the leading worldwide provider of software that enables digital interactive television. OpenTV offers an end to end solution for the development and delivery of digital interactive services for television viewers.

Revenues

   OpenTV currently generates revenues from the following sources:

  . royalties from the delivery of OpenTV Runtime software ("OpenTV Runtime") in set-top boxes;

  .  license fees for software products; and

  .  fees for training, maintenance and software development services.

   Royalty revenue is generated as manufacturers and network operators deploy digital set-top boxes enabled with OpenTV Runtime. Royalties associated with OpenTV Runtime become due from set-top box manufacturers upon the manufacturers' shipment of new set-top boxes enabled with OpenTV Runtime. OpenTV also receives royalties from network operators when they install or upgrade OpenTV Runtime to set-top boxes that have already been deployed. OpenTV recognizes royalties from licenses when notified of revenues earned. Notifications are generally received 30 to 45 days following the quarter or month during which the royalty obligation is incurred.

   OpenTV recognizes software license fees upon shipment if a signed contract exists, the fee is fixed and determinable, collection of the resulting receivable is probable and product returns are reasonably estimable. For contracts with multiple obligations (e.g., maintenance, integration and other services), OpenTV allocates revenue to each delivered and undelivered element of the contract based on objective evidence of its fair value.

   OpenTV recognizes maintenance and support fees ratably over the period of the relevant contract. Payments for maintenance and support fees are generally made in advance and are non-refundable. For revenues allocated to consulting services, such as training, and for consulting services sold separately, OpenTV recognizes revenue as the related services are performed. For integration services sold with product licenses, OpenTV recognizes revenues based on the completed contract method. OpenTV recognizes revenue from software development contracts of less than six months in duration under the completed contract method and for longer-term contracts generally under the percentage of completion method. Provisions for estimated losses on uncompleted contracts are made in the period in which estimated losses are determined. Revenue form the sale of hardware components and manuals are recognized upon shipment.

Operating expenses

   OpenTV has no cost of revenue associated with royalties. Cost of revenue for software license fees includes direct costs of packaging, printed documentation and third-party royalties. To date, these costs have been immaterial. Cost of revenue for services consists primarily of headcount-related expenses, costs related to outside consultants, travel and overhead associated with software development, program management, customer and technical support and training.

   Research and development expenses consist primarily of salary and other related costs for personnel and independent consultants for OpenTV's development efforts. OpenTV believes that continued investment in research and development is critical to attaining our strategic objectives. OpenTV plans to increase the level of research and development expenses, both to develop new versions of the OpenTV Runtime system and to create interactive applications and services.

   Sales and marketing expenses consist primarily of personnel and related costs for OpenTV's direct sales force and marketing staff, and marketing programs, including advertising, tradeshows, public relations and marketing materials. OpenTV plans to increase the level of sales and marketing expenses, as OpenTV increases spending on advertising and marketing programs to build the OpenTV brand and establish additional international sales and support offices to expand OpenTV's presence in new geographic markets.

   General and administrative expenses consist primarily of personnel and related costs for general corporate functions, including finance, accounting, legal and human resources. OpenTV expects general and administrative expenses to grow to support a larger number of OpenTV employees worldwide.

   Non-cash expenses include amortization of intangibles, amortization of stock-based compensation and non-cash warrant expense. Amortization of intangibles includes the amortization of acquired intellectual property. Amortization of stock-based compensation includes the amortization of deferred compensation, which represents the difference between the exercise price and deemed fair market value for options to purchase shares granted to our employees and the fair value attributable to options granted to non-employees. Non-cash warrant expense represents the fair value of warrants issued to strategic investors.

Losses

   From inception through December 31, 1999, OpenTV has an accumulated deficit of $150.6 million, which includes amortization of stock-based compensation, non-cash warrant expense, and a preferred stock dividend in the amounts of $13.1 million, $68.6 million, and $31.3 million, respectively. We have not achieved profitability on a quarterly or annual basis.

Recent developments

   On February 22, 2000, OpenTV entered into an agreement with EchoStar Communications Corporation ("ECC"), EchoStar Satellite Corporation and EchoStar Technologies Corporation (collectively "EchoStar") to develop a low-cost, hard-drive set-top box for the mass TV-viewing market in the United States. EchoStar contributed to a newly formed subsidiary of ECC ("OpenStar") a non-exclusive, perpetual, royalty-free worldwide license to all of EchoStar's existing software intellectual property which enables hard drive functionality in a satellite receiver. Immediately following the formation of OpenStar, OpenTV purchased 50% of the OpenStar shares from ECC, in exchange for 2,252,252 shares of OpenTV Class A Ordinary Shares and contribution of a non-exclusive perpetual royalty free worldwide license to certain OpenTV intellectual property to OpenStar. The shares have been placed in an escrow account until certain milestones, relating to the deployment of OpenTV-enabled set-top boxes, have been met by EchoStar. These shares will revert back to OpenTV if these milestones have not been met by Echostar within three years of the date of the agreement.

   On March 26, 2000, OpenTV and Spyglass signed a definitive merger agreement providing for the merger of Spyglass and a wholly-owned subsidiary of OpenTV and the issuance of Class A Ordinary Shares of OpenTV to Spyglass' stockholders as more fully described in this joint proxy statement/prospectus.

   On April 27, 2000 OpenTV issued a press release relating to its financial results for the quarter ending March 31, 2000. The following is a discussion of these results:

 Quarters ended March 31, 1999, December 31, 1999 and March 31, 2000

   The following table sets forth the results of OpenTV's operations for the periods indicated. The historical results are not necessarily indicative of results to be expected for any future period.

                                                    Quarter Ended
                                         --------------------------------------
                                          March 31,   December 31,   March 31,
                                            1999          1999         2000
                                         -----------  ------------  -----------
                                           (unaudited, in thousands of U.S.
                                                       dollars)
Revenues:
  Royalties............................. $     2,915  $     4,721   $     7,705
  License fees..........................         359        1,060         1,312
  Services and other....................       2,586        2,613         1,928
                                         -----------  -----------   -----------
    Total revenues......................       5,860        8,394        10,945
                                         -----------  -----------   -----------
Operating expenses:
  Cost of services and other revenues
   (exclusive of $6, $31 and $30 stock-
   based compensation in the quarter
   ended March 31, 1999, December 31,
   1999 and March 31, 2000,
   respectively)........................       1,331        2,499         1,845
  Research and development (exclusive of
   $40, $384 and $373 stock-based
   compensation in the quarter ended
   March 31, 1999, December 31, 1999 and
   March 31, 2000, respectively)........       2,228        4,909         8,179
  Sales and marketing (exclusive of $34,
   $323, and $313 stock-based
   compensation in the quarter ended
   March 31, 1999, December 31, 1999 and
   March 31, 2000, respectively)........       2,174        3,814         5,028
  General and administrative (exclusive
   of $134, $10,039 and $2,508 stock-
   based compensation in the quarter
   ended March 31, 1999, December 31,
   1999 and March 31, 2000,
   respectively)........................       1,079        2,037         2,390
  Amortization of intangibles...........         --           383           382
  Amortization of stock-based
   compensation.........................         214       10,777         3,224
  Non-cash warrant expense..............         --        68,883        23,356
                                         -----------  -----------   -----------
    Total operating expenses............       7,026       93,302        44,404
                                         -----------  -----------   -----------
Loss from operations....................      (1,166)     (84,908)      (33,459)
Other income (expense), net.............         (65)       3,030         2,744
                                         -----------  -----------   -----------
Net loss................................ $    (1,231) $   (81,878)  $   (30,715)
Preferred stock dividend................         --        31,250           --
                                         -----------  -----------   -----------
Net loss attributable to ordinary
 shares................................. $    (1,231) $  (113,128)  $   (30,715)
                                         ===========  ===========   ===========
Net loss per ordinary share, basic and
 diluted................................ $     (0.04)       (2.93)  $     (0.68)
                                         ===========  ===========   ===========
Shares used in computing net loss per
 ordinary share, basic and diluted......  33,830,583   38,646,742    45,236,028

Revenues

   OpenTV's total revenues increased 87% from $5.9 million for the quarter ended March 31, 1999 to $10.9 million for the quarter ended March 31, 2000, and total revenues for the quarter ended March 31, 2000 increased 30% from the $8.4 million for the fourth quarter of 1999.

Operating expenses

   OpenTV's total operating expenses increased 532% from $7.0 million for the quarter ended March 31, 1999 to $44.4 million for the quarter ended March 31, 2000, and total operating expenses for the quarter ended March 31, 2000 decreased 52% from $93.3 million in the fourth quarter of 1999. Excluding non-cash charges associated with stock-based compensation, warrant expenses and amortization of intangibles, OpenTV's total operating expenses increased 156% from $6.8 million for the quarter ended March 31, 1999 to $17.4 million for the quarter ended March 31, 2000, and increased 31% from $13.3 million in the fourth quarter of 1999.

   To OpenTV's knowledge, other than as may be disclosed herein, there has been no material adverse change in OpenTV's financial condition or results of operations from December 31, 1999 to the date of this joint proxy statement/prospectus.

Results of operations

   In view of the rapidly evolving nature of OpenTV's business and its limited operating history, OpenTV believes that period-to-period comparisons of revenue and operating results, including OpenTV's gross margins, operating expenses as a percentage of total revenues, and growth rates may not be indicative of future performance or results.

 Years ended December 31, 1997, 1998 and 1999

   The following table sets forth the results of OpenTV's operations for the periods indicated:

                                                            Year Ended
                          Year Ended December 31,          December 31,
                         ----------------------------  ------------------------
                           1997      1998      1999     1997     1998     1999
                         --------  --------  --------  ------   ------   ------
                           (in thousands of U.S.       (percentage of total
                                  dollars)                  revenues)
Revenues:
  Royalties............. $  2,382  $  2,788  $ 14,782      34%      29%      57%
  License fees..........    1,255     1,578     2,964      18       17       11
  Services and other....    3,322     5,102     8,205      48       54       32
                         --------  --------  --------  ------   ------   ------
    Total revenues......    6,959     9,468    25,951     100      100      100
                         --------  --------  --------  ------   ------   ------
Operating expenses:
  Cost of services and
   other revenues
   (exclusive of $53
   stock-based
   compensation in
   1999)................    3,290     4,736     5,949      48       51       23
  Research and
   development
   (exclusive of $662
   stock-based
   compensation in
   1999)................    6,219     7,514    13,172      89       79       51
  Sales and marketing
   (exclusive of $556
   stock-based
   compensation in
   1999)................    4,323     7,418    11,415      62       78       43
  General and
   administrative
   (exclusive of $11,827
   stock-based
   compensation in
   1999)................    3,929     3,982     5,971      56       42       23
  Amortization of
   intangibles..........      --        --      1,210     --       --         5
  Amortization of stock-
   based compensation...      --         13    13,098     --       --        50
  Non-cash warrant
   expense..............      --        --     68,569     --       --       265
                         --------  --------  --------  ------   ------   ------
    Total operating
     expenses...........   17,761    23,663   119,384     255      250      460
                         --------  --------  --------  ------   ------   ------
Loss from operations....  (10,802)  (14,195)  (93,433)   (155)    (150)    (360)
Other income (expense),
 net....................      113        (7)      823       1      --         3
Minority interest.......      --        --      2,153     --       --         8
                         --------  --------  --------  ------   ------   ------
Net loss................ $(10,689) $(14,202) $(90,457)   (154)%   (150)%   (349)%
                         ========  ========  ========  ======   ======   ======

 Revenues

   OpenTV's total revenues increased 174% from $9.5 million for the year ended December 31, 1998 to $26.0 million for the year ended December 31, 1999. For the year ended December 31, 1998, OpenTV's two largest customers accounted for 16% and 14% of OpenTV's total revenues, respectively. For the year ended December 31, 1999, one customer accounted for 12% of OpenTV's total revenues. Total revenues increased 36% from $7.0 million for the year ended December 31, 1997 to $9.5 million for the year ended December 31, 1998. For fiscal 1997, OpenTV's largest customer accounted for 35% of OpenTV's total revenues.

   Royalties. Royalties increased 430% from $2.8 million for the year ended December 31, 1998 to $14.8 million for the year ended December 31, 1999. The $12.0 million increase was attributable to significant growth in deployments of set-top boxes by its leading network operator BSkyB, an increase in the number of network operators deploying OpenTV from 10 to 20, and an increase in our average royalty from $2.98 to $4.63. Royalties increased 17% from $2.4 million for the year ended December 31, 1997 to $2.8 million for the year ended December 31, 1998. The $0.4 million increase was largely attributable to the addition of new network operators and an increase in the number of subscribers for our existing network operators.

   License fees. License fees increased 88% from $1.6 million for the year ended December 31, 1998 to $3.0 million for the year ended December 31, 1999. This $1.4 million increase was attributable to a 78% increase in the sale of our SDK product, and the launches of OpenAuthor and OpenStreamer during the first quarter of 1999. License fees increased 26% from $1.3 million for the year ended December 31, 1997 to $1.6 million for the year ended December 31, 1998. The $0.3 million increase was primarily attributable to higher numbers of network operators and set-top box manufacturers licensing our software products.

   Services and other revenues. Services and other revenue increased 61% from $5.1 million for the year ended December 31, 1998 to $8.2 million for the year ended December 31, 1999. The $3.1 million increase was primarily attributable to an increase in demand for services due to a larger customer base, $900,000 of revenues recognized in 1999 under a long-term software development contract, and an increase of $2.2 million in amortization of related deferred maintenance revenue. Services and other revenue increased 54% from $3.3 million for the year ended December 31, 1997 to $5.1 million for the year ended December 31, 1998. The $1.8 million increase was primarily attributable to $1.3 million of revenues recognized in 1998 under a new long-term software development contract accounted for on the percentage of completion method. Backlog from software development contracts accounted for on the completed contract method was $800,000 and $700,000 at December 31, 1998 and 1997, respectively. There was no backlog from software development contracts at December 31, 1999.

 Operating expenses

   OpenTV's total operating expenses increased 405% from $23.7 million for the year ended December 31, 1998 to $119.4 million for the year ended December 31, 1999. Excluding non-cash charges associated with stock-based compensation, warrant expense and amortization of intangibles, OpenTV's total operating expenses increased 53% from $23.7 for year ended December 31, 1998 to $36.2 million for the year ended December 31, 1999. Total operating expenses increased 33% from $17.8 million for the year ended December 31, 1997 to $23.7 million for the year ended December 31, 1998.

   Cost of services and other revenue. OpenTV's total cost of services and other revenues increased 26% from $4.7 million for the year ended December 31, 1998 to $5.9 million for the year ended December 31, 1999. The $1.2 million increase was attributable to an increase in demand for services due to a larger customer base and related increase in the number of personnel. Cost of services and other revenues increased 44% from $3.3 million for the year ended December 31, 1997 to $4.7 million for the year ended December 31, 1998. The $1.4 million increase was primarily attributable to approximately $2.6 million in costs recognized under a long-term software development contract during fiscal 1998 versus $982,000 during fiscal 1997.

   Research and development. Research and development expenses increased 75% from $7.5 million for the year ended December 31, 1998 to $13.2 million for the year ended December 31, 1999. Research and development expenses increased 21% from $6.2 million for the year ended December 31, 1997 to $7.5 million for the year ended December 31, 1998. The $6.0 million and $1.3 million increase in fiscal 1999 and 1998, respectively, were primarily due to an increase in the number of personnel developing enhanced functionality for OpenTV Runtime and related software applications.

   Sales and marketing. Sales and marketing expenses increased 54% from $7.4 million for the year ended December 31, 1998 to $11.4 million for the year ended December 31, 1999. Sales and marketing expenses increased 72% from $4.3 million for the year ended December 31, 1997 to $7.4 million for the year ended December 31, 1998. The $4.6 million and $3.1 million increase in fiscal year 1999 and 1998, respectively, were primarily attributable to the initiation of new marketing programs, increase in the number of sales and marketing personnel, and the opening of new overseas sales offices.

   General and administrative. General and administrative expenses increased 50% from $4.0 million for the year ended December 31, 1998 to $6.0 million for the year ended December 31, 1999. The $2.0 million increase was primarily due to an increase in the number of personnel. General and administrative expenses increased 2% from $3.9 million for the year ended December 31, 1997 to $4.0 million for the year ended December 31, 1998.

   Amortization of intangibles. In March 1999, OpenTV acquired certain intellectual property from Thomson Consumer Electronics for $7.6 million. OpenTV is amortizing this asset over a five year estimated life and recorded $1.2 million in amortization expense for the year ended December 31, 1999.

   Amortization of stock-based compensation. OpenTV recorded a deferred compensation charge of $22.5 million for the year ended December 31, 1999, representing the difference between the exercise price and deemed fair market value for options to purchase shares granted to employees and the fair value attributable to options granted to non-employees. Accordingly, stock-based compensation of $13.1 million was amortized to expense for the year ended December 31, 1999. OpenTV recorded a deferred compensation charge of $49,000 for the year ended December 31, 1998. Accordingly, OpenTV amortized stock-based compensation of approximately $13,000 for the year ended December 31, 1998. OpenTV recorded no deferred compensation charge for the year ended December 31, 1997.

   Non-cash warrant expense. In October 1999, OpenTV completed a private placement of 23,648,646 Series C-1 and C-2 Convertible Preference Shares and issued warrants to purchase 4,729,728 Class A Ordinary Shares (expiring in October 2001) at $5.55 per share to America Online, Inc., General Instrument Corp., Liberty Digital, Inc., News Corporation, Time Warner, Inc. and Sun Microsystems, Inc. for net proceeds of $31.3 million. The fair value attributable to the warrants to purchase OpenTV's Class A Ordinary Shares of $63.9 million was recorded in operating expenses as a non-cash warrant expense in the quarter ended December 31, 1999. The warrants were valued using the Black Scholes option pricing model. In connection with the investments, OpenTV entered into strategic agreements with America Online Inc., General Instrument Corporation, News Corporation and Time Warner, Inc.

   In November 1999, OpenTV issued warrants to purchase 700,000 Class A Ordinary Shares (expiring in May 2001) at $5.55 per share to General Instrument Corporation. The fair value attributable to the performance warrants to purchase OpenTV's Class A Ordinary Shares of $37.5 million was recorded in the quarter ended December 31, 1999, of which $4.7 million was amortized as non-cash warrant expense. The remaining amount will be amortized to expense as the related research and development and sales and marketing work are performed by General Instrument Corp. The fair value of warrants is calculated at each reporting date using the Black Scholes option pricing model. As a result, the warrant expense will fluctuate as the fair market value of OpenTV's ordinary shares fluctuate.

   Other income (expense), net. Interest expense was $75,000 for the year ended December 31, 1998 and $73,000 for the year ended December 31, 1999. Interest expense was $26,000 for the year ended December 31, 1997 and $75,000 for the year ended December 31, 1998. The increase was primarily due to interest expense on convertible notes payable to stockholders. Interest income increased from zero for the year ended December 31, 1998 to $898,000 for the year ended December 31, 1999. The increase was primarily due to the investment of proceeds from OpenTV's sale of convertible preference shares and its initial public offering. Other income, net was $68,000 for the year ended December 31, 1998. Other income, net was $139,000 for the year ended December 31, 1997 and $68,000 for the year ended December 31, 1998. The change was primarily attributable to a lower average cash balance during fiscal 1998.

   Minority interest. Pursuant to a reorganization that occurred in October 1999, MIH Limited, the majority stockholder of OpenTV, Inc. exchanged its shares of common stock in OpenTV, Inc. for ordinary shares in OpenTV. The exchange resulted in the recognition of a minority interest of $2.2 million for the stockholder's remaining at the OpenTV, Inc. level for the year ended December 31, 1999.

   Income taxes. As of December 31, 1999, OpenTV had federal and state net operating loss carryforwards of $22.5 million and $9.6 million, respectively, which will expire at various dates, through 2004 for state and 2019 for federal income tax purposes, if not utilized. OpenTV has taken full valuation allowance against the deferred tax asset because of the uncertainty regarding its realization. OpenTV recognized no income tax expense in 1997, 1998 and 1999.

Liquidity and capital resources

   Since inception, OpenTV has financed its operations largely through equity transactions and short-term loans from stockholders. At December 31, 1997, 1998 and 1999, OpenTV had an accumulated deficit of $14.6 million, $28.8 million and $150.6 million, respectively and cash and short-term investments of $293,000, $3.3 million and $186.5 million, respectively.

   OpenTV's operating activities utilized cash in the amount of $9.4 million, $11.0 million and $8.4 million for the years ended December 31, 1997, 1998 and 1999, respectively. The net cash utilized during these periods was primarily to fund its research and development and sales and marketing efforts.

   Net cash utilized for investing activities were $1.5 million, $2.6 million and $3.0 million for the years ended December 31, 1997, 1998 and 1999, respectively. The net cash utilized was primarily for the purchase of computer systems and equipment.

   Net financing activities provided cash of $5.8 million, $16.8 million and $194.6 million for the years ended December 31, 1997, 1998 and 1999, respectively. The net cash provided in 1997 was from the sale of common stock. Net cash provided in 1998 was from the notes payable to stockholders of $7.0 million and payment on a receivable from stockholder of $9.7 million. Net cash provided in 1999 was from OpenTV's initial public offering of 8,625,000 Class A Ordinary Shares for net proceeds of $157.0 million and its sale of 28,153,150 convertible preference shares for net proceeds of $31.3 million.

   OpenTV believes that its cash resources and available credit facilities will be sufficient to meet anticipated cash needs for working capital and capital expendtures for at least the next twelve months.

Recent accounting pronouncements

   In March 1998, the Accounting Standards Executive Committee ("AcSEC") issued Statement of Position ("SOP") 98-1, "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use ("SOP 98-1"). SOP 98-1 is effective for financial statements for years beginning after December 15, 1998. SOP 98-1 provides guidance over accounting for computer software developed or obtained for internal use including the requirement to capitalize specified costs and amortization of such costs. OpenTV adopted this standard on January 1, 1999 and its adoption did not have a material impact on our results of operations, financial position or cash flows.

   In April 1998, AcSEC issued SOP 98-5, "Reporting on the Costs of Start-up Activities." SOP 98-5, which is effective for fiscal years beginning after December 15, 1998, provides guidance on the financial reporting of start-up costs and organization costs. It requires costs of start-up activities and organization costs to be expensed as incurred. As OpenTV has historically expensed these costs, the adoption of SOP 98-5 on January 1, 1999 did not have any impact on our results of operations, financial position or cash flows.

   In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"), which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. SFAS No. 133, as amended, is effective for fiscal quarters beginning after June 15, 2000. OpenTV does not expect the adoption of SFAS No. 133 to have a material effect on our financial results.

   In December 1998, AcSEC released SOP 98-9, "Modification of SOP 97-2, Software Revenue Recognition, with Respect to Certain Transactions." SOP 98-9 amends SOP 97-2 to require that an entity recognize revenue for multiple element arrangements by means of the "residual method" when (1) there is vendor-specific objective evidence ("VSOE") of the fair values of all the undelivered elements that are not accounted for by means of long-term contract accounting, (2) VSOE of fair value does not exist for one or more of the delivered elements, and (3) all revenue recognition criteria of SOP 97-2 (other than the requirement for VSOE of the fair value of each delivered element) are satisfied. The provisions of SOP 98-9 that extend the deferral of certain paragraphs of SOP 97-2 became effective December 15, 1998. These paragraphs of SOP 97-2 and SOP 98-9 will be effective for transactions that are entered into in fiscal years beginning after March 15, 1999. Retroactive application is prohibited. OpenTV does not expect the adoption of SOP 98-9 to have a material effect on OpenTV's current revenue recognition policies.

   In December 1999, the SEC issued Staff Accounting Bulletin No. 101 or SAB 101, "Revenue Recognition in Financial Statements," which provides guidance on the recognition, presentation, and disclosure of revenue in financial statements filed with the SEC. SAB 101 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosures related to revenue recognition policies. OpenTV believes that the impact of SAB 101 will not have a material effect on the financial position or results of OpenTV's operations.

   In March 2000, the Financial Accounting Standards Board issued Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation--an interpretation of APB Opinion No. 25" ("FIN 44"). This Interpretation clarifies the definition of employee for purposes of applying Accounting Practice Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25'), the criteria for determining whether a plan qualifies as a noncompensatory plan, the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and the accounting for an exchange of stock compensation awards in a business combination. This Interpretation is effective July 1, 2000, but certain conclusions in this Interpretation cover specific events that occur after either December 15, 1998, or January 12, 2000. OpenTV believes that the impact of FIN 44 will not have a material effect on the financial position or results of OpenTV's operations.

Year 2000

   Many existing computer programs were designed and developed without addressing the impact of the change in the century. Prior to the end of 1999, OpenTV completed a review of the year 2000 compliance for its internally developed proprietary software. To date, OpenTV has not experienced any year 2000-related problems with its internally developed software or its third-party supplied software and computer systems, and OpenTV is not aware of any failure by its third-party suppliers to be year 2000 compliant that could impact its business or operations. However, such problems or failures could arise or become apparent in the future, and any such problems or failures could have negative consequences for OpenTV. Such consequences could include difficulties in operating OpenTV's products effectively or conducting other fundamental parts of OpenTV's business.

                              OPENTV'S MANAGEMENT

Directors and executive officers

   The following table sets forth certain information as of March 31, 2000 with respect to OpenTV's executive officers and directors. Except for Jan Steenkamp, Randall S. Livingston, Mark Meagher and James F. Brown, who hold their positions in both OpenTV, Inc. and OpenTV Corp., the officers listed below hold their positions only with OpenTV, Inc.

 Name                     Age Positions
 ----                     --- ---------
 Jacobus D. T. Stofberg..  49 Chairman of the Board of Directors
 Jan Steenkamp...........  37 President, Chief Executive Officer and
                              Director (1)
 Vincent Dureau..........  40 Chief Technology Officer
 Randall S. Livingston...  46 Executive Vice President, Office of the CEO,
                              Chief Financial Officer and Director
 Regis Saint Girons......  43 Executive Vice President and General Manager,
                              Applications Business
 Mitch Berman............  45 Senior Vice President, Worldwide Marketing
 James F. Brown..........  35 Senior Vice President, Strategic Development,
                              General Counsel and Secretary
 Thomas Jackson..........  41 Senior Vice President, Worldwide Sales
 Michael Catalano........  48 Vice President, Technology Partners
 Clay Conrad.............  49 Vice President, Affiliate Services
 Debbie Coutant..........  43 Vice President, Products Group
 Scott Higgins...........  41 General Manager, United States Applications
                              Business
 Mark Meagher............  35 Vice President, Finance and Administration,
                              Treasurer and Assistant Secretary
 Stephen Salvatore.......  44 Vice President, Creative
 Joel Zdepski............  40 Vice President, Application Engineering
 Jacobus P. Bekker.......  47 Director
 Craig L. Enenstein......  31 Director (2)
 Paul Haggerty...........  40 Director
 William Raduchel........  53 Director (1)(2)
 Allan M. Rosenzweig.....  44 Director (1)(2)(3)
 Stephen F. Ward.........  45 Director (3)

--------
(1) Member of investment committee.
(2) Member of audit committee.
(3) Member of compensation committee.

   Set forth below is information regarding the relevant business experience for each of OpenTV's executive officers and directors.

   Jacobus D. T. Stofberg has served as Chairman of the board of directors of OpenTV, Inc. since May 1999 and as a Director of OpenTV, Inc. since January 1999. Mr. Stofberg has served as Chairman of the board of directors of OpenTV Corp. since October 1999. Mr. Stofberg is Chief Executive Officer and a Director of MIH Limited, and serves as Managing Director of MIH Holdings. Mr. Stofberg was one of the original members of the MIH Holdings management team and has held a variety of positions within the MIH Holdings group of companies since 1985.

   Jan Steenkamp has served as President and Chief Executive Officer of OpenTV, Inc. since August 1997 and as a Director of OpenTV, Inc. since May 1999. Mr. Steenkamp has served as a Director of OpenTV Corp. since October 1999 and as President and Chief Executive Officer of OpenTV Corp. since November 1999. From 1985 until he joined OpenTV in 1997, Mr. Steenkamp held a variety of management positions within the MIH Holdings group of companies. He was the Commercial Director of Irdeto Consultants, a Netherlands-based subsidiary of MIH Limited that develops digital conditional access and subscriber management systems. During his time at Irdeto, Mr. Steenkamp managed business and product development as it grew from 50 to 250 employees. While working at MIH Holdings, Mr. Steenkamp initiated the introduction of pay television in Greece, managed a project team to establish pay television in Italy and was active in the acquisition and development of the European Nethold operations in The Netherlands, Belgium, Finland, Sweden, Denmark and Norway. Mr. Steenkamp studied Electrical Engineering at Witwatersrand Technicon.

   Vincent Dureau has worked for OpenTV since OpenTV's inception and has served as OpenTV's Chief Technology Officer since May 1998. He is responsible for developing technologies and business relationships that will bring integrated, cost-effective solutions to OpenTV's customers and partners. Prior to becoming OpenTV's CTO, Mr. Dureau served as OpenTV's Senior Vice President of Engineering. From 1984 to the time he helped start OpenTV's company, Mr. Dureau held a variety of positions in Thomson's research department in Paris and Los Angeles, where he helped develop technology in the fields of multimedia, consumer user interfaces, video compression and interactive television. Mr. Dureau holds a degree in Agronomy from the Institute National Agronomique and M.S. degrees from Universite Paris VII in Applied Mathematics and Ecole Nationale Superieure des Telecommunications in Computer Science.

   Randall S. Livingston has served as Executive Vice President, Office of the CEO, and a Director of OpenTV, Inc. since September 1999 and as Chief Financial Officer of OpenTV, Inc. since May 1999. Mr. Livingston has served as a Director of OpenTV Corp. since October 1999 and as Executive Vice President, Office of the CEO, and Chief Financial Officer of OpenTV Corp. since November 1999. From November 1998 to September 1999, he worked with OpenTV under the terms of a consulting agreement. From 1996 until joining OpenTV full-time in September 1999, Mr. Livingston served as a consultant and part-time executive for several Silicon Valley technology companies. From 1995 to 1996, he was Chief Financial Officer of Heartport, Inc., where he managed that company's initial public offering. Previously, Mr. Livingston spent seven years as Director of Corporate Development at Apple Computer and as Chief Financial Officer for Taligent, a 400 employee Apple-IBM-HP joint venture system software company. Prior to working at Apple, Mr. Livingston worked as Director of Corporate Sales and Marketing for Ingres Corporation, a database software company, and as a consultant with McKinsey and Company. Mr. Livingston holds a B.S. in Mechanical Engineering and an M.B.A. from Stanford University.

   Regis Saint Girons has worked for OpenTV since its inception and has served as OpenTV's Executive Vice President and General Manager of our Applications Business since August 1999. Mr. Saint Girons joined OpenTV as Vice President of Sales, Europe in July 1996 and was promoted to Managing Director, Europe in August 1997. Prior to joining OpenTV, Mr. Saint Girons worked at Thomson. He joined the engineering group there in 1982 and led the hardware development team of its Home Computer Division in 1984 and later headed its research lab in Los Angeles. Mr. Saint Girons holds a patent on MPEG compression and led the development of MPEG at Thomson. He earned his engineering degree from Ecole Polytechnique Federale de Lausanne, Switzerland.

   Mitch Berman joined OpenTV in March 1997 as Vice President of Worldwide Marketing. He was promoted to Senior Vice President of Sales and Operations in June 1998, and to his current position as Senior Vice President of Worldwide Marketing in June 1999. Prior to joining OpenTV, Mr. Berman served as General Manager of Strategic Business Development at East Coast Pay Television, Ltd., where he was involved in the launch of Australia's first digital direct broadcast satellite subscription television service. He was also President of Strategic Marketing and Research Team, Inc., a Los Angeles-based company that provided desktop software and strategic marketing services to entertainment, consumer retail, cable, satellite, broadcast TV and telephone companies. Previously, Mr. Berman was Director of Marketing at Sky Television in New Zealand, Vice President at E! Entertainment Television in Los Angeles and Regional Manager at Home Box Office, Inc. in Los Angeles. Mr. Berman has a Master's degree in Public Administration/Government Management from the University of Southern California and a B.A. in Sociology from the University of California at Los Angeles.

   James F. Brown has served as Senior Vice President, Strategic Development and General Counsel of OpenTV, Inc. since June 1999 and as Secretary of OpenTV, Inc. since August 1999. Mr. Brown has served as

Senior Vice President, Strategic Development, General Counsel and Secretary of OpenTV Corp. since November 1999. From June 1998 until he joined OpenTV, Mr. Brown was a partner in the law firm of McDermott Will & Emery. From June 1989 to June 1998, he had been associated with the law firm of Pillsbury Madison & Sutro, where he was a partner from January 1996 to June 1998. In his previous law practice, Mr. Brown focused on transactions involving emerging growth companies, primarily in the cable television, telecommunications, software and digital technology areas. Such transactions involved corporate finance, mergers and acquisitions, strategic investments, joint ventures and software licensing matters. Mr. Brown is also a Certified Public Accountant.

   Thomas Jackson has served as OpenTV's Senior Vice President of Worldwide Sales since June 1999. Prior to joining OpenTV, he was Vice President and Managing Director for General Instrument Corporation, where he was responsible for all sales, support, delivery, service, and business development for the Asia/Pacific region. Prior to his Asian assignment, he was Vice President for Sales and Business Development for General Instrument's European operation. Before joining General Instrument, Mr. Jackson spent 15 years at Honeywell in a variety of positions, including Director of USA Vertical Market Sales. He also started a Strategic Business Unit for Honeywell in Europe. Mr. Jackson earned a Bachelor's degree in Business Marketing/Management from Eastern Illinois University. During the past six years, he has attended and graduated from two executive global management programs, the first offered by Harvard University and the second by Stanford University.

   Michael Catalano has served as Vice President, Technology Partners since November 1999. He joined OpenTV as Vice President of Product Development in December 1997. Prior to joining OpenTV, Mr. Catalano held engineering management positions at FRAX Inc. (interactive multimedia for manufacturing), Radius (digital video, graphics and monitors), Ariel Electronics, Megatest (product marketing, engineering management and strategic marketing in ATE) and Hewlett Packard (integrated circuit design). He interspersed these positions with the successful management of his own consulting businesses, as well. Mr. Catalano holds a B.S.E.E. from Carnegie Mellon University.

   Clay Conrad joined OpenTV in May 1997 as Director of Business Development. He was promoted to Vice President of Sales in September 1997 and was subsequently appointed to his current position as Vice President, Affiliate Services in June 1999. Prior to joining OpenTV, Mr. Conrad served as Chief Operating Officer of Prevue International, the TV Guide company providing electronic program guides for television. Prior to his work at Prevue, Mr. Conrad was the Managing Director for Millicom Satellite Television in Hong Kong, where he was responsible for cable system operations in Asia. In addition, he has served in an executive capacity with Showtime Networks in Denver, Colorado and Continental Cablevision in Chicago. Mr. Conrad was the founder and first President of the Cable and Satellite Broadcasting Association of Asia, (CASBAA). Mr. Conrad holds a B.A. in Art from William Jewell College in Liberty Missouri, an M.A. in Fine Arts from Arizona State University and a Master's Degree in International Management from the American Graduate School of International Management.

   Debbie Coutant has served as Vice President, Products Group since November 1999. Prior to joining OpenTV, Ms. Coutant acted as a consultant to a number of Internet companies, including E*Trade Group and enCommerce Inc. She also served as General Manager and Chief Executive Officer of Taligent, Inc., a subsidiary of IBM Corp. and a leader in object oriented design, delivering frameworks and tools in both C++ and Java. Prior to joining Taligent, Ms. Coutant managed development teams at Apple Computer and Hewlett Packard. She holds a United States patent in the area of compiler technology and optimization, and graduated from the University of Arizona with a Masters in Computer Science.

   Scott Higgins has served as General Manager, US Applications Business since January 2000. Prior to joining OpenTV, Mr. Higgins served as Executive-in-charge of Production at Electronic Arts, where he oversaw the design, production and development of software for various interactive properties, including NCAA Football, June's military simulations, the Strike series, Future Cop and Fantasy Sports. He also served as Chief Operating Officer of Electronic Arts' Redwood Shores Studio where he managed the business operations and support function of the studio. Prior to working for Electronic Arts, Mr. Higgins worked for the Family Channel and MTM Entertainment in Studio City, California. Mr. Higgins holds an M.B.A. from Pepperdine University and a B.A. in Accounting from Clemson University.

   Mark Meagher has served as Vice President, Finance and Administration of OpenTV, Inc. since August 1999 and as Vice President, Finance and Administration of OpenTV Corp. since November 1999. He is also the Treasurer and Assistant Secretary of OpenTV, Inc. and OpenTV Corp. He joined OpenTV in January 1999 as Senior Controller. Prior to joining OpenTV, Mr. Meagher was Director of Finance for Worldwide Sales and Marketing at LSI Logic Corporation. In addition, Mr. Meagher previously was Vice President of Finance and Administration at PlayNet Technologies, Inc., a Internet-enabled software entertainment company, and Executive Director and Corporate Controller at Sony Interactive Entertainment, Inc., which was the division responsible for the Sony PlayStation launch in North America and Europe. Prior to his experience at Sony Interactive Entertainment, Inc., Mr. Meagher spent seven years at Price Waterhouse as an audit manager, leaving in 1993. He holds a B.S. in Business and Economics from Lehigh University, and he is a Certified Public Accountant.

   Stephen Salvatore has served as OpenTV's Vice President, Creative since July 1998. He joined OpenTV in June 1997 as its Director, Interactive Programming. Prior to joining OpenTV, Mr. Salvatore spent 17 years managing domestic and international television production. His efforts as director, producer and associate producer have garnered multiple Emmy and Ace awards in sports, documentary films, series, magazine and television programming. He has produced and directed television for such diverse companies as HBO, NBC, CBS, ABC, Discovery Channel Inc., Warner Brothers International, NFL Films, Universal Studios Television and E! Entertainment Television International. Mr. Salvatore is currently leading development of original interactive shows and services to be deployed worldwide later this year.

   Joel Zdepski has served as OpenTV's Vice President, Application Engineering since July 1996. Prior to joining OpenTV, Dr. Zdepski held a number of positions at RCA and Thomson. In 1986, he joined the Communications Laboratory at the David Sarnoff Research Center, where he concentrated on video communications, and he later ultimately became Group Head of the Digital Video Communications Group, where his particular emphasis was on video compression for teleconferencing, digital television and HDTV. His projects included development of the Digital Satellite System (DSS) used for DBS service in the United States and the Grand Alliance HDTV system before the FCC for standardization as the terrestrial broadcast standard. He is a member of the MPEG-2 video and systems subgroups and was a member of Grand Alliance Compression Specialist Group and Transport Specialist Group. His research interests include combined source/channel coding, compression algorithms, error concealment, and packet video applications. He has authored or co-authored over 20 conference and journal papers and holds more than 21 patents, with several pending. Dr. Zdepski received his B.S.E.E., M.S.E.E. and Ph.D. degrees from Rutgers University in 1981, 1986 and 1994, respectively.

   Jacobus P. Bekker has served as a Director of OpenTV Corp. since October 1999. Mr. Bekker founded MIH Holdings in 1985 with Mr. Stofberg and has held a variety of positions within the MIH Holdings group of companies since that time. Mr. Bekker was Chief Executive Officer of MIH Holdings until 1997, when he became the Managing Director of Naspers Limited. He is also currently the Chairman of the board of directors of M-Web and a Director of MIH Holdings, SSIH, M-Net Ltd. and M-Cell. Mr. Bekker is also a Director of a number of South African print media companies and served as a Director of NetHold from September 1995 to April 1997.

   Craig L. Enenstein has served as a Director of OpenTV Corp. since November 1999. Mr. Enenstein is also Senior Vice President of Business Development and Strategy for Liberty Digital, Inc., and is responsible for leading Liberty Digital's interactive infrastructure and Internet investment activities as well as developing its business strategy. Prior to joining Liberty Digital, Mr. Enenstein was employed by Knowledge Universe, LLC, an education corporation led by Michael Milken, Lowell Milken and Larry Ellison, which invests in companies focused on education products and services and education Internet companies. Prior to joining Knowledge Universe, Mr. Enenstein served as a strategy consultant for Bain & Co. and LEK Consulting. Mr. Enenstein holds an M.B.A. in finance from the Wharton School of Business, an M.A. in international studies from the Lauder Institute at the University of Pennsylvania and a B.A. from the University of California at Berkeley.

   Paul Haggerty has served as a director of OpenTV Corp. since March 2000. Mr. Haggerty is also Executive Vice President and Chief Financial Officer of Fox Television. Prior to working for Fox Television, he was Chief Financial Officer of American Sky Broadcasting. Mr. Haggerty also served as Senior Vice President and Deputy Chief Financial Officer of News Corporation. Mr. Haggerty holds a B.S. from LeMoyne College and is also a Certified Public Accountant.

   William J. Raduchel has served as a Director of OpenTV, Inc. since May 1999, and has served as a Director of OpenTV Corp. since October 1999. Mr. Raduchel has been the Chief Technology Officer of America Online Incorporated since September 1999. Prior to that, he was the Chief Strategy Officer of Sun Microsystems, Inc., where he also had been Chief Information Officer, acting Vice President of Human Resources, Chief Financial Officer and Vice President of Corporate Planning and Development. Mr. Raduchel joined Sun in 1988 after executive positions at Xerox Corporation and McGraw-Hill, Inc. He holds A.M. and Ph.D. degrees in economics from Harvard University and a B.A. from Michigan State University. Mr. Raduchel is also a Director of MIH Limited as well as several startup companies.

   Allan M. Rosenzweig has served as a Director of OpenTV, Inc. since June 1997, and has served as a Director of OpenTV Corp. since October 1999. Mr. Rosenzweig is also Group Director, Corporate Finance and a Director of MIH Limited. Prior to joining MIH Limited in 1996, Mr. Rosenzweig was the Director of Corporate Finance of NetHold. In addition, he was previously the Managing Director of Intertax (Pty) Ltd., an international tax consultancy firm. He also serves on the boards of United Services Technologies Limited and Brait S.A.

   Stephen F. Ward has served as a Director of OpenTV, Corp. since March 2000. Since January 1, 2000, Mr. Ward has served as a director and chief financial officer of MIH Limited. Before joining MIH Limited, Mr. Ward was a senior partner with PricewaterhouseCoopers in the Netherlands where during his thirteen years as a partner he was involved in advising multinational, publicly traded companies as well as serving in various management positions. Mr. Ward is a fellow of the Institute of Chartered Accountants in England and Wales and a Dutch Registered Accountant.

   The business address of OpenTV's directors and executive officers is its principal executive office at 401 East Middlefield Road, Mountain View, CA 94043, and OpenTV's phone number is (650) 429-5500.

Board committees

   OpenTV's board of directors has a compensation committee, an audit committee and an investment committee. The compensation committee consists of Messrs. Rosenzweig and Ward. The compensation committee establishes salaries, incentives and other forms of Compensation for our directors, executive officers, employees and consultants and administers OpenTV's stock option incentive and other benefit plans. Compensation for OpenTV's chief executive officer is reviewed and approved by the full board of directors. None of the members of OpenTV's compensation committee is currently or has been at any time since our formation an officer or employee. Prior to the formation of the compensation committee, all decisions regarding compensation for directors, officers, employees and consultants and administration of stock incentive and other benefit plans were made solely by the board of directors.

   The audit committee consists of Messrs. Enenstein, Raduchel and Rosenzweig. The audit committee reviews audit policies and internal accounting controls and oversees the engagement of OpenTV's independent auditors.

   The investment committee consists of Messrs. Rosenzweig, Raduchel and Steenkamp. The investment committee reviews and approves equity investments by OpenTV of up to $35 million in any single venture or company.

Compensation of directors and officers

   The aggregate salary, bonus and other compensation paid by OpenTV and OpenTV's subsidiaries to its respective directors and executive officers as a group during the fiscal year ended December 31, 1999 was approximately $2.3 million. OpenTV's directors do not currently receive cash compensation for serving as directors other than the reimbursement of out-of-pocket expenses incurred in attending the meetings.

   The following table sets forth information for the year ended December 31, 1999, regarding the compensation of OpenTV's current chief executive officer and each of OpenTV's four other most highly compensated executive officers. OpenTV refers to these individuals as its named executive officers.

                          Summary Compensation Table

                                                                    Long Term
                                                                   Compensation
                                     Annual Compensation              Awards
                              ------------------------------------ ------------
                                                                    Securities
   Name and Principal                               Other Annual    Underlying     All Other
        Position         Year Salary($)   Bonus($) Compensation($)   Options    Compensation($)
   ------------------    ---- ---------   -------- --------------- ------------ ---------------
Jan Steenkamp........... 1999  210,625    150,000      70,435(1)     200,000            --
  President and Chief    1998   97,500(2)  26,325      12,898(1)     570,000            --
   Executive Officer
Randall S. Livingston... 1999   90,000    108,000         --         520,000        160,250(3)
  Executive Vice         1998      --         --          --             --          11,750(3)
   President, Office of
   the CEO and Chief
   Financial Officer
Mitchell Berman......... 1999  194,240     73,028         --             --           3,000(4)
  Senior Vice President, 1998  182,914     32,183         --         200,000          3,000(4)
   Worldwide Marketing
Vincent Dureau.......... 1999  178,250     57,653         --          60,000          3,000(4)
  Chief Technology
   Officer               1998  164,283     43,722         --         260,000          3,000(4)
Joel Zdepski............ 1999  157,500     51,113         --          50,000          3,000(4)
  Vice President,        1998  134,573     42,402                                     3,000(4)
   Application
   Engineering

--------
(1) In 1998 and 1999, Mr. Steenkamp was reimbursed for part of his housing expenses and was provided a leased automobile by OpenTV.
(2) Reflects compensation from July 6, 1998, which is the date of Mr. Steenkamp's employment agreement. Prior to July 6, 1998, Mr. Steenkamp's salary was paid by OpenTV's parent company, MIH Limited.
(3) Represents amounts paid to Mr. Livingston for consulting services rendered prior to September 1, 1999 which is the date of Mr. Livingston's employment agreement.
(4) Represents matching contributions made by OpenTV to the named executive officers' 401(k) plan accounts in the fiscal year ending December 31, 1998 or December 31, 1999.

Aggregate options to purchase securities

   At March 31, 2000, OpenTV's executive officers and directors as a group held the following options to purchase OpenTV's Class A Ordinary Shares.

                                                                              Expiration
      Option Shares                Purchase Price                                Date
      -------------                --------------                           --------------
      650,928                          $ 1.05                               January 2008
      550,000                            1.05                               July 2008
      500,000                            1.05                               February 2009
      170,000                            2.10                               May 2009
       80,000                            2.90                               July 2009
      270,000                            6.00                               August 2009
      400,000                            6.00                               September 2009
      170,000                           19.00                               November 2009
       50,000                           94.56                               February 2010

Option grants in last fiscal year

   The following table sets forth information concerning options to purchase shares granted to OpenTV's named executive officers during the year ended December 31, 1999. No stock appreciation rights were granted during this period.

                                                                                 Potential
                                                                            Realizable Value at
                                                                              Assumed Annual
                                                                              Rates of Stock
                                                                            Price Appreciation
                                                                            for Option Term(2)
                                                                            -------------------
                         Number of      % of Total
                           Shares   Options Granted to  Exercise
                         Underlying    Directors and    Price ($
                          Options      Employees in       Per    Expiration
          Name            Granted   Last Fiscal Year(1)  Share)     Date      5%($)    10%($)
          ----           ---------- ------------------- -------- ---------- --------- ---------
Jan Steenkamp...........  200,000           5.1%         $1.05   2/10/2009  $ 132,068 $ 584,767
Randall S. Livingston...   50,000           1.3           1.05   2/10/2009     33,017    83,671
                           70,000           1.8           2.10   5/27/2009     92,448   234,280
                          400,000          10.1           6.00   9/27/2009  1,509,347 3,824,982
Mitchell Berman.........      --            --             --          --         --        --
Vincent Dureau..........   60,000           1.5           1.05   2/10/2009     39,620   100,406
Joel Zdepski............   30,000           1.3           1.05   2/10/2009     19,810    50,203
                           20,000           0.8           6.00   8/13/2009     75,467   191,249

--------
(1) Percentages shown under "% of Total Options Granted to Employees in the Last Fiscal Year" are based on options granted to employees, directors and consultants of OpenTV under the OpenTV, Inc 1998 Stock Option/Stock Issuance Plan, as amended and restated, and the OpenTV Corp. 1999 Share Option/Share Issuance Plan, as amended and restated, to purchase an aggregate of 3,960,200 shares during the fiscal year ended December 31, 1999.
(2) The potential realizable value is calculated based on the ten-year term of the option at the time of grant. Share price appreciation of 5% and 10% (compounded annually) is assumed in accordance with rules promulgated by the SEC and does not represent our prediction of OpenTV's share price performance. The potential realizable values at 5% and 10% appreciation are calculated by assuming that the estimated fair market value on the date of grant appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price. OpenTV does not necessarily agree that this method can properly determine the value of an option. Actual gains, if any, on share option exercises depend on numerous factors, including OpenTV's future performance, overall market conditions and the option holder's continued employment with OpenTV throughout the entire vesting period and option term, which factors are not reflected in this table.

Employment agreements

   Employment agreement with Jan Steenkamp. On July 6, 1999, OpenTV entered into an employment agreement with Jan Steenkamp, our President and Chief Executive Officer. The employment agreement is for a three year term and may be terminated by us or by Mr. Steenkamp at any time and for any reason.
Mr. Steenkamp's annual salary is $205,000 and he is eligible for an annual bonus. OpenTV is required to make payments to Mr. Steenkamp if (a) his employment is involuntarily terminated for any reason other than those set forth in the employment agreement, or (b) he resigns. Mr. Steenkamp also receives a reimbursement of certain housing expenses and the use of a car leased by us. If OpenTV experiences a change in control, any unvested option shares held by Mr. Steenkamp will become vested if he is involuntarily dismissed for a reason other than cause or voluntarily resigns due to certain changes in his duties, compensation or place of employment.

   Employment agreement with Randall S. Livingston. On September 1, 1999, OpenTV entered into an employment agreement with Randall S. Livingston, OpenTV's Executive Vice President, Office of the CEO, and Chief Financial Officer. The employment agreement is for a two year term and may be terminated by us or by Mr. Livingston at any time and for any reason. Mr. Livingston's annual salary is $270,000 and he is eligible for an annual bonus. OpenTV is required to make payments to Mr. Livingston if (a) his employment is involuntarily terminated for any reason other than those set forth in the employment agreement, or (b) he resigns. If OpenTV experiences a change in control, any unvested option shares held by Mr. Livingston will become vested if he is involuntarily dismissed for a reason other than cause or voluntarily resigns due to certain changes in his duties, compensation or place of employment.

1999 Share Option/Share Issuance Plan

   Adoption. OpenTV's board of directors adopted its 1999 Share Option/Share Issuance Plan (the "1999 Plan") in October 1999 and amended the 1999 Plan in November 1999. OpenTV's stockholders approved the amended plan in November 1999.

   Share reserve. OpenTV reserved 7,200,000 Class A Ordinary Shares for issuance under the 1999 Plan, 405,986 of which had been issued as of March 31, 2000. As of March 31, 2000, options to purchase 5,822,704 shares were outstanding under the 1999 Plan. These outstanding options include the Assumed Options described under "Awards Granted/Assumed" below. If options or shares awarded under the 1999 Plan are forfeited or cancelled, expire or otherwise terminate without being exercised, then those options or shares will again become available for issuance under the 1999 Plan.

   Administration. The compensation committee of OpenTV's board of directors administers the 1999 Plan. The committee has complete discretion to make all decisions relating to the interpretation, operation and amendment of the 1999 Plan. The committee has discretion to determine the following:

  .  grant recipients;

  .  grant dates;

  .  number of shares;

  .  type of award;

  .  exercisability of the award;

  .  vesting requirements;

  .  exercise price;

  .  type of consideration; and

  .  any other terms and conditions of award eligibility.

   Eligibility. The following groups of individuals are eligible to participate in the 1999 Plan:

  .  employees;

  .  members of OpenTV's board of directors who are not employees; and

  .  consultants.

   Structure of plan. The plan is divided into the following two programs:

  . the Option Grant Program under which eligible individuals may be granted options to purchase Class A Ordinary Shares (the "Option Grant Program"); and

  . the Share Issuance Program under which eligible persons may be issued ordinary shares directly, either through the immediate purchase of such shares or as a bonus for services rendered to OpenTV (the "Share Issuance Program").

   Option grant program. Options to purchase OpenTV's Class A Ordinary Shares may be either incentive stock options ("incentive options") qualifying for favorable tax treatment under Section 422 of the Internal

Revenue Code of 1986, as amended (the "Code") or options which do not so qualify ("non-statutory options") as designated by the committee, in its sole discretion. The exercise price of incentive options granted under the plan will be no less than the fair market value of OpenTV's Class A Ordinary Shares at the time the option is granted. The exercise price may be paid in cash, in previously owned ordinary shares valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The other terms of the incentive options will be determined by the committee. Any options intended to qualify as incentive options will be designed to meet all the requirements of Code Section 422. Incentive options are not transferable, except by will or the laws of descent and distribution. The exercise price and other terms of non-statutory options granted under the 1999 Plan will be determined by the committee. The committee may provide that non-statutory options will be transferable.

   Share issuance program. Under the Share Issuance Program, OpenTV may issue OpenTV's Class A Ordinary Shares directly, either through immediate purchase of such shares or as a bonus for services rendered to OpenTV. The purchase price and other terms of shares issued under the Share Issuance Program will be determined by the committee. The committee may, in its discretion, subject any shares issued under the Share Issuance Program to vesting and a right of repurchase by OpenTV.

   Repurchase rights. The committee has the discretion to authorize the issuance of unvested ordinary shares upon the exercise of options granted or as shares are otherwise issued under the 1999 Plan. If the purchaser or optionee ceases to be employed by or provide services to us, any or all of the ordinary shares issued to the purchaser or optionee which are unvested at the time of cessation shall be subject to repurchase by OpenTV at the purchase or exercise price paid for such shares. The terms and conditions upon which the repurchase rights are exercisable by OpenTV are determined by the committee and set forth in the repurchase rights agreements evidencing such rights.

   Corporate transaction. Options will automatically vest upon the occurrence of certain change of control events, if such options are not assumed or exchanged for equivalent rights by the successor entity in accordance with the terms of the plan. In the event of a corporate transaction that does not result in the automatic vesting of options and other awards, the board of directors or the compensation committee has discretion to accelerate vesting of such options and other awards.

   Amendments and termination. The board of directors may amend the 1999 Plan at any time. If the board of directors amends the 1999 Plan, stockholder approval will only be sought if required by applicable law. The 1999 Plan will terminate upon the earliest of (i) October 21, 2009, (ii) the date on which all shares available for issuance under the 1999 Plan have been issued as vested shares, or (iii) the termination of all outstanding options in connection with certain corporate transactions.

   Awards granted/assumed. Effective as of October 23, 1999, options (the "Assumed Options") to purchase 5,141,114 shares of OpenTV, Inc. common stock under the 1998 Plan (see "OpenTV, Inc. 1998 Stock Option/Stock Issuance Plan" below) were assigned to and assumed by OpenTV Corp. The Assumed Options thereupon represented the right to purchase an identical number of Class A Ordinary Shares of OpenTV Corp. Since October 23, 1999, 405,986 Class A Ordinary Shares have been issued pursuant to exercise of Assumed Options. These issuances have, reduced, and future exercises of Assumed Options will reduce, the total number of shares available for issuance under the 1999 Plan.

   In addition to the Assumed Options, options to purchase 161,000 shares of OpenTV, Inc. common stock under the 1998 Plan were outstanding as of October 23, 1999. These options were not assigned to, or assumed by, OpenTV Corp. See "OpenTV, Inc. 1998 Stock Option/Stock Issuance Plan--Shares
Reserved/Termination," and "Exchange Plan" below.

 United States federal income tax consequences

   Incentive stock options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against ordinary income. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. Unless limited by
Section 162(m) of the Code, OpenTV is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

   Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of OpenTV is subject to tax withholding by OpenTV. Unless limited by
Section 162(m) of the Code, OpenTV is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against ordinary income.

   Stock Issuance Program. Generally, income will be recognized by a recipient in connection with the issuance of vested stock in an amount equal to the difference between the fair market value of the stock at the time of the stock issuance and the amount paid for the stock, if any. Generally, no income will be recognized by a recipient in connection with the issuance of unvested stock, unless an election under Section 83(b) of the Code (an "83(b) Election") is filed with the Internal Revenue Service within 30 days of the date of grant in the case of an award of stock. Otherwise, at the time the stock vests, the recipient generally will recognize compensation income in an amount equal to the difference between the fair market value of the stock at the time of vesting and the amount paid for the stock, if any. In the case of a recipient who is also an employee, any amount treated as compensation will be subject to tax withholding by OpenTV. OpenTV will be entitled to a tax deduction in the amount and at the time the recipient recognizes ordinary income with respect to the stock issuance to the extent permitted under
Section 162 of the Code.

   Repurchase Rights for Unvested Option Shares. In general, an optionee who receives unvested shares upon exercise of an option and then makes and 83(b) Election within 30 days of the exercise date will be taxable as if the underlying shares were vested shares with the consequences described above under "Incentive Stock Options" or "Non-Statutory Options" (whichever is applicable). If a participant makes an 83(b) Election and subsequently forfeits some or all of the shares, then the participant generally will not be entitled to any refund of taxes paid as a result of the election. A participant who exercises an option for unvested shares and does not make an 83(b) Election within 30 days of the exercise date generally will be taxable as follows. The optionee effectively will be treated as having exercised the option as and to the extent that the company's repurchase right lapses with respect to the underlying shares. Otherwise, the participant will be taxable as described above under "Incentive Stock Options" or "Non-Statutory Options" (whichever is applicable).

   The foregoing is only a summary of the effect of United States federal income taxation upon optionees, other award recipients, and the Company with respect to the grant of awards and options and the exercise of options under the 1999 Plan. It does not purport to be complete, and does not discuss the tax consequences of the employee's or consultant's death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee or consultant may reside.

OpenTV, Inc. 1998 Stock Option/Stock Issuance Plan

   In General. The OpenTV, Inc. board of directors adopted, and its stockholders approved, the OpenTV, Inc. 1998 Stock Option/Stock Issuance Plan (the "1998 Plan") on January 26, 1998. The OpenTV, Inc. board of directors amended and restated the 1998 Plan on February 11, 1999 and August 13, 1999. The terms of the 1998 Plan are generally identical to those of the 1999 Plan, except that the 1998 Plan is administered by the compensation committee of the OpenTV, Inc. board of directors and options and awards issued under the 1998 Plan entitle the holders to acquire shares of Class A Common Stock of OpenTV, Inc. Most of the options issued under the 1998 Plan have been assigned to and assumed by OpenTV Corp. The Assumed Options no longer represent rights to purchase stock of OpenTV, Inc. and the shares subject thereto are no longer available for issuance under the 1998 Plan. See "--Awards granted/assumed" above.

   Shares reserved/termination. After the assignment and assumption, options to purchase 161,000 shares of Class A Common Stock of OpenTV, Inc. remained outstanding and an identical number of shares remained reserved for issuance under the 1998 Plan. The 1998 Plan will remain in existence for the sole purpose of governing these remaining options, until such time as such options have been exercised and the shares thereunder become transferable by the holders. Options or shares awarded under the 1998 Plan that are forfeited or cancelled will no longer be available for issuance under the 1998 Plan. All new options granted to employees of OpenTV, Inc. and OpenTV Corp. will be granted under the 1999 Plan.

Exchange plan

   As of March 31, 2000, 1,470,955 shares of OpenTV, Inc. common stock had been issued pursuant to the exercise of options granted under the 1998 Plan, and options to acquire 161,000 shares of OpenTV, Inc. common stock issued under the 1998 Plan were outstanding. OpenTV intends to facilitate the disposition of such shares of common stock of OpenTV, Inc. (including those shares underlying outstanding options) in accordance with a plan of exchange that was adopted by the board of directors of OpenTV in May 2000. This plan affords holders of shares of OpenTV, Inc. common stock the ability to exchange such shares at their election, after May 22, 2000, for OpenTV Corp. Class A Ordinary Shares, generally on a one-for-one basis subject to customary antidilution adjustments.

   For accounting purposes, the exchange of shares of OpenTV pursuant to the exchange plan will be treated as the acquisition of a minority interest under Accounting Principles Board Opinion 16 ("APB 16"). APB 16 requires that any acquisition of a minority interest be accounted using "purchase" accounting regardless of the underlying form of the transaction. The result of the "purchase" accounting treatment is that the OpenTV will be required to take non-cash charges to earnings that are roughly equal to the fair market value, at the time of the exchange, of the shares of OpenTV that are received in the exchange. Once the costs of the exchanges are determined, the costs are allocated to specific assets of OpenTV, Inc. such as in-process research and development, intellectual property, and goodwill, on a pro-rata basis, based on OpenTV, Inc.'s total net assets at the time of the exchange. These costs are then recorded as expenses on OpenTV's financial statements at the same rate at which the underlying assets are amortized or expensed, which could be immediately in the case of in-process research and development, and over five years in the case of goodwill and certain other asset classes. In addition, OpenTV does not expect that all the shares of OpenTV, Inc. common stock eligible for exchange will be exchanged at the same time and therefore expects to record a number of earnings charges relating to these exchange arrangements, of various amounts, and at various times in the future.

1999 Employee Stock Purchase Plan

   The board of directors of OpenTV, Inc. and OpenTV Corp. adopted the OpenTV Inc. 1999 Employee Stock Purchase Plan in October 1999 and the stockholders of OpenTV Corp. and OpenTV, Inc. approved the plan in November 1999.

   Share reserve. As of March 31, 2000, OpenTV had reserved 620,000 OpenTV Corp. Class A Ordinary Shares for issuance pursuant to purchase rights granted under the purchase plan. The first offering under the purchase plan began on the effective date of an Initial Public Offering, November 23, 1999, and will terminate on June 30, 2000. On December 31 of each year for the next nine years, the number of shares in the reserve automatically will be increased by the lower of:

  .  5% of OpenTV's outstanding shares on a fully-diluted basis;

  .  500,000 shares; or

  .  a smaller number of shares as determined by the board.

   Eligibility. The purchase plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code. The purchase plan provides a means by which employees may purchase OpenTV's shares through payroll deductions. The purchase plan is implemented by offerings of purchase rights to eligible employees. Generally, all full-time employees who have been employed for at least ten days may participate in the purchase plan. However, no employee may participate in the purchase plan if immediately after OpenTV grants the employee a purchase right, the employee has voting power over, or the value of, 5% or more of the outstanding capital stock of OpenTV Corp. or parent company or subsidiary of OpenTV Corp.

   Administration. The board is responsible for administering the purchase plan, unless such responsibilities are delegated to a committee of the board. The board has the authority to construe, interpret and amend the purchase plan. Under the purchase plan, the board may specify offerings of up to 27 months in length. The first offering will begin on the effective date of these offerings. Unless the board otherwise determines, ordinary shares are purchased for accounts of participating employees at a price per share equal to the lower of:

  . 85% of the fair market value of a share on the first day of the offering; or

  .  85% of the fair market value of a share on the purchase date.

   For the first offering, which began on the effective date of OpenTV's IPO, OpenTV intends to offer shares registered on a Form S-8 registration statement. The fair market value of the shares on the first date of this offering was $20 per share at which OpenTV's shares were first sold to the public. Otherwise, fair market value generally means the closing sales price (rounded up where necessary to the nearest whole cent) for such shares (or closing bid, if no sales were reported) as quoted on the Nasdaq National Market on the trading day prior to the relevant determination date, as reported in The Wall Street Journal.

   The board may provide that employees who become eligible to participate after the offering period begins nevertheless may enroll in the offering. These employees will purchase OpenTV's stock at the lower of;

  . 85% of the fair market value of a share on the day they began participating in the purchase plan; or

  .  85% of the fair market value of a share on the purchase date.

   Participating employees may authorize payroll deductions of up to 15% of their base compensation for the purchase of shares under the purchase plan. Employees may end their participation in the offering at any time up to ten days before a purchase date. Participation ends automatically on termination of employment with OpenTV and its affiliates.

   Other provisions. OpenTV's board may grant eligible employees purchase rights under this plan only if the purchase rights together with any other purchase rights granted under other employee stock purchase plans established by OpenTV or its affiliates do not permit the employee's rights to purchase OpenTV's shares to accrue at a rate which exceeds $25,000 of OpenTV's fair market value of OpenTV's shares for each calendar year in which the purchase rights are outstanding. Transactions not involving OpenTV's receipt of consideration, such as a merger, consolidation, reorganization, stock dividend or stock split, may change the class and number of shares subject to the purchase plan and to outstanding options. In that event, OpenTV's board will appropriately adjust the purchase plan as to the class and the maximum number of shares subject to the purchase plan. It will also adjust outstanding rights as to class, number of shares and purchase limits of such outstanding rights.

   Upon a change in control of OpenTV, its board may provide that the successor corporation will assume or substitute for outstanding purchase rights. Alternatively, its board may shorten the offering period and provide that our shares will be purchased for the participants immediately before the change in control.

   Shares issued. OpenTV has not issued any shares under the purchase plan.

   Termination. The purchase plan will terminate when the share reserve is exhausted unless the board terminates it sooner.

401(k) plan

   OpenTV maintains the OpenTV, Inc. 401(k) Plan for eligible United States employees. In order to be a participant in the 401(k) plan, an employee must have attained age 21. A participant may contribute up to the lesser of 25%, of his/her total annual compensation or the statutorily prescribed annual limit. The annual limit for both 1998 and 1999 was $10,000. OpenTV may make discretionary contributions as a percentage of participants' contributions, subject to established conditions and limits. The 401(k) plan is intended to qualify under Section 401 of the Internal Revenue Code, so that contributions by OpenTV or its employees to the 401(k) plan, and income earned on the 401(k) plan contributions, are not taxable to employees until withdrawn, and so that our contributions, if any, will be deductible by us when made.

Bonus plan

   Certain of OpenTV's executive officers are eligible for its Executive Bonus Plan. The Executive Bonus Plan is an annual incentive award plan that provides for a target bonus equal to a specified percentage of base salary for each participant. The actual bonus earned may be higher or lower depending on the extent to which company and individual performance objectives are achieved. Typically, at the start of each year, the compensation committee or the board of directors reviews and approves the performance objectives for the company and individual officers. OpenTV's objectives consist of operating, strategic and financial goals that are considered critical to OpenTV's fundamental long-term goal of building stockholder value.

   At the end of the year, the compensation committee or board of directors determines actual bonus awards based on the degree to which OpenTV has met corporate goals and participants have met their individual goals. Awards are paid in cash in January or February following the performance year.

Executive officer loan

   In connection with his exercise of OpenTV options, OpenTV entered into a Security and Loan Agreement with Regis Saint Girons on October 22, 1999 and lent Mr. Saint-Girons the principal amount of $336,000. This loan is secured by the stock of OpenTV that was purchased by Mr. Saint-Girons pursuant to such exercise.

                        OPENTV'S PRINCIPAL STOCKHOLDERS

   The table below sets forth certain information with respect to the beneficial ownership of each class of OpenTV's voting securities by (1) each person who is known by OpenTV to be the beneficial owner of more than 10% of any class or series of OpenTV's voting securities and (2) all directors and executive officers as a group. Beneficial ownership of ordinary shares is determined in accordance with the rules of the SEC and generally includes any ordinary shares over which a person exercises sole or shared voting or investment powers, or of which a person has a right to acquire ownership at any time within 60 days of March 31, 2000. Except as otherwise indicated, and subject to applicable community property laws, the persons named in this table have sole voting and investment power with respect to all ordinary shares held by them. Applicable percentage ownership in the following table is based on 16,913,866 Class A Ordinary Shares and 30,631,746 Class B Ordinary Shares outstanding as of March 31, 2000.

                            Class A Ordinary            Class B
                                 Shares             Ordinary Shares
                           ---------------------- ----------------------
                                                                         Total
   Identity of Person                    Percent                Percent  Voting
        or Group            Number       of Class   Number      of Class Rights
   ------------------      ---------     -------- ----------    -------- ------
MIH Limited (1)..........        --         --    30,631,746     100.0%   94.8%
Sun Microsystems, Inc
 (2).....................    900,900        5.3%   7,594,796(3)   19.9    19.3
America Online...........  1,801,800(4)    10.1          --        --        *
Liberty Digital..........  2,252,252(5)    12.5          --        --        *
News America
 Incorporated............  2,252,252(6)    12.5          --        --        *
Time Warner..............  2,252,252(7)    12.5          --        --        *
EchoStar (8).............  2,252,252       13.3          --        --        *
Directors and officers as
 a group
 (21 persons) (9)........  3,713,007(10)   19.2   30,631,746     100.0    95.2%

--------
 *  Less than 1%.

(1) MIH Limited holds its shares through its wholly-owned subsidiary, OTV Holdings Limited.

(2) Sun Microsystems, Inc. holds its shares through its wholly-owned subsidiary, Sun TSI Subsidiary, Inc.

(3) Represents 7,594,596 shares of Class B Common Stock of OpenTV, Inc. that may be exchanged into Class B Ordinary Shares of OpenTV Corp. on a one-for-one basis.

(4) Includes a warrant to purchase 900,900 Class A Ordinary Shares exercisable within 60 days of March 31, 2000 held by America Online.

(5) Includes a warrant to purchase 1,126,126 Class A Ordinary Shares exercisable within 60 days of March 31, 2000 held by Liberty Digital. Liberty Digital holds its shares through its subsidiary, LDIG OTV, Inc.

(6) Includes a warrant to purchase 1,126,126 Class A Ordinary Shares exercisable within 60 days of March 31, 2000 held by News Corporation America.

(7) Includes a warrant to purchase 1,126,126 Class A Ordinary Shares exercisable within 60 days of March 31, 2000 held by Time Warner. Time Warner holds its shares through its subsidiary, TWI OTV Holdings, Inc.

(8) EchoStar's shares are in escrow and are subject to forfeiture if certain performance criteria are not met within 3 years.

(9) Includes 2,252,252 Class A Ordinary Shares and 30,631,746 Class B Ordinary Shares held by Liberty Digital and MIH Limited with respect to which OpenTV believes certain of its directors may have or share the power to vote, or to direct the voting of, such securities. If these shares are not included in the beneficial ownership calculations then the directors and officers as a group would be deemed to hold 1,460,755 Class A Ordinary Shares, which represents 8.0% of that class, and no Class B Ordinary Shares.

(10) Includes options to purchase 830,540 Class A Ordinary Shares that are currently vested and exercisable (or will become vested and exercisable within 60 days of March 31, 2000). Also includes 431,571 shares of Class A Common Stock and 21,144 shares of Class B Common Stock of OpenTV, Inc. Pursuant to a plan of exchange adopted by the board of directors of OpenTV, all employee and former employee holders of such shares may, at their election, exchange their shares in OpenTV, Inc. for OpenTV Corp. Class A Ordinary Shares. See "OpenTV's Management--Exchange plan." These shares are shown as being held by the directors and officers for the purposes of this table only.

                  OPENTV'S TRANSACTIONS WITH RELATED PARTIES

   The following describes the significant transactions entered into between OpenTV and its directors, executive officers, significant stockholders and affiliates of these significant stockholders. All future transactions between OpenTV and any such party will be subject to approval by a majority of the disinterested members of the board.

Agreements with Sun and Sun affiliates

   Software License. Under a Source Code License and Binary Distribution Agreement, effective as of July 1, 1996, Sun agreed to grant us a license to certain media stream manager software. OpenTV retains ownership of all derivatives of the software created by OpenTV and all related intellectual property rights (subject to Sun's underlying rights) but OpenTV must promptly grant back licenses to such derivatives and intellectual property rights and deliver copies of the same to Sun.

   Java License. In March 1998, OpenTV entered into a licensing and distribution agreement with Sun under which Sun granted OpenTV a non-exclusive, non-transferable license to develop and distribute products based upon Sun's Java technology. In June 1999 OpenTV amended the agreement and committed to develop future versions of the OpenTV Runtime software incorporating Sun's Java technology and compatible with the appropriate JavaTV application programming interfaces. OpenTV is obligated to pay Sun license, support and royalty fees through December 31, 2004.

March 1999 agreements with Thomson and MIH Limited

   In March 1999, a series of agreements were entered into by Thomson, MIH Limited, Sun and OpenTV pursuant to which:

  . Thomson sold all of OpenTV's ordinary shares held by it to MIH Limited and MIH Limited resold a portion of those shares to Sun;

  . Thomson assigned and licensed specific intellectual property valued at $7.6 million to OpenTV;

  .  OpenTV cross-licensed specific intellectual property rights to Thomson;
     and

  . Thomson, MIH Limited and OpenTV, Inc. entered into mutual releases all as described more fully below.

   Pursuant to an assignment agreement between Thomson and OpenTV, Thomson assigned to OpenTV specific intellectual property relating to OpenTV's business. In a license agreement between Thomson and OpenTV, Thomson granted to OpenTV a non-exclusive license to make, have made, use, sell, improve, lease, or otherwise transfer, import or export our products and services (including a limited right to sublicense), specific Thomson intellectual property relating to OpenTV's business.

   Under a still picture encoder license agreement, Thomson agreed to grant to OpenTV a non-exclusive license to copy, display, modify, distribute and use the software known as MPEG Encoder 3.0.2 developed by Thomson for OpenTV's own internal use, to develop derivative works, and to sublicense the software solely in connection with the marketing and distribution of OpenTV Runtime and the development of interactive television applications.

   Pursuant to the OpenTV License Agreement, OpenTV agreed to grant back a license to Thomson and Thomson Broadcast Systems, S.A. under the technology assigned to OpenTV by Thomson and its affiliates under the assignment agreement.

   Pursuant to the Release Agreement, each of Thomson, MIH Limited, and the Company released any and all claims, subject to certain exceptions, that each could have asserted against the others or any of their affiliates, agents, representatives, officers, directors, and employees as of March 18, 1999.

Amended and restated stockholders' agreement

   On October 23, 1999, OpenTV Corp. entered into the Amended and Restated Stockholders' Agreement with OpenTV, Inc., Sun, a Sun subsidiary and a subsidiary of MIH Limited. It contains the following provisions:

 Fundamental business decisions

 . If the board of directors of OpenTV Corp. approves any of the following fundamental business decisions, it must submit the matter to Sun (treating Sun as though it had exchanged its common stock of OpenTV, Inc. for ordinary shares of OpenTV Corp.) and MIH Limited for their approval:

  (1) any business combination involving a change of control of OpenTV Corp. (unless approved by a Sun designee to the OpenTV Corp. board of directors);

  (2) any change to the memorandum of association or articles of association of OpenTV Corp. that (a) adversely affects Sun's rights under the Exchange Agreement described herein, (b) affects Sun more adversely than MIH Limited or (c) would impact the intellectual property rights licensed by Sun to OpenTV, Inc.; or

  (3) any assignment or sublicensing of licensed Sun intellectual property made outside of the ordinary course of business.

 . If the board of directors of OpenTV, Inc. approves any of the following fundamental business decisions, it must submit the matter to Sun and OpenTV Corp. for their approval:

  (1) any business combination involving a change of control of OpenTV, Inc. (unless approved by a Sun designee to the OpenTV, Inc. board of directors);

  (2) any change to the charter of OpenTV, Inc. that (a) adversely affects Sun's rights under the Exchange Agreement described herein, (b) affects Sun more adversely than OpenTV Corp. or (c) would impact the intellectual property rights licensed by Sun to OpenTV, Inc.; or

  (3) any assignment or sublicensing of licensed Sun intellectual property made outside of the ordinary course of business.

 . OpenTV Corp. fundamental business decisions require the affirmative vote of at least 95% of all votes in respect of OpenTV Corp. ordinary shares exercisable by MIH Limited and Sun (treating Sun as though it had exchanged all its common stock of OpenTV, Inc. for ordinary shares of OpenTV Corp.). OpenTV, Inc. fundamental business decisions require the affirmative vote of at least 95% of all votes in respect of OpenTV, Inc. common stock exercisable by OpenTV Corp. and Sun. If the 95% test is not satisfied, a representative of Sun's subsidiary and OpenTV Corp. must attempt to resolve the deadlock and, if they are unsuccessful, a representative of Sun and MIH Limited must attempt to resolve the deadlock. If the deadlock is not resolved within 31 days, then OpenTV Corp. shall purchase, and if OpenTV Corp. cannot purchase, then MIH Limited may purchase, all of the shares of OpenTV, Inc. and OpenTV Corp. held by Sun at their fair market value.

 Restrictions on transfer of shares by Sun

 . Sun may not transfer any shares of OpenTV, Inc. other than: (1) in exchange for shares of OpenTV Corp. pursuant to the terms of the Exchange Agreement described herein, or (2) to an affiliate of Sun so long as Sun remains bound and the transferee agrees to be bound by the terms of the Amended and Restated Stockholders' Agreement.

 Term

 . The Amended and Restated Stockholders' Agreement terminates when Sun exchanges all its shares of common stock of OpenTV, Inc. for ordinary shares of OpenTV Corp.

Shareholders' agreement

   On October 23, 1999, OpenTV Corp. entered into a Shareholders' Agreement with a subsidiary of Sun and a subsidiary of MIH Limited. Through these subsidiaries, Sun and MIH Limited have agreed that, prior to transferring equity securities of OpenTV Corp., they will offer such securities to each other.

Stock option grant to MIH Limited affiliates

   In May 1999, OpenTV granted a non-statutory stock option to purchase 330,000 ordinary shares to a consulting firm subsidiary of MIH Limited. The consulting subsidiary expects that it will make available the economic benefit of these options to its employees and to certain directors of MIH Limited, our parent company. These beneficiaries include Allan Rosenzweig and William Raduchel, each of whom is a director of OpenTV Corp. The options were granted pursuant to the Amended and Restated 1998 Stock Option/Stock Issuance Plan and have exercise prices equal to the fair market value of OpenTV's ordinary shares on the date of grant.

Purchase and exchange agreement with MIH Limited and Sun

   On July 16, 1999, OpenTV, Inc. filed an amended and restated certificate of incorporation pursuant to which, among other things, it:

 . created two classes of common stock designated, respectively, Class A and Class B Common Stock; and

 . reclassified each share of its common stock outstanding at the close of business on July 12, 1999, as one share of Class A Common Stock.

   In connection with the reclassification, OpenTV, Inc. offered to sell up to 2,086,700 shares of Class B Common Stock at a purchase price of $2.90 per share to existing stockholders of OpenTV, Inc. who qualified as "accredited investors" (as defined in Regulation D promulgated under the Securities Act of 1933, as amended) in accordance with the terms and conditions of the Purchase and Exchange Agreement. The number of shares offered to each qualified existing stockholder corresponded to the stockholder's ownership percentage of OpenTV, Inc.'s then outstanding common stock. Qualified stockholders who participated in the financing received, on a one-for-one basis and in accordance with the terms and conditions of a purchase and exchange agreement, Class B Common Stock in exchange for all of the Class A Common Stock held by such stockholder. Qualified stockholders who elected to participate in the financing include, among others, MIH Limited and Sun.

Investors' rights agreement

   On October 23, 1999, OpenTV Corp., MIH Limited, Sun, America Online, General Instrument, Liberty Digital, News Corporation and Time Warner, Inc. entered into an Investors' Rights Agreement. In the following description, OpenTV refers to MIH Limited and Sun as the existing investors and America Online, General Instrument, Liberty Digital, News Corporation and Time Warner as the new investors. The Investors' Rights Agreement contains the following provisions:

 Board of directors

   The existing investors and the new investors have agreed to vote their shares so that OpenTV's board of directors has the following composition:

  . so long as the new investors own ordinary shares equal to at least 60% of the issued amount, two directors designated by the new investors;

  . so long as the new investors own ordinary shares equal to at least 30% of the issued amount, one director designated by the new investors;

  . so long as Sun owns shares equal to at least 30% of the aggregate amount of Class B Ordinary Shares issuable in respect of their shares of Class B Common Stock of OpenTV, Inc., one director designated by Sun; and

  .  a majority of the directors designated by MIH Limited.

   Such agreement shall terminate no later than October 1, 2009.

 Veto rights

   For a period not to exceed two years (other than with respect to the required consent for affiliate transactions, which survives until the earlier of a change of control and the new investors ceasing to own 50% of the issued number) following these offerings, without the consent of the new investors, OpenTV may not:

  . enter into a merger, reorganization, sale of all or substantially all OpenTV's assets or liquidation;

  . enter into affiliate transactions that are not on arms' length terms and that provides for aggregate compensation or consideration of more than $500,000 in any fiscal year;

  . other than issuances of Class B Ordinary Shares to Sun pursuant to the Exchange Agreement and to other existing holders of Class B Common Stock of OpenTV, Inc., issue any equity securities having voting rights superior to OpenTV's Class A Ordinary Shares;

  . increase the number of Class A Ordinary Shares eligible for the employee stock option plan and employee stock purchase plan in excess of 4.4 million;

  . issue equity securities at a per share price that is less than $5.55 per share; and

  . devote substantial resources to any line of business outside our existing business.

   So long as the new investors have the right to designate two directors and at least one of their directors is on OpenTV's board, OpenTV may not adopt new or make material modifications to existing stock option and other equity compensation plans without the approval of OpenTV's board of directors, including the approval of a director designated by the new investors.

 Transfers and exchanges of shares

   Prior to transferring any equity securities of OpenTV Corp. to a non-affiliate, MIH Limited must first offer such shares to the new investors. The new investors' right of first refusal is subject to Sun's right of first refusal in respect of such equity securities pursuant to the Shareholders' Agreement. Prior to transferring any Class B Ordinary Shares to a non-affiliate or converting any Class B Ordinary Shares into Class A Ordinary Shares, the existing investors and any new investor that acquires Class B Ordinary Shares must first offer to exchange such shares for Class A Ordinary Shares held by the new investors.

   MIH Limited must make provision for the new investors to participate in any transfer of shares by it that will result in a change of control of OpenTV Corp.

   Prior to transferring any shares to a non-affiliate, the new investors must offer such shares first, to the other new investors and, second, to MIH Limited.

   Each of these restrictions is subject to specified exceptions.

 Transfers of warrants

   Subject to an exception in the event a new investor is unable to obtain government approval to exercise its warrants, the warrants held by the new investors can only be transferred to other new investors.

 Registration rights

   Each of the existing investors and the new investors (the "Significant Investors") has certain rights to require OpenTV to register its shares. On May 24, 2000, OpenTV received written notice from News America Incorporated, an affiliate of News Corp. ("News") requesting that OpenTV register in an underwriting all of News' 1,126,126 Class A Ordinary Shares and all of News' 1,126,126 Class A Ordinary Shares issuable upon exercise of its OpenTV warrant. The terms of the Investor Rights Agreement require OpenTV to file a registration statement, which OpenTV currently anticipates filing in late August 2000. OpenTV is also required to give notice to the other Significant Investors and solicit their interest in participating in such registration. For a description of the holdings in OpenTV of the Significant Investors, other than General Instrument, see "OpenTV--Principal Stockholders". As of the date of this joint proxy statement/prospectus, OpenTV has not received any request from the other Significant Investors or EchoStar Communications Corporation (see "Agreement with EchoStar" below) to be included in the registration. However, such request may still be received by OpenTV prior to the end of the notice period relating to such solicitation period and at this time there can be no assurance as to how many shares of OpenTV's Class A Ordinary Shares may be covered by such registration.

Exchange agreement

   In connection with the creation of OpenTV Corp., on October 23, 1999, OpenTV entered into an Exchange Agreement with Sun that permits Sun to exchange all or a portion of its shares of Class B Common Stock of OpenTV, Inc. for our Class B Ordinary Shares. The rate of exchange, which is subject to customary antidilution adjustments, is one Class B Ordinary Share for one share of Class B Common Stock of OpenTV, Inc.

   OpenTV Corp. has agreed to reserve the number of its authorized but unissued Class B Ordinary Shares as will be sufficient to permit the exchange in full of Sun's OpenTV, Inc. Class B Common Stock for OpenTV Corp.'s Class B Ordinary Shares.

   In order to maintain Sun's relative interest in OpenTV Corp., OpenTV, Inc., OpenTV Corp. and Sun have agreed that each time OpenTV Corp. issues additional Class A Ordinary Shares or Class B Ordinary Shares (other than on conversion of Class B Ordinary Shares), OpenTV, Inc. will sell and OpenTV Corp. will purchase, at a purchase price of $0.001 per share, an equal number of shares of Class A Common Stock or Class B Common Stock of OpenTV, Inc., respectively.

Agreement with EchoStar

   On February 22, 2000, OpenTV entered into an agreement with EchoStar Communications Corporation ("ECC"), EchoStar Satellite Corporation and EchoStar Technologies Corporation (collectively "EchoStar") to develop a low-cost, hard-drive set-top box for the mass TV-viewing market in the United States. EchoStar contributed to a newly formed subsidiary of ECC ("OpenStar") a non-exclusive, perpetual, royalty-free worldwide license to all of EchoStar's existing software intellectual property which enables hard drive functionality in a satellite receiver. Immediately following the formation of OpenStar, OpenTV purchased 50% of the OpenStar shares from ECC, in exchange for 2,252,252 shares of OpenTV Class A Ordinary Shares and contribution of a non-exclusive perpetual royalty free worldwide license to certain OpenTV intellectual property to OpenStar. The shares have been placed in an escrow account until certain milestones, relating to the deployment of OpenTV-enabled set-top boxes, have been met by EchoStar. These shares will revert back to OpenTV if these milestones have not been met by EchoStar within three years of the date of the agreement.

   Under the agreement, OpenTV granted to EchoStar registration rights with respect to the EchoStar shares identical to those registration rights granted to the investors under the Investors' Rights Agreement described above. In addition EchoStar agreed to certain restrictions on the transfer of the EchoStar shares identical to those restrictions agreed to by the investors under the Investors' Rights Agreement described above.

      ADDITIONAL MATTERS BEING SUBMITTED TO A VOTE OF OPENTV STOCKHOLDERS

                      Proposal 2 -- Election of Directors

Nominees

   OpenTV's articles of association currently authorize no fewer than five and no more than fifteen directors. A director serves in office until his or her respective successor is duly elected and qualified or until his or her earlier death or resignation. The OpenTV board is not divided into classes. Each member of the Board is elected by the stockholders at each annual meeting to serve a one-year term which expires upon the occurrence of the next annual meeting.

   OpenTV's Board is currently set at ten members and is comprised of one vacancy and the following nine members: Jacobus D.T. Stofberg, Jan Steenkamp, Randall S. Livingston, Jacobus P. Bekker, Craig L. Enenstein, Paul Haggerty, William Raduchel, Allan M. Rosenzweig and Stephen F. Ward.

   The existing directors, may, by resolution, fill the existing vacancy in the board. In addition, Sun has the right to designate one director of OpenTV. See "OpenTV's Transactions with Related Parties - Board of Directors." Currently, there is no such Sun designee on OpenTV's board. Sun, may, before or after OpenTV's annual meeting of stockholders, designate a person to OpenTV's board of directors and OpenTV's board would by resolution elect that person to the board. OpenTV anticipates that Sun will designate a person to OpenTV's board prior to OpenTV's annual meeting of stockholders and that OpenTV's board will by resolution elect such a person to OpenTV's board prior to the stockholders meeting. Since this person's term will expire at the OpenTV annual meeting of stockholders, and since this person is not being elected by the stockholders under the proposal, the board will by resolution, following the stockholders meeting, elect such person to OpenTV's board.

   At the OpenTV meeting, OpenTV stockholders will be asked to elect nine directors who will become directors of OpenTV on the date of the annual meeting. The names of the board's nominees for directors of OpenTV are identified below. The shares represented by the enclosed proxy for the OpenTV meeting will be voted "FOR" the election of the nominees listed below unless authority to vote for the election of directors is withheld. Stockholders may withhold authority to vote for the slate as nominated or, by writing on the proxy card, the authority to vote for any individual nominee. If any of the nominees should unexpectedly decline or be unable to act as director, the shares may be voted for such substitute nominees as the persons appointed in the proxy may in their discretion determine.

   Directors hold office until the next annual meeting of shareholders and until their successors are elected and duly qualified.

Name of Nominee              Age                    Position
---------------              ---                    --------
Jacobus D.T. Stofberg.......  49 Chairman of the Board of Directors
Jan Steenkamp...............  37 President, Chief Executive Officer and Director
Randall S. Livingston.......  46 Executive Vice President, Office of the CEO,
                                  Chief Financial Officer and Director
Jacobus P. Bekker...........  47 Director
Craig L. Enenstein..........  31 Director
Paul Haggerty...............  40 Director
William Raduchel............  53 Director
Allan M. Rosenzweig.........  44 Director
Stephen F. Ward.............  45 Director

Vote required

   The affirmative vote of a majority of the total voting power of the outstanding ordinary shares of OpenTV present in person or represented by proxy at the annual meeting is required for a director to be elected. On a vote to appoint directors, votes withheld from any director are counted for purposes of determining the presence or absence of a quorum but have no other legal effect under the articles of association of OpenTV.

      Proposal 3--Ratification of Appointment of Independent Accountants

   The board of directors of OpenTV has appointed PricewaterhouseCoopers LLP, independent accountants, to audit the financial statements of OpenTV for the current fiscal year ending December 31, 2000. OpenTV expects that a representative of PricewaterhouseCoopers LLP will be present at the annual meeting of OpenTV's stockholders will have the opportunity to make a statement if he or she desires to do so, and will be available to answer any appropriate questions.

Vote required and board of directors' recommendation

   The affirmative vote of the holders of a majority of the total voting power of the outstanding ordinary shares of OpenTV present in person or represented by proxy at the meeting will be required to approve this proposal. The board of directors of OpenTV has unanimously approved this proposal and recommends that OpenTV stockholders vote "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants.

       Proposal 4 -- Amendment of 1999 Share Option/Share Issuance Plan

   OpenTV stockholders are being asked to approve an amendment to the 1999 Share Option/Share Issuance Plan (the "1999 Plan") to provide for an increase in the number of shares of Class A Ordinary Shares reserved for issuance from 7,200,000 shares to 8,980,000 shares.

   The 1999 Plan authorizes the board of directors to grant stock options to eligible employees and consultants of OpenTV. The 1999 Plan is structured to give the board broad discretion in creating equity incentives to assist OpenTV in attracting and retaining the best available personnel for the successful conduct of its business. OpenTV believes that the practice of linking the compensation of employees to corporate performance helps maximize stockholder value. OpenTV has, therefore, consistently included equity incentives as a significant component of compensation for a broad range of its employees. This practice has enabled OpenTV to attract and retain the talent that it continues to require.

   The board of directors of OpenTV believes that adding shares to the 1999 Plan is in the best interest of OpenTV because the remaining shares available for grant under the 1999 Plan are insufficient to accomplish the purposes described above and, in addition, it will permit OpenTV to accommodate the increase in employees as a result of the merger.

   The principal features of the 1999 Plan, including certain federal income tax consequences relating thereto, are described in further detail on the section of this joint proxy statement/prospectus entitled "OpenTV's Management" under the heading "OpenTV's 1999 Share Option/Share Issuance Plan" beginning at page 115. OpenTV will provide, without charge, to each person to whom this joint proxy statement/prospectus is delivered, upon request of such person a copy of the 1999 Plan by first class mail within three business days of receipt of such request. Any such request should be directed as follows:
Secretary, OpenTV Corp., 401 East Middlefield Road, Mountain View, CA 94043; telephone number (650) 429-5500.

Vote required and board of directors' recommendation

   The affirmative vote of the holders of a majority of the total voting power of the outstanding ordinary shares of OpenTV present in person or represented by proxy at the meeting will be required to approve this proposal. The board of directors of OpenTV has unanimously approved this proposal and recommends that OpenTV stockholders vote "FOR" approval of the amendment to the 1999 Share Option/Share Issuance Plan.

                                 LEGAL MATTERS

   The validity of the OpenTV Class A Ordinary Shares offered by this joint proxy statement/prospectus will be passed upon for OpenTV by Harney Westwood & Riegels.

   It is a condition to completion of the merger that Spyglass and OpenTV each receive an opinion from its counsel, to the effect that, among other things, the merger will be a reorganization for federal income tax purposes. Wilson Sonsini Goodrich & Rosati, Professional Corporation, is representing OpenTV and Hale and Dorr LLP is representing Spyglass. See "The Merger--Material United States federal income tax considerations of the merger."

                                    EXPERTS

   The consolidated financial statements of OpenTV Corp. as of December 31, 1999, 1998 and 1997 and for each of the three years in the period ended December 31, 1999 included in this joint proxy statement/prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

   Ernst & Young LLP, independent auditors, have audited the consolidated financial statements and schedule of Spyglass, Inc. included in Spyglass' Annual Report on Form 10-K for the year ended September 30, 1999 as set forth in their report, which is incorporated by reference in this joint proxy statement/prospectus and the registration statement of which this joint proxy statement/prospectus forms a part in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                             STOCKHOLDER PROPOSALS

   Under Rule 14a-8 of the Exchange Act, Spyglass stockholders may present proper proposals for inclusion in Spyglass' proxy statement and for consideration at the next annual meeting of its stockholders by submitting such proposals to Spyglass in a timely manner. In order to be so included for the next annual meeting, stockholder proposals must have been received by Spyglass a reasonable time in advance of the meeting, and must have otherwise complied with the requirements of Rule 14a-8.

   OpenTV stockholders may present proper proposals for inclusion in OpenTV's proxy statement and for consideration at the next annual meeting of its stockholders by submitting such proposals to OpenTV in a timely manner. In order to be so included for the 2001 annual meeting, stockholder proposals must have been received by OpenTV no later than thirty days before the date of the annual meeting.

                      WHERE YOU CAN FIND MORE INFORMATION

  Reports, proxy statements and other Reports, proxy statements and other information concerning OpenTV may be information regarding Spyglass may be
  inspected at:                        inspected at:


  The National Association of          The National Association of
  Securities Dealers                   Securities Dealers
  1735 K Street, N.W.                  1735 K Street, N.W.
  Washington, D.C. 20006               Washington, D.C. 20006


  Requests for documents relating to   Requests for documents relating to
  OpenTV                               Spyglass
  should be directed to:               should be directed to:


  OpenTV Corp.                         Spyglass, Inc.
  Attn: Investor Relations             Attn: Investor Relations
  401 East Middlefield Road            1240 E. Diehl Road
  Mountain View, California 94043-4005 Naperville, IL 60563
  (650) 429-5500                       (800) 647-8901

   OpenTV and Spyglass each file reports, proxy statements and other information with the SEC. Copies of their respective reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC:

     Judiciary Plaza            Citicorp Center       Seven World Trade Center
        Room 1024           500 West Madison Street          13th Floor
 450 Fifth Street, N.W.           Suite 1400          New York, New York 10048
 Washington, D.C. 20549     Chicago, Illinois 60661

   Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy statements and other information regarding each of us. The address of the SEC website is http://www.sec.gov.

   OpenTV has filed a registration statement under the Securities Act with the SEC with respect to OpenTV's Class A Ordinary Shares to be issued to Spyglass stockholders in the merger. This joint proxy statement/prospectus constitutes the prospectus of OpenTV filed as part of the registration statement. All information in this joint proxy statement/prospectus regarding OpenTV has been furnished by OpenTV, and OpenTV is responsible for such information. All information in this joint proxy statement/prospectus regarding Spyglass has been furnished by Spyglass, and Spyglass is responsible for such information. OpenTV represents that it has taken reasonable care to ensure that this prospectus does not make any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein not misleading. This joint proxy statement/prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted as provided by the rules and regulations of the SEC. You may inspect and copy the registration statement at any of the addresses listed above. This prospectus, the articles of association and the most recent annual report (if any), will be available, without charge, for inspection at the offices of MeesPierson N.V., Rokin 55, 1012 KK, Amsterdam, The Netherlands, tel: +31205272467, fax +31205271928.

   The SEC allows Spyglass to "incorporate by reference" information into this joint proxy statement/prospectus, which means that Spyglass can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this joint proxy statement/prospectus, except for any information superseded by information in this joint proxy statement/prospectus. This joint proxy statement/prospectus incorporates by reference the documents set forth below that Spyglass has previously filed with the SEC. These documents contain important information about Spyglass and its finances that you should read.

Spyglass SEC Filings
(File No. 000-26074)                                     Period
--------------------                     --------------------------------------
Annual Report on Form 10-K.............. Fiscal year ended September 30, 1999
Quarterly Report on Form 10-Q........... Fiscal quarter ended December 31, 1999
Quarterly Report on Form 10-Q........... Fiscal quarter ended March 31, 2000
Current Report on Form 8-K.............. Filed on March 29, 2000
Registration Statement on Form 8-A...... Filed on May 11, 1995

   Spyglass is also incorporating by reference additional documents that Spyglass may file with the SEC between the date of this joint proxy statement/prospectus and the date of the special meeting of Spyglass stockholders.

   Documents incorporated by reference are available from Spyglass without charge, excluding all exhibits unless Spyglass has specifically incorporated by reference an exhibit in this joint proxy statement/prospectus. Stockholders may obtain documents incorporated by reference in this joint proxy statement/prospectus from Spyglass by requesting them in writing or by telephone at the following address:

                                Spyglass, Inc.
                          Attention: Bruce Beerbower
                          Naperville Corporate Center
                              1240 E. Diehl Road
                             Naperville, IL 60563
                           Telephone: (800) 647-8901
                   Internet address: http://www.spyglass.com

   If you would like to request documents from Spyglass, please do so by July 17, 2000, to receive them before the Spyglass special meeting.

   You should rely only on the information contained or incorporated by reference in this joint proxy statement/prospectus to vote on the merger agreement and the merger. OpenTV and Spyglass have not authorized anyone to provide you with information that is different from what is contained in this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated June 13, 2000. You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than June 13, 2000, and neither the mailing of the joint proxy statement/prospectus to OpenTV and Spyglass stockholders nor the issuance of OpenTV Class A Ordinary Shares in the merger shall create any implication to the contrary.

   This document does not constitute an offer to sell, or a solicitation of an offer to purchase, the OpenTV Class A Ordinary Shares or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make the offer, solicitation of an offer or proxy solicitation in that jurisdiction. Neither the delivery of this joint proxy statement/prospectus nor any distribution of securities means, under any circumstances, that there has been no change in the information set forth or incorporated in this document by reference or in its affairs since the date of this joint proxy statement/prospectus.

                                  OPENTV CORP.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----
Report of Independent Accountants.......................................... F-2


Consolidated Balance Sheets................................................ F-3


Consolidated Statements of Operations and Comprehensive Loss............... F-4


Consolidated Statements of Shareholders' Equity (Deficit).................. F-5


Consolidated Statements of Cash Flows...................................... F-6


Notes to Consolidated Financial Statements................................. F-7

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of OpenTV Corp.:

   In our opinion, the accompanying consolidated balance sheets and related consolidated statements of operations and comprehensive loss, of shareholders' equity (deficit), and of cash flows presents fairly, in all material respects, the financial position of OpenTV Corp. and its subsidiaries as of December 31, 1997, 1998 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of OpenTV Corp.'s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

San Jose, California
January 25, 2000, except
for Note 12 for which the
date is March 26, 2000

                                  OPENTV CORP.

                          CONSOLIDATED BALANCE SHEETS
   (amounts in thousands of U.S. dollars, except share and per share amounts)

                                                        December 31,
                                                 -----------------------------
                                                   1997      1998      1999
                                                 --------  --------  ---------
                     ASSETS
Current assets:
  Cash and cash equivalents..................... $    293  $  3,324  $ 186,535
  Accounts receivable, net......................    2,262     2,218      6,234
  Prepaid expenses and other current assets.....      209       703      1,698
                                                 --------  --------  ---------
    Total current assets........................    2,764     6,245    194,467
Property and equipment, net.....................    2,080     3,381      5,025
Intangible assets...............................      --        --       6,678
Other assets....................................       34       412        620
                                                 --------  --------  ---------
    Total assets................................ $  4,878  $ 10,038  $ 206,790
                                                 ========  ========  =========
   LIABILITIES, REDEEMABLE COMMON SHARES AND
         SHAREHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
  Accounts payable.............................. $    943  $  1,978  $     798
  Accrued liabilities...........................    1,831     2,171      7,261
  Related parties payable.......................    1,036       337        606
  Deferred revenue..............................    1,226     3,218      3,564
                                                 --------  --------  ---------
    Total current liabilities...................    5,036     7,704     12,229
Convertible notes payable to shareholders.......      --      7,000        --
                                                 --------  --------  ---------
    Total liabilities...........................    5,036    14,704     12,229
                                                 --------  --------  ---------
Commitments and contingencies (Notes 4 and 10)
Redeemable common shares, par value $0.001; no
 shares, 111,581 and no shares issued and
 outstanding in 1997, 1998 and 1999,
 respectively...................................      --        117        --
                                                 --------  --------  ---------
Shareholders' equity (deficit):
  Class A Ordinary Shares, no par value,
   500,000,000 shares authorized; 33,183,658,
   33,183,658 and 14,523,859 shares issued and
   outstanding in 1997, 1998 and 1999,
   respectively.................................   24,115    24,115    188,562
  Class B Ordinary Shares, no par value, actual
   200,000,000 shares authorized; no shares, no
   shares and 30,631,746 shares issued and
   outstanding in 1997, 1998 and 1999,
   respectively.................................      --        --      35,953
  Additional paid-in capital....................      --         49    162,794
  Receivable from shareholders..................   (9,700)      --          (1)
  Deferred compensation.........................      --        (36)   (42,224)
  Accumulated other comprehensive income
   (loss).......................................       74       (62)        33
  Accumulated deficit...........................  (14,647)  (28,849)  (150,556)
                                                 --------  --------  ---------
    Total shareholders' equity (deficit)........     (158)   (4,783)   194,561
                                                 --------  --------  ---------
    Total liabilities, redeemable common shares,
     and shareholders' equity (deficit)......... $  4,878  $ 10,038  $ 206,790
                                                 ========  ========  =========

  The accompanying notes are an integral part of these consolidated financial statements.

                                  OPENTV CORP.

          CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (amounts in thousands of U.S. dollars, except share and per share amounts)

                                               Year Ended December 31,
                                         -------------------------------------
                                            1997         1998         1999
                                         -----------  -----------  -----------
Revenues:
  Royalties............................. $     2,382  $     2,788  $    14,782
  License fees..........................       1,255        1,578        2,964
  Services and other....................       3,322        5,102        8,205
                                         -----------  -----------  -----------
    Total revenues......................       6,959        9,468       25,951
                                         -----------  -----------  -----------
Operating expenses:
  Cost of services and other revenues
   (exclusive of $53 share-based
   compensation in 1999)................       3,290        4,736        5,949
  Research and development (exclusive of
   $662 share-based compensation in
   1999)................................       6,219        7,514       13,172
  Sales and marketing (exclusive of $556
   share-based compensation in 1999)....       4,323        7,418       11,415
  General and administrative (exclusive
   of $11,827 share-based compensation
   in 1999).............................       3,929        3,982        5,971
  Amortization of intangibles...........         --           --         1,210
  Amortization of share-based
   compensation.........................         --            13       13,098
  Non-cash warrant expense..............         --           --        68,569
                                         -----------  -----------  -----------
    Total operating expenses............      17,761       23,663      119,384
                                         -----------  -----------  -----------
  Loss from operations..................     (10,802)     (14,195)     (93,433)
Interest income.........................         --           --           898
Interest expense........................         (26)         (75)         (73)
Other income (expense), net.............         139           68           (2)
Minority interest.......................         --           --         2,153
                                         -----------  -----------  -----------
  Net loss..............................     (10,689)     (14,202)     (90,457)
Preferred stock deemed dividend.........         --           --        31,250
                                         -----------  -----------  -----------
  Net loss attributable to ordinary
   shareholders......................... $   (10,689) $   (14,202) $  (121,707)
                                         ===========  ===========  ===========
Net loss per share attributable to
 ordinary shareholders, basic and
 diluted................................ $     (0.43) $     (0.43) $     (4.19)
                                         ===========  ===========  ===========
Shares used in computing net loss per
 share attributable to ordinary
 shareholders, basic and diluted........  24,973,614   33,212,803   29,065,478
                                         ===========  ===========  ===========
Net loss................................ $   (10,689) $   (14,202) $   (90,457)
Other comprehensive income (loss):
  Foreign currency translation..........          54         (136)          95
                                         -----------  -----------  -----------
    Comprehensive loss.................. $   (10,635) $   (14,338) $   (90,362)
                                         ===========  ===========  ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                                 OPENTV CORP.

           CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT) (amounts in thousands of U.S. dollars, except share and per share amounts)

                                                                   Series C-1            Series C-2
                    Class A Ordinary      Class B Ordinary        Convertible           Convertible
                         Shares                Shares          Preference Shares     Preference Shares    Additional Receivable
                  ---------------------  -------------------  ---------------------  -------------------   Paid-In   from Share-
                    Shares      Amount     Shares    Amount     Shares      Amount     Shares    Amount    Capital     holders
                  -----------  --------  ----------  -------  -----------  --------  ----------  -------  ---------- -----------
Balances,
December 31,
1996............   18,421,734  $  8,615         --   $   --           --   $    --          --   $   --    $    --     $   --
Issuance of
ordinary
shares..........   14,761,924    15,500         --       --           --        --          --       --         --      (9,700)
Foreign currency
translation
adjustment......          --        --          --       --           --        --          --       --         --         --
Net loss........          --        --          --       --           --        --          --       --         --         --
                  -----------  --------  ----------  -------  -----------  --------  ----------  -------   --------    -------
Balances,
December 31,
1997............   33,183,658    24,115         --       --           --        --          --       --         --      (9,700)
Cash receipt
from
shareholder.....          --        --          --       --           --        --          --       --         --       9,700
Deferred
compensation
arising from
options issued..          --        --          --       --           --        --          --       --          49        --
Amortization of
deferred
compensation....          --        --          --       --           --        --          --       --         --         --
Foreign currency
translation
adjustment......          --        --          --       --           --        --          --       --         --         --
Net loss........          --        --          --       --           --        --          --       --         --         --
                  -----------  --------  ----------  -------  -----------  --------  ----------  -------   --------    -------
Balances,
December 31,
1998............   33,183,658    24,115         --       --           --        --          --       --          49        --
Conversion of
notes payable to
Class A Ordinary
Shares..........    2,973,917     7,133         --       --           --        --          --       --         --         --
Conversion of
Class A Ordinary
Shares to Class
B Ordinary
Shares..........  (36,157,575)  (31,248) 36,157,575   31,248          --        --          --       --         --         --
Conversion of
related party
payable to Class
B Ordinary
Shares..........          --        --      862,069    2,500          --        --          --       --         --         --
Issuance of
Class B Ordinary
Shares..........          --        --    1,214,179    3,521          --        --          --       --         --         --
Deferred
compensation
arising from
options issued..          --        --          --       --           --        --          --       --      22,473        --
Capital
contribution
from shareholder
(Note 10).......          --        --          --       --           --        --          --       --       7,640        --
Amortization of
deferred
compensation....          --        --          --       --           --        --          --       --         --         --
Issuance of
convertible
preference
shares..........          --        --          --       --    23,648,646    26,261   4,504,504    5,000        --         --
Conversion of
preference
shares to
Class A Ordinary
Shares..........    5,630,628    31,261         --       --   (23,648,646)  (26,261) (4,504,504)  (5,000)       --         --
Beneficial
conversion
feature on the
sale of
convertible
preference
shares..........          --        --          --       --           --        --          --       --      31,250        --
Issuance of
warrants in
conjunction with
the sale of
convertible
preference
shares..........          --        --          --       --           --        --          --       --      63,851        --
Initial public
offering of
Class A Ordinary
Shares..........    8,625,000   157,019         --       --           --        --          --       --         --         --
Issuance of
performance
warrants to
non-employee....          --        --          --       --           --        --          --       --      37,531        --
Amortization of
performance
Warrants
deferred
compensation....          --        --          --       --           --        --          --       --         --         --
Share options
exercised.......      268,231       282         --       --           --        --          --       --         --         --
Initial
capitalization
of OpenTV Corp.
(see Note 1)....          --        --          --         1          --        --          --       --         --          (1)
Transfer to
minority
interest upon
reorganization
(see Note 1)....          --        --   (7,602,077)  (1,317)         --        --          --       --         --         --
Foreign currency
translation
adjustment......          --        --          --       --           --        --          --       --         --         --
Net loss........          --        --          --       --           --        --          --       --         --         --
                  -----------  --------  ----------  -------  -----------  --------  ----------  -------   --------    -------
Balances,
December 31,
1999............   14,523,859  $188,562  30,631,746  $35,953          --   $    --          --   $   --    $162,794    $    (1)
                  ===========  ========  ==========  =======  ===========  ========  ==========  =======   ========    =======
                               Accumulated
                                  Other
                               Comprehen-
                    Deferred   sive Income Accumulated
                  Compensation   (Loss)      Deficit    Total
                  ------------ ----------- ----------- ---------
Balances,
December 31,
1996............    $    --       $  20     $  (3,958) $  4,677
Issuance of
ordinary
shares..........         --         --            --      5,800
Foreign currency
translation
adjustment......         --          54           --         54
Net loss........         --         --        (10,689)  (10,689)
                  ------------ ----------- ----------- ---------
Balances,
December 31,
1997............         --          74       (14,647)     (158)
Cash receipt
from
shareholder.....         --         --            --      9,700
Deferred
compensation
arising from
options issued..         (49)       --            --        --
Amortization of
deferred
compensation....          13        --            --         13
Foreign currency
translation
adjustment......         --        (136)          --       (136)
Net loss........         --         --        (14,202)  (14,202)
                  ------------ ----------- ----------- ---------
Balances,
December 31,
1998............         (36)       (62)      (28,849)   (4,783)
Conversion of
notes payable to
Class A Ordinary
Shares..........         --         --            --      7,133
Conversion of
Class A Ordinary
Shares to Class
B Ordinary
Shares..........         --         --            --        --
Conversion of
related party
payable to Class
B Ordinary
Shares..........         --         --            --      2,500
Issuance of
Class B Ordinary
Shares..........         --         --            --      3,521
Deferred
compensation
arising from
options issued..     (22,473)       --            --        --
Capital
contribution
from shareholder
(Note 10).......         --         --            --      7,640
Amortization of
deferred
compensation....      13,098        --            --     13,098
Issuance of
convertible
preference
shares..........         --         --            --     31,261
Conversion of
preference
shares to
Class A Ordinary
Shares..........         --         --            --        --
Beneficial
conversion
feature on the
sale of
convertible
preference
shares..........         --         --        (31,250)      --
Issuance of
warrants in
conjunction with
the sale of
convertible
preference
shares..........         --         --            --     63,851
Initial public
offering of
Class A Ordinary
Shares..........         --         --            --    157,019
Issuance of
performance
warrants to
non-employee....     (37,531)       --            --        --
Amortization of
performance
Warrants
deferred
compensation....       4,718        --            --      4,718
Share options
exercised.......         --         --            --        282
Initial
capitalization
of OpenTV Corp.
(see Note 1)....         --         --            --        --
Transfer to
minority
interest upon
reorganization
(see Note 1)....         --         --            --     (1,317)
Foreign currency
translation
adjustment......         --          95           --         95
Net loss........         --         --        (90,457)  (90,457)
                  ------------ ----------- ----------- ---------
Balances,
December 31,
1999............    $(42,224)     $  33     $(150,556) $194,561
                  ============ =========== =========== =========

  The accompanying notes are an integral part of these consolidated financial statements.

                                  OPENTV CORP.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
   (amounts in thousands of U.S. dollars, except share and per share amounts)

                                                    Year Ended December 31,
                                                   ----------------------------
                                                     1997      1998      1999
                                                   --------  --------  --------
Cash flows from operating activities:
  Net loss.......................................  $(10,689) $(14,202) $(90,457)
  Adjustments to reconcile net loss to net cash
   used in operating activities:
    Depreciation and amortization................       415       830       932
    Amortization of intangible assets............       --        --      1,210
    Amortization of deferred compensation........       --         13    13,098
    Provision of doubtful accounts...............       330        85       119
    Loss on write-off of equipment...............       --         96        61
    Interest on note payable converted to
     ordinary shares.............................       --        --        133
    Non-cash warrant expense.....................       --        --     68,569
    Minority interest............................       --        --     (2,153)
    Changes in operating assets and liabilities:
      Accounts receivable........................    (1,812)      (41)   (4,134)
      Prepaid expenses and other current assets..      (114)     (494)     (995)
      Accounts payable...........................       607     1,035    (1,180)
      Accrued liabilities........................     1,084       373     5,747
      Related parties payable....................       133      (732)      269
      Deferred revenue...........................       607     1,992       346
                                                   --------  --------  --------
      Net cash used in operating activities......    (9,439)  (11,045)   (8,435)
                                                   --------  --------  --------
Cash flows used in investing activities:
  Purchase of property and equipment.............    (1,445)   (2,227)   (2,576)
  Increase in other assets.......................       (34)     (378)     (208)
  Purchase of intangible assets..................       --        --       (248)
                                                   --------  --------  --------
      Net cash used in investing activities......    (1,479)   (2,605)   (3,032)
                                                   --------  --------  --------
Cash flows from financing activities:
  Proceeds from issuance of ordinary shares......     5,800       --    160,540
  Proceeds from issuance of preference shares....       --        --     31,261
  Proceeds from issuance of redeemable common
   shares........................................       --        117       --
  Proceeds from issuance of ordinary shares......       --        --        282
  Proceeds from notes payable to shareholders....       --      7,000     2,500
  Payment on receivable from shareholder.........       --      9,700       --
                                                   --------  --------  --------
      Net cash provided by financing activities..     5,800    16,817   194,583
                                                   --------  --------  --------
Effect of exchange rate changes on cash..........        54      (136)       95
                                                   --------  --------  --------
Net increase (decrease) in cash and cash
 equivalents.....................................    (5,064)    3,031   183,211
Cash and cash equivalents, beginning of period...     5,357       293     3,324
                                                   --------  --------  --------
Cash and cash equivalents, end of period.........  $    293  $  3,324  $186,535
                                                   ========  ========  ========
Supplemental disclosure of cash flow information:
  Cash paid for interest.........................  $     26  $     60  $    --
                                                   ========  ========  ========
Noncash investing and financing activities:
  Deferred compensation arising from issuances of
   options.......................................            $     49  $ 22,473
                                                             ========  ========
  Conversion of notes payable, including accrued
   interest to ordinary shares...................                      $  7,133
                                                                       ========
  Intangible assets contributed by shareholder...                      $  7,640
                                                                       ========
  Conversion of related party payable to ordinary
   shares........................................                      $  2,500
                                                                       ========
  Preferred stock deemed dividend................                      $ 31,250
                                                                       ========
  Issuance of performance warrants...............                      $ 37,531
                                                                       ========
  Conversion of preference shares to Class A
   Ordinary Shares...............................                      $ 31,261
                                                                       ========

  The accompanying notes are an integral part of these consolidated financial statements.

                                 OPENTV CORP.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  (amounts in thousands of U.S. dollars, except share and per share amounts)

Note 1. Formation and Business of OpenTV:

   OpenTV Corp. ("OpenTV"), a British Virgin Islands international business company, was formed on September 30, 1999 as a holding company to own shares of OpenTV, Inc, its only asset. Pursuant to a reorganization that occurred in October 1999, MIH Limited, the majority shareholder of OpenTV, Inc. exchanged its shares of common stock in OpenTV, Inc. for ordinary shares in OpenTV. The reorganization was accounted for on the historical cost basis since there was no change in ownership. As of December 31, 1999, OpenTV owns approximately 83% of the common stock of OpenTV, Inc.

   OpenTV designs, develops, markets and supports software and related components to enable digital interactive television worldwide.

Note 2. Summary of Significant Accounting Policies:

 Principles of consolidation and basis of presentation

   The financial statements include the accounts of OpenTV and its majority owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

 Management estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash and cash equivalents

   OpenTV considers all highly liquid investments with original or remaining maturities of three months or less at the date of purchase to be cash equivalents.

 Fair value of financial instruments

   The reported amounts of certain of OpenTV's financial instruments, including cash and cash equivalents, receivables, accounts payable, accrued liabilities and notes payable, approximate fair value due to their short maturities.

 Concentration of credit risk

   Cash and cash equivalents are primarily invested in a diverse portfolio of money market securities and a money market fund in accordance with OpenTV's investment policy. With respect to accounts receivable, OpenTV's customer base is dispersed across many geographic areas and OpenTV generally does not require collateral. OpenTV monitors customers' payment history and establishes allowances for bad debt as warranted.

 Property and equipment

   Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of three to seven years. Leasehold improvements are amortized on a straight line basis over the life of the lease, or the estimated useful life of the asset, whichever is shorter.

                                 OPENTV CORP.

  (amounts in thousands of U.S. dollars, except share and per share amounts)


   Major additions and improvements are capitalized, while replacements, maintenance, and repairs that do not improve or extend the life of the assets are charged to expense. In the period assets are retired or otherwise disposed of, the costs and related accumulated depreciation and amortization are removed from the accounts, and any gain or loss on disposal is included in results of operations.

 Intangible assets

   Intangible assets are stated at cost less accumulated amortization. Amortization is computed on a straight-line basis over the estimated benefit period of five years.

 Long-lived assets

   OpenTV accounts for long-lived assets under Statement of Financial Accounting Standards No. 121 ("SFAS 121"), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," which requires OpenTV to review for impairment of long-lived assets, whenever events or changes in circumstances indicate that the carrying amount of an asset might not be recoverable. When such an event occurs, OpenTV estimates the future cash flows expected to result from the use of the asset and its eventual disposition. If the undiscounted expected future cash flows is less than the carrying amount of the asset, an impairment loss is recognized. To date, no impairment loss has been recognized.

 Revenue recognition

   OpenTV adopted the provisions of Statement of Position 97-2 ("SOP 97-2"), Software Revenue Recognition, as amended by Statement of Position 98-4, Deferral of the Effective Date of Certain Provisions of SOP 97-2, effective January 1, 1998. SOP 97-2 delineates the accounting for software products, products including software that is not incidental to the product, and maintenance revenues. Under SOP 97-2, OpenTV recognizes product license revenue upon shipment if a signed contract exists, the fee is fixed and determinable, collection of the resulting receivables is probable and product returns are reasonably estimable. OpenTV recognizes royalties upon notification from licensees of revenues earned.

   For contracts with multiple obligations (e.g., maintenance and other services), revenue from product licenses are recognized when delivery has occurred, collection of the receivable is probable, the fee is fixed or determinable and vendor-specific objective evidence exists to allocate the total fee to all delivered and undelivered elements of the arrangement. OpenTV recognizes revenue allocated to maintenance and support fees, for ongoing customer support and product updates ratably over the period of the relevant contract. Payments for maintenance and support fees are generally made in advance and are non-refundable. For revenue allocated to consulting services and for consulting services sold separately, OpenTV recognizes revenue as the related services are performed. Maintenance and consulting services revenues are included in services and other revenue.

   For product licenses sold with integration services, OpenTV recognizes revenue based on the completed contract method. Revenue from software development contracts of less than six months duration is recognized based on the completed contract method and for longer term contracts generally on the percentage of completion method. Under the percentage of completion method the extent of progress towards completion is measured based on actual costs incurred to total estimated costs. Provisions for estimated losses on uncompleted contracts are made in the period in which estimated losses are determined. Revenue from integration services and software development contracts are included in services and other revenue.

   Revenue from sale of hardware components and manuals are recognized upon shipment and included in services and other revenue.

                                 OPENTV CORP.

  (amounts in thousands of U.S. dollars, except share and per share amounts)


   Prior to the adoption of SOP 97-2, effective January 1, 1998, OpenTV recognized revenue from the sale of product licenses upon shipment if remaining obligations were insignificant and collection of the resulting receivables was probable. Revenue from software maintenance contracts, including amounts unbundled from product sales, were deferred and recognized ratably over the period of the contract. Consulting services revenue was recognized as the related services were performed.

 Research and development

   Research and development costs are charged to operations as incurred. Software development costs are capitalized beginning when a product's technological feasibility has been established and ending when a product is available for general release to customers. Amounts that could have been capitalized under Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," have been insignificant and therefore no costs have been capitalized to date.

 Advertising

   Cost related to advertising and promotion of products is charged to sales and marketing expense as incurred. Advertising expense for the years ended December 31, 1997, 1998 and 1999 was $172, $757 and $820, respectively.

 Income taxes

   OpenTV was not subject to income taxes during 1996, 1997 and for the period from January 1, 1998 to March 3, 1998, since it operated as a limited liability company and any taxes due were payable by its members.

   OpenTV accounts for income taxes using an asset and liability approach which requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in OpenTV's financial statements or tax returns. The measurement of current and deferred tax liabilities and assets are based on provisions of the enacted tax law. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

 Share-based compensation

   OpenTV accounts for share-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation". Under APB No. 25, compensation expense is based on the difference, if any, on the date of the grant, between the fair value of OpenTV's shares and the exercise price of the option. OpenTV accounts for equity instruments issued to nonemployees in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force ("EITF") 96-18.

 Comprehensive income

   OpenTV adopted the provisions of SFAS No. 130, "Reporting Comprehensive Income," ("SFAS No. 130"). This statement requires companies to classify items of comprehensive income by their nature in the financial statements and display the accumulated balance of comprehensive income separately from retained earnings and additional paid-in capital in the equity section of the balance sheet. Accordingly, OpenTV has reported foreign currency translation adjustments in comprehensive income.

                                 OPENTV CORP.

  (amounts in thousands of U.S. dollars, except share and per share amounts)


 Foreign currency translation

   The functional currency of the foreign subsidiary is the local currency. Assets and liabilities are translated into U.S. dollars at the balance sheet date exchange rate. Revenues and expenses are translated at the average exchange rate prevailing during the period. The related gains and losses from translation are recorded as a translation adjustment in a separate component of stockholders' equity. Foreign currency transaction gains and losses are included in results of operations.

 Net loss per share

   Basic and diluted net loss per share are computed using the weighted average number of ordinary shares outstanding net of ordinary shares subject to repurchase. Options totaling 3,012,700, 3,507,495 and 5,471,618 were not included in the computation of diluted net loss per share for the years ended December 31, 1997, 1998 and 1999, respectively, because the effect would be antidilutive. In addition, a total of 5,429,728 warrants to purchase Class A Ordinary Shares were not included in the computation of diluted net loss per share for the year ended December 31, 1999, because the effect would be antidilutive.

 Share Split

   OpenTV completed a one-for-five reverse share split on November 15, 1999. All share information has been adjusted to reflect this share split.

 Certain risks and uncertainties

   OpenTV's products and services are concentrated in the digital interactive television software industry which is characterized by rapid technological advances, changes in customer requirements and evolving regulatory requirements and industry standards. Any failure by OpenTV to anticipate or to respond adequately to technological developments in its industry, changes in customer requirements or changes in regulatory requirements or industry standards, or any significant delays in the development or introduction of products or services, could have a material adverse effect on OpenTV's business and operating results. Achieving and sustaining profitability will require widespread adoption of the OpenTV system by multiple industry participants and the television viewing public.

 Recent accounting pronouncements

   In March 1998, the Accounting Standards Executive Committee ("AcSEC") issued Statement of Position ("SOP") 98-1, "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use ("SOP 98-1"). SOP 98-1 is effective for financial statements for years beginning after December 15, 1998. SOP 98-1 provides guidance over accounting for computer software developed or obtained for internal use including the requirement to capitalize specified costs and amortization of such costs. OpenTV adopted this standard on January 1, 1999 and its adoption did not have a material impact on its results of operations, financial position or cash flows.

   In April 1998, AcSEC issued SOP 98-5, "Reporting on the Costs of Start-up Activities." SOP 98-5, which is effective for fiscal years beginning after December 15, 1998, provides guidance on the financial reporting of start-up costs and organization costs. It requires costs of start-up activities and organization costs to be expensed as incurred. As OpenTV has historically expensed these costs, the adoption of SOP 98-5 on January 1, 1999 did not have any impact on its results of operations, financial position or cash flows.

   In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"), which establishes accounting and reporting standards for derivative instruments,

                                 OPENTV CORP.

  (amounts in thousands of U.S. dollars, except share and per share amounts)

including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. SFAS No. 133, as amended, is effective for fiscal quarters beginning after June 15, 2000. OpenTV does not expect the adoption of SFAS No. 133 to have a material effect on its financial results.

   In December 1998, AcSEC released SOP 98-9, "Modification of SOP 97-2, Software Revenue Recognition,' with Respect to Certain Transactions." SOP 98-9 amends SOP 97-2 to require that an entity recognize revenue for multiple element arrangements by means of the "residual method" when (1) there is vendor-specific objective evidence ("VSOE") of the fair values of all the undelivered elements that are not accounted for by means of long-term contract accounting, (2) VSOE of fair value does not exist for one or more of the delivered elements, and (3) all revenue recognition criteria of SOP 97-2 (other than the requirement for VSOE of the fair value of each delivered element) are satisfied. The provisions of SOP 98-9 that extend the deferral of certain paragraphs of SOP 97-2 became effective December 15, 1998. These paragraphs of SOP 97-2 and SOP 98-9 will be effective for transactions that are entered into in fiscal years beginning after March 15, 1999. Retroactive application is prohibited. OpenTV does not expect the adoption of SOP 98-9 to have a material effect on current revenue recognition policies.

   In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101 or SAB 101, "Revenue Recognition in Financial Statements," which provides guidance on the recognition, presentation, and disclosure of revenue in financial statements filed with the SEC. SAB 101 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosures related to revenue recognition policies. Management believes that the impact of SAB 101 will not have a material effect on the financial position or results of operations of OpenTV.

                                 OPENTV CORP.

  (amounts in thousands of U.S. dollars, except share and per share amounts)


Note 3. Balance Sheet Components:

                                                           December 31,
                                                      ------------------------
                                                       1997    1998     1999
                                                      ------  -------  -------
   Accounts receivable:
    Trade accounts receivable........................ $2,323  $ 2,044  $ 6,120
    Amounts billed under long term contracts.........    300      474      533
                                                      ------  -------  -------
                                                       2,623    2,518    6,653
    Less allowance for doubtful accounts.............   (361)    (300)    (419)
                                                      ------  -------  -------
                                                      $2,262  $ 2,218  $ 6,234
                                                      ======  =======  =======
   Prepaid expenses and other current assets:
    Prepaid expenses and other current assets........ $  209  $   657  $ 1,383
    Withholding tax receivable.......................    --        46      315
                                                      ------  -------  -------
                                                      $  209  $   703  $ 1,698
                                                      ======  =======  =======
   Property and equipment:
    Computer equipment and software.................. $2,179  $ 3,610  $ 5,866
    Furniture and fixtures...........................    130      198      356
    Leasehold improvements...........................    292      631      793
                                                      ------  -------  -------
                                                       2,601    4,439    7,015
    Less accumulated depreciation and amortization...   (521)  (1,058)  (1,990)
                                                      ------  -------  -------
                                                      $2,080  $ 3,381  $ 5,025
                                                      ======  =======  =======
   Intangible assets:
    Patents and copyrights........................... $  --   $   --   $ 7,888
    Less accumulated amortization....................    --       --    (1,210)
                                                      ------  -------  -------
                                                      $  --   $   --   $ 6,678
                                                      ======  =======  =======
   Accrued liabilities:
    Accrued payroll and related liabilities.......... $1,203  $ 1,107  $ 3,806
    Accrued legal liabilities........................    --       --     1,940
    Other accrued liabilities........................    628    1,064    1,515
                                                      ------  -------  -------
                                                      $1,831  $ 2,171  $ 7,261
                                                      ======  =======  =======

Note 4. Commitments and Contingencies:

   OpenTV has agreed to issue shares of OpenTV Corp. in exchange for shares of OpenTV, Inc. held by minority shareholders on a one for one basis pursuant to an exchange agreement and a plan of exchange. The exchange of shares will represent the acquisition of a minority interest and will be accounted for under the purchase method of accounting.

   OpenTV subleases its facilities from third parties under operating lease agreements in the US, France, Korea, China and the United Kingdom. These leases expire between January 2000 and November 2008, respectively. Total rent expense for the years ended December 31, 1997, 1998 and 1999 was $687, $1,819 and $1,743, respectively.

                                 OPENTV CORP.

  (amounts in thousands of U.S. dollars, except share and per share amounts)


   Future minimum payments under noncancelable operating leases as of December 31, 1999 are as follows:

           2000..................................... $ 3,153
           2001.....................................   1,695
           2002.....................................   1,379
           2003.....................................   1,155
           2004.....................................     801
           Thereafter...............................   2,816
                                                     -------
                                                     $10,999
                                                     =======

   In May 1998, OpenTV subleased part of its facilities to a third party under an operating lease agreement which expires in November 1999. In March 1999, OpenTV extended the sublease to May 31, 2000. Future sublease income under this agreement amounts to $281 in 2000.

   As of December 31, 1999, OpenTV has a standby letter of credit with a bank of approximately $1,000.

   On October 12, 1999, one of OpenTV's former employees filed a complaint against OpenTV in California state court alleging wrongful termination and other related claims, and seeking monetary damages. OpenTV believes that the litigation is without merit and intends to defend itself vigorously. The matter is in the early stages of discovery and accordingly the amount of possible loss or range of loss, if any, can not be made.

Note 5. Strategic Investments:

   In October 1999, OpenTV completed a private placement of 23,648,646 Series C-1 Convertible Preference Shares (convertible into 4,729,728 Class A Ordinary Shares) at $1.11 per share (or $5.55 per Class A Ordinary Share), 4,504,504 Series C-2 Convertible Preference Shares (convertible into 900,900 Class A Ordinary Shares) at $1.11 per share (or $5.55 per Class A Ordinary Share), and warrants to purchase 4,729,728 Class A Ordinary Shares (expiring in October
2001) at $5.55 per share to America Online, Inc., General Instrument Corporation, Liberty Digital, Inc., News Corporation, Time Warner, Inc. and Sun Microsystems, Inc. for net proceeds of $31,261. The Series C-1 Convertible Preference Shares and Series C-2 Convertible Preference shares converted into 5,630,628 Class A Ordinary Shares at the time of OpenTV's public offering. The convertible preference shares have an embedded beneficial conversion feature which under EITF 98-5 resulted in a preferred stock dividend of $31,250 in the quarter ended December 31, 1999. The fair value attributable to the warrants to purchase OpenTV's Class A Ordinary Shares of $63,851 was recorded in operating expenses as a non-cash warrant expense in the quarter ended December 31, 1999. The warrants were valued using the Black Scholes option pricing model. In connection with the investments, OpenTV entered into strategic agreements with America Online Inc., General Instrument Corporation, News Corporation and Time Warner, Inc.

Note 6. Performance Warrant:

   In November 1999, OpenTV issued warrants to purchase 700,000 Class A Ordinary Shares (expiring in May 2001) at $5.55 per share to General Instrument Corporation (GIC). The warrants are exercisable based on GIC meeting certain performance milestones. The fair value attributable to the performance warrants to purchase OpenTV's Class A Ordinary Shares of $37,531 was recorded in the quarter ended December 31, 1999. The fair value of the warrants is calculated at each reporting date using the Black Scholes option pricing model. As a result, the warrant expense will fluctuate as the fair market value of OpenTV's ordinary shares fluctuate. A total of $4,718 was amortized as non-cash warrant expense. The remaining amount will be amortized to expense as the related research and development and sales and marketing work is performed.

                                 OPENTV CORP.

  (amounts in thousands of U.S. dollars, except share and per share amounts)


Note 7. Employee Option Plans and Share Purchase Plan:

 Option Plans

   In July 1996, OpenTV, Inc. adopted the Employee Incentive Plan (the "1996 Plan") under which 3,600,000 shares of OpenTV, Inc. common stock were reserved for issuance.

   In January 1998, OpenTV, Inc. adopted the 1998 Stock Option/Stock Issuance Plan (the "1998 Plan"). All options outstanding from the 1996 Plan were cancelled and regranted under the 1998 Plan. Under the 1998 Plan, 5,800,000 shares of Class A Common Stock of OpenTV, Inc. were reserved for issuance to directors, officers, employees and consultants of OpenTV, Inc. Options can be granted at a price not less than 85% of the fair value of a share as determined by OpenTV, Inc's board of directors on the date of grant. If the optionee is a 10% stockholder, then the exercise price shall not be less than 110% of the fair market value of OpenTV, Inc. on the date of grant. Options granted to employees generally vest 25% after 12 months of continuous service with OpenTV, Inc. and 1/48th over each of the next 36 months. The term of the options is 10 years from the date of grant. Unexercised options generally expire three months after termination of employment with OpenTV. The optionee has the right to exercise the option immediately, however, the shares are subject to repurchase by OpenTV, Inc. at the exercise price. The repurchase right generally lapses 25% after 12 months of continuous service with OpenTV, Inc. and 1/48th over the next 36 months. A total of 360,366 shares of Class A Common Stock of OpenTV, Inc. were subject to repurchase at December 31, 1999. There were no shares of common stock subject to repurchase at December 31, 1998.

   In February 1999, OpenTV, Inc. adopted the Amended and Restated 1998 Option/Stock Issuance Plan (the "Amended 1998 Plan"). Under the Amended 1998 Plan, options can be granted at not less than 100% of the fair value of a share as determined by OpenTV, Inc's board of directors on the date of grant and the optionee's right to exercise the option immediately was deleted. All other terms and conditions under the Amended Plan are the same as for the 1998 Plan.

   In October 1999, OpenTV adopted the 1999 Share Option/Share Issuance Plan (the "1999 Plan") under which 7,200,000 shares were reserved for issuance. Effective as of October 23, 1999, options (the "Assumed Options") to purchase 5,141,104 shares of Class A Common Stock of OpenTV, Inc. under its 1998 Plan were assigned to and assumed by OpenTV and the Assumed Options now represent the right to purchase an identical number of Class A Ordinary Shares of OpenTV. Class A Ordinary Shares purchased pursuant to the exercise of Assumed Options will reduce and will not be in addition to the total number of shares (7,200,000) available for issuance under the 1999 Plan.

                                 OPENTV CORP.

  (amounts in thousands of U.S. dollars, except share and per share amounts)


   Activity under the Plans is as follows:

                                                    Outstanding Options
                           Shares    ----------------------------------------------------
                         Available   Number of     Exercise   Aggregate  Weighted Average
                         for Grant     Shares       Price       Price     Exercise Price
                         ----------  ----------  ------------ ---------  ----------------
Balances, December 31,
 1996...................  2,446,200   1,153,800               $  4,125        $3.58
Options granted......... (1,858,900)  1,858,900     $3.58        6,645        $3.58
                         ----------  ----------               --------
Balances, December 31,
 1997...................    587,300   3,012,700                 10,770        $3.58
Options cancelled under
 1996 Plan..............   (587,300) (3,012,700)    $3.58      (10,770)       $3.58
Options reserved at
 inception of 1998
 Plan...................  5,800,000         --                     --
Options granted......... (4,483,348)  4,483,348     $1.05        4,708        $1.05
Options exercised.......        --     (111,580)    $1.05         (117)       $1.05
Options cancelled.......    864,273    (864,273)    $1.05         (908)       $1.05
                         ----------  ----------               --------
Balances, December 31,
 1998...................  2,180,925   3,507,495                  3,683        $1.05
Additional options
 reserved under 1998
 Plan...................    960,000         --                     --
Options cancelled under
 1998 Plan..............    (28,479) (5,141,114)  $1.05-$6.00  (12,863)       $2.14
Options reserved at
 inception of 1999
 Plan...................  7,200,000         --                     --
Options assumed under
 1999 Plan.............. (5,141,114)  5,141,114   $1.05-$6.00   12,863        $2.14
Options granted......... (3,960,200)  3,960,200  $1.05-$88.00   22,141        $5.59
Options exercised.......        --   (1,622,655)    $1.05       (1,704)       $1.05
Options cancelled.......    373,422    (373,422) $1.05-$19.00     (805)       $2.16
                         ----------  ----------               --------
Balances, December 31,
 1999...................  1,584,554   5,471,618                $23,315
                         ==========  ==========               ========

   The following table summarizes information with respect to options outstanding at December 31, 1999:

                                                                         Options Currently
                                   Options Outstanding                      Exercisable
                      --------------------------------------------- ----------------------------
                                  Weighted Average
                        Number       Remaining     Weighted Average   Number    Weighted Average
     Exercise Price   Outstanding Contractual Life  Exercise Price  Exercisable  Exercise Price
     --------------   ----------- ---------------- ---------------- ----------- ----------------
         $ 1.05        2,960,418        8.56            $ 1.05       2,933,418       $ 1.05
         $ 2.10          713,200        9.39            $ 1.05          73,125       $ 2.10
         $ 2.90          219,000        9.51            $ 2.90             --        $ 2.90
         $ 6.00        1,082,000        9.67            $ 6.00         216,666       $ 6.00
         $19.00          466,000        9.88            $19.00             --        $19.00
         $88.00           31,000        9.92            $88.00             --        $88.00
                       ---------                                     ---------
                       5,471,618                                     3,223,209
                       =========                                     =========

   At December 31, 1997, 1998, and 1999 vested options to purchase 427,133, 3,507,495 and 1,190,693 ordinary shares respectively, were unexercised.

                                 OPENTV CORP.

  (amounts in thousands of U.S. dollars, except share and per share amounts)


 Fair value disclosures

   Had compensation cost for OpenTV's share-based compensation plan been determined based on the fair value at the grant dates for the awards under a method prescribed by SFAS No. 123, OpenTV's net loss would have been increased to the pro forma amounts indicated below:

                                                   Year Ended December 31,
                                                  ----------------------------
                                                    1997      1998      1999
                                                  --------  --------  --------
     Net loss:
       As reported............................... $(10,689) $(14,202) $(90,457)
       Pro forma................................. $(11,386) $(14,474) $(93,449)
     Net loss per share, basic and diluted:
       As reported............................... $  (0.43) $  (0.43) $  (4.19)
       Pro forma................................. $  (0.46) $  (0.44) $  (4.29)

   OpenTV calculated the fair value of each option grant on the date of grant using the Black-Scholes pricing method with the following assumptions for 1997, 1998 and 1999: dividend yield at 0% for all periods; volatility at 0% for 1997 and 1998, and 184% for 1999; weighted average expected option term of six years for 1997 and 1998, and five years for 1999; risk free interest rate of 5.77% to 6.76%, 4.95% to 5.70%, and 4.75 % to 6.00%, respectively. The weighted average fair value of options granted during 1997, 1998 and 1999 was $0.50, $0.15 and $8.78, respectively.

   These pro forma amounts may not be representative of the effects on reported net loss for future years as options vest over several years and additional awards are generally made each year.

 Share-based compensation

   OpenTV recorded non-cash deferred share compensation of $49 and $22,500 for the years ended December 31, 1998 and 1999, respectively, representing the difference between the exercise price and deemed fair market value for options to purchase shares granted to employees and the fair value attributable to options granted to non-employees. These amounts are being amortized in accordance with FASB Interpretation No. 28 over the vesting period of the option life, which is generally four years. Share-based compensation of $53, $662, $556, and $11,827 was amortized to cost of services and other revenues, research and development, sales and marketing, and general and administrative expenses, respectively, for the year ended December 31, 1999. A total of $13 was amortized to general and administrative expenses for the year ended December 31, 1998. As of December 31, 1999 OpenTV had unamortized deferred share compensation of $9,400 which amounts are expected to be fully amortized over the next 15 quarters.

 Share Purchase Plan

   In November 1999, the shareholders of OpenTV approved the OpenTV Inc. 1999 Employee Share Purchase Plan. OpenTV has reserved 620,000 Class A Ordinary Shares for issuance pursuant to the purchase rights granted under the purchase plan, subject to annual increases. The first offering under the purchase plan began on November 23, 1999 and will terminate on June 30, 2000.

Note 8. Employee Benefit Plan:

   OpenTV's employees participate in the OpenTV 401(k) Plan (the "Plan"), which was adopted on March 3, 1998. Prior to March 1998, employees participated in the Thomson Consumer Electronics 401(k) Plan

                                 OPENTV CORP.

  (amounts in thousands of U.S. dollars, except share and per share amounts)

("Thomson Plan"). In connection with the establishment of the Plan, OpenTV and Thomson agreed to directly transfer all of the assets and liabilities under the previous Thomson Plan to the Plan. The Plan qualifies under Section 401(k) of the Internal Revenue Code of 1986 and provides retirement benefits through tax deferred salary deductions for all eligible employees meeting certain age and service requirements. OpenTV may make discretionary matching contributions on behalf of employees. All employee contributions are 100% vested. OpenTV made contributions to the Plans in the amounts of $70, $115 and $125 for the years ended December 31, 1997, 1998 and 1999, respectively.

Note 9. Income Taxes:

   OpenTV did not provide any current or deferred income tax provision or benefit for any of the periods presented since it has incurred operating losses since inception.

   The components of the net deferred tax asset as of December 31, 1998 and 1999 are as follows:

                                                                December 31,
                                                              -----------------
                                                               1998      1999
                                                              -------  --------
     Current assets:
       Deferred revenue...................................... $   430  $    720
       Accrued revenue.......................................     357       330
       Valuation allowance...................................    (787)   (1,050)
                                                              -------  --------
                                                              $   --   $    --
                                                              =======  ========
     Non-current assets:
       Equity compensation................................... $   --   $  2,794
       Depreciation and amortization.........................     --        242
       Net operating loss carryforwards......................   4,053     8,446
       Credit carryforwards..................................     135       720
       Valuation allowance...................................  (4,188)  (12,202)
                                                              -------  --------
                                                              $   --   $    --
                                                              =======  ========

   OpenTV has provided a full valuation allowance on deferred tax assets because of the limited operating history of OpenTV and uncertainty regarding realizability of the deferred tax assets.

   At December 31, 1999 OpenTV had approximately $22,500 and $9,600, respectively, of federal and state net operating losses to reduce future taxable income. These carryforwards expire between 2018 and 2019 for federal tax purposes and 2003 and 2004 for state income tax purposes, if not utilized.

   For federal and state income tax purposes, a portion of OpenTV's net operating loss carryforwards may be subject to certain limitations on utilization in the event of certain changes in ownership as defined by federal and state tax law.

                                 OPENTV CORP.

  (amounts in thousands of U.S. dollars, except share and per share amounts)


Note 10. Related Party Transactions:

   Related party transactions are as follows:

                                                                  Year Ended
                                                                 December 31,
                                                                --------------
 Related Party                   Nature of Transaction          1997 1998 1999
 -------------                   ---------------------          ---- ---- ----
 Sun Microsystems........ Consulting expense                    $398 $15  $--
                          Facilities rent expense                123 --    --
                          Software technology license and
                           equipment purchases                   --  477   723
                          Interest expense on notes payable      --    7     8

 Thomson Consumer
 Electronics, Inc........ General and administrative expense
                           reimbursement                         398 --    --
                          Royalties, license fees and service
                          revenue                                334 205   465
                          Interest expense on notes payable      --   26    33

 MIH Limited............. Consulting expense                     --  278   --
                          Interest expense on notes payable      --   26    33

   Related parties balances are as follows:

                                                                December 31,
                                                             ------------------
                                                              1997   1998  1999
                                                             ------ ------ ----
     Related parties receivable
     MIH Limited............................................ $  --  $  --  $396
     Related parties payable
     Thomson Consumer Electronics, Inc...................... $  852 $   26 $--
     Sun Microsystems.......................................    184      7  --
     MIH Limited............................................    --     304  606
                                                             ------ ------ ----
                                                             $1,036 $  337 $606
                                                             ====== ====== ====
     Convertible notes payable to shareholders
     MIH Limited............................................ $  --  $3,114 $--
     Thomson Consumer Electronics, Inc......................    --   3,114  --
     Sun Microsystems.......................................    --     772  --
                                                             ------ ------ ----
                                                             $  --  $7,000 $--
                                                             ====== ====== ====

   The convertible notes bore interest at 5% per annum. In March 1999, the notes and accrued interest were converted into 2,973,917 Class A Ordinary Shares at $2.40 per share.

   In March 1998, OpenTV entered into a technology license and distribution agreement with a related party. Under the agreement OpenTV is committed to pay fees of at least $4,000 through December 31, 2004.

   On March 18, 1999, MIH Limited ("MIH") agreed to pay Thomson Consumer Electronics, Inc. ("Thomson") $7,640 for certain intellectual property which Thomson contributed to OpenTV and $38,566 for Thomson's 16,084,852 shares of OpenTV's common stock. MIH issued a promissory note to Thomson for the total amount. Thomson exchanged the promissory note for shares in MIH, a publicly traded company, in April

                                  OPENTV CORP.

   (amounts in thousands of U.S. dollars, except share and per share amounts)

1999. Sun exercised its right to acquire from MIH its pro rata share of common stock of OpenTV which was acquired by MIH from Thomson. As a result of these transactions, a new Stockholders' Agreement was adopted on March 18, 1999 among OpenTV, MIH and Sun.

Note 11. Segment Information:

   OpenTV currently has only one segment because there is only one measurement of profitability for its operations.

                                                        Year Ended December 31,
                                                        -----------------------
                                                         1997    1998    1999
                                                        ------- ------- -------
     Revenue by country:
       France.......................................... $ 2,907 $ 2,915 $ 2,853
       Italy...........................................     213     483   1,473
       South Africa....................................     188     660   1,321
       Spain...........................................      43      66   1,994
       Taiwan..........................................     221     606   1,920
       United Kingdom..................................   1,361   2,333  10,476
       United States...................................     246   1,039   1,714
       Other foreign countries.........................   1,780   1,366   4,200
                                                        ------- ------- -------
                                                        $ 6,959 $ 9,468 $25,951
                                                        ======= ======= =======

   Revenues are attributed to countries based on the location of customers.

                                                               December 31,
                                                           --------------------
                                                            1997   1998   1999
                                                           ------ ------ ------
     Property and equipment, net:
     United States........................................ $2,030 $3,131 $4,548
     Other foreign countries..............................     50    250    477
                                                           ------ ------ ------
                                                           $2,080 $3,381 $5,025
                                                           ====== ====== ======

   Major customers by period are as follows:

                                           Year Ended December 31,
                                    ----------------------------------------------------------------
             Customer               1997                          1998                          1999
             --------               ----                          ----                          ----
                A                    35%                           16%                          --
                B                   --                             14%                          --
                C                   --                            --                             12%

   As of December 31, 1997, 1998 and 1999, three customers accounted for 63% of accounts receivable, one customer accounted for 16% of accounts receivable and two customers accounted for 20% of accounts receivable, respectively.

Note 12. Subsequent Events:

 Echostar Joint Venture

   On February 22, 2000, OpenTV entered into an agreement with EchoStar Communications Corporation ("ECC"), EchoStar Satellite Corporation and EchoStar Technologies Corporation (collectively "EchoStar") to develop a low-cost, hard-drive set-top box for the mass TV-viewing market in the United States. EchoStar

                                 OPENTV CORP.

  (amounts in thousands of U.S. dollars, except share and per share amounts)

contributed to a newly formed subsidiary of ECC ("OpenStar") a non-exclusive, perpetual, royalty-free worldwide license to all of EchoStar's existing intellectual property which enables hard drive functionality in a satellite receiver. Immediately following the formation of OpenStar, OpenTV purchased 50% of the OpenStar shares from ECC, in exchange for 2,252,252 shares of OpenTV Class A Ordinary Shares and contribution of a non-exclusive perpetual royalty free worldwide license to certain OpenTV intellectual property to OpenStar. The shares have been placed in an escrow account until certain milestones relating to the deployment of OpenTV-enabled set-top boxes have been met by EchoStar. These shares will revert back to OpenTV if these milestones have not been met by Echostar within three years of the date of the agreement.

 Spyglass Acquisition

   On March 26, 2000, OpenTV and Spyglass, Inc. ("Spyglass") signed a definitive merger agreement. Under the merger agreement, OpenTV will acquire all of Spyglass' outstanding stock in a stock-for-stock transaction. Spyglass stockholders will receive 0.7236 of an OpenTV Class A Ordinary Share in exchange for each share of Spyglass common stock. The merger agreement, which has been unanimously approved by the Boards of Directors of both companies, is subject to certain customary closing conditions, including regulatory approvals and the approval by the stockholders of both companies.

 Recent Accounting Pronouncements

   In March 2000, the Financial Accounting Standards Board issued Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation--an interpretation of APB Opinion No. 25" ("FIN 44"). This Interpretation clarifies the definition of employee for purposes of applying Accounting Practice Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25'), the criteria for determining whether a plan qualifies as a noncompensatory plan, the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and the accounting for an exchange of stock compensation awards in a business combination. This Interpretation is effective July 1, 2000, but certain conclusions in this Interpretation cover specific events that occur after either December 15, 1998, or January 12, 2000. Management believes that FIN 44 will not have a material effect on the financial position or results of operations of the Company.

                                                                         ANNEX A




                        AGREEMENT AND PLAN OF MERGER AND
                                 REORGANIZATION

                                  BY AND AMONG

                                 OPENTV CORP.,

                            SONNET ACQUISITION CORP.

                                      AND

                                 SPYGLASS, INC.

                           Dated as of March 26, 2000

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
 ARTICLE I THE MERGER......................................................  A-2
    1.1  The Merger.......................................................   A-2
    1.2  Effective Time; Closing..........................................   A-2
    1.3  Effect of the Merger.............................................   A-2
    1.4  Certificate of Incorporation; Bylaws.............................   A-2
    1.5  Directors and Officers...........................................   A-2
    1.6  Effect on Capital Stock..........................................   A-2
    1.7  Surrender of Certificates........................................   A-3
    1.8  No Further Ownership Rights in Company Common Stock..............   A-5
    1.9  Lost, Stolen or Destroyed Certificates...........................   A-5
    1.10 Tax Consequences.................................................   A-5
    1.11 Taking of Necessary Action; Further Action.......................   A-5
 ARTICLE II REPRESENTATIONS AND WARRANTIES OF COMPANY......................  A-6
    2.1  Organization and Qualification; Subsidiaries.....................   A-6
    2.2  Certificate of Incorporation and Bylaws..........................   A-6
    2.3  Capitalization...................................................   A-6
    2.4  Authority Relative to this Agreement.............................   A-8
    2.5  No Conflict; Required Filings and Consents.......................   A-8
    2.6  Compliance; Permits..............................................   A-8
    2.7  SEC Filings; Financial Statements................................   A-9
    2.8  No Undisclosed Liabilities.......................................   A-9
    2.9  Absence of Certain Changes or Events.............................   A-9
    2.10 Absence of Litigation............................................  A-10
    2.11 Employee Benefit Plans...........................................  A-10
    2.12 Labor Matters....................................................  A-12
    2.13 Registration Statement/Joint Proxy Statement/Prospectus..........  A-12
    2.14 Restrictions on Business Activities..............................  A-13
    2.15 Title to Property................................................  A-13
    2.16 Taxes............................................................  A-13
    2.17 Environmental Matters............................................  A-14
    2.18 Brokers..........................................................  A-15
    2.19 Intellectual Property............................................  A-15
    2.20 Agreements, Contracts and Commitments............................  A-18
    2.21 Insurance........................................................  A-19
    2.22 Opinion of Financial Advisor.....................................  A-19
    2.23 Board Approval...................................................  A-19
    2.24 Vote Required....................................................  A-19
    2.25 State Takeover Statutes..........................................  A-19
 ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB....... A-20
    3.1  Organization and Qualification; Subsidiaries.....................  A-20
    3.2  Certificate of Incorporation and Bylaws..........................  A-20
    3.3  Capitalization...................................................  A-20
    3.4  Authority Relative to this Agreement.............................  A-21
    3.5  No Conflict; Required Filings and Consents.......................  A-21
    3.6  SEC Filings; Financial Statements................................  A-21
    3.7  No Undisclosed Liabilities.......................................  A-22
    3.8  Absence of Certain Changes or Events.............................  A-22
    3.9  Absence of Litigation............................................  A-22

                                                                          Page
                                                                          ----
    3.10 Tax Matters....................................................  A-22
    3.11 Registration Statement; Joint Proxy Statement/Prospectus.......  A-23
    3.12 Brokers........................................................  A-23
    3.13 Opinion of Financial Advisor...................................  A-23
    3.14 Board Approval.................................................  A-23
    3.15 Vote Required..................................................  A-23
 ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME.......................... A-23
    4.1  Conduct of Business by Company.................................  A-23
    4.2  Conduct of Business by Parent..................................  A-26
 ARTICLE V ADDITIONAL AGREEMENTS......................................... A-26
    5.1  Joint Proxy Statement/Prospectus; Registration Statement.......  A-26
    5.2  Stockholder Meetings...........................................  A-27
    5.3  Confidentiality; Access to Information.........................  A-27
    5.4  No Solicitation................................................  A-28
    5.5  Public Disclosure..............................................  A-29
    5.6  Reasonable Efforts; Notification...............................  A-29
    5.7  Third Party Consents...........................................  A-30
    5.8  Stock Options and Warrants; 401(k) Plan........................  A-30
    5.9  Form S-8.......................................................  A-31
    5.10 Indemnification................................................  A-31
    5.11 Nasdaq Listing.................................................  A-31
    5.12 Affiliates.....................................................  A-31
    5.13 Regulatory Filings; Reasonable Efforts.........................  A-31
    5.14 Employee Benefits..............................................  A-32
    5.15 Tax Filings....................................................  A-32
 ARTICLE VI CONDITIONS TO THE MERGER..................................... A-32
    6.1  Conditions to Obligations of Each Party to Effect the Merger...  A-32
    6.2  Additional Conditions to Obligations of Company................  A-33
         Additional Conditions to the Obligations of Parent and Merger
    6.3  Sub............................................................  A-33
 ARTICLE VII TERMINATION, AMENDMENT AND WAIVER........................... A-34
    7.1  Termination....................................................  A-34
    7.2  Notice of Termination; Effect of Termination...................  A-35
    7.3  Fees and Expenses..............................................  A-35
    7.4  Amendment......................................................  A-36
    7.5  Extension; Waiver..............................................  A-36
 ARTICLE VIII GENERAL PROVISIONS......................................... A-36
    8.1  Survival of Representations and Warranties.....................  A-36
    8.2  Notices........................................................  A-36
    8.3  Interpretation; Definitions....................................  A-37
    8.4  Counterparts...................................................  A-38
    8.5  Entire Agreement; Third Party Beneficiaries....................  A-38
    8.6  Severability...................................................  A-38
    8.7  Other Remedies; Specific Performance...........................  A-38
    8.8  Governing Law..................................................  A-38
    8.9  Rules of Construction..........................................  A-38
    8.10 Assignment.....................................................  A-39

                               INDEX OF EXHIBITS

    Exhibit A-1 Form of Company Stockholder Agreement
    Exhibit A-2 Form of Parent Stockholder Agreement
    Exhibit B   Form of Stockholder Lock-Up Agreement
    Exhibit C   Form of Affiliate Agreement
    Exhibit D   Form of Company Tax Representation Letter
    Exhibit E   Form of Parent Tax Representation Letter

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

   This AGREEMENT AND PLAN OF MERGER AND REORGANIZATION is made and entered into as of March 26, 2000, among OpenTV Corp., a British Virgin Islands corporation ("Parent"), Sonnet Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and Spyglass, Inc., a Delaware corporation ("Company").

                                   RECITALS

   A. Upon the terms and subject to the conditions of this Agreement (as defined in Section 1.2 below) and in accordance with the Delaware General Corporation Law ("Delaware Law"), Parent and Company intend to enter into a business combination transaction.

   B. The Board of Directors of Company (i) has determined that the Merger (as defined in Section 1.1) is consistent with and in furtherance of the long-term business strategy of Company and fair to, and in the best interests of, Company and its stockholders, (ii) has approved and declared advisable this Agreement, and has approved the Merger (as defined in Section 1.1) and the other transactions contemplated by this Agreement and (iii) has determined to recommend that the stockholders of Company adopt and approve this Agreement and approve the Merger.

   C. The Board of Directors of Parent (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Parent and is fair to, and in the best interests of, Parent and its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) has determined to recommend that the stockholders of Parent approve the issuance of shares of Parent Common Stock (as defined below) pursuant to the Merger (the "Share Issuance").

   D. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, Douglas
P. Colbeth, Daryl J. Dahlberg, Martin J. Leamy, Randall T. Littleson, John S. Pigott, Gary L. Vilchick, Charles T. Brumback, Brian J. Jackman, Gerald J. Popek and John Shackleton, constituting all directors and executive officers of the Company (the "Key Stockholders"), are entering into stockholder agreements in the form attached hereto as Exhibit A-1 (the "Company Stockholder Agreements"); and as a condition and inducement to Company's willingness to enter into this Agreement, Myriad International Holdings BV is entering into a stockholder agreement in the form attached hereto as Exhibit A-2 (the "Parent Stockholder Agreement").

   E. Concurrently with the execution of this Agreement and as a condition and inducement to Parent's willingness to enter into this Agreement, the Key Stockholders have entered into stock lock-up agreements in the form attached hereto as Exhibit B (the "Lock-Up Agreements").

   F. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, certain employees are entering into employment agreements (the "Employment Agreements").

   G. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

   H. NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                                  THE MERGER

   1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of Delaware Law, Merger Sub shall be merged with and into Company (the "Merger"), the separate corporate existence of Merger Sub shall cease and Company shall continue as the surviving corporation. Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

   1.2 Effective Time; Closing. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware Law (the "Certificate of Merger") (the time of such filing (or such later time as may be agreed in writing by Company and Parent and specified in the Certificate of Merger) being the "Effective Time") as soon as practicable on the Closing Date (as herein defined). Unless the context otherwise requires, the term "Agreement" as used herein refers collectively to this Agreement and Plan of Merger and Reorganization and the Certificate of Merger. The closing of the Merger (the "Closing") shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, California, at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI, or at such other time, date and location as the parties hereto agree in writing (the "Closing Date").

   1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

   1.4 Certificate of Incorporation; Bylaws.

   (a) At the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation of the Surviving Corporation; provided, however, that at the Effective Time the Certificate of Incorporation of the Surviving Corporation shall be amended so that the name of the Surviving Corporation shall be "Spyglass, Inc."

   (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be, at the Effective Time, the Bylaws of the Surviving Corporation until thereafter amended.

   1.5 Directors and Officers. The initial directors of the Surviving Corporation shall be the directors of Merger Sub immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified. The initial officers of the Surviving Corporation shall be the officers of Merger Sub immediately prior to the Effective Time, until their respective successors are duly appointed.

   1.6 Effect on Capital Stock. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, Company or the holders of any of the following securities, the following shall occur:

   (a) Conversion of Company Common Stock. Each share of Common Stock, $0.01 par value per share, of Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time, other than any shares of Company Common Stock to be canceled pursuant to Section 1.6(b), will be canceled and extinguished and automatically converted (subject to Sections 1.6(e) and (f)) into the right to receive that number of Class A Ordinary Shares, $0.01 par value per share, of Parent (the "Parent Common Stock") equal to 0.7236 (the "Exchange Ratio"). Certificates evidencing such shares of Parent Common Stock shall be issued upon surrender of the certificate representing such share of Company Common Stock in the manner provided in Section 1.7 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 1.9). If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends. The Company shall take all action that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

   (b) Cancellation of Parent-Owned Stock. Each share of Company Common Stock held by Company or owned by Merger Sub, Parent or any direct or indirect wholly-owned subsidiary of Company or of Parent immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

   (c) Stock Options; Employee Stock Purchase Plan. At the Effective Time, all options to purchase Company Common Stock and stock appreciation rights then outstanding under Company's 1995 Stock Incentive Plan, as amended (the "Incentive Plan"), Company's 1991 Stock Option Plan (the "Option Plan"), Company's 1995 Director Stock Option Plan (the "Director Plan" and, together with the Option Plan and the Incentive Plan, the "Company Option Plans"), all outstanding warrants and each of the Company Option Plans shall be assumed by Parent in accordance with Section 5.8 hereof. Rights outstanding under the Company's 1995 Employee Stock Purchase Plan (the "ESPP") shall terminate in accordance with the terms of such Plan prior to Closing.

   (d) Capital Stock of Merger Sub. Each share of Common Stock, $0.01 par value per share, of Merger Sub (the "Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of Common Stock, $0.01 par value per share, of the Surviving Corporation. Each certificate evidencing ownership of shares of Merger Sub Common Stock shall evidence ownership of such shares of capital stock of the Surviving Corporation.

   (e) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), reorganization, recapitalization, reclassification or other like change with respect to Parent Common Stock or Company Common Stock occurring on or after the date hereof and prior to the Effective Time.

   (f) Fractional Shares. No fraction of a share of Parent Common Stock will be issued by virtue of the Merger, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock that otherwise would be received by such holder) shall, upon surrender of such holder's Certificates(s) (as defined in Section 1.7(c)) receive from Parent an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (i) such fraction, multiplied by
(ii) the average closing price of Parent Common Stock for the five trading days immediately preceding the last full trading day prior to the Effective Time, as reported on the Nasdaq National Market System ("Nasdaq").

   1.7 Surrender of Certificates.

   (a) Exchange Agent. Parent shall select a bank or trust company reasonably acceptable to Company to act as the exchange agent (the "Exchange Agent") in the Merger.

   (b) Parent to Provide Common Stock. Promptly after the Effective Time (and in any event within ten business days), Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, the shares of Parent Common Stock issuable pursuant to Section 1.6 in exchange for outstanding shares of Company Common Stock and cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 1.6(f) and any dividends or distributions to which holders of shares of Company Common Stock may be entitled pursuant to Section 1.7(d).

   (c) Exchange Procedures. As soon as practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates (the "Certificates"), which immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.6, cash in lieu of any fractional shares pursuant to Section 1.6(f) and any dividends or other distributions pursuant to Section 1.7(d), (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall contain such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock, cash in lieu of any fractional shares pursuant to
Section 1.6(f) and any dividends or other distributions pursuant to Section 1.7(d). Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor certificates representing the number of whole shares of Parent Common Stock into which their shares of Company Common Stock were converted at the Effective Time, payment in lieu of fractional shares which such holders have the right to receive pursuant to
Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.7(d), and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, subject to Section 1.7(d) as to the payment of dividends, to evidence only the ownership of the number of full shares of Parent Common Stock into which such shares of Company Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.7(d).

   (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the date of this Agreement with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holders of any unsurrendered Certificates with respect to the shares of Parent Common Stock represented thereby until the holders of record of such Certificates shall surrender such Certificates. Subject to applicable law, following surrender of any such Certificates, the Exchange Agent shall deliver to the record holders thereof, without interest, certificates representing whole shares of Parent Common Stock issued in exchange therefor along with payment in lieu of fractional shares pursuant to Section 1.6(f) hereof and the amount of any such dividends or other distributions with a record date after the Effective Time payable with respect to such whole shares of Parent Common Stock.

   (e) Transfers of Ownership. If certificates representing shares of Parent Common Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates representing shares of Parent Common Stock in any name other than that of the registered holder of the Certificates surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

   (f) Required Withholding. Each of the Exchange Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign tax law or under any other applicable legal requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

   (g) No Liability. Notwithstanding anything to the contrary in this Section 1.7, neither the Exchange Agent, Parent, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

   1.8 No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued in accordance with the terms hereof (together with any cash paid in respect thereof pursuant to Section 1.6(f) and 1.7(d)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

   1.9 Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, certificates representing the shares of Parent Common Stock into which the shares of Company Common Stock represented by such Certificates were converted pursuant to Section 1.6, cash for fractional shares, if any, as may be required pursuant to Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.7(d); provided, however, that Parent may, in its discretion and as a condition precedent to the issuance of such certificates representing shares of Parent Common Stock, cash and other distributions, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

   1.10 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

   1.11 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company and Merger Sub, the current officers and directors of Company and Merger Sub will, to the extent reasonable, take all such lawful and necessary action.

                                  ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF COMPANY

   As of the date hereof, Company represents and warrants to Parent and Merger Sub as follows, subject to such exceptions as are specifically disclosed in writing in the disclosure schedule supplied by Company to Parent dated as of the date hereof (the "Company Schedule"). The Company Schedule shall be arranged in sections corresponding to the numbered and lettered paragraphs contained in this Article II and the disclosure in any section of the Company Schedule shall qualify other paragraphs in this Article II only to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other paragraph.

   2.1 Organization and Qualification; Subsidiaries.

   (a) Each of Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of Company and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Approvals") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, be material to the Company. Each of Company and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, be material to the Company.

   (b) Company has no subsidiaries except for the corporations identified in
Section 2.1(b) of the Company Schedule. Neither Company nor any of its subsidiaries has agreed nor is obligated to make nor be bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect (a "Contract") under which it may become obligated to make, any future investment in or capital contribution to any other entity. Neither Company nor any of its subsidiaries directly or indirectly owns any equity or similar interest in or any interest convertible, exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business, association or entity.

   2.2 Certificate of Incorporation and Bylaws. Company has previously furnished to Parent a complete and correct copy of its certificate of incorporation and bylaws as amended to date (together, the "Company Charter Documents"). Such Company Charter Documents and equivalent organizational documents of each of its subsidiaries are in full force and effect. Company is not in violation of any of the provisions of the Company Charter Documents, and no subsidiary of Company is in violation of its equivalent organizational documents.

   2.3 Capitalization.

   (a) The authorized capital stock of Company consists of 50,000,000 shares of Company Common Stock and 2,000,000 shares of Preferred Stock ("Company Preferred Stock"), each having par value $0.01 per share. At the close of business on March 22, 2000 (i) 17,210,761 shares of Company Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable; (ii) 9,714 shares of Company Common Stock were held in treasury by Company or by subsidiaries of Company; (iii) 2,390,702 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding options to purchase Company Common Stock under the Incentive Plan; (iv) 130,000 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding options to purchase Company Common Stock under the Option Plan; (v) 120,000 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding options to purchase Company Common Stock under the Director Plan; (vi) 27,929 shares of Company Common Stock were reserved for issuance upon the exercise of other outstanding options to purchase Company Common Stock; (vii) 1,110,929 shares of Company Common Stock were available for future grant under the Incentive Plan; (viii) no shares of Company Common Stock were available for future grant under the Option Plan (ix) 35,500 shares of Company Common Stock were available for future grant under the Director Plan; and (x) 700,000 shares of Company Common Stock were reserved for future issuance upon conversion of warrants of the Company. As of the date hereof, no shares of Company Preferred Stock were issued or outstanding. Section 2.3(a) of the Company Schedule sets forth the following information with respect to each Company Stock Option (as defined in Section 5.8) outstanding as of the date of this Agreement: (i) the name of the optionee; (ii) the particular plan pursuant to which such Company Stock Option was granted; (iii) the number of shares of Company Common Stock subject to such Company Stock Option; (iv) the exercise price of such Company Stock Option; (v) the date on which such Company Stock Option was granted; (vi) the applicable vesting schedule; and
(vii) the date on which such Company Stock Option expires. Company has made available to Parent accurate and complete copies of all stock option plans pursuant to which the Company has granted such Company Stock Options that are currently outstanding and the form of all stock option agreements evidencing such Company Stock Options. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. There are no commitments or agreements of any character to which the Company is bound obligating the Company to accelerate the vesting of any Company Stock Option as a result of the Merger. All outstanding shares of Company Common Stock, all outstanding Company Stock Options, and all outstanding shares of capital stock of each subsidiary of the Company have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements (as defined below) and (ii) all requirements set forth in applicable Contracts. For the purposes of this Agreement, "Legal Requirements" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issues, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (as defined below) and (ii) all requirements set forth in applicable contracts, agreements, and instruments.

   (b) Except for securities Company owns free and clear of all liens, pledges, hypothecations, charges, mortgages, security interests, encumbrances, claims, infringements, interferences, options, right of first refusals, preemptive rights, community property interests or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset) directly or indirectly through one or more subsidiaries, and except for shares of capital stock or other similar ownership interests of subsidiaries of the Company that are owned by certain nominee equity holders as required by the applicable law of the jurisdiction of organization of such subsidiaries (which shares or other interests do not materially affect the Company's control of such subsidiaries), as of the date of this Agreement, there are no equity securities, partnership interests or similar ownership interests of any class of equity security of any subsidiary of the Company, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in Section 2.3(a), there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Company or any of its subsidiaries is a party or by which it is bound obligating Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. As of the date of this Agreement, except as contemplated by this Agreement, there are no registration rights and there is, except for the Company Stockholder Agreements, no voting trust, proxy or rights plan to which the Company or any of its subsidiaries is a party or by which they are bound with respect to any equity security of any class of the Company or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its subsidiaries. Stockholders of the Company will not be entitled to dissenters' rights under applicable state law in connection with the Merger.

   2.4 Authority Relative to this Agreement. Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, subject to obtaining the approval of the stockholders of Company of the Merger, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Company and the consummation by Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Company and no other corporate proceedings on the part of Company are necessary to authorize this Agreement, or to consummate the transactions so contemplated (other than, with respect to the Merger, the approval and adoption of this Agreement by holders of a majority of the outstanding shares of Company Common Stock in accordance with Delaware Law and the Company Charter Documents). This Agreement has been duly and validly executed and delivered by Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes legal and binding obligations of Company, enforceable against Company in accordance with its terms.

   2.5 No Conflict; Required Filings and Consents.

   (a) The execution and delivery of this Agreement by Company do not, and the performance of this Agreement by Company shall not, (i) conflict with or violate the Company Charter Documents or the equivalent organizational documents of any of Company's subsidiaries, (ii) subject to obtaining the approval of Company's stockholders of the Merger and compliance with the requirements set forth in Section 2.5(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Company's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Company or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Company or any of its subsidiaries is a party or by which Company or any of its subsidiaries or its or any of their respective properties are bound or affected, except to the extent such conflict, violation, breach, default, impairment or other effect could not in the case of clauses (ii) or (iii), individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company.

   (b) The execution and delivery of this Agreement by Company do not, and the performance of this Agreement by Company shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign (a "Governmental Entity"), except (A) for applicable requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities laws ("Blue Sky Laws"), the pre-merger notification requirements (the "HSR Approval") of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the rules and regulations of Nasdaq, and the filing and recordation of the Certificate of Merger as required by Delaware Law and (B) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have a material adverse effect on the parties' ability to consummate the Merger or perform their obligations under this Agreement.

   2.6 Compliance; Permits.

   (a) Neither Company nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree (each, a "Law") applicable to Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (ii) any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Company or any of its subsidiaries is a party or by which Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any conflicts, defaults or violations that (individually or in the aggregate) would not cause the Company to lose any material benefit or incur any material liability. No investigation or review by any governmental or regulatory body or authority is pending or, to the knowledge of Company, threatened against Company or its subsidiaries, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each such case, those the outcome of which could not, individually or in the aggregate, reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its subsidiaries, any acquisition of material property by the Company or any of its subsidiaries or the conduct of business by the Company or any of its subsidiaries.

   (b) Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to operation of the business of Company and its subsidiaries taken as a whole (collectively, the "Company Permits"). Company and its subsidiaries are in compliance in all material respects with the terms of the Company Permits.

   2.7 SEC Filings; Financial Statements.

   (a) Company has made available to Parent a correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Company with the Securities and Exchange Commission ("SEC") after January 1, 1997 (the "Company SEC Reports"), which are all the forms, reports and documents required to be filed by Company with the SEC after January 1, 1997. The Company SEC Reports (A) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and filed on a timely basis and (B) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Company's subsidiaries is required to file any reports or other documents with the SEC.

   (b) Each set of consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, for the absence of footnotes as permitted by Form 10-Q of the Exchange Act) and each fairly presents the consolidated financial position of Company and its subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to be material in amount.

   (c) Company has previously furnished to Parent a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Company with the SEC pursuant to the Securities Act or the Exchange Act.

   2.8 No Undisclosed Liabilities. Neither Company nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) which are, individually or in the aggregate, material to the business, results of operations or financial condition of Company and its subsidiaries taken as a whole, except (i) liabilities provided for in Company's balance sheet as of December 31, 1999, (ii) liabilities incurred since December 31, 1999 in the ordinary course of business, and in amounts consistent with past practice, and
(iii) contractual and other liabilities incurred in the ordinary course of business which are not required by GAAP to be reflected on a balance sheet.

   2.9 Absence of Certain Changes or Events. Since December 31, 1999, there has not been: (i) any Material Adverse Effect on Company, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Company's or any of its subsidiaries' capital stock, or any purchase, redemption or other acquisition by Company of any of Company's capital stock or any other securities of Company or its subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements, (iii) any split, combination or reclassification of any of Company's or any of its subsidiaries' capital stock, (iv) any granting by Company or any of its subsidiaries of any increase in compensation or fringe benefits, except for normal increases of cash compensation to non-officer employees in the ordinary course of business consistent with past practice, or any payment by Company or any of its subsidiaries of any bonus, except for bonuses made to non-officer employees in the ordinary course of business consistent with past practice, or any granting by Company or any of its subsidiaries of any increase in severance or termination pay or any entry by Company or any of its subsidiaries into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Company of the nature contemplated hereby, (v) entry by Company or any of its subsidiaries into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property (as defined in Section 2.19) other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed by Company with the SEC, (vi) any material change by Company in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or (vii) any revaluation by Company of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of the Company other than in the ordinary course of business.

   2.10 Absence of Litigation. There are no claims, actions, suits or proceedings pending or, to the knowledge of Company, threatened (or, to the knowledge of Company, any governmental or regulatory investigation pending or threatened) against Company or any of its subsidiaries or any properties or rights of Company or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, except for any claims, actions, suits or proceedings which seek damages of less than $250,000, do not seek injunctive relief, and do not challenge or seek to prevent or delay the transactions contemplated by this Agreement.

   2.11 Employee Benefit Plans.

   (a) All employee compensation, incentive, fringe or benefit plans, programs, policies, commitments or other arrangements (whether or not set forth in a written document and including, without limitation, all "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) covering any active, former employee, director or consultant of Company, any subsidiary of Company or any trade or business (whether or not incorporated) which is a member of a controlled group or which is under common control with Company within the meaning of Section 414 of the Code (an "Affiliate"), or with respect to which Company has or may in the future have liability, and a list of all visas and work permits for Company employees, including the expiration dates thereof, are listed in Section 2.11(a) of the Company Schedule (the "Plans"). Company has provided or made available to Parent: (i) correct and complete copies of all documents embodying each Plan, International Plan (as defined below) and management, employment, severance, consulting, relocation, repatriation, expatriation or other agreement, contract or material understanding between Company and any Employee ("Employment Agreement"), including (without limitation) all amendments thereto, all related trust documents, and all material written agreements and contracts relating to each such Plan; (ii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Plan; (iii) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Plan; (iv) all IRS or DOL determination, opinion, notification and advisory letters; (v) all material correspondence to or from any governmental agency relating to any Plan;
(vi) all COBRA forms and related notices; (vii) all discrimination tests for each Plan for the most recent three (3) plan years; (viii) the most recent annual actuarial valuations, if any, prepared for each Plan; (ix) if the Plan is funded, the most recent annual and periodic accounting of Plan assets; (x) all material written agreements and contracts relating to each Plan, including, but not limited to, administrative service agreements, group annuity contracts and group insurance contracts; (xi) all material communications to employees or former employees regarding in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability under any Plan or proposed Plan; (xii) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Plan; and (xiii) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with any Plan.

   (b) Company has performed in all material respects all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any material default or violation by any other party to, each Plan, and each Plan has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations (foreign or domestic), including but not limited to ERISA and the Code, which are applicable to such Plans. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought, or to the knowledge of Company is threatened, against or with respect to any such Plan. There are no audits, inquiries or proceedings pending or, to the knowledge of Company, threatened by the Internal Revenue Service (the "IRS") or Department of Labor (the "DOL") with respect to any Plans. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Plans have been timely made or accrued. Any Plan intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code (i) has either obtained a favorable determination, notification, advisory and/or opinion letter, as applicable, as to its qualified status from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination, and (ii) incorporates or has been amended to incorporate all provisions required to comply with the Tax Reform Act of 1986 and subsequent legislation. Company does not have any plan or commitment to establish any new Plan, to modify any Plan (except to the extent required by law or to conform any such Plan to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any new Plan. Each Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent, Company or any of its Affiliates (other than ordinary administration expenses and liabilities for benefits accrued but not yet paid).

   (c) Neither Company, any of its subsidiaries, nor any of their Affiliates has at any time ever maintained, established, sponsored, participated in, or contributed to any plan subject to Title IV of ERISA or Section 412 of the Code and at no time has Company or any of its subsidiaries contributed to or been requested to contribute to any "multiemployer plan," as such term is defined in ERISA or to any plan described in Section 413(c) of the Code. Neither Company, any of its subsidiaries, nor any officer or director of Company or any of its subsidiaries is subject to any liability or penalty under Section 4975 through 4980B of the Code or Title I of ERISA. There are no audits, inquiries or proceedings pending or, to the knowledge of Company, threatened by the IRS or DOL with respect to any Plan. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Plan.

   (d) Neither Company, any of its subsidiaries, nor any of their Affiliates has, prior to the Effective Time and in any material respect, violated any of the health continuation requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), the requirements of the Family Medical Leave Act of 1993, as amended, the requirements of the Women's Health and Cancer Rights Act, as amended, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, as amended, or any similar provisions of state law applicable to employees of the Company or any of its subsidiaries. None of the Plans promises or provides retiree medical or other retiree welfare benefits to any person except as required by applicable law, and neither Company nor any of its subsidiaries has represented, promised or contracted (whether in oral or written form) to provide such retiree benefits to any employee, former employee, director, consultant or other person, except to the extent required by statute.

   (e) Neither Company nor any of its Affiliates is bound by or subject to (and none of its respective assets or properties is bound by or subject to) any arrangement with any labor union. No employee of Company or any of its Affiliates is represented by any labor union or covered by any collective bargaining agreement, and to the knowledge of Company, no campaign to establish such representation is in progress. There is no pending or, to the knowledge of Company, threatened labor dispute involving Company or any of its Affiliates and any group of its employees nor has Company or any of its Affiliates experienced any labor interruptions over the past three (3) years, and Company and its Affiliates consider their relationships with their employees to be good. The Company and its Affiliates are in compliance in all material respects with all applicable material foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours.

   (f) Except as disclosed in Schedule 2.11(f) of the Company Schedule, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee; or (ii) result in any payment or benefit which will or may be made by the Company or its Affiliates with respect to any employee will be characterized as a "parachute payment", within the meaning of Section 280G(b)(2) of the Code.

   (g) Each International Employee Plan (as defined below) has been established, maintained and administered in material compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such International Employee Plan. Furthermore, no International Employee Plan has unfunded liabilities that, as of the Effective Time, will not be offset by insurance or fully accrued. Except as required by law, no condition exists that would prevent the Company or Parent from terminating or amending any International Employee Plan at any time for any reason without liability to the Company, Parent or any of their respective Affiliates. For purposes of this Section "International Employee Plan" shall mean each Plan that has been adopted or maintained by the Company or any of its Affiliates, whether informally or formally, or with respect to which the Company or any Affiliate will or may have any liability, for the benefit of employees outside the United States.

   2.12 Labor Matters. (i) There are no material controversies pending or, to the knowledge of each of Company and its respective subsidiaries, threatened, between Company or any of its subsidiaries and any of their respective employees; (ii) as of the date of this Agreement, neither Company nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Company or its subsidiaries nor does Company or its subsidiaries know of any activities or proceedings of any labor union to organize any such employees; and (iii) as of the date of this Agreement, neither Company nor any of its subsidiaries has any knowledge of any strikes, slowdowns, work stoppages or lockouts, or threats thereof, by or with respect to any employees of Company or any of its subsidiaries. The Company and its subsidiaries are in compliance in all material respects with all applicable material foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours.

   2.13 Registration Statement/Joint Proxy Statement/Prospectus. None of the information supplied or to be supplied by Company for inclusion or incorporation by reference in (i) the registration statement on Form F-4 to be filed with the SEC by Parent in connection with the issuance of the Parent Common Stock in or as a result of the Merger (the "F-4") will, at the time the F-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; and (ii) the joint proxy statement/prospectus to be filed with the SEC by Company pursuant to
Section 5.1 hereof (the "Joint Proxy Statement/Prospectus") will, at the dates mailed to the stockholders of Company, at the times of the stockholders meeting of Company (the "Company Stockholders' Meeting") in connection with the transactions contemplated hereby, at the dates mailed to the stockholders of Parent, at the times of the stockholders' meeting of Parent (the "Parent Stockholders' Meeting") in connection with the Share Issuance and as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub which is contained in any of the foregoing documents.

   2.14 Restrictions on Business Activities There is no agreement, commitment, judgment, injunction, order or decree binding upon Company or its subsidiaries or to which the Company or any of its subsidiaries is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Company or any of its subsidiaries, any acquisition of property by Company or any of its subsidiaries or the conduct of business by Company or any of its subsidiaries as currently conducted.

   2.15 Title to Property. Neither Company nor any of its subsidiaries owns any material real property. Company and each of its subsidiaries have good and defensible title to all of their material properties and assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby; and all leases pursuant to which Company or any of its subsidiaries lease from others material real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or any event which with notice or lapse of time, or both, would constitute a material default and in respect of which Company or subsidiary has not taken adequate steps to prevent such default from occurring). All the plants, structures and equipment of Company and its subsidiaries, except such as may be under construction, are in good operating condition and repair, in all material respects.

   2.16 Taxes

   (a) For the purposes of this Agreement, "Tax" or "Taxes" refers to any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

   (b) (i) The Company and each of its subsidiaries have timely filed all federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to Taxes required to be filed by the Company and each of its subsidiaries with any Tax authority, except such Returns which are not material to the Company. The Company and each of its subsidiaries have paid all Taxes shown to be due on such Returns.

   (ii) The Company and each of its subsidiaries as of the Effective Time will have withheld with respect to its employees all federal and state income taxes, Taxes pursuant to the Federal Insurance Contribution Act, Taxes pursuant to the Federal Unemployment Tax Act and other Taxes required to be withheld, except such Taxes which are not material to the Company.

   (iii) Neither the Company nor any of its subsidiaries has been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against the Company or any of its subsidiaries, nor has the Company or any of its subsidiaries executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

   (iv) To the knowledge of Company, no audit or other examination of any Return of the Company or any of its subsidiaries by any Tax authority is presently in progress. Neither the Company nor any of its subsidiaries has been notified of any request for such an audit or other examination.

   (v) No adjustment relating to any Returns filed by the Company or any of its subsidiaries has been proposed in writing formally or informally by any Tax authority to the Company or any of its subsidiaries or any representative thereof.

   (vi) Neither the Company nor any of its subsidiaries has any liability for any material unpaid Taxes which has not been accrued for or reserved on the Company balance sheet dated September 30, 1999 in accordance with GAAP, whether asserted or unasserted, contingent or otherwise, which is material to the Company, other than any liability for unpaid Taxes that may have accrued since September 30, 1999 in connection with the operation of the business of the Company and its subsidiaries in the ordinary course.

   (vii) There is no contract, agreement, plan or arrangement to which the Company or any of its subsidiaries is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company or any of its subsidiaries that, individually or collectively, would reasonably be expected to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code. There is no contract, agreement, plan or arrangement to which the Company or any of its subsidiaries is a party or by which it is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

   (viii) Neither the Company nor any of its subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company or any of its subsidiaries.

   (ix) Neither Company nor any of its subsidiaries is party to or has any obligation under any tax-sharing, tax indemnity or tax allocation agreement or arrangement.

   (x) None of Company's or its subsidiaries' assets are tax exempt use property within the meaning of Section 168(h) of the Code.

   (xi) Company has not distributed the stock of any corporation in a transaction satisfying the requirements of Section 355 of the Code. No Company stock has been distributed in a transaction satisfying the requirements of
Section 355 of the Code.

   (c) To Company's knowledge, Parent satisfies the substantiality test contained in Treasury Regulation Section 1.367(a)-3(c)(3).

   2.17 Environmental Matters. Company (i) has obtained all applicable permits, licenses and other authorizations that are required under Environmental Laws the absence of which would have a Material Adverse Effect on Company; (ii) is in compliance in all material respects with all material terms and conditions of such required permits, licenses and authorizations, and also is in compliance in all material respects with all other material limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder; and (iii) as of the date hereof, has no knowledge of and has not received notice of any event, condition, circumstance, activity, practice, incident, action or plan that is reasonably likely to interfere with or prevent continued compliance or that would give rise to any common law or statutory liability, or otherwise form the basis of any Environmental Claim with respect to Company or any person or entity whose liability for any Environmental Claim Company has retained or assumed either contractually or by operation of law, except to the extent such non-compliance, liability or Environmental Claim could not reasonably be expected to have a Material Adverse Effect on Company. No Hazardous Materials are present in, on or under any properties owned, leased or used at any time (including both land and improvements thereon) by Company, so as to give rise to any liability or corrective or remedial obligation under any Environmental Laws. For the purposes of this Section 2.17, "Environmental Claim" means any notice, claim, act, cause of action or investigation by any person alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (i) the presence, or release into the environment, of any Hazardous Materials or (ii) any violation, or alleged violation, of any Environmental Laws. "Environmental Laws" means all Federal, state, local and foreign laws and regulations relating to pollution of the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or the protection of human health and worker safety, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. "Hazardous Materials" means chemicals, pollutants, contaminants, wastes, toxic substances, radioactive and biological materials, asbestos-containing materials, hazardous substances, petroleum and petroleum products or any fraction thereof, excluding, however, Hazardous Materials contained in products typically used for office and janitorial purposes properly and safely maintained in accordance with Environmental Laws.

   2.18 Brokers. Except for fees payable to FleetBoston Robertson Stephens pursuant to an engagement letter dated March 6, 2000, a copy of which has been provided to Parent (the "Engagement Letter"), Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby

   2.19 Intellectual Property. For the purposes of this Agreement, the following terms have the following definitions:

     "Intellectual Property" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof ("Patents"); (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyright registrations and applications therefor and all other rights corresponding thereto throughout the world; (iv) all semiconductor and semiconductor circuit designs; (v) all rights to all mask works and reticles, mask work registrations and applications therefor; (vi) all industrial designs and any registrations and applications therefor throughout the world; (vii) all trade names, logos, common law trademarks and service marks; trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world; (viii) all databases and data collections and all rights therein throughout the world; (ix) all computer software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded, all Web addresses, sites and domain names; (x) any similar, corresponding or equivalent rights to any of the foregoing; and (xi) all documentation related to any of the foregoing.

     "Company Intellectual Property" shall mean any Intellectual Property that is owned by or exclusively licensed to the Company or any of its subsidiaries. Without in any way limiting the generality of the foregoing, Company Intellectual Property includes all Intellectual Property owned or exclusively licensed to the Company related to the Company's products, including without limitation all rights in any design code, documentation, and tooling for packaging of semiconductors in connection with all current products and products in design and development.

     "Registered Intellectual Property" shall mean all United States, international and foreign: (i) patents, patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; (iv) any mask work registrations and applications to register mask works; and (v) any other Company Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority.

     "Company Registered Intellectual Property" means all of the Registered Intellectual Property owned by, or filed in the name of, the Company or any of its subsidiaries.

   (a) Section 2.19(a) of the Company Schedule is a complete and accurate list of all Company Registered Intellectual Property and specifies, where applicable, the jurisdictions in which each such item of Company Registered Intellectual Property has been issued or registered and lists any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property.

   (b) Section 2.19(b) of the Company Schedule is a complete and accurate list (by name and version number) of all software products offerings of the Company or any of its current subsidiaries ("Company Products") that have been distributed or provided in the three (3)-year period preceding the date hereof or which the Company or any of its subsidiaries intends to distribute or provide in the future, including any products or service offerings under development.

   (c) No Company Intellectual Property or Company Product is subject to any proceeding or outstanding decree, order, judgment, contract, license, agreement, or stipulation restricting in any manner the use (in accordance with Company's current practices), transfer, or licensing thereof by Company or any of its subsidiaries, or which may adversely affect the validity, use (in accordance with Company's current practices) or enforceability of such Company Intellectual Property or Company Product.

   (d) Each material item of Company Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such Company Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Company Registered Intellectual Property.

   (e) Company owns and has good and exclusive title to, or exclusively licenses, each material item of Company Intellectual Property free and clear of any lien or encumbrance (excluding non-exclusive licenses and related restrictions granted in the ordinary course). Without limiting the foregoing:
(i) Company is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of Company and its subsidiaries, including the sale, distribution or provision of any Company Products by Company or its subsidiaries; (ii) Company owns exclusively, and has good title to, all copyrighted works that are Company Products or which Company or any of its subsidiaries otherwise purports to own; and (iii) to the extent that any Patents would be infringed by any Company Products, Company is the exclusive owner of such Patents.

   (f) To the extent that any material technology, software or Intellectual Property has been developed or created independently or jointly by a third party for Company or any of its subsidiaries or is incorporated into any of the Company Products, Company has a written agreement with such third party with respect thereto and Company thereby either (i) has obtained ownership of, and is the exclusive owner of, or (ii) has obtained a perpetual, non-terminable (except for breach) license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to all such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment.

   (g) Neither Company nor any of its subsidiaries has transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was material Company Intellectual Property, to any third party, or permitted Company's rights in such material Company Intellectual Property to lapse or enter the public domain.

   (h) Section 2.19(h) of the Company Schedule lists all material contracts, licenses and agreements to which Company or any of its subsidiaries is a party: (i) with respect to Company Intellectual Property licensed or transferred to any third party (other than end-user licenses in the ordinary course); or (ii) pursuant to which a third party has licensed or transferred any material Intellectual Property to Company.

   (i) All contracts, licenses and agreements relating to either (i) Company Intellectual Property (other than end-user licenses in the ordinary course) or
(ii) Intellectual Property of a third party licensed to Company or any of its subsidiaries, are in full force and effect. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination or suspension of such contracts, licenses and agreements. Each of Company and its subsidiaries is in material compliance with, and has not materially breached any term of any such contracts, licenses and agreements and, to the knowledge of Company, all other parties to such contracts, licenses and agreements are in compliance with, and have not materially breached any term of, such contracts, licenses and agreements. Following the Closing Date, the Surviving Corporation will be permitted to exercise all of Company's rights under such contracts, licenses and agreements to the same extent Company and its subsidiaries would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which Company would otherwise be required to pay. Neither this Agreement nor the transactions contemplated by this Agreement will (as a result of agreements or commitments to which Company or a subsidiary is a party) result in (i) either Parent's or the Merger Sub's granting to any third party any right to or with respect to any material Intellectual Property right owned by, or licensed to, either of them, (ii) either the Parent's or the Merger Sub's being bound by, or subject to, any non-compete or other material restriction on the operation or scope of their respective businesses, or (iii) either the Parent's or the Merger Sub's being obligated to pay any royalties or other material amounts to any third party in excess of those payable by Parent or Merger Sub, respectively, prior to the Closing.

   (j) The operation of the business of the Company and its subsidiaries as such business currently is conducted, including (i) Company's and its subsidiaries' design, development, manufacture, distribution, reproduction, marketing or sale of the products or services of Company and its subsidiaries (including Company Products) and (ii) the Company's use of any product, device or process, has not, does not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction.

   (k) Neither Company nor any of its subsidiaries has received notice from any third party that the operation of the business of Company or any of its subsidiaries or any act, product or service of Company or any of its subsidiaries, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

   (l) To the knowledge of Company, no person has or is infringing or misappropriating any Company Intellectual Property.

   (m) Company and each of its subsidiaries has taken reasonable steps to protect Company's and its subsidiaries' rights in Company's confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to Company or any of its subsidiaries, and, without limiting the foregoing, each of Company and its subsidiaries has and enforces a policy requiring each employee and contractor to execute a proprietary information/confidentiality agreement substantially in the form provided to Parent and all current and former employees and contractors of Company and any of its subsidiaries have executed such an agreement, except where the failure to do so is not reasonably expected to be material to Company.

   (n) All of the Company Products (i) will record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and will calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as the products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates (collectively, "Year 2000 Compliant") and (ii) will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000. All of the Company's or its subsidiaries' Information Technology (as defined below) is Year 2000 Compliant in all material respects, and will not cause an interruption in the ongoing operations of the Company's or any of its subsidiaries' business on or after January 1, 2000. For purposes of the foregoing, the term "Information Technology" shall mean and include all software, hardware, firmware, telecommunications systems, network systems, embedded systems and other systems, components and/or services (other than general utility services including gas, electric, telephone and postal) that are owned or used by the Company or any of its subsidiaries in the conduct of their business, or purchased by the Company or any of its subsidiaries from third-party suppliers.

   2.20 Agreements, Contracts and Commitments. Neither Company nor any of its subsidiaries is a party to or is bound by:

   (a) any employment or consulting agreement, contract or commitment with any officer or director or higher level employee or member of Company's Board of Directors, other than those that are terminable by Company or any of its subsidiaries on no more than thirty (30) days' notice without liability or financial obligation to the Company;

   (b) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

   (c) any agreement of indemnification or any guaranty other than any agreement of indemnification entered into in connection with the sale or license of software products or services in the ordinary course of business;

   (d) any agreement, contract or commitment containing any covenant limiting in any respect the right of Company or any of its subsidiaries to engage in any line of business or to compete with any person or granting any exclusive distribution rights;

   (e) any agreement, contract or commitment currently in force relating to the disposition or acquisition by Company or any of its subsidiaries after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which Company or any of its subsidiaries has any material ownership interest in any corporation, partnership, joint venture or other business enterprise other than Company's subsidiaries;

   (f) any dealer, distributor, joint marketing or development agreement currently in force under which Company or any of its subsidiaries have continuing material obligations to jointly market any product, technology or service and which may not be canceled without penalty upon notice of ninety
(90) days or less, or any material agreement pursuant to which Company or any of its subsidiaries have continuing material obligations to jointly develop any intellectual property that will not be owned, in whole or in part, by Company or any of its subsidiaries and which may not be canceled without penalty upon notice of ninety (90) days or less;

   (g) any agreement, contract or commitment currently in force to provide source code to any third party for any product or technology that is material to Company and its subsidiaries taken as a whole;

   (h) any agreement, contract or commitment currently in force to license any third party to manufacture or reproduce any Company product, service or technology or any agreement, contract or commitment currently in force to sell or distribute any Company products, service or technology except agreements with distributors or sales representative in the normal course of business cancelable without penalty upon notice of ninety (90) days or less and substantially in the form previously provided to Parent;

   (i) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

   (j) any material settlement agreement entered into within five (5) years prior to the date of this Agreement; or

   (k) any other agreement, contract or commitment under which Company or a subsidiary is contractually obligated to make or entitled to receive payments of $250,000 or more individually.

   Neither Company nor any of its subsidiaries, nor to Company's knowledge any other party to a Company Contract (as defined below), is in breach, violation or default under, and neither Company nor any of its subsidiaries has received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which Company or any of its subsidiaries is a party or by which it is bound that are required to be disclosed in the Company Schedule (any such agreement, contract or commitment, a "Company Contract") in such a manner as would permit any other party to cancel or terminate any such Company Contract, or would permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate).

   2.21 Insurance. Company maintains insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of Company and its subsidiaries (collectively, the "Insurance Policies") which are of the type and in amounts customarily carried by persons conducting businesses similar to those of Company and its subsidiaries. There is no material claim by Company or any of its subsidiaries pending under any of the material Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.

   2.22 Opinion of Financial Advisor. Company has been advised in writing by its financial advisor, FleetBoston Robertson Stephens, that in its opinion, as of the date of this Agreement, the Exchange Ratio is fair to the stockholders of Company from a financial point of view.

   2.23 Board Approval. The Board of Directors of Company has, as of the date of this Agreement, unanimously (i) approved and declared advisable this Agreement and has approved the Merger and the other transactions contemplated hereby, (ii) determined that the Merger is consistent with and in furtherance of the long-term business strategy of Company and fair to, and in the best interests of, Company and its stockholders and (iii) determined to recommended that the stockholders of Company adopt and approve this Agreement and approve the Merger.

   2.24 Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote with respect to the Merger is the only vote of the holders of any class or series of Company's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

   2.25 State Takeover Statutes. The Board of Directors of the Company has approved the Merger, the Merger Agreement, the Company Stockholder Agreement, and the transactions contemplated hereby and thereby, and such approval is sufficient to render inapplicable to the Merger, the Merger Agreement, the Company Stockholder Agreements and the transactions contemplated hereby and thereby the provisions of Section 203 of the Delaware Law to the extent, if any, such section is applicable to the Merger, the Merger Agreement, the Company Stockholder Agreements and the transactions contemplated hereby and thereby. No other state takeover statute or similar statute or regulation applies to or purports to apply to the Merger, the Merger Agreement, the Company Stockholder Agreements or the transactions contemplated hereby and thereby.

                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

   Parent and Merger Sub jointly and severally represent and warrant to Company, subject to such exceptions as are specifically disclosed in writing in the disclosure schedule supplied by Parent to Company dated as of the date hereof (the "Parent Schedule") as follows. The Parent Schedule shall be arranged in sections corresponding to the numbered and lettered paragraphs contained in this Article III and the disclosure in any section of the Parent Schedule shall qualify other paragraphs in this Article III only to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other paragraph.

   3.1 Organization and Qualification; Subsidiaries. Each of Parent and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of Parent and its subsidiaries is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, be material to Parent. Each of Parent and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect on Parent.

   3.2 Certificate of Incorporation and Bylaws. Parent has previously made available to Company complete and correct copies of its Memorandum and Articles of Association as amended to date (together, the "Parent Charter Documents"). Such Parent Charter Documents and equivalent organizational documents of each of its subsidiaries are in full force and effect. Parent is not in violation of any of the provisions of the Parent Charter Documents, and no subsidiary of Parent is in violation of any of its equivalent organizational documents.

   3.3 Capitalization. The authorized capital stock of Parent consists of (i) 500,000,000 shares of Parent Common Stock, (ii) 200,000,000 Parent Class B Ordinary Shares, $0.01 par value per share ("Parent Series B Common Stock"), and (iii) 500,000,000 Class C Preference Shares, $0.01 par value per share ("Parent Preferred Stock"). At the close of business on March 20, 2000, (i) 16,913,866 shares of Parent Common Stock were issued and outstanding, (ii) 30,631,746 shares of Parent Series B Common Stock were issued and outstanding,
(iii) no shares of Parent Common Stock or Parent Series B Common Stock were held in treasury by Parent or by subsidiaries of Parent, (iv) 620,000 shares of Parent Common Stock were reserved for future issuance pursuant to Parent's 1999 Employee Share Purchase Plan, (v) 6,794,014 shares of Parent Common Stock were reserved for issuance upon the exercise of outstanding options ("Parent Options") to purchase Parent Common Stock and (vi) 5,429,728 shares of Parent Common Stock were reserved for future issue upon the exercise of outstanding warrants to purchase Parent Common Stock. As of the date hereof, no shares of Parent Preferred Stock were issued or outstanding. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share, all of which, as of the date hereof, are issued and outstanding. All of the outstanding shares of Parent's and Merger Sub's respective capital stock have been duly authorized and validly issued and are fully paid and nonassessable. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall, and the shares of Parent Common Stock to be issued pursuant to the Merger will be, duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock (other than directors' qualifying shares) of each of Parent's subsidiaries is duly authorized, validly issued, fully paid and nonassessable and all such shares (other than directors' qualifying shares) are owned by Parent or another subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations in Parent's voting rights, charges or other encumbrances of any nature whatsoever. Except as set forth in this Section 3.3, as of the date hereof, there are no options, warrants or other rights (including preemptive rights) obligating Parent or any of its subsidiaries to issue or sell any shares of capital stock or equity interests of Parent or any of its subsidiaries.

As of the date hereof, Myriad International Holdings BV is the owner of shares representing approximately 95% of the votes represented by the outstanding voting stock of Parent.

   3.4 Authority Relative to this Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement, or to consummate the transactions so contemplated, subject only to the approval of the Share Issuance by Parent's stockholders. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by Company, constitutes legal and binding obligations of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms.

   3.5 No Conflict; Required Filings and Consents.

   (a) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub shall not, (i) conflict with or violate the Certificate of Incorporation, Bylaws or equivalent organizational documents of Parent or any of its subsidiaries, (ii) subject to compliance with the requirements set forth in Section 3.5(b) below, conflict with or violate any Law applicable to Parent or any of its subsidiaries or by which it or their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Parent's or any such subsidiary's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Parent or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties are bound or affected, except to the extent such conflict, violation, breach, default, impairment or other effect could not in the case of clauses (ii) or (iii), individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

   (b) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the pre-merger notification requirements of the HSR Act, the rules and regulations of Nasdaq, and the filing and recordation of the Certificate of Merger as required by Delaware Law and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have a material adverse effect on the parties' ability to consummate the Merger or perform their obligations under this Agreement.

   3.6 SEC Filings; Financial Statements.

   (a) Parent has made available to Company a correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Parent with the SEC after November 23, 1999 (the "Parent SEC Reports"), which are all the forms, reports and documents required to be filed by Parent with the SEC on or after November 23, 1999. The Parent SEC Reports
(A) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and filed on a timely basis and (B) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Parent's subsidiaries is required to file any reports or other documents with the SEC.

   (b) Each set of consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, for the absence of footnotes as permitted by Form 10-Q of the Exchange Act) and each fairly presents the consolidated financial position of Parent and its subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to be material in amount.

   (c) Parent has previously furnished to Company a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act.

   3.7 No Undisclosed Liabilities. Neither Parent nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) which are, individually or in the aggregate, material to the business, results of operations or financial condition of Parent and its subsidiaries taken as a whole, except (i) liabilities provided for in Parent's balance sheet as of September 30, 1999, (ii) liabilities incurred since September 30, 1999 in the ordinary course of business and in amounts consistent with past practice, and
(iii) contractual and other liabilities incurred in the ordinary course of business which are not required by GAAP to be reflected on a balance sheet.

   3.8 Absence of Certain Changes or Events. Since September 30, 1999, there has not been: (i) any Material Adverse Effect on Parent, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Parent's or any of its subsidiaries' capital stock, or any purchase, redemption or other acquisition by Parent of any of Parent's capital stock or any other securities of Parent or its subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements, (iii) any split, combination or reclassification of any of Parent's or any of its subsidiaries' capital stock,
(iv) any material change by Parent in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or (v) any revaluation by Parent of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of the Parent other than in the ordinary course of business. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

   3.9 Absence of Litigation. There are no claims, actions, suits or proceedings pending or, to the knowledge of Parent, threatened (or, to the knowledge of Parent, any governmental or regulatory investigation pending or threatened) against Parent or any of its subsidiaries or any properties or rights of Parent or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, except for any claims, actions, suits or proceedings which seek damages of less than $250,000, do not seek injunctive relief, and do not challenge or seek to prevent or delay the transactions contemplated by this Agreement.

   3.10 Tax Matters.

   (a) Parent will have been engaged in an active trade or business outside of the United States, within the meaning of Treasury Regulation Section 1.367(a)- 2T(b)(2) and (3), for the entire 36-month period immediately before the Effective Time. Parent does not have any intention, and will not have an intention at the Effective Time, to substantially dispose of or discontinue such trade or business. Parent satisfies the substantiality test contained in Treasury Regulation Section 1.367(a)-3(c)(3).

   (b) Parent is not a passive investment company within the meaning of
Section 1296(a) of the Code.

   (c) Parent is not a controlled foreign corporation within the meaning of
Section 957 of the Code.

   3.11 Registration Statement; Joint Proxy Statement/Prospectus. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in (i) the F-4 will, at the time the F-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; and (ii) the Joint Proxy Statement/Prospectus will, at the dates mailed to the stockholders of Company and of Parent, at the time of the Company Stockholders' Meeting, the time of the Parent Stockholders' Meeting and as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The F-4 will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by the Company which is contained in any of the foregoing documents.

   3.12 Brokers. Except for fees payable to Merrill Lynch, Pierce, Fenner & Smith Incorporated, Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

   3.13 Opinion of Financial Advisor. Parent's Board of Directors has received an opinion from Merrill Lynch, Pierce, Fenner & Smith Incorporated, dated as of the date hereof, to the effect that as of the date hereof, the Exchange Ratio is fair to Parent from a financial point of view.

   3.14 Board Approval. The Board of Directors of Parent has, as of the date of this Agreement, unanimously (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Parent and is fair to, and in the best interests of, Parent and its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) has determined to recommend that the stockholders of Parent approve the Share Issuance.

   3.15 Vote Required. The affirmative vote of a majority of the shares of Parent Common Stock and Parent Class B Common Stock, voting together as a single class, that cast votes regarding the Share Issuance in person or by proxy at the Parent Stockholders' Meeting is the only vote of the holders of any class or series of Parent's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

                                  ARTICLE IV

                      CONDUCT PRIOR TO THE EFFECTIVE TIME

   4.1 Conduct of Business by Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Company and each of its subsidiaries shall, except to the extent that Parent shall otherwise consent in writing, carry on its business, in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings.

   In addition, except as expressly permitted by the terms of this Agreement, without the prior written consent of Parent, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Company shall not do any of the following and shall not permit its subsidiaries to do any of the following:

   (a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

   (b) Grant any severance or termination pay to any officer or employee except pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing or made available to Parent, or adopt any new severance plan;

   (c) Transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Company Intellectual Property, or enter into grants to transfer or license to any person future patent rights other than in the ordinary course of business consistent with past practices, provided that in no event shall Company license on an exclusive basis or sell any Company Intellectual Property;

   (d) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

   (e) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Company or its subsidiaries, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

   (f) Issue, deliver, sell, authorize, pledge or otherwise encumber or propose any of the foregoing with respect to, any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than (x) the issuance delivery and/or sale of (i) shares of Company Common Stock pursuant to the exercise of stock options or warrants outstanding as of the date of this Agreement or granted pursuant to clause (y) hereof, and (ii) shares of Company Common Stock issuable to participants in the ESPP consistent with the terms thereof and (y) the granting of stock options to new hires in the ordinary course of business and consistent with past practice, after consulting with Parent, in an amount not to exceed options to purchase 200,000 shares in the aggregate (none of which options (other than those granted to new hires employed by the Company on the data hereof) shall provide for acceleration based upon the transactions contemplated hereby);

   (g) Cause, permit or propose any amendments to the Company Charter Documents (or similar governing instruments of any of its subsidiaries);

   (h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets (other than non-material acquisitions in the ordinary course of business) or enter into any joint ventures, strategic partnerships or alliances, except as disclosed in Section 4.1 of the Company Schedule;

   (i) Sell, lease, license, encumber or otherwise dispose of any properties or assets except sales of inventory and the grant of end-user licenses in the ordinary course of business consistent with past practice, except for the sale, lease or disposition (other than through licensing) of property or assets which are not material, individually or in the aggregate, to the business of Company and its subsidiaries;

   (j) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Company, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than in connection with the financing of ordinary course trade payables consistent with past practice;

   (k) Adopt or amend any employee benefit plan, policy or arrangement, any employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable "at will"), pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates (except for increases in the ordinary course of business for non-officer employees) or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants; provided that the Company shall terminate the ESPP in accordance with its terms;

   (l) (i) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement) other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, or liabilities recognized or disclosed in the most recent consolidated financial statements (or the notes thereto) of Company included in the Company SEC Reports or incurred since the date of such financial statements, or (ii) waive the benefits of, agree to modify in any manner, terminate, release any person from or fail to enforce any confidentiality or similar agreement to which Company or any of its subsidiaries is a party or of which Company or any of its subsidiaries is a beneficiary;

   (m) Make any individual or series of related payments outside of the ordinary course of business (including payments to financial, legal, accounting or other professional service advisors) in excess of $250,000, except as disclosed in Section 4.1 of the Company Schedule;

   (n) Except in the ordinary course of business consistent with past practice, modify, amend or terminate any material contract or agreement to which Company or any subsidiary thereof is a party or waive, delay the exercise of, release or assign any material rights or claims thereunder;

   (o) Enter into or materially modify any contracts, agreements, or obligations relating to the distribution, sale, license or marketing by third parties of Company's products or products licensed by Company;

   (p) Revalue any of its assets or, except as required by GAAP, make any change in accounting methods, principles or practices;

   (q) Incur or enter into any agreement, contract or commitment outside of the ordinary course of business requiring payments to or by Company or a subsidiary in excess of $250,000 individually;

   (r) Engage in any action that could cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code whether or not otherwise permitted by the provisions of this Article IV;

   (s) Engage in any action with the intent to directly or indirectly adversely impact any of the transactions contemplated by this Agreement;

   (t) Make any tax election that, individually or in the aggregate, is reasonably likely to adversely affect in any material respect the tax liability or tax attributes of Company or any of its subsidiaries or settle or compromise any material income tax liability; or

   (u) Agree in writing or otherwise to take any of the actions described in
Section 4.1 (a) through (t) above.

   4.2 Conduct of Business by Parent. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Parent and each of its subsidiaries shall, except to the extent that Company shall otherwise consent in writing, use its commercially reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization and (ii) keep available the services of its present officers and employees.

   During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Parent shall not do any of the following and shall not permit its subsidiaries to do any of the following:

   (a) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock, other than dividends or distributions by any of Parent's subsidiaries to Parent or any of Parent's subsidiaries;

   (b) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Parent or its subsidiaries, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

   (c) Cause, permit or propose any amendments to the Parent Charter Documents (or similar governing instruments of any of its subsidiaries);

   (d) Revalue any of its assets or, except as required by GAAP, make any change in accounting methods, principles or practices;

   (e) Engage in any action that could cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code, whether or not otherwise permitted by the provisions of this Article IV;

   (f) Engage in any action with the intent to directly or indirectly adversely impact any of the transactions contemplated by this Agreement; or

   (g) Agree in writing or otherwise to take any of the actions described in
Section 4.2 (a) through (f) above.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

   5.1 Joint Proxy Statement/Prospectus; Registration Statement.

   (a) As promptly as practicable after the execution of this Agreement, Parent and Company shall jointly prepare and Parent shall file with the SEC the F-4, which shall include a document or documents that will constitute (i) the prospectus forming part of the registration statement on the F-4 and (ii) the Joint Proxy Statement/Prospectus. Each of the parties hereto shall use all reasonable efforts to cause the F-4 to become effective as promptly as practicable after the date hereof, and, prior to the effective date of the F-4, the parties hereto shall take all action required under any applicable Laws in connection with the issuance of shares of Parent Common Stock pursuant to the Merger. Parent or Company, as the case may be, shall furnish all information concerning Parent or Company as the other party may reasonably request in connection with such actions and the preparation of the F-4 and the Joint Proxy Statement/Prospectus. As promptly as practicable after the effective date of the F-4, the Joint Proxy Statement/Prospectus shall be mailed to the stockholders of Company and of Parent. Each of the parties hereto shall cause the Joint Proxy Statement/Prospectus to comply as to form and substance with respect to such party in all material respects with the applicable requirements of (i) the Exchange Act, (ii) the Securities Act,
(iii) the rules and regulations of the Nasdaq.

   (b) The Joint Proxy Statement/Prospectus shall (i) solicit the approval of this Agreement and the Merger and include the recommendation of the Board of Directors of Company to Company's stockholders that they vote in favor of approval of this Agreement and the Merger, subject to the right of the Board of Directors of the Company to withdraw its recommendation and recommend a Superior Proposal determined to be such in compliance with Section 5.4 of this Agreement, and (ii) include the opinion of FleetBoston Robertson Stephens referred to in Section 2.23; provided, however, that the Board of Directors of Company shall submit this Agreement to Company's stockholders whether or not at any time subsequent to the date hereof such board determines that it can no longer make such recommendation. The Joint Proxy Statement/Prospectus shall
(A) solicit the approval of the Share Issuance and include the recommendation of the Board of Directors of Parent to Parent's stockholders that they vote in favor of approval of the Share Issuance, and (B) include the opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated referred to in Section
3.12. If Company has not breached Section 5.4, then nothing contained in this Agreement shall prevent the Board of Directors of Company from complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act.

   (c) Each of Parent and Company shall promptly amend or supplement the Joint Proxy Statement/Prospectus to the extent required by law to do so. No amendment or supplement to the Joint Proxy Statement/Prospectus or the F-4 shall be made without the approval of Parent and Company, which approval shall not be unreasonably withheld or delayed. Each of the parties hereto shall advise the other parties hereto, promptly after it receives notice thereof, of the time when the F-4 has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Joint Proxy Statement/Prospectus or the F-4 or comments thereon and responses thereto or requests by the SEC for additional information.

   5.2 Stockholder Meetings. Company shall call and hold the Company Stockholders' Meeting and Parent shall call and hold the Parent Stockholders' Meeting as promptly as practicable after the date hereof for the purpose of voting upon the approval of this Agreement and the Merger or the Share Issuance, as the case may be, pursuant to the Joint Proxy Statement/Prospectus, and Company and Parent shall use all reasonable efforts to hold the Parent Stockholders' Meeting and the Company Stockholders' Meeting on the same day and as soon as practicable after the date on which the F-4 becomes effective. Nothing herein shall prevent Company or Parent from adjourning or postponing the Company Stockholders' Meeting or the Parent Stockholders' Meeting, as the case may be, if there are insufficient shares of Company Common Stock or Parent Common Stock, as the case may be, necessary to conduct business at their respective meetings of the stockholders. Unless Company's Board of Directors has withdrawn its recommendation of this Agreement and the Merger in compliance with Section 5.4, Company shall use all reasonable efforts to solicit from its stockholders proxies in favor of the approval of this Agreement and the Merger pursuant to the Joint Proxy Statement/Prospectus and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by Delaware Law or applicable stock exchange requirements to obtain such approval. Parent shall use all reasonable efforts to solicit from its stockholders proxies in favor of the Share Issuance pursuant to the Joint Proxy Statement/Prospectus and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by the International Business Companies Act of the British Virgin Islands or applicable stock exchange requirements to obtain such approval. Each of the parties hereto shall take all other action reasonably necessary or advisable to promptly and expeditiously secure any vote or consent of stockholders required by applicable Law and such party's certificate of incorporation and bylaws to effect the Merger. Company shall call and hold the Company Stockholders' Meeting for the purpose of voting upon the approval of this Agreement and the Merger whether or not Company's Board of Directors at any time subsequent to the date hereof determines that this Agreement is no longer advisable or recommends that Company's stockholders reject it.

   5.3 Confidentiality; Access to Information.

   (a) The parties acknowledge that Company and Parent have previously executed a Confidentiality Agreement, dated as of March 6, 2000 (the "Confidentiality Agreement"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms.

   (b) Each of the Company and Parent will afford the other and the other's accountants, counsel and other representatives reasonable access to its properties, books, records and personnel during the period prior to the Effective Time to obtain all information concerning its business as such other party may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 5.3 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

   5.4 No Solicitation.

   (a) From and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to Article VII, Company and its subsidiaries will not, nor will they authorize or permit any of their respective officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal (as defined below), (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal, (iii) engage in discussions with any person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Transaction (as defined below); provided, however, that nothing contained in this Section 5.4 shall prohibit the Board of Directors of Company in response to an unsolicited, bona fide written Acquisition Proposal that Company's Board of Directors reasonably concludes constitutes a Superior Offer (as defined below), engaging in discussions with and furnishing information to the party making such Acquisition Proposal to the extent (A) the Board of Directors of the Company determines in good faith, after considering the advice of its outside legal counsel that its fiduciary obligations under applicable law require it to do so, (B) (x) at least two business days prior to furnishing any such nonpublic information to, or entering into discussions or negotiations with, such party, Company gives Parent written notice of Company's intention to furnish nonpublic information to, or enter into discussions or negotiations with, such party and (y) Company receives from such party an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such party by or on behalf of Company,
(C) contemporaneously with furnishing any such nonpublic information to such party, Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by the Company to Parent) and (D) Company has otherwise acted in full compliance with Section
5.4. Company and its subsidiaries will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section
5.4 by any officer, director or employee of Company or any of its subsidiaries or any investment banker, attorney or other advisor or representative of Company or any of its subsidiaries shall be deemed to be a breach of this
Section 5.4 by Company.

   For purposes of this Agreement, (A) "Acquisition Proposal" shall mean any offer or proposal (other than an offer or proposal by Parent) relating to any Acquisition Transaction. For the purposes of this Agreement; (B) "Acquisition Transaction" shall mean any transaction or series of related transactions other than the transactions contemplated by this Agreement involving: (A) any acquisition or purchase from the Company by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 5% interest in the total outstanding voting securities of the Company or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 5% or more of the total outstanding voting securities of the Company or any of its subsidiaries or any merger, consolidation, business combination or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than 95% of the equity interests in the surviving or resulting entity of such transaction; (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 5% of the assets of the Company; or (C) any liquidation, dissolution, recapitalization or other significant corporate reorganization of the Company; and (C) "Superior Offer" shall mean an Acquisition Proposal proposing the acquisition of all of the outstanding voting securities of the Company (x) that if any cash consideration is involved, is not subject to any financing contingency, (y) with respect to which Company's Board of Directors shall have determined (after considering the advice of Company's independent financial advisors) that the acquiring party is capable of consummating the proposed Acquisition Transaction on the terms proposed, and (z) that Company's Board of Directors shall have determined provides greater value to the stockholders of Company than the Merger (after considering the advice of Company's independent financial advisors that such Acquisition Transaction is superior to the Merger from a financial point of view).

   (b) In addition to the obligations of Company set forth in paragraph (a) of this Section 5.4, Company as promptly as practicable, and in any event within 24 hours, shall advise Parent orally and in writing of any request for information which Company reasonably believes would lead to an Acquisition Proposal or of any Acquisition Proposal, or any inquiry with respect to or which Company reasonably should believe would lead to any Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the person or group making any such request, Acquisition Proposal or inquiry. Company will keep Parent informed in all material respects of the status and details (including material amendments or proposed amendments) of any such request, Acquisition Proposal or inquiry. In addition to the foregoing, Company shall (i) provide Parent with at least 48 hours prior notice (or such lesser prior notice as provided to the members of Company's Board of Directors but in no event less than eight hours) of any meeting of Company's Board of Directors at which Company's Board of Directors is reasonably expected to consider a Superior Offer and (ii) provide Parent with at least two business days prior notice (or such lesser prior notice as provided to the members of Company's Board of Directors, but in no event less than eight hours) of a meeting of Company's Board of Directors at which Company's Board of Directors is reasonably expected to recommend a Superior Offer to its stockholders and together with such notice a copy of the definitive documentation relating to such Superior Offer.

   5.5 Public Disclosure. Parent and Company will consult with each other and agree before issuing any press release or otherwise making any public statement with respect to the Merger, this Agreement or an Acquisition Proposal and will not issue any such press release or make any such public statement prior to such agreement, except as may be required by law or any listing agreement with a national securities exchange, in which case reasonable efforts to consult with the other party will be made prior to any such release or public statement. The parties have agreed to the text of the joint press release announcing the signing of this Agreement.

   5.6 Reasonable Efforts; Notification.

   (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VI to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all necessary consents, approvals or waivers from third parties, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution or delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, Company and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any of the transactions contemplated by this Agreement, use all reasonable efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger, this Agreement and the transactions contemplated hereby. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require Parent or Company or any subsidiary or affiliate thereof to agree to any divestiture by itself or any of its affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock.

   (b) Company shall give prompt notice to Parent of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate, or any failure of Company to comply with or satisfy in any respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 6.3(a) or 6.3(b) could reasonably be expected to not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

   (c) Parent shall give prompt notice to Company of any representation or warranty made by it or Merger Sub contained in this Agreement becoming untrue or inaccurate, or any failure of Parent or Merger Sub to comply with or satisfy in any respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 6.2(a) or 6.2(b) could reasonably be expected to not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

   5.7 Third Party Consents. As soon as practicable following the date hereof, Parent and Company will each use its commercially reasonable efforts to obtain any consents, waivers and approvals under any of its or its subsidiaries' respective agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

   5.8 Stock Options and Warrants; 401(k) Plan. (a) At the Effective Time, each outstanding option to purchase shares of Company Common Stock (each, a "Company Stock Option"), whether or not vested, and each outstanding warrant to purchase shares of Company Common Stock (each, a "Warrant") shall by virtue of the Merger be assumed by Parent. Each Company Stock Option and Warrant so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions of such options and warrants immediately prior to the Effective Time (including, without limitation, any repurchase rights or vesting provisions), except that (i) each Company Stock Option and Warrant will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Parent Common Stock equal to the product (rounded down to the nearest whole number of shares of Parent Common Stock) of the number of shares of Company Common Stock that were issuable upon exercise of such Company Stock Option or Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Stock Option or Warrant will be equal to the quotient (rounded up to the nearest whole cent) determined by dividing the exercise price per share of Company Common Stock at which such Company Stock Option or Warrant was exercisable immediately prior to the Effective Time by the Exchange Ratio. Parent shall reserve a sufficient number of shares of Parent Common Stock for issuance upon exercise of the assumed Company Stock Options and Warrants.

   (b) Company agrees to terminate its 401(k) plan immediately prior to Closing, unless the Parent, in its sole and absolute discretion, agrees to sponsor and maintain such plan by providing Company with written notice of such election at least three (3) days before the Effective Time. Unless the Parent provides such notice to the Company, the Parent shall receive from Company evidence that Company's 401(k) plan has been terminated pursuant to resolutions of Company's Board of Directors, effective as of the day immediately preceding the Closing Date.

   5.9 Form S-8. Parent agrees to file, if available for use by Parent, a registration statement on Form S-8 for the shares of Parent Common Stock issuable with respect to assumed Company Stock Options as soon as is reasonably practicable after the Effective Time and agrees to use commercially reasonable efforts to keep such registration statement effective for so long as any such options remain outstanding

   5.10 Indemnification

   (a) From and after the Effective Time, Parent will cause the Surviving Corporation to fulfill and honor in all respects the obligations of Company pursuant to any indemnification agreements between Company and its directors and officers in effect immediately prior to the Effective Time and any indemnification provisions under the Company Charter Documents as in effect on the date hereof. The Certificate of Incorporation and Bylaws of the Surviving Corporation will contain provisions with respect to exculpation and indemnification that are at least as favorable to the indemnified parties thereunder (the "Indemnified Parties") as those contained in the Company Charter Documents as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of the Indemnified Parties, unless such modification is required by law.

   (b) For a period of six years after the Effective Time, Parent will cause the Surviving Corporation to use its commercially reasonable efforts to maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms comparable to those applicable to the current directors and officers of the Company; provided, however, that in no event will Parent or the Surviving Corporation be required to expend an annual premium for such coverage in excess of 150% of the annual premium currently paid by the Company.

   5.11 Nasdaq Listing. Parent agrees to use reasonable efforts to cause and maintain the authorization for listing on Nasdaq the shares of Parent Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger, upon official notice of issuance.

   5.12 Affiliates. Set forth in Section 5.12 of the Company Schedule is a list of those persons who may be deemed to be, in Company's reasonable judgment, affiliates of Company within the meaning of Rule 145 promulgated under the Securities Act (each, a "Company Affiliate"). Company will provide Parent with such information and documents as Parent reasonably requests for purposes of reviewing such list. Company will use its commercially reasonable efforts to deliver or cause to be delivered to Parent, as promptly as practicable on or following the date hereof, from each Company Affiliate an executed affiliate agreement in substantially the form attached hereto as Exhibit C (the "Affiliate Agreement"), each of which will be in full force and effect as of the Effective Time. Parent will be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by a Company Affiliate pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Stock, consistent with the terms of the Affiliate Agreement.

   5.13 Regulatory Filings; Reasonable Efforts. As soon as may be reasonably practicable, Company and Parent each shall file with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice ("DOJ") Notification and Report Forms relating to the transactions contemplated herein as required by the HSR Act, as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as agreed to by the parties. Company and Parent each shall promptly (a) supply the other with any information which may be required in order to effectuate such filings and (b) supply any additional information which reasonably may be required by the FTC, the DOJ or the competition or merger control authorities of any other jurisdiction and which the parties may reasonably deem appropriate; provided, however, that Parent shall not be required to agree to any divestiture by Parent or the Company or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or of the Company, its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

   5.14 Employee Benefits. Each employee of Company or its subsidiaries who continues to be employed by Company or its subsidiaries immediately following the Effective Time and who becomes a participant in or subject to employee benefit plans or policies of Parent or its affiliates following the Effective Time shall, to the extent permitted by Law, the terms of such plans or policies and applicable tax qualification requirements, and subject to any applicable break in service or similar rules, receive credit for purposes of eligibility to participate and vesting under such plans and policies for the length of time such employees were employed by Company or its subsidiaries.

   5.15 Tax Filings. From and after the Effective Time, Parent will cause Company to comply with all applicable reporting requirements set forth in Treasury Regulations under Section 367 of the Code, including, without limitation, Regulation Section 1.367(a)-3(c)(6).

                                  ARTICLE VI

                           CONDITIONS TO THE MERGER

   6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

   (a) Stockholder Approvals. This Agreement shall have been approved and adopted, and the Merger shall have been duly approved, by the requisite vote under applicable law, by the stockholders of Company. The Share Issuance shall have been approved by the requisite vote under applicable Nasdaq rules by the stockholders of Parent.

   (b) Registration Statement Effective. The SEC shall have declared the F-4 effective. No stop order suspending the effectiveness of the F-4 or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Joint Proxy Statement/Prospectus, shall have been initiated or threatened in writing by the SEC.

   (c) No Order; HSR Act. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger. All waiting periods, if any, under the HSR Act relating to the transactions contemplated hereby shall have expired or terminated early and all foreign antitrust approvals required to be obtained prior to the Merger in connection with the transactions contemplated hereby shall have been obtained.

   (d) Tax Opinions. Parent and Company shall each have received written opinions from their respective tax counsel (Wilson Sonsini Goodrich & Rosati, Professional Corporation, and Hale and Dorr LLP, respectively), in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and such opinions shall not have been withdrawn; provided, however, that if the counsel to either Parent or Company does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to such party if counsel to the other party renders such opinion to such party. Each of Company and Parent agrees to make the representations substantially in the form set forth in the forms attached hereto as Exhibit D and Exhibit E, respectively, for the purpose of such counsel rendering such opinions.

   (e) Nasdaq Listing. The shares of Parent Common Stock issuable to the stockholders of Company pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on Nasdaq upon official notice of issuance.

   6.2 Additional Conditions to Obligations of Company. The obligation of Company to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Company:

   (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement (i) shall have been true and correct in all material respects as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date except for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct in all material respects as of such particular date) and except, in all such cases, where the failure to be so true and correct (without regard to any materiality standards contained therein), individually or in the aggregate, have not had, and are not reasonably likely to have, a Material Adverse Effect on Parent (it being understood that for purposes of determining the accuracy of such representations and warranties, any update of or modification to the Parent Schedule made or purported to have been made after the date of this Agreement shall be disregarded). Company shall have received a certificate with respect to the foregoing signed on behalf of Parent by the Chief Executive Officer and Chief Financial Officer of Parent.

   (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and Company shall have received a certificate to such effect signed on behalf of Parent by the Chief Executive Officer and Chief Financial Officer of Parent.

   (c) Legal Opinion. Company shall have received a legal opinion from British Virgin Islands counsel to Parent, in form and substance reasonably satisfactory to Company, as to the due incorporation and good standing of Parent and the due authorization of the transactions contemplated by this Agreement by all necessary corporate action on the part of Parent.

   6.3 Additional Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by
Parent:

   (a) Representations and Warranties. Each representation and warranty of Company contained in this Agreement (i) shall have been true and correct in all material respects as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date except for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct in all material respects as of such particular date) and except, in all such cases, where the failure to be so true and correct (without regard to any materiality standards contained therein), individually or in the aggregate, have not had, and are not reasonably likely to have, a Material Adverse Effect on Company (it being understood that, for purposes of determining the accuracy of such representations and warranties, any update of or modification to the Company Schedule made or purported to have been made after the date of this Agreement shall be disregarded). Parent shall have received a certificate with respect to the foregoing signed on behalf of Company by the Chief Executive Officer and the Chief Financial Officer of the Company.

   (b) Agreements and Covenants. Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and Parent shall have received a certificate to such effect signed on behalf of Company by the Chief Executive Officer and the Chief Financial Officer of Company.

   (c) Employment Agreements. The Employment Agreements shall remain in full force and effect.

   (d) Consents. Company shall have obtained all consents, waivers and approvals required in connection with the consummation of the transactions contemplated hereby in connection with the agreements, contracts, licenses or leases set forth on Schedule 6.3(d).

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

   7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the requisite approval of the stockholders of Company or Parent:

   (a) by mutual written consent duly authorized by the Boards of Directors of Parent and Company;

   (b) by either Company or Parent if the Merger shall not have been consummated by December 31, 2000 (the "Outside Date") for any reason; provided, however, that the right to terminate this Agreement under this
Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

   (c) by either Company or Parent if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;

   (d) by either Company or Parent if (i) the required approval of the stockholders of Company contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a meeting of Company stockholders duly convened therefor or at any adjournment therefor or
(ii) the required approval by the stockholders of Parent of the Share Issuance required under applicable Nasdaq rules shall not have been obtained by reason of the failure to obtain the required vote at a meeting of Parent stockholders duly convened therefor or at any adjournment thereof; provided, however, that the right to terminate this Agreement under this Section 7.1(d) shall not be available to any party whose action or failure to act has been a principal cause or resulted in the failure to obtain such stockholder approval and such action or failure to act constitutes a breach of this Agreement;

   (e) by Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Parent's representations and warranties or breach by Parent is curable by Parent, then Company may not terminate this Agreement under this
Section 7.1(e) for thirty (30) days after delivery of written notice from Company to Parent of such breach, provided Parent continues to exercise best efforts to cure such breach (it being understood that Company may not terminate this Agreement pursuant to this paragraph (e) if such breach by Parent is cured during such thirty (30)-day period);

   (f) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of Company set forth in this Agreement, or if any representation or warranty of Company shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Company's representations and warranties or breach by Company is curable by Company, then Parent may not terminate this Agreement under this
Section 7.1(f) for thirty (30) days after delivery of written notice from Parent to Company of such breach, provided Company continues to exercise best efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this paragraph (f) such breach by Company is cured during such thirty (30)-day period); or

   (g) by Parent, if (i) the Board of Directors of Company withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to Parent or its stockholders, (ii) the Board of Directors of Company shall have recommended to the stockholders of Company an Acquisition Proposal,
(iii) the Company fails to comply with Section 5.4, (iv) an Acquisition Proposal shall have been announced or otherwise become publicly known and the Board of Directors of Company shall have (A) failed to recommend against acceptance of such by Company's stockholders (including by taking no position, or indicating its inability to take a position, with respect to the acceptance by its stockholders of an Acquisition Proposal involving a tender offer or exchange offer) or (B) failed to reconfirm its approval and recommendation of this Agreement and the transactions contemplated hereby within five business days after a written request by Parent to do so, (v) for any reason Company fails to call and hold the Company Stockholders' Meeting by the date which is one business day prior to the Outside Date or (vi) the Board of Directors of Company resolves to take any of the actions described above.

   7.2 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 7.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto (or such later time as may be required by Section 7.1). In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, and the parties hereto shall have no further liability hereunder, except (i) as set forth in this Section 7.2,
Section 5.3(a), Section 7.3 and Article VIII, each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for fraud in connection with, or any willful breach of, this Agreement.

   7.3 Fees and Expenses.

   (a) General. Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated; provided, however, that Parent and Company shall share equally all fees and expenses, other than attorneys' and accountants fees and expenses, incurred (i) in relation to the printing and filing of the Joint Proxy Statement/Prospectus (including any preliminary materials related thereto) and the F-4 (including financial statements and exhibits) and any amendments or supplements thereto or (ii) for the premerger notification and report forms under the HSR Act.

   (b) Termination Fee.

     (i) In the event that (A) Parent shall terminate this Agreement pursuant to Section 7.1(g), or (B) this Agreement shall be terminated (x) pursuant to Section 7.1(b) or (y) pursuant to Section 7.1(d)(i) and, in the case of clause (x), (1) at or prior to such termination, there shall exist or have been proposed an Acquisition Proposal, (2) Parent shall have terminated, or been entitled to terminate, this Agreement pursuant to Section 7.1(b), (3) Company shall not have delivered an unconditional notice of breach pursuant to Section 7.1(e) and been entitled to terminate this Agreement pursuant to
  Section 7.1(e) but for the failure of the 30-day cure period set forth therein to expire prior to the Outside Date and (4) within 12 months after such termination, Company shall enter into a definitive agreement with respect to any Company Acquisition or any Company Acquisition shall be consummated, or, in the case of clause (y), Company shall not have delivered an unconditional notice of breach pursuant to Section 7.1(e) and been entitled to terminate this Agreement pursuant to Section 7.1(e) but for the failure of the 30-day cure period set forth therein to expire prior to the stockholder vote on this Agreement by the stockholders of Company, then, in the case of (A) and (B)(y), promptly after such termination, or in the case of (B)(x), immediately prior to the execution of a definitive agreement with respect to, or the consummation of, as applicable, such Company Acquisition, Company shall pay to Parent an amount in cash equal to $74 million (the "Termination Fee").

     (ii) In the event that Parent shall terminate this Agreement pursuant to
  Section 7.1(f), then Company shall promptly reimburse Parent for Parent's costs and expenses in connection with this Agreement and the transactions contemplated hereby ("Parent's Expenses"), and if, within twelve months of such termination of this Agreement, Company shall enter into a definitive agreement with respect to any Company Acquisition or any Company Acquisition involving Company shall be consummated, then immediately prior to the execution of a definitive agreement with respect to, or the consummation of, as applicable, such Company Acquisition, then Company shall pay to Parent an amount in cash equal to the amount by which the Termination Fee exceeds the amount of Parent's Expenses previously reimbursed by Company pursuant hereto.

     (iii) The Company acknowledges that the agreements contained in this
  Section 7.3(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails to pay in a timely manner the amounts due pursuant to this Section 7.3(b) and, in order to obtain such payment, Parent makes a claim that results in a judgment against the Company for the amounts set forth in this Section 7.3(b), the Company shall pay to Parent its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 7.3(b) at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made. Payment of the fees described in this Section 7.3(b) shall not be in lieu of damages incurred in the event of fraud or willful breach of this Agreement. For the purposes of this Agreement, "Company Acquisition" shall mean any of the following transactions (other than the transactions contemplated by this Agreement): (i) a merger, consolidation, business combination, recapitalization or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than 70% of the aggregate equity interests in the surviving, resulting or acquiring entity of such transaction, (ii) a sale or other disposition by the Company of assets representing in excess of 50% of the aggregate fair market value of the Company's business immediately prior to such sale or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by the Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 50% of the voting power of the then outstanding shares of capital stock of the Company.

   7.4 Amendment. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and Company.

   7.5 Extension; Waiver. At any time prior to the Effective Time, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                 ARTICLE VIII

                              GENERAL PROVISIONS

   8.1 Survival of Representations and Warranties. The representations and warranties of Company, Parent and Merger Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time.

   8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

        (a) if to Parent or Merger Sub, to:

         OpenTV Corp.
         401 East Middlefield Road
         Mountain View, California 94043-4005
         Attention: General Counsel
         Telecopy No.: (650) 230-1206
         with copies to:

         Wilson Sonsini Goodrich & Rosati
         Professional Corporation
         650 Page Mill Road
         Palo Alto, California 94304-1050
         Attention: Jeffrey D. Saper, Esq.
         Telecopy No.: (650) 493-6811

         and to:

         Wilson Sonsini Goodrich & Rosati
         Professional Corporation
         Spear Street Tower
         One Market
         San Francisco, California 94105
         Attention: Steve L. Camahort, Esq.
         Telecopy No.: (415) 947-2099

        (b) if to Company, to:

         Spyglass, Inc.
         1240 E. Diehl Road
         Naperville, Illinois 60563
         Attention: General Counsel
         Telecopy No.: (630) 245-6651

         with a copy to:

         Hale and Dorr LLP
         60 State Street
         Boston, Massachusetts 02109
         Attention: Patrick J. Rondeau, Esq.
         Telecopy No.: (617) 526-5000

   8.3 Interpretation; Definitions.

   (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement. Unless otherwise indicated the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

   (b) For purposes of this Agreement:

     (i) the term "knowledge" means with respect to a party hereto, with respect to any matter in question, knowledge of the executive officers of such party after reasonable inquiry;

     (ii) the term "Material Adverse Effect" when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect that is materially adverse to the business, assets, liabilities, financial condition, prospects or results of operations of such entity and its subsidiaries taken as a whole; provided, however, that in no event shall (A) a decrease in such entity's stock price in and of itself constitute a Material Adverse Effect or (B) any change, event, violation, inaccuracy, circumstance or effect that results from (x) the public announcement or pendency of the transactions contemplated hereby,
  (y) changes affecting the interactive television or internet industry generally (which changes do not disproportionately affect such entity) or
  (z) changes affecting the United States economy generally, constitute a Material Adverse Effect;

     (iii) the term "person" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

   8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

   8.5 Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Disclosure Schedule and the Parent Disclosure Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder, except that the provisions of Section 5.10 are intended for the benefit of the persons referred to therein and may be enforced by such persons.

   8.6 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

   8.7 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

   8.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

   8.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

   8.10 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                                   * * * * *

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

                                          OPENTV CORP.

                                          By:   /s/ Jan Steenkamp  ____________
                                          Name:  Jan Steenkamp   ______________
                                          Title:  Chief Executive Officer   ___

                                          SONNET ACQUISITION CORP.

                                          By:  /s/ Jan steenkamp   ____________
                                          Name:  Jan Steenkamp    _____________
                                          Title:  Chief Executive Officer  ____

                                          SPYGLASS, INC.

                                          By:  /s/ Douglas P. Colbeth  ________
                                          Name:  Douglas P. Colbeth  __________
                                          Title:  Chief Executive Officer  ____

                                  EXHIBIT A-1

                     FORM OF COMPANY STOCKHOLDER AGREEMENT

   THIS STOCKHOLDER AGREEMENT (this "Agreement") is made and entered into as of March 26, 2000, among OpenTV Corp., a British Virgin Islands corporation ("Parent"), and the undersigned stockholder (the "Stockholder") of Spyglass, Inc., a Delaware corporation (the "Company").

                                   RECITALS

   A. The Company and Parent have entered into an Agreement and Plan of Merger and Reorganization (the "Reorganization Agreement"), which provides for the merger (the "Merger") of a subsidiary of Parent with and into the Company. Pursuant to the Merger, all outstanding capital stock of the Company shall be converted into the right to receive Parent Common Stock, as set forth in the Reorganization Agreement;

   B. Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number of shares of the outstanding capital stock of the Company and shares subject to outstanding options and warrants as is indicated on the signature page of this Agreement; and

   C. In consideration of the execution of the Reorganization Agreement by Parent, Stockholder (in his or her capacity as such) agrees to vote the Shares (as defined below) and other such shares of capital stock of the Company over which Stockholder has voting power so as to facilitate consummation of the Merger.

   NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

   1. Certain Definitions. Capitalized terms not defined herein shall have the meanings ascribed to them in the Reorganization Agreement. For purposes of this Agreement:

   (a) "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Reorganization Agreement shall have been terminated pursuant to
Article VII thereof, or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement.

   (b) "Person" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental authority.

   (c) "Shares" shall mean: (i) all securities of the Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) owned by Stockholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which Stockholder acquires ownership during the period from the date of this Agreement through the Expiration Date.

   (d) Transfer. A Person shall be deemed to have effected a "Transfer" of a security if such person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein, other than any such actions pursuant to which such Person maintains all voting rights with respect to such security.

   2. Transfer of Shares.

   (a) Transferee of Shares to be Bound by this Agreement. Stockholder agrees that, during the period from the date of this Agreement through the Expiration Date, Stockholder shall not cause or permit any Transfer of any of the Shares to be effected unless each Person to which any of such Shares, or any interest in any of such

Shares, is or may be transferred shall have: (a) executed a counterpart of this Agreement and a proxy in the form attached hereto as Exhibit A (with such modifications as Parent may reasonably request); and (b) agreed in writing to hold such Shares (or interest in such Shares) subject to all of the terms and provisions of this Agreement.

   (b) Transfer of Voting Rights. Stockholder agrees that, during the period from the date of this Agreement through the Expiration Date, Stockholder shall not deposit (or permit the deposit of) any Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of Stockholder under this Agreement with respect to any of the Shares.

   3. Agreement to Vote Shares. At every meeting of the stockholders of the Company called, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of the Company, Stockholder (in his or her capacity as such) shall cause the Shares to be voted (a) in favor of the Merger and the Reorganization Agreement (the "Company Approval Matters") and (b) against any Acquisition Proposal.

   4. Irrevocable Proxy. Concurrently with the execution of this Agreement, Stockholder agrees to deliver to Parent a proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be irrevocable to the fullest extent permissible by law, with respect to the Shares.

   5. Representations and Warranties of the Stockholder. Stockholder (i) is the beneficial owner of the shares of Company Common Stock indicated on the final page of this Agreement, free and clear of any liens, claims, options, rights of first refusal, co-sale rights, charges or other encumbrances; (ii) does not beneficially own any securities of the Company other than the shares of Company Common Stock and options and warrants to purchase shares of Common Stock of the Company indicated on the final page of this Agreement; and
(iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

   6. Additional Documents. Stockholder (in his or her capacity as such) hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent, to carry out the intent of this Agreement.

   7. Termination. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date.

   8. Miscellaneous.

   (a) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

   (b) Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

   (c) Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

   (d) Specific Performance; Injunctive Relief. The parties hereto acknowledge that Parent shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity.

   (e) Notices. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

   If to Parent:

   OpenTV Corp.
   401 East Middlefield Road
   Mountain View, California 94043-4005
   Attention: General Counsel
   Telecopy No.: (650) 230-1206

   With copies to:

   Wilson Sonsini Goodrich & Rosati
   Professional Corporation
   650 Page Mill Road
   Palo Alto, California 94304-1050
   Telecopy No: (650) 493-6811
   Attention: Jeffrey D. Saper, Esq.

   and to:

   Wilson Sonsini Goodrich & Rosati
   Professional Corporation
   Spear Street Tower
   One Market
   San Francisco, California 94105
   Telecopy No: (415) 947-2099
   Attention: Steve L. Camahort, Esq.

   If to Stockholder:

   To the address for notice set forth on the signature page hereof.

   (f) Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without reference to rules of conflicts of law.

   (g) Entire Agreement. his Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

   (h) Effect of Headings. he section headings are for convenience only and shall not affect the construction or interpretation of this Agreement.

   (i) Counterparts. his Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

        [The remainder of this page has been intentionally left blank]

   IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written. The undersigned is executing this Agreement only in its capacity as a stockholder. Such signature in no way affects its obligations as an officer or director of the Company.

OPENTV CORP.                                STOCKHOLDER
By: _______________________________________ By: _______________________________________
     Signature of Authorized Signatory                       Signature
Name: _____________________________________ Name: _____________________________________
Title: ____________________________________ Title: ____________________________________
                                            ___________________________________________
                                            ___________________________________________
                                                           Print Address
                                            ___________________________________________
                                                             Telephone
                                            ___________________________________________
                                                           Facsimile No.
                                            Share beneficially owned:
                                            ____________ shares of Company Common Stock
                                            ____________ shares of Company Common Stock
                                            issuable upon exercise of outstanding
                                            options or warrants


                     [Signature Page to Voting Agreement]

                                   EXHIBIT A

                               IRREVOCABLE PROXY

   The undersigned stockholder of Spyglass, Inc., a Delaware corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoints Jan Steenkamp and Randall S. Livingston and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Proxy. The Shares beneficially owned by the undersigned stockholder of the Company as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

   This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Voting Agreement of even date herewith by and among OpenTV Corp., a British Virgin Islands corporation ("Parent"), and the undersigned stockholder (the "Voting Agreement"), and is granted in consideration of Parent entering into that certain Agreement and Plan of Merger and Reorganization (the "Reorganization Agreement"), by and between Parent, a subsidiary of Parent ("Merger Sub") and the Company. The Reorganization Agreement provides for the merger of Merger Sub with and into the Company in accordance with its terms (the "Merger"). As used herein, the term "Expiration Date" shall mean the earlier to occur of
(i) such date and time as the Reorganization Agreement shall have been validly terminated pursuant to Article VII thereof or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement.

   The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned meeting of stockholders of the Company and in every written consent in lieu of such meeting (a) in favor of the Company Approval Matters and (b) against any Acquisition Proposal.

   The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

   Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned. The undersigned is executing this Proxy only in its capacity as a stockholder. Such signature in no way affects its obligations as an officer or director of the Company.

   This Proxy is irrevocable (to the fullest extent permitted by law). This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

   Dated: March 26, 2000

                                          Signature of Stockholder: ___________

                                          Print Name of Stockholder: __________

                                          Shares beneficially owned:

                                          __ shares of the Company Common Stock

                                          __ shares of the Company Common Stock
                                          issuable upon exercise of
                                          outstanding options or warrants





                     [Signature Page to Irrevocable Proxy]

                                  EXHIBIT A-2

                        FORM OF PARENT VOTING AGREEMENT

   THIS VOTING AGREEMENT (this "Agreement") is made and entered into as of March 26, 2000, among Spyglass, Inc., a Delaware corporation (the "Company"), and the undersigned stockholder (the "Stockholder") of OpenTV Corp., a British Virgin Islands corporation ("Parent").

                                   RECITALS

   A. Parent, a subsidiary of Parent ("Merger Sub") and the Company have entered into an Agreement and Plan of Merger and Reorganization (the "Reorganization Agreement"), which provides for the merger (the "Merger") of Merger Sub with and into the Company. Pursuant to the Merger, all outstanding capital stock of the Company shall be converted into the right to receive Parent Common Stock, as set forth in the Reorganization Agreement;

   B. Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number of shares of the outstanding capital stock of Parent and shares subject to outstanding options and warrants as is indicated on the signature page of this Agreement; and

   C. In consideration of the execution of the Reorganization Agreement by the Company, Stockholder (in his or her capacity as such) agrees to vote the Shares (as defined below) and other such shares of capital stock of Parent over which Stockholder has voting power so as to facilitate consummation of the Merger.

   NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

   1. Certain Definitions. Capitalized terms not defined herein shall have the meanings ascribed to them in the Reorganization Agreement. For purposes of this Agreement:

   (a) "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Reorganization Agreement shall have been terminated pursuant to
Article VII thereof, or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement.

   (b) "Person" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental authority.

   (c) "Shares" shall mean: (i) all securities of Parent (including all shares of Parent Common Stock and all options, warrants and other rights to acquire shares of Parent Common Stock) owned by Stockholder as of the date of this Agreement; and (ii) all additional securities of Parent (including all additional shares of Parent Common Stock and all additional options, warrants and other rights to acquire shares of Parent Common Stock) of which Stockholder acquires ownership during the period from the date of this Agreement through the Expiration Date.

   (d) Transfer. A Person shall be deemed to have effected a "Transfer" of a security if such person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein, other than any such actions pursuant to which such Person maintains all voting rights with respect to such security.

   2. Transfer of Shares.

   (a) Transferee of Shares to be Bound by this Agreement. Stockholder agrees that, during the period from the date of this Agreement through the Expiration Date, Stockholder shall not cause or permit any Transfer of any of the Shares to be effected unless each Person to which any of such Shares, or any interest in any of such Shares, is or may be transferred shall have: (a) executed a counterpart of this Agreement and a proxy in the form attached hereto as Exhibit A (with such modifications as the Company may reasonably request); and
(b) agreed in writing to hold such Shares (or interest in such Shares) subject to all of the terms and provisions of this Agreement.

   (b) Transfer of Voting Rights. Stockholder agrees that, during the period from the date of this Agreement through the Expiration Date, Stockholder shall not deposit (or permit the deposit of) any Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of Stockholder under this Agreement with respect to any of the Shares.

   3. Agreement to Vote Shares. At every meeting of the stockholders of Parent called, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of Parent, Stockholder (in his or her capacity as such) shall cause the Shares to be voted in favor of approval of the Share Issuance.

   4. Irrevocable Proxy. Concurrently with the execution of this Agreement, Stockholder agrees to deliver to the Company a proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be irrevocable to the fullest extent permissible by law, with respect to the Shares.

   5. Representations and Warranties of the Stockholder. Stockholder (i) is the beneficial owner of the shares of Parent Common Stock indicated on the final page of this Agreement, free and clear of any liens, claims, options, rights of first refusal, co-sale rights, charges or other encumbrances; (ii) does not beneficially own any securities of the Parent other than the shares of Parent Common Stock and options and warrants to purchase shares of Common Stock of Parent indicated on the final page of this Agreement; and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

   6. Additional Documents. Stockholder (in his or her capacity as such) hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of the Company, to carry out the intent of this Agreement.

   7. Termination. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date.

   8. Miscellaneous.

   (a) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

   (b) Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

   (c) Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

   (d) Specific Performance; Injunctive Relief. The parties hereto acknowledge that the Company shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to the Company upon any such violation, the Company shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to the Company at law or in equity.

   (e) Notices. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

   If to the Company:

   Spyglass, Inc.
   1240 E. Diehl Road
   Naperville, Illinois 60563
   Telecopy No.: (630) 245-6651
   Attention: General Counsel
   With a copy to:

   Hale and Dorr LLP
   60 State Street
   Boston, Massachusetts 02109
   Telecopy No.: (617) 526-5000
   Attention: Patrick J. Rondeau, Esq.

   If to Stockholder: To the address for notice set forth on the signature page hereof.

   (f) Governing Law. This Agreement shall be governed by the laws of [the British Virgin Islands], without reference to rules of conflicts of law.

   (g) Entire Agreement. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

   (h) Effect of Headings. The section headings are for convenience only and shall not affect the construction or interpretation of this Agreement.

   (i) Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

        [The remainder of this page has been intentionally left blank]

   IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written. The undersigned is executing this Agreement only in its capacity as a stockholder. Such signature in no way affects its obligations as an officer or director of Parent.

SPYGLASS, INC.                            OTV HOLDINGS LIMITED

By: _________________________________     By: _________________________________
  Signature of Authorized Signatory          Name:
  Name:                                      Title:
  Title:

                                          _____________________________________

                                          _____________________________________
                                          Print Address

                                          _____________________________________
                                          Telephone

                                          _____________________________________
                                          Facsimile No.

                                          Share beneficially owned:

                                               Parent Series B Ordinary Shares

                                               Parent Series B Ordinary Shares
                                          issuable upon exercise of
                                          outstanding options or warrants



                     [Signature Page to Voting Agreement]

                                   EXHIBIT A

                               IRREVOCABLE PROXY

   The undersigned stockholder of OpenTV Corp., a British Virgin Islands corporation ("Parent"), hereby irrevocably (to the fullest extent permitted by law) appoints Douglas P. Colbeth and Gary L. Vilchick and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Parent that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Parent issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Proxy. The Shares beneficially owned by the undersigned stockholder of the Company as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

   This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Voting Agreement of even date herewith by and among Spyglass, Inc., a Delaware corporation ("Company"), and the undersigned stockholder (the "Voting Agreement"), and is granted in consideration of the Company entering into that certain Agreement and Plan of Merger and Reorganization (the "Reorganization Agreement"), by and between Parent, a subsidiary of Parent ("Merger Sub") and the Company. The Reorganization Agreement provides for the merger of Merger Sub with and into the Company in accordance with its terms (the "Merger"). As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Reorganization Agreement shall have been validly terminated pursuant to Article VII thereof or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement.

   The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned meeting of stockholders of Parent and in every written consent in lieu of such meeting in favor of approval of the Share Issuance.

   The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

   Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned. The undersigned is executing this Proxy only in its capacity as a stockholder. Such signature in no way affects its obligations as an officer or director of Parent.

   This Proxy is irrevocable (to the fullest extent permitted by law). This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Dated: March 26, 2000

                                          OTV HOLDINGS LIMITED

                                          By:__________________________________
                                             Name:
                                             Title:

                                          Shares beneficially owned:

                                               Parent Series B Ordinary Shares

                                               Parent Series B Ordinary Shares
                                          issuable upon exercise of
                                          outstanding options or warrants





                     [Signature Page to Irrevocable Proxy]

                                   EXHIBIT B

                     FORM OF STOCKHOLDER LOCK-UP AGREEMENT

OpenTV Corp.
401 East Middlefield Road
Mountain View, California 94043-4005
Attention: General Counsel

Ladies and Gentlemen:

   Pursuant to the terms of an Agreement and Plan of Merger and Reorganization dated as of March 26, 2000 (the "Merger Agreement") between OpenTV Corp., a British Virgin Islands corporation ("Parent"), a subsidiary of Parent and Spyglass, Inc., a Delaware corporation (the "Company"), the undersigned will receive Class A Ordinary Shares, $.01 par value per share, of Parent (the "Shares"), in exchange for shares of common stock of the Company owned by the undersigned.

   In order to induce Acquiror to enter into the Merger Agreement, the undersigned hereby agrees as follows:

   1. Until the expiration on May 21, 2000 of the "lock-up" to which directors and executive officers of Parent are subject in connection with Parent's initial public offering, the undersigned will not sell, offer to sell, contract to sell, sell any option or contract for the sale or purchase of, lend, enter into any swap or other arrangement that transfers to another any of the economic consequences of ownership of, or otherwise dispose of any of the Shares. In the event that the shares of capital stock of Parent owned by any director or executive officer of Parent are released from such lock-up agreement prior to May 21, 2000, then a proportionate number of the Shares held by the undersigned shall be deemed released early from the restrictions set forth in this Agreement.

   2. The undersigned acknowledges that Parent may impose stock transfer restrictions on the Shares to enforce the provisions of this Agreement.

   3. This Agreement shall terminate and be of no further force or effect upon the expiration of the "lock-up" period with respect to all shares subject to this Agreement.

                                        Very truly yours,

                                        _______________________________________
                                                  Name of Stockholder

                                        By: ___________________________________
                                                       Signature

                                        Date: _________________________________

AGREED TO:

OPENTV CORP.

By: ________________________________
  Name:
  Title:

                                   EXHIBIT C

                          FORM OF AFFILIATE AGREEMENT

   THIS AFFILIATE AGREEMENT (this "Agreement") is made and entered into as of
             , 2000, by and between OpenTV Corp., a British Virgin Islands corporation ("Parent"), and the undersigned stockholder who may be deemed an affiliate ("Affiliate") of Spyglass, Inc., a Delaware corporation ("Company"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Reorganization Agreement (as defined below).

                                   RECITALS

   A. The Company, Merger Sub (as defined below) and Parent have entered into an Agreement and Plan of Merger and Reorganization (the "Reorganization Agreement") which provides for the merger (the "Merger") of a wholly-owned subsidiary of Parent ("Merger Sub") with and into the Company. Pursuant to the Merger, all outstanding capital stock of the Company (the "Company Capital Stock") shall be converted into the right to receive Class A Ordinary Shares of Parent;

   B. Affiliate has been advised that Affiliate may be deemed to be an "affiliate" of the Company, as the term "affiliate" is used for purposes of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC"); and

   C. The execution and delivery of this Agreement by Affiliate is a material inducement to Parent to enter into the Reorganization Agreement.

   NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

   1. Acknowledgments by Affiliate. Affiliate acknowledges and understands that the representations, warranties and covenants by Affiliate set forth herein shall be relied upon by Parent, the Company and their respective affiliates and counsel, and that substantial losses and damages may be incurred by these persons if Affiliate's representations, warranties or covenants are breached. Affiliate has carefully read this Agreement and the Reorganization Agreement and has discussed the requirements of this Agreement with Affiliate's professional advisors, who are qualified to advise Affiliate with regard to such matters.

   2. Beneficial Ownership of Company Capital Stock. The Affiliate is the sole record and beneficial owner of the number of shares of Company Capital Stock set forth next to its name on the signature page hereto (the "Shares"). Except as set forth in the Company Disclosure Schedule, the Shares are not subject to any claim, lien, pledge, charge, security interest or other encumbrance or to any rights of first refusal of any kind. There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Affiliate is party or by which it is bound obligating the Affiliate to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any Shares or obligating the Affiliate to grant or enter into any such option, warrant, call, right, commitment or agreement. The Affiliate has the sole right to transfer such Shares. The Shares constitute all shares of Company Capital Stock owned, beneficially or of record, by the Affiliate. The Shares are not subject to preemptive rights created by any agreement to which the Affiliate is party. The Affiliate has not engaged in any sale or other transfer of the Shares in contemplation of the Merger. All shares of Company Capital Stock and common stock of Parent ("Parent Common Stock") acquired by Affiliate subsequent to the date hereof (including shares of Parent Common Stock acquired in the Merger) shall be subject to the provisions of this Agreement as if held by Affiliate as of the date hereof.

   3. Compliance with Rule 145 and the Securities Act.

   (a) Affiliate has been advised that (i) the issuance of shares of Parent Common Stock in connection with the Merger is expected to be effected pursuant to a registration statement on Form F-4 promulgated under the

Securities Act of 1933, as amended (the "Securities Act"), and the resale of such shares shall be subject to restrictions set forth in Rule 145 under the Securities Act, and (ii) Affiliate may be deemed to be an affiliate of the Company as defined by paragraphs (c) and (d) of Rule 145 under the Securities Act. Affiliate accordingly agrees not to sell, transfer or otherwise dispose of any Parent Common Stock issued to Affiliate in the Merger unless (i) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145(d) promulgated under the Securities Act, or (ii) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Securities Act or an appropriate exemption from registration, or (iii) Affiliate delivers to Parent a written opinion of counsel, reasonably acceptable to Parent in form and substance, that such sale, transfer or other disposition is otherwise exempt from registration under the Securities Act.

   (b) Parent shall give stop transfer instructions to its transfer agent with respect to any Parent Common Stock received by Affiliate pursuant to the Merger and there shall be placed on the certificates representing such Parent Common Stock, or any substitutions therefor, a legend stating in substance:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 UNDER THE SECURITIES ACT APPLIES AND MAY ONLY BE TRANSFERRED IN CONFORMITY WITH RULE 145(d) OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER IN FORM AND SUBSTANCE, THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED."

The legend set forth above shall be removed (by delivery of a substitute certificate without such legend) and Parent shall so instruct its transfer agent, if Affiliate delivers to Parent (i) written evidence satisfactory to Parent that the shares have been sold in compliance with Rule 145 (in which case, the substitute certificate shall be issued in the name of the transferee), or (ii) an opinion of counsel, in form and substance reasonably satisfactory to Parent, to the effect that public sale of the shares by the holder thereof is no longer subject to Rule 145.

   (c) Affiliate understands that unless a sale or transfer is made in conformity with the provisions of Rule 145, or pursuant to a registration statement, Parent reserves the right to put the following legend on the certificates issued to his transferee:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

   4. No Obligation to Register. Affiliate understands that Parent is under no obligation to register the sale, transfer or other disposition of the Parent Common Stock by or on Affiliate's behalf under the Act or, to take any other action necessary in order to make compliance with an exemption from such registration available.

   5. Termination. This Agreement shall be terminated and shall be of no further force and effect in the event of the termination of the Reorganization Agreement pursuant to Article VII of the Reorganization Agreement.

   6. Miscellaneous.

   (a) Waiver; Severability. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing and signed by each party hereto. In the event that any provision of this Agreement, or the application of any such provision to any person, entity or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons, entities or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

   (b) Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other party hereto.

   (c) Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

   (d) Injunctive Relief. Each of the parties acknowledge that (i) the covenants and the restrictions contained in this Agreement are necessary, fundamental, and required for the protection of Parent and the Company and to preserve for Parent the benefits of the Merger; (ii) such covenants relate to matters which are of a special, unique, and extraordinary character that gives each of such covenants a special, unique, and extraordinary value; and (iii) a breach of any such covenants or any other provision of this Agreement shall result in irreparable harm and damages to Parent and the Company which cannot be adequately compensated by a monetary award. Accordingly, it is expressly agreed that in addition to all other remedies available at law or in equity, Parent and the Company shall be entitled to the immediate remedy of a temporary restraining order, preliminary injunction, or such other form of injunctive or equitable relief as may be used by any court of competent jurisdiction to restrain or enjoin any of the parties hereto from breaching any such covenant or provision or to specifically enforce the provisions hereof.

   (e) Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

   (f) Entire Agreement. This Agreement, the Reorganization Agreement and any other agreements referred to in the Reorganization Agreement set forth the entire understanding of Affiliate and Parent relating to the subject matter hereof and thereof and supersede all prior agreements and understandings between Affiliate and Parent relating to the subject matter hereof and thereof.

   (g) Further Assurances. Affiliate shall execute and/or cause to be delivered to Parent such instruments and other documents and shall take such other actions as Parent may reasonably request to effectuate the intent and purposes of this Agreement.

   (h) Third Party Reliance. Counsel to and independent auditors for Parent and the Company shall be entitled to rely upon this Affiliate Agreement.

   (i) Survival. The representations, warranties, covenants and other provisions contained in this Agreement shall survive the Merger.

   (j) Notices. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

   If to Parent:

   OpenTV Corp.
   401 East Middlefield Road
   Mountain View, California 94043-4005
   Attention: General Counsel
   Facsimile: (650) 230-1206

   With copies to:

   Wilson Sonsini Goodrich & Rosati
   Professional Corporation
   650 Page Mill Road
   Palo Alto, California 94304-1050
   Attention: Jeffrey D. Saper, Esq.
   Facsimile: (650) 493-6811

   Wilson Sonsini Goodrich & Rosati
   Professional Corporation
   One Market, Spear Street Tower
   San Francisco, California 94105
   Attention: Steve L. Camahort, Esq.
   Facsimile: (415) 947-2099

   If to Affiliate:

   To the address for notice set forth on the signature page hereof.

   (k) Counterparts. This Agreement shall be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

   IN WITNESS WHEREOF, the parties have caused this Affiliate Agreement to be duly executed on the day and year first above written.

OPENTV CORP.                              AFFILIATE

By: _________________________________     By: _________________________________
  Name:                                      Affiliate's Address for Notice:
  Title:
                                          _____________________________________

                                          _____________________________________

                                          _____________________________________

                                          Shares beneficially owned:

                                               shares of Company Common Stock

                                               shares of Company Common Stock
                                          issuable upon exercise of
                                          outstanding options and warrants

                                               shares of Parent Common Stock




                    [Signature Page to Affiliate Agreement]

                                                                      EXHIBIT D


                             [Spyglass letterhead]

                                                 , 2000

Hale and Dorr LLP
60 State Street
Boston, Massachusetts 02109

Wilson Sonsini Goodrich & Rosati,
 Professional Corporation
Spear Street Tower
One Market Street
San Francisco, California 94105

    Re: Merger pursuant to Agreement and Plan of Merger and Reorganization among OpenTV Corp., Sonnet Acquisition Corp., and Spyglass, Inc.

Ladies and Gentlemen:

   This letter is furnished to you in connection with your rendering of opinions regarding certain federal income tax consequences of the merger pursuant to the Agreement and Plan of Merger and Reorganization dated as of March 26, 2000 (the "Merger Agreement"), by and among OpenTV Corp., a British Virgin Islands corporation ("Parent"), Sonnet Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent ("Sub"), and Spyglass, Inc. a Delaware corporation ("Target"). Pursuant to the Merger Agreement, Sub will merge with and into Target (the "Merger"). Except as otherwise provided, capitalized terms not defined herein have the meanings set forth in the Merger Agreement and the exhibits thereto. All section references, unless otherwise indicated, are to the United States Internal Revenue Code of 1986, as amended.

   After consulting with its counsel and auditors regarding the meaning of and factual support for the following representations, the undersigned hereby certifies and represents that the following facts are now true and will continue to be true as of the Effective Time:

   1. Pursuant to the Merger, Sub will merge with and into Target, and Target will acquire substantially all of the assets and liabilities of Sub. Specifically, the assets transferred to Target pursuant to the Merger will represent at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Sub immediately prior to the Merger. In addition, at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Target immediately prior to the Merger will continue to be held by Target immediately after the Merger. For purposes of this representation, the following assets will be treated as assets held by Target or Sub, as the case may be, immediately prior but not subsequent to the Merger: (i) assets disposed of by Target or Sub (other than assets transferred from Sub to Target in the Merger) prior to or subsequent to the Merger and in contemplation thereof (including without limitation any asset disposed of by Target, other than in the ordinary course of business, pursuant to a plan or intent existing during the period ending at the Effective Time and beginning with the commencement of negotiations (whether formal or informal) with Parent regarding the Merger (the "Pre-Merger Period")); (ii) assets used by Target or Sub to pay shareholders receiving cash in lieu of fractional shares of Parent stock, or to pay other expenses or liabilities incurred in connection with the Merger; and (iii) assets used to make distribution, redemption, or other payments in respect of Target stock or rights to acquire such stock (including payments treated as such for tax purposes) that are made in contemplation of the Merger or related thereto.

Hale and Dorr LLP
Wilson Sonsini Goodrich & Rosati,
 Professional Corporation
      , 2000
Page 2

   2. Other than in the ordinary course of business or pursuant to its obligations under the Merger Agreement, Target has made no transfer of any of its assets (including any distribution of assets with respect to, or in redemption of, stock) in contemplation of the Merger (or any other corporate acquisition) or during the Pre-Merger Period.

   3. The Merger will be undertaken by Target for valid business purposes and not for the purpose of tax avoidance.

   4. At the Effective Time, there will not be outstanding any equity interests in Target other than those disclosed in Section 2.3 of the Merger Agreement, or any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in Target or any other equity interest in Target that, if exercised or converted, would affect Parent's acquisition or retention of Control of Target. As used in this letter, "Control" shall consist of direct ownership of stock possessing at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of each other class of stock of the corporation. For purposes of determining Control, a person shall not be considered to own voting stock if rights to vote such stock (or to restrict or otherwise control the voting of such stock) are held by a third party (including a voting trust) other than an agent of such person.

   5. In the Merger, shares of Target stock representing Control of Target will be exchanged solely for voting stock of Parent. For purposes of this representation, shares of Target stock exchanged in the Merger for cash or other property (including, without limitation, cash paid to Target shareholders in lieu of fractional shares of Parent stock) will be treated as Target stock outstanding at the Effective Time but not exchanged for voting stock of Parent.

   6. The total fair market value of all consideration other than Parent stock received by Target shareholders in the Merger (including, without limitation, cash paid to Target shareholders in lieu of fractional shares of Parent stock) will be less than twenty percent (20%) of the aggregate fair market value of the Target stock outstanding immediately prior to the Merger.

   7. Target has no plan or intention to issue additional shares of its stock, or to take any other action, that would result in Parent losing Control of Target.

   8. Target has no knowledge of any plan or intention of Parent to reacquire any of its stock issued pursuant to the Merger.

   9. Target has no plan or intention to sell, distribute, or otherwise dispose of any of its assets or of any of the assets acquired from Sub in the Merger, except for dispositions made in the ordinary course of business or transfers of assets to a corporation Controlled by Target, as described in
Section 368(a)(2)(C) and Treasury Regulation Section 1.368-2(k).

   10. To the best of Target's knowledge and belief, during the past five (5) years, and at present, none of the outstanding shares of Target stock, including the right to acquire or vote any such shares have, directly or indirectly, been owned by Parent or Parent's affiliates.

   11. To the best of Target's knowledge and belief, in the Merger, Sub will have no liabilities assumed by Target and will not transfer to Target any assets subject to liabilities. Target has no knowledge or belief that, at the Effective Time, Sub's liabilities will exceed the tax basis of its assets.

Hale and Dorr LLP
Wilson Sonsini Goodrich & Rosati,
 Professional Corporation
      , 2000
Page 3

   12. To the best of Target's knowledge and belief, following the Merger, Parent will cause Target to continue Target's historic business or use a significant portion of Target's historic business assets in a business. For this purpose, Parent shall be treated as conducting the business and holding the assets of related entities, as described in Treasury Regulation Section 1.368-1(d)(4).

   13. The liabilities of Target have been incurred by Target in the ordinary course of its business.

   14. At the Effective Time, the fair market value of the assets of Target will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

   15. Target is not an investment company within the meaning of Section 368(a)(2)(F)(iii) and (iv).

   16. Target is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A).

   17. To the best of Target's knowledge and belief, no Target shareholder is acting as agent for Parent in connection with the Merger or approval thereof, and Parent will not reimburse any Target shareholder for Target stock such shareholder may have purchased or for other obligations such shareholder may have incurred.

   18. Neither Target nor any person related to Target within the meaning of Treasury Regulation Section 1.368-1(e)(3) acquired any stock of Target pursuant to Sales (as defined below) during the Pre-Merger Period. As used herein, "Sales" means any sales, exchanges, transfers, pledges, dispositions, or any other transactions that result in a direct or indirect transfer of the risk of ownership.

   19. Except with respect to payments of cash to Target shareholders in lieu of fractional shares of Parent stock, one hundred percent (100%) of the Target stock outstanding immediately prior to the Merger will be exchanged solely for Parent stock. Thus, except as set forth in the preceding sentence, Target intends that no consideration be paid or received (directly or indirectly, actually or constructively) for Target stock other than Parent stock.

   20. The fair market value of the Parent stock received by each Target shareholder will be approximately equal to the fair market value of the Target stock surrendered in exchange therefor, and the aggregate consideration received by Target shareholders in exchange for their Target stock will be approximately equal to the fair market value of all of the outstanding shares of Target stock immediately prior to the Merger. "Fair market value" as used in this representation is determined based upon arm's length negotiations and the opinions of Merrill Lynch, Pierce, Fenner & Smith Incorporated and FleetBoston Robertson Stephens, financial advisors to Parent and Target, respectively.

   21. Under Section 1.6(f) of the Merger Agreement, in lieu of any fractional shares of Parent stock that would otherwise be issued, each Target shareholder shall receive cash. The payment of cash in lieu of fractional shares of Parent stock will be made solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and will not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the Target shareholders in lieu of issuing fractional shares of Parent stock will not exceed one percent (1%) of the total consideration that will be issued in the Merger to the Target shareholders in exchange for their shares of Target stock. The fractional-share interests of each holder of Target stock will be aggregated, and no holder of Target stock will receive cash in an amount equal to or greater than the value of one full share of Parent stock.

Hale and Dorr LLP
Wilson Sonsini Goodrich & Rosati,
 Professional Corporation
      , 2000
Page 4

   22. No shares of Sub have been or will be used as consideration or issued to Target shareholders pursuant to the Merger.

   23. Parent, Sub, Target, and the Target shareholders will each pay separately its or their own expenses, if any, relating to the Merger.

   24. There is no intercorporate indebtedness existing between Parent and Target or between Sub and Target that was issued, acquired, or will be settled at a discount, and Parent will assume no liabilities of Target or any Target shareholder in connection with the Merger.

   25. The terms of the Merger Agreement are the product of arm's-length negotiations.

   26. None of the compensation received by any shareholder-employees of Target will be separate consideration for, or allocable to, any of their shares of Target stock; none of the shares of Parent stock received by any shareholder-employees of Target will be separate consideration for, or allocable to, any employment agreement or any covenants not to compete; and the compensation paid to any shareholder-employees of Target will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

   27. Other than shares of Target stock or options to acquire Target stock issued as compensation to present or former service providers (including, without limitation, employees and directors) of Target in the ordinary course of business, if any, no issuances of Target stock or rights to acquire Target stock have occurred or will occur during the Pre-Merger Period other than pursuant to options, warrants, or agreements outstanding prior to the Pre-Merger Period.

   28. To the best of Target's knowledge and belief, in the Merger, fifty percent (50%) or less of both the total voting power and the total value of the stock of Parent will be received by Target shareholders who are United States persons within the meaning of Treasury Regulation Section 1.367(a)- 3(c)(5)(iv) ("United States Persons").

   29. Immediately after the Merger, no more than fifty percent (50%) of each of the total voting power and the total value of the stock of Parent will be directly or indirectly owned, in the aggregate, by United States Persons who are either officers, directors, or 5% shareholders of Target. For this purpose, a 5% shareholder of Target is a person that directly or indirectly owns at least five percent (5%) of either the total voting power or the total value of the stock of Target immediately prior to the Merger.

   30. To the best of the knowledge and belief of Target, (i) Parent will have been engaged in an active trade or business outside of the United States, within the meaning of Treasury Regulation Section 1.367(a)-2T(b)(2) and (3), for the entire 36-month period immediately before the Effective Time; (ii) Parent satisfies the substantially test contained in Treasury Regulation
Section 1.367(a)-3(c)(3); and (iii) the shareholders of Target do not have an intention, and will not have an intention at the Effective Time, to substantially dispose of or discontinue such trade or business.

   31. Immediately after the Merger, no former Target shareholder will directly or indirectly own 5% or more of either the total voting power or the total value of the stock of Parent.

   32. Target will comply with all applicable reporting requirements set forth in Treasury Regulations under Section 367, including, without limitation, Treasury Regulation Section 1.367(a)-3(c)(6).

Hale and Dorr LLP
Wilson Sonsini Goodrich & Rosati,
 Professional Corporation
      , 2000
Page 5

   33. To the best of the knowledge and belief of Target, Parent is an organization properly characterized as a corporation under Section 7701(a)(3) and Treasury Regulation Section 301.7701-2.

   34. Target is not a United States real property holding corporation within the meaning of Section 897(c)(2).

   The individual executing this letter is authorized to make all of the representations set forth herein on behalf of Target. Notwithstanding anything herein to the contrary, the undersigned makes no representations regarding any actions or conduct of Target pursuant to Parent's exercise of control over Target after the Merger.

   The undersigned recognizes that (i) your opinions will be based on the representations set forth herein and on the statements contained in the Merger Agreement and documents related thereto, and (ii) your opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations are not accurate in all material respects at all relevant times. If, prior to the Effective Time, any of the representations set forth herein cease to be accurate in any material respect, the undersigned agrees to deliver to you immediately a written notice to that effect. The undersigned recognizes that your opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

                                          Very truly yours,

                                          Spyglass, Inc.,
                                          a Delaware corporation

                                          By:

                                          Title:

                                                                      EXHIBIT E


                           [OpenTV Corp. letterhead]

                                                , 2000

Hale and Dorr LLP
60 State Street
Boston, Massachusetts 02109

Wilson Sonsini Goodrich & Rosati,
 Professional Corporation
Spear Street Tower
One Market Street
San Francisco, California 94105

    Re: Merger pursuant to Agreement and Plan of Merger and Reorganization among OpenTV Corp., Sonnet Acquisition Corp., and Spyglass, Inc.

Ladies and Gentlemen:

   This letter is furnished to you in connection with your rendering of opinions regarding certain federal income tax consequences of the merger pursuant to the Agreement and Plan of Merger and Reorganization dated as of March 26, 2000 (the "Merger Agreement"), by and among OpenTV Corp., a British Virgin Islands corporation ("Parent"), Sonnet Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent ("Sub"), and Spyglass, Inc., a Delaware corporation ("Target"). Pursuant to the Merger Agreement, Sub will merge with and into Target (the "Merger"). Except as otherwise provided, capitalized terms not defined herein have the meanings set forth in the Merger Agreement and the exhibits thereto. All section references, unless otherwise indicated, are to the United States Internal Revenue Code of 1986, as amended.

   After consulting with their counsel and auditors regarding the meaning of and factual support for the following representations, the undersigned hereby certify and represent that the following facts are now true and will continue to be true as of the Effective Time:

   1. Pursuant to the Merger, Sub will merge with and into Target, and Target will acquire substantially all of the assets and liabilities of Sub. Specifically, the assets transferred to Target pursuant to the Merger will represent at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Sub immediately prior to the Merger. In addition, at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Target immediately prior to the Merger will continue to be held by Target immediately after the Merger. For purposes of this representation, the following assets will be treated as assets held by Target or Sub, as the case may be, immediately prior but not subsequent to the Merger: (i) assets disposed of by Target or Sub (other than assets transferred from Sub to Target in the Merger) prior to or subsequent to the Merger and in contemplation thereof (including without limitation any asset disposed of by Target, other than in the ordinary course of business, pursuant to a plan or intent existing during the period ending at the Effective Time and beginning with the commencement of negotiations (whether formal or informal) with Parent regarding the Merger (the "Pre-Merger Period")); (ii) assets used by Target or Sub to pay shareholders receiving cash in lieu of fractional shares of Parent stock, or to pay other expenses or liabilities incurred in connection with the Merger; and (iii) assets used to make distribution, redemption, or other payments in respect of Target stock or rights to acquire such stock (including payments treated as such for tax purposes) that are made in contemplation of the Merger or related thereto.

Hale and Dorr LLP
Wilson Sonsini Goodrich & Rosati,
 Professional Corporation
      , 2000
Page 2

   2. The Merger will be undertaken by Parent and Sub for valid business purposes and not for the purpose of tax avoidance.

   3. Prior to the Merger, Parent will be in "Control" of Sub. As used in this letter, "Control" shall consist of direct ownership of stock possessing at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of each other class of stock of the corporation. For purposes of determining Control, a person shall not be considered to own voting stock if rights to vote such stock (or to restrict or otherwise control the voting of such stock) are held by a third party (including a voting trust) other than an agent of such person.

   4. Sub is a wholly owned subsidiary of Buyer, formed solely for the purposes of engaging in the Merger, and will carry on no business prior to the Merger.

   5. In the Merger, shares of Target stock representing Control of Target will be exchanged solely for voting stock of Parent. For purposes of this representation, shares of Target stock exchanged in the Merger for cash or other property (including, without limitation, cash paid to Target shareholders in lieu of fractional shares of Parent stock) will be treated as Target stock outstanding at the Effective Time but not exchanged for voting stock of Parent.

   6. Parent has no plan or intention to cause Target to issue additional shares of its stock, or to take any other action, that would result in Parent losing Control of Target.

   7. Parent has no plan or intention to reacquire any of its stock issued pursuant to the Merger.

   8. Parent has no plan or intention to liquidate Target; except for the Merger to merge Target with or into another corporation, including Parent or its affiliates; to sell, distribute, or otherwise dispose of the stock of Target, except for transfers of stock to corporations Controlled by Parent, as described in Section 368(a)(2)(C) and Treasury Regulation Section 1.368-2(k); to cause Target to sell, distribute, or otherwise dispose of the stock of Target; or to cause Target to sell or otherwise dispose of any of its assets or of any of the assets acquired from Sub in the Merger, except for dispositions made in the ordinary course of business, or transfers of assets to a corporation Controlled by Target, as described in Section 368(a)(2)(C) and Treasury Regulation Section 1.368-2(k).

   9. In the Merger, Sub will have no liabilities assumed by Target and will not transfer to Target any assets subject to liabilities. At the Effective Time, Sub's liabilities will not exceed the tax basis of its assets.

   10. Following the Merger, Parent will cause Target to continue Target's historic business or use a significant portion of Target's historic business assets in a business. For this purpose, Parent shall be treated as conducting the business and holding the assets of related entities, as described in Treasury Regulation Section 1.368-1(d)(4).

   11. During the past five (5) years, and at present, none of the outstanding shares of Target stock, including the right to acquire or vote any such shares have, directly or indirectly, been owned by Parent or Parent's affiliates.

   12. Neither Parent nor Sub is an investment company within the meaning of
Section 368(a)(2)(F)(iii) and (iv).

Hale and Dorr LLP
Wilson Sonsini Goodrich & Rosati,
 Professional Corporation
      , 2000
Page 3

   13. No Target shareholder is acting as agent for Parent in connection with the Merger or approval thereof. Parent will not reimburse any Target shareholder for Target stock such shareholder may have purchased or for other obligations such shareholder may have incurred.

   14. Neither Parent nor Sub is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A).

   15. Neither Parent nor any person related to Parent within the meaning of Treasury Regulation Section 1.368-1(e)(3) acquired any stock of Target pursuant to Sales (as defined below) during the Pre-Merger Period or has any plan or intention (a "Plan") to acquire pursuant to Sales (as defined below) any Parent stock received in the Merger by any Target shareholder. As used herein, "Sales" means any sales, exchanges, transfers, pledges, dispositions, or any other transactions that result in a direct or indirect transfer of the risk of ownership.

   16. Except with respect to payments of cash to Target shareholders in lieu of fractional shares of Parent stock, one hundred percent (100%) of the Target stock outstanding immediately prior to the Merger will be exchanged solely for Parent stock. Thus, except as set forth in the preceding sentence, Parent and Sub intend that no consideration be paid or received (directly or indirectly, actually or constructively) for Target stock other than Parent stock.

   17. The total fair market value of all consideration other than Parent stock received by Target shareholders in the Merger (including, without limitation, cash paid to Target shareholders in lieu of fractional shares of Parent stock) will be less than twenty percent (20%) of the aggregate fair market value of the Target stock outstanding immediately prior to the Merger.

   18. The fair market value of the Parent stock received by each Target shareholder will be approximately equal to the fair market value of the Target stock surrendered in exchange therefor, and the aggregate consideration received by Target shareholders in exchange for their Target stock will be approximately equal to the fair market value of all of the outstanding shares of Target stock immediately prior to the Merger. "Fair market value" as used in this representation is determined based upon arm's length negotiations and the opinions of Merrill Lynch, Pierce, Fenner & Smith Incorporated and FleetBoston Robertson Stephens, financial advisors to Parent and Target, respectively.

   19. Under Section 1.6(f) of the Merger Agreement, in lieu of any fractional shares of Parent stock that would otherwise be issued, each Target shareholder shall receive cash. The payment of cash in lieu of fractional shares of Parent stock will be made solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and will not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the Target shareholders in lieu of issuing fractional shares of Parent stock will not exceed one percent (1%) of the total consideration that will be issued in the Merger to the Target shareholders in exchange for their shares of Target stock. The fractional share interests of each holder of Target stock will be aggregated, and no holder of Target stock will receive cash in an amount equal to or greater than the value of one full share of Parent stock.

   20. No shares of Sub have been or will be used as consideration or issued to Target shareholders pursuant to the Merger.

   21. Parent, Sub, Target, and the Target shareholders will each pay separately its or their own expenses, if any, relating to the Merger.

Hale and Dorr LLP
Wilson Sonsini Goodrich & Rosati,
 Professional Corporation
      , 2000
Page 4

   22. There is no intercorporate indebtedness existing between Parent and Target or between Sub and Target that was issued, acquired, or will be settled at a discount, and Parent will assume no liabilities of Target or any Target shareholder in connection with the Merger.

   23. The terms of the Merger Agreement are the product of arm's-length negotiations.

   24. None of the compensation received by any shareholder-employees of Target will be separate consideration for, or allocable to, any of their shares of Target stock; none of the shares of Parent stock received by any shareholder-employees of Target will be separate consideration for, or allocable to, any employment agreement or any covenants not to compete; and the compensation paid to any shareholder-employees of Target will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

   25. To the best of Parent's knowledge and belief, in the Merger, fifty percent (50%) or less of both the total voting power and the total value of the stock of Parent will be received by Target shareholders who are United States persons within the meaning of Treasury Regulation Section 1.367(a)- 3(c)(5)(iv) ("United States Persons").

   26. To the best of the knowledge and belief of Parent, immediately after the Merger, no more than fifty percent (50%) of each of the total voting power and the total value of the stock of Parent will be directly or indirectly owned, in the aggregate, by United States Persons who are either officers, directors, or 5% shareholders of Target. For this purpose, a 5% shareholder of Target is a person that directly or indirectly owns at least five percent (5%) of either the total voting power or the total value of the stock of Target immediately prior to the Merger.

   27. Parent will have been engaged in an active trade or business outside of the United States, within the meaning of Treasury Regulation Section 1.367(a)- 2T(b)(2) and (3), for the entire 36-month period immediately before the Effective Time. Parent satisfies the substantiality test contained in Treasury Regulation Section 1.367(a)-3(c)(3). Parent does not have an intention, and will not have an intention at the Effective Time, to substantially dispose of or discontinue such trade or business.

   28. To the best of the knowledge and belief of Parent, immediately after the Merger, no former Target shareholder will directly or indirectly own 5% or more of either the total voting power or the total value of the stock of Parent.

   29. Parent will comply with all applicable reporting requirements set forth in Treasury Regulation Section 1.368-3, and Parent will cause Target to do the same.

   30. Parent will cause Target to comply with all applicable reporting requirements set forth in Treasury Regulations under Section 367, including, without limitation, Treasury Regulation Section 1.367(a)-3(c)(6).

   31. Parent is an organization properly characterized as a corporation under
Section 7701(a)(3) and Treasury Regulation Section 301.7701-2.

   32. The individual executing this letter is authorized to make all of the representations set forth herein on behalf of Parent and Sub.

Hale and Dorr LLP
Wilson Sonsini Goodrich & Rosati,
 Professional Corporation
      , 2000
Page 5

   The undersigned recognize that (i) your opinions will be based on the representations set forth herein and on the statements contained in the Merger Agreement and documents related thereto, and (ii) your opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations are not accurate in all material respects at all relevant times. If, prior to the Effective Time, any of the representations set forth herein cease to be accurate in any material respect, the undersigned agree to deliver to you immediately a written notice to that effect. The undersigned recognize that your opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

                                          Very truly yours,

                                          OpenTV Corp.,
                                          a British Virgin Islands corporation

                                          By:

                                          Title:

                                          Sonnet Acquisition Corp.,
                                          a Delaware corporation

                                          By:

                                          Title:

                                                                        ANNEX B

                                                         Investment Banking


                                                         Corporate and
                                                         Institutional
                                                         Client Group

                                                         World Financial
                                                         Center
                                                         North Tower
[LOGO OF MERRILL LYNCH]                                  New York, New York
                                                         10281-1330

                                          March 26, 2000

Board of Directors
OpenTV Corp.
401 East Middlefield Road
Mountain View, CA 94043-4005

Members of the Board of Directors:

   OpenTV Corp. ("OpenTV"), Sonnet Acquisition Corp., a wholly owned subsidiary of OpenTV ("Merger Sub"), and Spyglass, Inc. ("Spyglass") propose to enter into an Agreement and Plan of Merger and Reorganization (the "Agreement"), pursuant to which Merger Sub will be merged with and into Spyglass (the "Merger") and each outstanding share of the common stock, par value $0.01 per share, of Spyglass (the "Spyglass Common Stock") will be converted into the right to receive 0.7236 (the "Exchange Ratio") of a Class A Ordinary Share, par value $0.01 per share, of OpenTV (the "OpenTV Common Stock").

   You have asked us whether, in our opinion, the Exchange Ratio is fair from a financial point of view to OpenTV.

   In arriving at the opinion set forth below, we have, among other things:

  (1) Reviewed certain publicly available business and financial information relating to Spyglass and OpenTV that we deemed to be relevant;

  (2) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flows, assets, liabilities and prospects of Spyglass and OpenTV furnished to or discussed with us by Spyglass and OpenTV;

  (3) Conducted discussions with members of senior management and representatives of Spyglass and OpenTV concerning the matters described in clauses 1 and 2 above, as well as their respective businesses and prospects before and after giving effect to the Merger;

  (4) Reviewed the market prices and valuation multiples for the Spyglass Common Stock and the OpenTV Common Stock and compared them with those of certain publicly traded companies that we deemed to be relevant;

  (5) Reviewed the results of operations of Spyglass and OpenTV and compared them with those of certain publicly traded companies that we deemed to be relevant;


  (6) Participated in certain discussions and negotiations among representatives of Spyglass and OpenTV and their respective financial and legal advisors;


  (7) Reviewed the Agreement; and

  (8) Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

   In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of Spyglass or OpenTV or been furnished with any such evaluation or appraisal. In addition, we have not assumed any obligation to conduct, nor have we conducted, any physical inspection of the properties or facilities of Spyglass or OpenTV. With respect to the financial forecast information furnished to or discussed with us by Spyglass or OpenTV, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgments of the respective managements of Spyglass or OpenTV as to the expected future financial performance of Spyglass or OpenTV, as the case may be. We have further assumed that the Merger will qualify as a tax-free reorganization for U.S. federal income tax purposes. We have also assumed that the final form of the Agreement will be substantially similar to the last draft reviewed by us.

   Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof.

   We are acting as financial advisor to OpenTV in connection with the Merger and will receive a fee from OpenTV for our services payable upon the consummation of the Merger. In addition, OpenTV has agreed to indemnify us for certain liabilities arising out of our engagement. We have in the past and currently are providing financial advisory and financing services to OpenTV and certain of its affiliates unrelated to the Merger, and may in the future continue to do so, for which services we have received and will receive compensation. In addition, in the ordinary course of our business, we may actively trade the securities of Spyglass and OpenTV for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

   This opinion is for the use and benefit of the Board of Directors of OpenTV in its evaluation of the Merger and may not be used for any other purpose. Our opinion does not address the merits of the underlying decision by OpenTV to engage in the Merger and does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed Merger or any matter related thereto.

   We are not expressing any opinion herein as to the prices at which the OpenTV Common Stock will trade following the announcement or consummation of the Merger.

   On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair from a financial point of view to OpenTV.
                                     Very truly yours,

                                     MERRILL LYNCH, PIERCE, FENNER & SMITH
                                      INCORPORATED

                                                                        ANNEX C

Robertson Stephens
A FleetBoston Financial Company

                                March 26, 2000

Board of Directors
Spyglass, Inc.
1240 East Diehl Road
Naperville, IL 60563

Members of the Board:

   We understand that Spyglass, Inc. (the "Company"), OpenTV Corp. ("OpenTV") and Sonnet Acquisition Corp. (a wholly owned subsidiary of OpenTV, "Merger Sub") are proposing to enter into an Agreement and Plan of Merger (the "Agreement") which will provide, among other things, for the merger (the "Merger") of Merger Sub with and into the Company. Upon consummation of the Merger, the Company will become a wholly owned subsidiary of OpenTV. Under the terms, and subject to the conditions, set forth in the Agreement dated March 26, 2000 (the "Agreement"), at the effective time of the Merger, the outstanding shares of common stock of the Company, par value $.01 per share ("Company Common Stock") other than certain shares to be canceled pursuant to the Merger, will be converted into the right to receive 0.7236 shares (the "Exchange Ratio") of the Class A Ordinary Shares of OpenTV, no par value ("OpenTV Ordinary Shares"). The terms and conditions of the Merger are set out more fully in the Agreement.

   You have asked us whether, in our opinion, the Exchange Ratio is fair from a financial point of view and as of the date hereof to the "Holders of Company Common Stock". The "Holders of Company Common Stock" shall be defined as all holders of Company Common Stock other than OpenTV, Merger Sub, any affiliates of OpenTV or Merger Sub or any holders of dissenting shares.

   For purposes of this opinion we have, among other things:

     (i) reviewed certain publicly available financial statements and other business and financial information of the Company and OpenTV;

     (ii) reviewed certain internal financial statements and other financial and operating data, including certain financial forecasts and other forward looking information, concerning the Company prepared by the management of the Company;

     (iii) reviewed certain publicly available estimates of research analysts relating to the Company and OpenTV;

     (iv) held discussions with the respective managements of the Company and OpenTV concerning the businesses, past and current operations, financial condition and future prospects of both the Company and OpenTV, independently and combined, including discussions with the management of OpenTV concerning cost savings and other synergies that are expected to result from the Merger as well as their views regarding the strategic rationale for the Merger;

     (v) reviewed the financial terms and conditions set forth in the Agreement;

     (vi) reviewed the stock price and trading history of Company Common Stock and OpenTV Ordinary Shares;

     (vii) compared the financial performance of the Company and OpenTV and the prices and trading activity of Company Common Stock and OpenTV Ordinary Shares with that of certain other publicly traded companies which we deemed comparable to the Company and OpenTV;

     (viii) compared the financial terms of the Merger with the financial terms, to the extent publicly available, of other transactions that we deemed relevant;

     (ix) reviewed the pro forma impact of the Merger on OpenTV's revenue per share;

     (x) participated in discussions and negotiations among representatives of the Company and OpenTV and their financial and legal advisors; and

     (xi) made such other studies and inquiries, and reviewed such other data, as we deemed relevant.

   In our review and analysis, and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided to us (including information furnished to us orally or otherwise discussed with us by the managements of the Company and OpenTV) or publicly available and have neither attempted to verify, nor assumed responsibility for verifying, any of such information. We have relied upon the assurances of the managements of the Company and OpenTV that they are not aware of any facts that would make such information inaccurate or misleading. Furthermore, we did not obtain or make, or assume any responsibility for obtaining or making, any independent evaluation or appraisal of the properties, assets or liabilities (contingent or otherwise) of the Company or OpenTV, nor were we furnished with any such evaluation or appraisal. With respect to the financial forecasts and projections (and the assumptions and bases therefor) for each of the Company and OpenTV that we have reviewed, we have assumed that such forecasts and projections have been reasonably prepared in good faith on the basis of reasonable assumptions and reflect the best currently available estimates and judgments as to the future financial condition and performance of the Company and OpenTV, respectively, and we have further assumed that such projections and forecasts will be realized in the amounts and in the time periods currently estimated. We have assumed that the Merger will be consummated upon the terms set forth in the Draft Agreement without material alteration thereof, including, among other things, that the Merger will be accounted for as a "purchase method" business combination in accordance with U.S. generally accepted accounting principles ("GAAP") and that the Merger will be treated as a tax-free reorganization pursuant to the Internal Revenue Code of 1986, as amended. In addition, we have assumed that the historical financial statements of each of the Company and OpenTV reviewed by us have been prepared and fairly presented in accordance with U.S. GAAP consistently applied. We have relied as to all legal matters relevant to rendering our opinion on the advice of counsel.

   This opinion is necessarily based upon market, economic and other conditions as in effect on, and information made available to us as of, the date hereof. It should be understood that subsequent developments may affect the conclusion expressed in this opinion and that we disclaim any undertaking or obligation to advise any person of any change in any matter affecting this opinion which may come or be brought to our attention after the date of this opinion. Our opinion is limited to the fairness, from a financial point of view and as to the date hereof, to the Holders of Company Common Stock of the Exchange Ratio. We do not express any opinion as to (i) the value of any employee agreement or other arrangement entered into in connection with the Merger, (ii) any tax or other consequences that might result from the Merger or (iii) what the value of OpenTV Ordinary Shares will be when issued to the Company's stockholders pursuant to the Merger or the price at which OpenTV Ordinary Shares that are issued pursuant to the Merger may be traded in the future. Our opinion does not address the relative merits of the Merger and the other business strategies that the Company's Board of Directors has considered or may be considering, nor does it address the decision of the Company's Board of Directors to proceed with the Merger.

   We are acting as financial advisor to the Company in connection with the Merger and will receive (i) a fee contingent upon the delivery of this opinion and (ii) an additional fee contingent upon the consummation of the Merger. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of our engagement. In the ordinary course of business, we may trade in the Company's securities and OpenTV's securities for our own account and the account of our customers and, accordingly, may at any time hold a long or short position in the Company's securities or OpenTV's securities.

   Our opinion expressed herein is provided for the information of the Board of Directors of the Company in connection with its evaluation of the Merger. Our opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company or OpenTV as to how such stockholder should vote, or take any other action, with respect to the Merger. This opinion may not be summarized, described or referred to or furnished to any party except with our express prior written consent.

   Based upon and subject to the foregoing considerations, it is our opinion that, as of the date hereof, the Exchange Ratio is fair to the Holders of Company Common Stock from a financial point of view.

                                          Very truly yours,

                                          FLEETBOSTON ROBERTSON STEPHENS INC.

                                           /s/ FleetBoston Robertson Stephens
                                                          Inc.
                                          _____________________________________

                                                                        APPENDIX

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


                                 Spyglass, Inc.
                        SPECIAL MEETING OF STOCKHOLDERS
                                 July 24, 2000


     The undersigned stockholder(s) of Spyglass, Inc., a Delaware corporation, hereby acknowledge(s) receipt of the Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus, each dated June 13, 2000, and hereby appoints Douglas P. Colbeth, Martin J. Leamy and Gary L. Vilchick, and each of them acting singly, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of Spyglass, Inc. to be held on July 24, 2000, at 12:00 P.M., Eastern time, at the offices of Hale and Dorr LLP located on the 26th Floor of 60 State Street, Boston, MA 02109, and at any adjournment or adjournments thereof, and to vote all shares of common stock of Spyglass, Inc. which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side and, in their discretion, upon any other matters which may properly come before the Special Meeting or any adjournment thereof. Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN
 BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE
           VOTED "FOR" THE PROPOSAL SET FORTH ON THE REVERSE SIDE.

    THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

 PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.

             CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL LISTED BELOW


1.  To approve the proposed merger of Spyglass with OpenTV Corp. ("OpenTV"),                    FOR        AGAINST        ABSTAIN
    to be effectuated by a proposed merger of Sonnet Acquisition Corp., a                   -----------   -----------   -----------
    wholly-owned subsidiary of OpenTV, with and into Spyglass, Inc. ("Spyglass")            -----------   -----------   -----------
    as contemplated by the Agreement and Plan of Merger and Reorganization
    dated as of March 26, 2000, among OpenTV, Sonnet Acquisition Corp. and
    Spyglass. In the merger, OpenTV will issue 0.7236 of an OpenTV Class A
    Ordinary Share in exchange for each outstanding share of Spyglass common stock.


MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW   [_]

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED HEREIN. IF NO
DIRECTION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE
ABOVE PROPOSAL. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE
PERSONS NAMED IN THIS PROXY WILL VOTE THE SHARES REPRESENTED BY THIS PROXY IN
THEIR DISCRETION.

_______________________________________________________                      _______________________________________________________
Signature(s) of Stockholder(s)                                                  Signature(s) of Stockholder(s)

Dated________________________________                                           Dated________________________________

Address Change:______________________

_____________________________________

_____________________________________

PLEASE SIGN exactly as your name appears hereon.
Joint owners should each sign. Executors, administrators, trustees, etc., should so indicate when signing. If signer is a corporation, please sign full name by duly authorized officer.


                                      -2-